GSAMP TRUST 2006-FM1

                       MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 2006-FM1

                                 TRUST AGREEMENT

                                     between

                          GS MORTGAGE SECURITIES CORP.,
                                   Depositor,

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                     Trustee

                               Dated April 1, 2006


                                TABLE OF CONTENTS

                                                                                        Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions...................................................................

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

Section 2.01  Conveyance of Mortgage Loans..................................................
Section 2.02  Acceptance by the Trustee of the Mortgage Loans...............................
Section 2.03  Execution and Delivery of Certificates........................................
Section 2.04  REMIC Matters.................................................................
Section 2.05  Representations and Warranties of the Depositor...............................
Section 2.06  Enforcement of Obligations for Breach of Mortgage Loan Representations........

                                   ARTICLE III

                                 TRUST ACCOUNTS

Section 3.01  Excess Reserve Fund Account; Distribution Account.............................
Section 3.02  Investment of Funds in the Distribution Account...............................

                                   ARTICLE IV

                                  DISTRIBUTIONS

Section 4.01  Priorities of Distribution....................................................
Section 4.02  Monthly Statements to Certificateholders......................................
Section 4.03  Certain Matters Relating to the Determination of LIBOR........................
Section 4.04  Allocation of Applied Realized Loss Amounts...................................
Section 4.05  Supplemental Interest Trust...................................................

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates..............................................................
Section 5.02  Certificate Register; Registration of Transfer and Exchange of
              Certificates..................................................................
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates.............................
Section 5.04  Persons Deemed Owners.........................................................
Section 5.05  Access to List of Certificateholders' Names and Addresses.....................
Section 5.06  Maintenance of Office or Agency...............................................

                                   ARTICLE VI

                                  THE DEPOSITOR

Section 6.01  Liabilities of the Depositor..................................................
Section 6.02  Merger or Consolidation of the Depositor......................................
Section 6.03  Limitation on Liability of the Depositor and Others...........................
Section 6.04  Servicing Compliance Review...................................................
Section 6.05  Optional Purchase of Delinquent Mortgage Loans................................

                                   ARTICLE VII

                                SERVICER DEFAULT

Section 7.01  Events of Default.............................................................
Section 7.02  Trustee to Act; Appointment of Successor......................................
Section 7.03  Trustee to Act as Servicer....................................................
Section 7.04  Notification to Certificateholders............................................

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of the Trustee.........................................................
Section 8.02  Administration of the Servicers...............................................
Section 8.03  Certain Matters Affecting the Trustee.........................................
Section 8.04  Trustee Not Liable for Certificates or Mortgage Loans.........................
Section 8.05  Trustee May Own Certificates..................................................
Section 8.06  Trustee's Fees and Expenses...................................................
Section 8.07  Eligibility Requirements for the Trustee......................................
Section 8.08  Resignation and Removal of the Trustee........................................
Section 8.09  Successor Trustee.............................................................
Section 8.10  Merger or Consolidation of the Trustee........................................
Section 8.11  Appointment of Co-Trustee or Separate Trustee.................................
Section 8.12  Tax Matters...................................................................
Section 8.13  Periodic Filings..............................................................
Section 8.14  Tax Treatment of Upper-Tier Carry Forward Amounts, Basis Risk Carry
              Forward Amounts, the Supplemental Interest Trust and the Interest Rate
              Swap Agreement................................................................
Section 8.15  Gramm-Leach-Bliley Act........................................................
Section 8.16  Annual Reports on Assessment of Compliance with Servicing Criteria:
              Annual Independent Public Accountants' Attestation Report.....................

                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Liquidation or Purchase of the Mortgage Loans................
Section 9.02  Final Distribution on the Certificates........................................
Section 9.03  Additional Termination Requirements...........................................

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01 Amendment.....................................................................
Section 10.02 Recordation of Agreement; Counterparts........................................
Section 10.03 Governing Law.................................................................
Section 10.04 Intention of Parties..........................................................
Section 10.05 Notices.......................................................................
Section 10.06 Severability of Provisions....................................................
Section 10.07 Limitation on Rights of Certificateholders....................................
Section 10.08 Certificates Nonassessable and Fully Paid.....................................
Section 10.09 Waiver of Jury Trial..........................................................
Section 10.10 Limitation of Damages.........................................................
Section 10.11 Rights of the Swap Provider...................................................
Section 10.12 Regulation AB Compliance; Intent of the Parties; Reasonableness...............

                                    SCHEDULES

Schedule I  Mortgage Loan Schedule

                                    EXHIBITS

Exhibit A   Form of Class A, Class M and Class B Certificates

Exhibit B   Form of Class P Certificate

Exhibit C   Form of Class C Certificate

Exhibit D-1 Form of Class R Certificate

Exhibit D-2 Form of Class RC Certificate

Exhibit D-3 Form of Class RX Certificate

Exhibit E   Form of Class X Certificate

Exhibit F   Form of Initial Certification of Trustee

Exhibit G   Form of Document Certification and Exception Report of Trustee

Exhibit H   Form of Residual Transfer Affidavit

Exhibit I   Form of Transferor Certificate

Exhibit J   Form of Rule 144A Letter

Exhibit K   Form of Investment Letter (Non-Rule 144A)

Exhibit L   Form of Certification to be provided with Form 10-K

Exhibit M   Form of Certification to be provided to Depositor

Exhibit N   Servicing Criteria

Exhibit O   Amended and Restated Flow Mortgage Loan Purchase and Warranties
            Agreement, dated as of January 1, 2006, between Fremont Investment &
            Loan and Goldman Sachs Mortgage Company

Exhibit P   Amended and Restated Flow Interim Servicing Agreement, dated as of
            January 1, 2006, between Fremont Investment & Loan and Goldman Sachs
            Mortgage Company

Exhibit Q-1 Servicing Agreement, dated as of April 27, 2006, between the
            Depositor, Wells Fargo Bank, N.A and the Trustee.

ExhibitQ-2  The Second Amended and Restated Master Seller's Warranties and
            Servicing Agreement, dated as of November 1, 2005, between the Sponsor and Wells Fargo Bank, N.A.

Exhibit R   Contents of Each Mortgage File

Exhibit S   Request for Release

Exhibit T   Assignment, Assumption and Recognition Agreement, dated as of
            April 27, 2006, between the Sponsor, Fremont Investment & Loan and the Depositor

Exhibit U   Additional Form 10-D Disclosure

Exhibit V   Additional Form 10-K Disclosure

Exhibit W   Form 8-K Disclosure Information

Exhibit X   Interest Rate Swap Agreement

Exhibit Y   Form of Power Attorney

Exhibit Z   Form of Additional Disclosure Information

            THIS TRUST AGREEMENT, dated as of April 1, 2006 (this "Agreement"), is hereby executed by and between GS MORTGAGE SECURITIES CORP., a Delaware corporation (the "Depositor"), and DEUTSCHE BANK NATIONAL TRUST COMPANY, as trustee (the "Trustee").

                              W I T N E S S E T H:

            In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

            The Trustee shall elect that five segregated asset pools within the Trust Fund (exclusive of (i) the Prepayment Premiums, (ii) the Interest Rate Swap Agreement, (iii) the Supplemental Interest Trust, (iv) the Excess Reserve Fund Account, and (v) the right of the LIBOR Certificates to receive Upper-Tier Carry Forward Amounts and, without duplication, Basis Risk Carry Forward Amounts and the obligation to pay Class IO Shortfalls) be treated for federal income tax purposes as comprising five REMICs (each, a "Trust REMIC" or, in the alternative, Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC, the Upper-Tier REMIC and the Class X REMIC, respectively). The Class X Interest, Class IO Interest and each Class of LIBOR Certificates (other than the right of each Class of LIBOR Certificates to receive (i) Upper-Tier Carry Forward Amounts and, without duplication, Basis Risk Carry Forward Amounts and (ii) the obligation to pay Class IO Shortfalls) represents ownership of a regular interest in a REMIC for purposes of the REMIC Provisions.

            The Class RX Certificates represent ownership of the sole class of residual interest in the Class X REMIC. The Class RC Certificates represent ownership of the sole class of residual interest in Pooling-Tier REMIC-1 for purposes of the REMIC Provisions. The Class R Certificates represent ownership of the sole class of residual interest in each of Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC for purposes of the REMIC Provisions.

            The Start-up Day for each Trust REMIC is the Closing Date. The latest possible maturity date for each regular interest is the latest date referenced in Section 2.04.

            The Class X REMIC shall hold as assets the Class UT-X Interest and the Class UT-IO Interest as set out below. The Upper-Tier REMIC shall hold as assets the several classes of uncertificated Lower-Tier Regular Interests, set out below. The Lower-Tier REMIC shall hold as assets the several classes of uncertificated Pooling-Tier REMIC-2 Regular Interests. Pooling-Tier REMIC-2 shall hold as assets the several classes of uncertificated Pooling-Tier REMIC-1 Regular Interests. Pooling-Tier REMIC-1 shall hold as assets the assets of the Trust Fund (exclusive of (i) the Prepayment Premiums, (ii) the Interest Rate Swap Agreement, (iii) the Supplemental Interest Trust, (iv) the Excess Reserve Fund Account, and (v) the right of the LIBOR Certificates to receive Upper-Tier Carry Forward Amounts and, without duplication, Basis Risk Carry Forward Amounts and the obligation to pay Class IO Shortfalls).

            For federal income tax purposes, each Class of LIBOR Certificates, the Class X Certificates and the Class P Certificates represent beneficial ownership of portions of the Trust Fund which shall be treated as a grantor trust as more fully described in Section 8.11.

                              Pooling-Tier REMIC-1

            Pooling-Tier REMIC-1 shall issue the following interests in Pooling-Tier REMIC-1, and each such interest is hereby designated as a regular interest in the Pooling-Tier REMIC-1. Pooling-Tier REMIC-1 Interests with an "I" in their designation shall relate to Loan Group I and Pooling-Tier REMIC-1 Interests with a "II" in their designation shall relate to Loan Group II. Pooling-Tier REMIC-1 shall also issue the Class RC Certificates. The Class RC Certificates are hereby designated as the sole class of residual interest in Pooling-Tier REMIC-1. The Class RC Certificates shall have a $100 Class Certificate Balance and shall have no interest rate.


                                                                                     Initial
                                                                                  Pooling-Tier
 Pooling-Tier REMIC-1                       Pooling-Tier REMIC-1               REMIC-1 Principal
       Interest                                Interest Rate                        Amount
---------------------                      ---------------------            ---------------------
Class PT1-I-1                                       (1)                       $    5,353,334.51
Class PT1-I-2A                                      (2)                       $    2,032,520.82
Class PT1-I-2B                                      (3)                       $    2,032,520.82
Class PT1-I-3A                                      (2)                       $    2,496,071.39
Class PT1-I-3B                                      (3)                       $    2,496,071.39
Class PT1-I-4A                                      (2)                       $    2,955,452.24
Class PT1-I-4B                                      (3)                       $    2,955,452.24
Class PT1-I-5A                                      (2)                       $    3,406,600.34
Class PT1-I-5B                                      (3)                       $    3,406,600.34
Class PT1-I-6A                                      (2)                       $    3,845,328.74
Class PT1-I-6B                                      (3)                       $    3,845,328.74
Class PT1-I-7A                                      (2)                       $    4,267,376.35
Class PT1-I-7B                                      (3)                       $    4,267,376.35
Class PT1-I-8A                                      (2)                       $    4,667,911.00
Class PT1-I-8B                                      (3)                       $    4,667,911.00
Class PT1-I-9A                                      (2)                       $    5,043,151.82
Class PT1-I-9B                                      (3)                       $    5,043,151.82
Class PT1-I-10A                                     (2)                       $    5,389,121.99
Class PT1-I-10B                                     (3)                       $    5,389,121.99
Class PT1-I-11A                                     (2)                       $    5,662,323.93
Class PT1-I-11B                                     (3)                       $    5,662,323.93
Class PT1-I-12A                                     (2)                       $    5,391,416.49
Class PT1-I-12B                                     (3)                       $    5,391,416.49
Class PT1-I-13A                                     (2)                       $    5,133,299.71
Class PT1-I-13B                                     (3)                       $    5,133,299.71
Class PT1-I-14A                                     (2)                       $    4,887,590.88
Class PT1-I-14B                                     (3)                       $    4,887,590.88
Class PT1-I-15A                                     (2)                       $    4,653,691.34
Class PT1-I-15B                                     (3)                       $    4,653,691.34
Class PT1-I-16A                                     (2)                       $    4,431,031.30
Class PT1-I-16B                                     (3)                       $    4,431,031.30
Class PT1-I-17A                                     (2)                       $    4,219,069.81
Class PT1-I-17B                                     (3)                       $    4,219,069.81
Class PT1-I-18A                                     (2)                       $    4,017,290.24
Class PT1-I-18B                                     (3)                       $    4,017,290.24
Class PT1-I-19A                                     (2)                       $    3,825,202.57
Class PT1-I-19B                                     (3)                       $    3,825,202.57
Class PT1-I-20A                                     (2)                       $    3,649,888.34
Class PT1-I-20B                                     (3)                       $    3,649,888.34
Class PT1-I-21A                                     (2)                       $    3,476,081.92
Class PT1-I-21B                                     (3)                       $    3,476,081.92
Class PT1-I-22A                                     (2)                       $    3,308,543.76
Class PT1-I-22B                                     (3)                       $    3,308,543.76
Class PT1-I-23A                                     (2)                       $    3,669,930.87
Class PT1-I-23B                                     (3)                       $    3,669,930.87
Class PT1-I-24A                                     (2)                       $    9,772,296.34
Class PT1-I-24B                                     (3)                       $    9,772,296.34
Class PT1-I-25A                                     (2)                       $    8,109,028.14
Class PT1-I-25B                                     (3)                       $    8,109,028.14
Class PT1-I-26A                                     (2)                       $    6,464,733.94
Class PT1-I-26B                                     (3)                       $    6,464,733.94
Class PT1-I-27A                                     (2)                       $    2,135,271.64
Class PT1-I-27B                                     (3)                       $    2,135,271.64
Class PT1-I-28A                                     (2)                       $    2,011,385.26
Class PT1-I-28B                                     (3)                       $    2,011,385.26
Class PT1-I-29A                                     (2)                       $      689,411.85
Class PT1-I-29B                                     (3)                       $      689,411.85
Class PT1-I-30A                                     (2)                       $    1,378,751.99
Class PT1-I-30B                                     (3)                       $    1,378,751.99
Class PT1-I-31A                                     (2)                       $    1,625,462.65
Class PT1-I-31B                                     (3)                       $    1,625,462.65
Class PT1-I-32A                                     (2)                       $    1,532,685.25
Class PT1-I-32B                                     (3)                       $    1,532,685.25
Class PT1-I-33A                                     (2)                       $    1,445,307.87
Class PT1-I-33B                                     (3)                       $    1,445,307.87
Class PT1-I-34A                                     (2)                       $    1,363,011.96
Class PT1-I-34B                                     (3)                       $    1,363,011.96
Class PT1-I-35A                                     (2)                       $    1,285,489.39
Class PT1-I-35B                                     (3)                       $    1,285,489.39
Class PT1-I-36A                                     (2)                       $    1,221,923.02
Class PT1-I-36B                                     (3)                       $    1,221,923.02
Class PT1-I-37A                                     (2)                       $    1,185,141.85
Class PT1-I-37B                                     (3)                       $    1,185,141.85
Class PT1-I-38A                                     (2)                       $    1,118,006.18
Class PT1-I-38B                                     (3)                       $    1,118,006.18
Class PT1-I-39A                                     (2)                       $    1,054,757.90
Class PT1-I-39B                                     (3)                       $    1,054,757.90
Class PT1-I-40A                                     (2)                       $      995,168.68
Class PT1-I-40B                                     (3)                       $      995,168.68
Class PT1-I-41A                                     (2)                       $      939,021.94
Class PT1-I-41B                                     (3)                       $      939,021.94
Class PT1-I-42A                                     (2)                       $      886,110.93
Class PT1-I-42B                                     (3)                       $      886,110.93
Class PT1-I-43A                                     (2)                       $      836,260.81
Class PT1-I-43B                                     (3)                       $      836,260.81
Class PT1-I-44A                                     (2)                       $      789,283.70
Class PT1-I-44B                                     (3)                       $      789,283.70
Class PT1-I-45A                                     (2)                       $      745,011.20
Class PT1-I-45B                                     (3)                       $      745,011.20
Class PT1-I-46A                                     (2)                       $      703,285.22
Class PT1-I-46B                                     (3)                       $      703,285.22
Class PT1-I-47A                                     (2)                       $      663,956.07
Class PT1-I-47B                                     (3)                       $      663,956.07
Class PT1-I-48A                                     (2)                       $      626,884.36
Class PT1-I-48B                                     (3)                       $      626,884.36
Class PT1-I-49A                                     (2)                       $      591,937.96
Class PT1-I-49B                                     (3)                       $      591,937.96
Class PT1-I-50A                                     (2)                       $      558,992.46
Class PT1-I-50B                                     (3)                       $      558,992.46
Class PT1-I-51A                                     (2)                       $      527,931.83
Class PT1-I-51B                                     (3)                       $      527,931.83
Class PT1-I-52A                                     (2)                       $      498,645.38
Class PT1-I-52B                                     (3)                       $      498,645.38
Class PT1-I-53A                                     (2)                       $      471,030.62
Class PT1-I-53B                                     (3)                       $      471,030.62
Class PT1-I-54A                                     (2)                       $      444,989.57
Class PT1-I-54B                                     (3)                       $      444,989.57
Class PT1-I-55A                                     (2)                       $      420,431.19
Class PT1-I-55B                                     (3)                       $      420,431.19
Class PT1-I-56A                                     (2)                       $      397,272.17
Class PT1-I-56B                                     (3)                       $      397,272.17
Class PT1-I-57A                                     (2)                       $      375,425.49
Class PT1-I-57B                                     (3)                       $      375,425.49
Class PT1-I-58A                                     (2)                       $      354,817.03
Class PT1-I-58B                                     (3)                       $      354,817.03
Class PT1-I-59A                                     (2)                       $      335,518.97
Class PT1-I-59B                                     (3)                       $      335,518.97
Class PT1-I-60A                                     (2)                       $      317,336.99
Class PT1-I-60B                                     (3)                       $      317,336.99
Class PT1-I-61A                                     (2)                       $    4,977,681.56
Class PT1-I-61B                                     (3)                       $    4,977,681.56
Class PT1-II-1                                      (4)                       $   11,257,477.05
Class PT1-II-2A                                     (5)                       $    4,274,089.18
Class PT1-II-2B                                     (6)                       $    4,274,089.18
Class PT1-II-3A                                     (5)                       $    5,248,867.11
Class PT1-II-3B                                     (6)                       $    5,248,867.11
Class PT1-II-4A                                     (5)                       $    6,214,876.76
Class PT1-II-4B                                     (6)                       $    6,214,876.76
Class PT1-II-5A                                     (5)                       $    7,163,574.16
Class PT1-II-5B                                     (6)                       $    7,163,574.16
Class PT1-II-6A                                     (5)                       $    8,086,154.76
Class PT1-II-6B                                     (6)                       $    8,086,154.76
Class PT1-II-7A                                     (5)                       $    8,973,658.15
Class PT1-II-7B                                     (6)                       $    8,973,658.15
Class PT1-II-8A                                     (5)                       $    9,815,923.00
Class PT1-II-8B                                     (6)                       $    9,815,923.00
Class PT1-II-9A                                     (5)                       $   10,604,998.68
Class PT1-II-9B                                     (6)                       $   10,604,998.68
Class PT1-II-10A                                    (5)                       $   11,332,522.51
Class PT1-II-10B                                    (6)                       $   11,332,522.51
Class PT1-II-11A                                    (5)                       $   11,907,025.57
Class PT1-II-11B                                    (6)                       $   11,907,025.57
Class PT1-II-12A                                    (5)                       $   11,337,347.51
Class PT1-II-12B                                    (6)                       $   11,337,347.51
Class PT1-II-13A                                    (5)                       $   10,794,566.29
Class PT1-II-13B                                    (6)                       $   10,794,566.29
Class PT1-II-14A                                    (5)                       $   10,277,877.12
Class PT1-II-14B                                    (6)                       $   10,277,877.12
Class PT1-II-15A                                    (5)                       $    9,786,021.16
Class PT1-II-15B                                    (6)                       $    9,786,021.16
Class PT1-II-16A                                    (5)                       $    9,317,800.20
Class PT1-II-16B                                    (6)                       $    9,317,800.20
Class PT1-II-17A                                    (5)                       $    8,872,076.69
Class PT1-II-17B                                    (6)                       $    8,872,076.69
Class PT1-II-18A                                    (5)                       $    8,447,764.26
Class PT1-II-18B                                    (6)                       $    8,447,764.26
Class PT1-II-19A                                    (5)                       $    8,043,832.43
Class PT1-II-19B                                    (6)                       $    8,043,832.43
Class PT1-II-20A                                    (5)                       $    7,675,172.66
Class PT1-II-20B                                    (6)                       $    7,675,172.66
Class PT1-II-21A                                    (5)                       $    7,309,683.58
Class PT1-II-21B                                    (6)                       $    7,309,683.58
Class PT1-II-22A                                    (5)                       $    6,957,375.74
Class PT1-II-22B                                    (6)                       $    6,957,375.74
Class PT1-II-23A                                    (5)                       $    7,717,319.13
Class PT1-II-23B                                    (6)                       $    7,717,319.13
Class PT1-II-24A                                    (5)                       $   20,549,686.66
Class PT1-II-24B                                    (6)                       $   20,549,686.66
Class PT1-II-25A                                    (5)                       $   17,052,080.86
Class PT1-II-25B                                    (6)                       $   17,052,080.86
Class PT1-II-26A                                    (5)                       $   13,594,374.56
Class PT1-II-26B                                    (6)                       $   13,594,374.56
Class PT1-II-27A                                    (5)                       $    4,490,158.86
Class PT1-II-27B                                    (6)                       $    4,490,158.86
Class PT1-II-28A                                    (5)                       $    4,229,644.24
Class PT1-II-28B                                    (6)                       $    4,229,644.24
Class PT1-II-29A                                    (5)                       $    1,449,730.65
Class PT1-II-29B                                    (6)                       $    1,449,730.65
Class PT1-II-30A                                    (5)                       $    2,899,310.51
Class PT1-II-30B                                    (6)                       $    2,899,310.51
Class PT1-II-31A                                    (5)                       $    3,418,106.35
Class PT1-II-31B                                    (6)                       $    3,418,106.35
Class PT1-II-32A                                    (5)                       $    3,223,009.25
Class PT1-II-32B                                    (6)                       $    3,223,009.25
Class PT1-II-33A                                    (5)                       $    3,039,267.63
Class PT1-II-33B                                    (6)                       $    3,039,267.63
Class PT1-II-34A                                    (5)                       $    2,866,211.54
Class PT1-II-34B                                    (6)                       $    2,866,211.54
Class PT1-II-35A                                    (5)                       $    2,703,193.11
Class PT1-II-35B                                    (6)                       $    2,703,193.11
Class PT1-II-36A                                    (5)                       $    2,569,522.48
Class PT1-II-36B                                    (6)                       $    2,569,522.48
Class PT1-II-37A                                    (5)                       $    2,492,177.15
Class PT1-II-37B                                    (6)                       $    2,492,177.15
Class PT1-II-38A                                    (5)                       $    2,351,000.82
Class PT1-II-38B                                    (6)                       $    2,351,000.82
Class PT1-II-39A                                    (5)                       $    2,217,999.10
Class PT1-II-39B                                    (6)                       $    2,217,999.10
Class PT1-II-40A                                    (5)                       $    2,092,691.82
Class PT1-II-40B                                    (6)                       $    2,092,691.82
Class PT1-II-41A                                    (5)                       $    1,974,623.56
Class PT1-II-41B                                    (6)                       $    1,974,623.56
Class PT1-II-42A                                    (5)                       $    1,863,359.57
Class PT1-II-42B                                    (6)                       $    1,863,359.57
Class PT1-II-43A                                    (5)                       $    1,758,532.19
Class PT1-II-43B                                    (6)                       $    1,758,532.19
Class PT1-II-44A                                    (5)                       $    1,659,746.30
Class PT1-II-44B                                    (6)                       $    1,659,746.30
Class PT1-II-45A                                    (5)                       $    1,566,647.80
Class PT1-II-45B                                    (6)                       $    1,566,647.80
Class PT1-II-46A                                    (5)                       $    1,478,904.28
Class PT1-II-46B                                    (6)                       $    1,478,904.28
Class PT1-II-47A                                    (5)                       $    1,396,200.93
Class PT1-II-47B                                    (6)                       $    1,396,200.93
Class PT1-II-48A                                    (5)                       $    1,318,244.64
Class PT1-II-48B                                    (6)                       $    1,318,244.64
Class PT1-II-49A                                    (5)                       $    1,244,757.54
Class PT1-II-49B                                    (6)                       $    1,244,757.54
Class PT1-II-50A                                    (5)                       $    1,175,478.04
Class PT1-II-50B                                    (6)                       $    1,175,478.04
Class PT1-II-51A                                    (5)                       $    1,110,162.17
Class PT1-II-51B                                    (6)                       $    1,110,162.17
Class PT1-II-52A                                    (5)                       $    1,048,577.12
Class PT1-II-52B                                    (6)                       $    1,048,577.12
Class PT1-II-53A                                    (5)                       $      990,507.38
Class PT1-II-53B                                    (6)                       $      990,507.38
Class PT1-II-54A                                    (5)                       $      935,746.93
Class PT1-II-54B                                    (6)                       $      935,746.93
Class PT1-II-55A                                    (5)                       $      884,104.31
Class PT1-II-55B                                    (6)                       $      884,104.31
Class PT1-II-56A                                    (5)                       $      835,404.33
Class PT1-II-56B                                    (6)                       $      835,404.33
Class PT1-II-57A                                    (5)                       $      789,464.01
Class PT1-II-57B                                    (6)                       $      789,464.01
Class PT1-II-58A                                    (5)                       $      746,127.47
Class PT1-II-58B                                    (6)                       $      746,127.47
Class PT1-II-59A                                    (5)                       $      705,546.53
Class PT1-II-59B                                    (6)                       $      705,546.53
Class PT1-II-60A                                    (5)                       $      667,312.51
Class PT1-II-60B                                    (6)                       $      667,312.51
Class PT1-II-61A                                    (5)                       $   10,467,324.44
Class PT1-II-61B                                    (6)                       $   10,467,324.44
Class PT1-R                                         (7)                       $          100.00

--------------------------

(1) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the Pooling-Tier REMIC-1 Loan Group I WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period) this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the product of
      (i) 2 and (ii) the Pooling-Tier REMIC-1 Loan Group I WAC Rate, subject to a maximum rate of 10.50%.

(3) For any Distribution Date (and the related Interest Accrual Period) this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the excess, if any, of (A) the product of (i) 2 and (ii) the Pooling-Tier REMIC-1 Loan Group I WAC Rate over (B) 10.50%.

(4) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the Pooling-Tier REMIC-1 Loan Group II WAC Rate.

(5) For any Distribution Date (and the related Interest Accrual Period) this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the product of
      (i) 2 and (ii) the Pooling-Tier REMIC-1 Loan Group II WAC Rate, subject to a maximum rate of 10.50%.

(6) For any Distribution Date (and the related Interest Accrual Period) this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the excess, if any, of (A) the product of (i) 2 and (ii) the Pooling-Tier REMIC-1 Loan Group II WAC Rate over (B) 10.50%.

(7)   The Class PT1-R Interest shall not bear interest.

            On each Distribution Date, the Trustee shall first pay from the Trust Fund and charge as an expense of Pooling-Tier REMIC-1 all expenses of the Trust for such Distribution Date. Such expense, other than Servicing Fees and Trustee Fees, shall be allocated in the same manner as Realized Losses.

            On each Distribution Date, the interest distributable in respect of the Mortgage Loans from the related Loan Group for such Distribution Date shall be deemed to be distributed to the Pooling-Tier REMIC-1 Regular Interests at the rates shown above.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group I Mortgage Loans shall be allocated to the Class RC Certificates pursuant to Section 4.01(a)(iii) until its Class Certificate Balance is reduced to zero, then to the outstanding Pooling-Tier REMIC-1 Regular Interest relating to Loan Group I with the lowest numerical denomination until the Pooling-Tier REMIC-1 Principal Amount of such interest or interests, as the case may be, is reduced to zero, provided that, with respect to Pooling-Tier REMIC-1 Regular Interests relating to Loan Group I with the same numerical denomination, such Realized Losses and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-1 Regular Interests.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group II Mortgage Loans shall be allocated to the outstanding Pooling-Tier REMIC-1 Regular Interest relating to Loan Group II with the lowest numerical denomination until the Pooling-Tier REMIC-1 Principal Amount of such interest or interests, as the case may be, is reduced to zero, provided that, with respect to Pooling-Tier REMIC-1 Regular Interests relating to Loan Group II with the same numerical denomination, such Realized Losses and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-1 Regular Interests.

                              Pooling-Tier REMIC-2

            Pooling-Tier REMIC-2 shall issue the following interests in Pooling-Tier REMIC-2, and each such interest, other than the Class PT2-R Interest, is hereby designated as a regular interest in Pooling-Tier REMIC-2. Pooling-Tier REMIC-2 Interests with an "I" in their designation shall relate to Loan Group I and Pooling Tier REMIC-2 Interests with a "II" in their designation shall relate to Loan Group II. The Class PT2-R Interest is hereby designated as the sole class of residual interest in Pooling-Tier REMIC-2 and shall be represented by the Class R Certificates.


                                                                             Corresponding      Corresponding
                     Pooling-Tier     Pooling-Tier       Corresponding       Pooling-Tier         Scheduled
    Pooling-Tier        REMIC-2     REMIC-2 Initial       Pooling-Tier      REMIC-1 Regular       Crossover
  REMIC-2 Interest   Interest Rate  Principal Amount       REMIC-2 IO          Interest        Distribution Date
-----------------  ---------------- -----------------  -----------------   -----------------   -----------------
Class PT2-I-1             (1)        $5,353,284.51            N/A                 N/A               N/A
Class PT2-I-2A            (2)        $2,032,520.82    Class PT2-I-IO-2            N/A               N/A
Class PT2-I-2B            (3)        $2,032,520.82            N/A                 N/A               N/A
Class PT2-I-3A            (2)        $2,496,071.39    Class PT2-I-IO-3            N/A               N/A
Class PT2-I-3B            (3)        $2,496,071.39            N/A                 N/A               N/A
Class PT2-I-4A            (2)        $2,955,452.24    Class PT2-I-IO-4            N/A               N/A
Class PT2-I-4B            (3)        $2,955,452.24            N/A                 N/A               N/A
Class PT2-I-5A            (2)        $3,406,600.34    Class PT2-I-IO-5            N/A               N/A
Class PT2-I-5B            (3)        $3,406,600.34            N/A                 N/A               N/A
Class PT2-I-6A            (2)        $3,845,328.74    Class PT2-I-IO-6            N/A               N/A
Class PT2-I-6B            (3)        $3,845,328.74            N/A                 N/A               N/A
Class PT2-I-7A            (2)        $4,267,376.35    Class PT2-I-IO-7            N/A               N/A
Class PT2-I-7B            (3)        $4,267,376.35            N/A                 N/A               N/A
Class PT2-I-8A            (2)        $4,667,911.00    Class PT2-I-IO-8            N/A               N/A
Class PT2-I-8B            (3)        $4,667,911.00            N/A                 N/A               N/A
Class PT2-I-9A            (2)        $5,043,151.82    Class PT2-I-IO-9            N/A               N/A
Class PT2-I-9B            (3)        $5,043,151.82            N/A                 N/A               N/A
Class PT2-I-10A           (2)        $5,389,121.99    Class PT2-I-IO-10           N/A               N/A
Class PT2-I-10B           (3)        $5,389,121.99            N/A                 N/A               N/A
Class PT2-I-11A           (2)        $5,662,323.93    Class PT2-I-IO-11           N/A               N/A
Class PT2-I-11B           (3)        $5,662,323.93            N/A                 N/A               N/A
Class PT2-I-12A           (2)        $5,391,416.49    Class PT2-I-IO-12           N/A               N/A
Class PT2-I-12B           (3)        $5,391,416.49            N/A                 N/A               N/A
Class PT2-I-13A           (2)        $5,133,299.71    Class PT2-I-IO-13           N/A               N/A
Class PT2-I-13B           (3)        $5,133,299.71            N/A                 N/A               N/A
Class PT2-I-14A           (2)        $4,887,590.88    Class PT2-I-IO-14           N/A               N/A
Class PT2-I-14B           (3)        $4,887,590.88            N/A                 N/A               N/A
Class PT2-I-15A           (2)        $4,653,691.34    Class PT2-I-IO-15           N/A               N/A
Class PT2-I-15B           (3)        $4,653,691.34            N/A                 N/A               N/A
Class PT2-I-16A           (2)        $4,431,031.30    Class PT2-I-IO-16           N/A               N/A
Class PT2-I-16B           (3)        $4,431,031.30            N/A                 N/A               N/A
Class PT2-I-17A           (2)        $4,219,069.81    Class PT2-I-IO-17           N/A               N/A
Class PT2-I-17B           (3)        $4,219,069.81            N/A                 N/A               N/A
Class PT2-I-18A           (2)        $4,017,290.24    Class PT2-I-IO-18           N/A               N/A
Class PT2-I-18B           (3)        $4,017,290.24            N/A                 N/A               N/A
Class PT2-I-19A           (2)        $3,825,202.57    Class PT2-I-IO-19           N/A               N/A
Class PT2-I-19B           (3)        $3,825,202.57            N/A                 N/A               N/A
Class PT2-I-20A           (2)        $3,649,888.34    Class PT2-I-IO-20           N/A               N/A
Class PT2-I-20B           (3)        $3,649,888.34            N/A                 N/A               N/A
Class PT2-I-21A           (2)        $3,476,081.92    Class PT2-I-IO-21           N/A               N/A
Class PT2-I-21B           (3)        $3,476,081.92            N/A                 N/A               N/A
Class PT2-I-22A           (2)        $3,308,543.76    Class PT2-I-IO-22           N/A               N/A
Class PT2-I-22B           (3)        $3,308,543.76            N/A                 N/A               N/A
Class PT2-I-23A           (2)        $3,669,930.87    Class PT2-I-IO-23           N/A               N/A
Class PT2-I-23B           (3)        $3,669,930.87            N/A                 N/A               N/A
Class PT2-I-24A           (2)        $9,772,296.34    Class PT2-I-IO-24           N/A               N/A
Class PT2-I-24B           (3)        $9,772,296.34            N/A                 N/A               N/A
Class PT2-I-25A           (2)        $8,109,028.14    Class PT2-I-IO-25           N/A               N/A
Class PT2-I-25B           (3)        $8,109,028.14            N/A                 N/A               N/A
Class PT2-I-26A           (2)        $6,464,733.94    Class PT2-I-IO-26           N/A               N/A
Class PT2-I-26B           (3)        $6,464,733.94            N/A                 N/A               N/A
Class PT2-I-27A           (2)        $2,135,271.64    Class PT2-I-IO-27           N/A               N/A
Class PT2-I-27B           (3)        $2,135,271.64            N/A                 N/A               N/A
Class PT2-I-28A           (2)        $2,011,385.26    Class PT2-I-IO-28           N/A               N/A
Class PT2-I-28B           (3)        $2,011,385.26            N/A                 N/A               N/A
Class PT2-I-29A           (2)        $689,411.85      Class PT2-I-IO-29           N/A               N/A
Class PT2-I-29B           (3)        $689,411.85              N/A                 N/A               N/A
Class PT2-I-30A           (2)        $1,378,751.99    Class PT2-I-IO-30           N/A               N/A
Class PT2-I-30B           (3)        $1,378,751.99            N/A                 N/A               N/A
Class PT2-I-31A           (2)        $1,625,462.65    Class PT2-I-IO-31           N/A               N/A
Class PT2-I-31B           (3)        $1,625,462.65            N/A                 N/A               N/A
Class PT2-I-32A           (2)        $1,532,685.25    Class PT2-I-IO-32           N/A               N/A
Class PT2-I-32B           (3)        $1,532,685.25            N/A                 N/A               N/A
Class PT2-I-33A           (2)        $1,445,307.87    Class PT2-I-IO-33           N/A               N/A
Class PT2-I-33B           (3)        $1,445,307.87            N/A                 N/A               N/A
Class PT2-I-34A           (2)        $1,363,011.96    Class PT2-I-IO-34           N/A               N/A
Class PT2-I-34B           (3)        $1,363,011.96            N/A                 N/A               N/A
Class PT2-I-35A           (2)        $1,285,489.39    Class PT2-I-IO-35           N/A               N/A
Class PT2-I-35B           (3)        $1,285,489.39            N/A                 N/A               N/A
Class PT2-I-36A           (2)        $1,221,923.02    Class PT2-I-IO-36           N/A               N/A
Class PT2-I-36B           (3)        $1,221,923.02            N/A                 N/A               N/A
Class PT2-I-37A           (2)        $1,185,141.85    Class PT2-I-IO-37           N/A               N/A
Class PT2-I-37B           (3)        $1,185,141.85            N/A                 N/A               N/A
Class PT2-I-38A           (2)        $1,118,006.18    Class PT2-I-IO-38           N/A               N/A
Class PT2-I-38B           (3)        $1,118,006.18            N/A                 N/A               N/A
Class PT2-I-39A           (2)        $1,054,757.90    Class PT2-I-IO-39           N/A               N/A
Class PT2-I-39B           (3)        $1,054,757.90            N/A                 N/A               N/A
Class PT2-I-40A           (2)        $995,168.68      Class PT2-I-IO-40           N/A               N/A
Class PT2-I-40B           (3)        $995,168.68              N/A                 N/A               N/A
Class PT2-I-41A           (2)        $939,021.94      Class PT2-I-IO-41           N/A               N/A
Class PT2-I-41B           (3)        $939,021.94              N/A                 N/A               N/A
Class PT2-I-42A           (2)        $886,110.93      Class PT2-I-IO-42           N/A               N/A
Class PT2-I-42B           (3)        $886,110.93              N/A                 N/A               N/A
Class PT2-I-43A           (2)        $836,260.81      Class PT2-I-IO-43           N/A               N/A
Class PT2-I-43B           (3)        $836,260.81              N/A                 N/A               N/A
Class PT2-I-44A           (2)        $789,283.70      Class PT2-I-IO-44           N/A               N/A
Class PT2-I-44B           (3)        $789,283.70              N/A                 N/A               N/A
Class PT2-I-45A           (2)        $745,011.20      Class PT2-I-IO-45           N/A               N/A
Class PT2-I-45B           (3)        $745,011.20              N/A                 N/A               N/A
Class PT2-I-46A           (2)        $703,285.22      Class PT2-I-IO-46           N/A               N/A
Class PT2-I-46B           (3)        $703,285.22              N/A                 N/A               N/A
Class PT2-I-47A           (2)        $663,956.07      Class PT2-I-IO-47           N/A               N/A
Class PT2-I-47B           (3)        $663,956.07              N/A                 N/A               N/A
Class PT2-I-48A           (2)        $626,884.36      Class PT2-I-IO-48           N/A               N/A
Class PT2-I-48B           (3)        $626,884.36              N/A                 N/A               N/A
Class PT2-I-49A           (2)        $591,937.96      Class PT2-I-IO-49           N/A               N/A
Class PT2-I-49B           (3)        $591,937.96              N/A                 N/A               N/A
Class PT2-I-50A           (2)        $558,992.46      Class PT2-I-IO-50           N/A               N/A
Class PT2-I-50B           (3)        $558,992.46              N/A                 N/A               N/A
Class PT2-I-51A           (2)        $527,931.83      Class PT2-I-IO-51           N/A               N/A
Class PT2-I-51B           (3)        $527,931.83              N/A                 N/A               N/A
Class PT2-I-52A           (2)        $498,645.38      Class PT2-I-IO-52           N/A               N/A
Class PT2-I-52B           (3)        $498,645.38              N/A                 N/A               N/A
Class PT2-I-53A           (2)        $471,030.62      Class PT2-I-IO-53           N/A               N/A
Class PT2-I-53B           (3)        $471,030.62              N/A                 N/A               N/A
Class PT2-I-54A           (2)        $444,989.57      Class PT2-I-IO-54           N/A               N/A
Class PT2-I-54B           (3)        $444,989.57              N/A                 N/A               N/A
Class PT2-I-55A           (2)        $420,431.19      Class PT2-I-IO-55           N/A               N/A
Class PT2-I-55B           (3)        $420,431.19              N/A                 N/A               N/A
Class PT2-I-56A           (2)        $397,272.17      Class PT2-I-IO-56           N/A               N/A
Class PT2-I-56B           (3)        $397,272.17              N/A                 N/A               N/A
Class PT2-I-57A           (2)        $375,425.49      Class PT2-I-IO-57           N/A               N/A
Class PT2-I-57B           (3)        $375,425.49              N/A                 N/A               N/A
Class PT2-I-58A           (2)        $354,817.03      Class PT2-I-IO-58           N/A               N/A
Class PT2-I-58B           (3)        $354,817.03              N/A                 N/A               N/A
Class PT2-I-59A           (2)        $335,518.97      Class PT2-I-IO-59           N/A               N/A
Class PT2-I-59B           (3)        $335,518.97              N/A                 N/A               N/A
Class PT2-I-60A           (2)        $317,336.99      Class PT2-I-IO-60           N/A               N/A
Class PT2-I-60B           (3)        $317,336.99              N/A                 N/A               N/A
Class PT2-I-61A           (2)        $4,977,681.56    Class PT2-I-IO-61           N/A               N/A
Class PT2-I-61B           (3)        $4,977,681.56            N/A                 N/A               N/A
Class PT2-II-1            (5)        $11,257,477.05           N/A                 N/A               N/A
Class PT2-II-2A           (6)        $4,274,089.18    Class PT2-II-IO-2           N/A               N/A
Class PT2-II-2B           (7)        $4,274,089.18            N/A                 N/A               N/A
Class PT2-II-3A           (6)        $5,248,867.11    Class PT2-II-IO-3           N/A               N/A
Class PT2-II-3B           (7)        $5,248,867.11            N/A                 N/A               N/A
Class PT2-II-4A           (6)        $6,214,876.76    Class PT2-II-IO-4           N/A               N/A
Class PT2-II-4B           (7)        $6,214,876.76            N/A                 N/A               N/A
Class PT2-II-5A           (6)        $7,163,574.16    Class PT2-II-IO-5           N/A               N/A
Class PT2-II-5B           (7)        $7,163,574.16            N/A                 N/A               N/A
Class PT2-II-6A           (6)        $8,086,154.76    Class PT2-II-IO-6           N/A               N/A
Class PT2-II-6B           (7)        $8,086,154.76            N/A                 N/A               N/A
Class PT2-II-7A           (6)        $8,973,658.15    Class PT2-II-IO-7           N/A               N/A
Class PT2-II-7B           (7)        $8,973,658.15            N/A                 N/A               N/A
Class PT2-II-8A           (6)        $9,815,923.00    Class PT2-II-IO-8           N/A               N/A
Class PT2-II-8B           (7)        $9,815,923.00             N/A                N/A               N/A
Class PT2-II-9A           (6)        $10,604,998.68   Class PT2-II-IO-9           N/A               N/A
Class PT2-II-9B           (7)        $10,604,998.68           N/A                 N/A               N/A
Class PT2-II-10A          (6)        $11,332,522.51   Class PT2-II-IO-10          N/A               N/A
Class PT2-II-10B          (7)        $11,332,522.51           N/A                 N/A               N/A
Class PT2-II-11A          (6)        $11,907,025.57   Class PT2-II-IO-11          N/A               N/A
Class PT2-II-11B          (7)        $11,907,025.57           N/A                 N/A               N/A
Class PT2-II-12A          (6)        $11,337,347.51   Class PT2-II-IO-12          N/A               N/A
Class PT2-II-12B          (7)        $11,337,347.51           N/A                 N/A               N/A
Class PT2-II-13A          (6)        $10,794,566.29   Class PT2-II-IO-13          N/A               N/A
Class PT2-II-13B          (7)        $10,794,566.29           N/A                 N/A               N/A
Class PT2-II-14A          (6)        $10,277,877.12   Class PT2-II-IO-14          N/A               N/A
Class PT2-II-14B          (7)        $10,277,877.12           N/A                 N/A               N/A
Class PT2-II-15A          (6)        $9,786,021.16    Class PT2-II-IO-15          N/A               N/A
Class PT2-II-15B          (7)        $9,786,021.16            N/A                 N/A               N/A
Class PT2-II-16A          (6)        $9,317,800.20    Class PT2-II-IO-16          N/A               N/A
Class PT2-II-16B          (7)        $9,317,800.20            N/A                 N/A               N/A
Class PT2-II-17A          (6)        $8,872,076.69    Class PT2-II-IO-17          N/A               N/A
Class PT2-II-17B          (7)        $8,872,076.69            N/A                 N/A               N/A
Class PT2-II-18A          (6)        $8,447,764.26    Class PT2-II-IO-18          N/A               N/A
Class PT2-II-18B          (7)        $8,447,764.26            N/A                 N/A               N/A
Class PT2-II-19A          (6)        $8,043,832.43    Class PT2-II-IO-19          N/A               N/A
Class PT2-II-19B          (7)        $8,043,832.43            N/A                 N/A               N/A
Class PT2-II-20A          (6)        $7,675,172.66    Class PT2-II-IO-20          N/A               N/A
Class PT2-II-20B          (7)        $7,675,172.66            N/A                 N/A               N/A
Class PT2-II-21A          (6)        $7,309,683.58    Class PT2-II-IO-21          N/A               N/A
Class PT2-II-21B          (7)        $7,309,683.58            N/A                 N/A               N/A
Class PT2-II-22A          (6)        $6,957,375.74    Class PT2-II-IO-22          N/A               N/A
Class PT2-II-22B          (7)        $6,957,375.74            N/A                 N/A               N/A
Class PT2-II-23A          (6)        $7,717,319.13    Class PT2-II-IO-23          N/A               N/A
Class PT2-II-23B          (7)        $7,717,319.13            N/A                 N/A               N/A
Class PT2-II-24A          (6)        $20,549,686.66   Class PT2-II-IO-24          N/A               N/A
Class PT2-II-24B          (7)        $20,549,686.66           N/A                 N/A               N/A
Class PT2-II-25A          (6)        $17,052,080.86   Class PT2-II-IO-25          N/A               N/A
Class PT2-II-25B          (7)        $17,052,080.86           N/A                 N/A               N/A
Class PT2-II-26A          (6)        $13,594,374.56   Class PT2-II-IO-26          N/A               N/A
Class PT2-II-26B          (7)        $13,594,374.56           N/A                 N/A               N/A
Class PT2-II-27A          (6)        $4,490,158.86    Class PT2-II-IO-27          N/A               N/A
Class PT2-II-27B          (7)        $4,490,158.86            N/A                 N/A               N/A
Class PT2-II-28A          (6)        $4,229,644.24    Class PT2-II-IO-28          N/A               N/A
Class PT2-II-28B          (7)        $4,229,644.24            N/A                 N/A               N/A
Class PT2-II-29A          (6)        $1,449,730.65    Class PT2-II-IO-29          N/A               N/A
Class PT2-II-29B          (7)        $1,449,730.65            N/A                 N/A               N/A
Class PT2-II-30A          (6)        $2,899,310.51    Class PT2-II-IO-30          N/A               N/A
Class PT2-II-30B          (7)        $2,899,310.51            N/A                 N/A               N/A
Class PT2-II-31A          (6)        $3,418,106.35    Class PT2-II-IO-31          N/A               N/A
Class PT2-II-31B          (7)        $3,418,106.35            N/A                 N/A               N/A
Class PT2-II-32A          (6)        $3,223,009.25    Class PT2-II-IO-32          N/A               N/A
Class PT2-II-32B          (7)        $3,223,009.25            N/A                 N/A               N/A
Class PT2-II-33A          (6)        $3,039,267.63    Class PT2-II-IO-33          N/A               N/A
Class PT2-II-33B          (7)        $3,039,267.63            N/A                 N/A               N/A
Class PT2-II-34A          (6)        $2,866,211.54    Class PT2-II-IO-34          N/A               N/A
Class PT2-II-34B          (7)        $2,866,211.54            N/A                 N/A               N/A
Class PT2-II-35A          (6)        $2,703,193.11    Class PT2-II-IO-35          N/A               N/A
Class PT2-II-35B          (7)        $2,703,193.11            N/A                 N/A               N/A
Class PT2-II-36A          (6)        $2,569,522.48    Class PT2-II-IO-36          N/A               N/A
Class PT2-II-36B          (7)        $2,569,522.48            N/A                 N/A               N/A
Class PT2-II-37A          (6)        $2,492,177.15    Class PT2-II-IO-37          N/A               N/A
Class PT2-II-37B          (7)        $2,492,177.15            N/A                 N/A               N/A
Class PT2-II-38A          (6)        $2,351,000.82    Class PT2-II-IO-38          N/A               N/A
Class PT2-II-38B          (7)        $2,351,000.82            N/A                 N/A               N/A
Class PT2-II-39A          (6)        $2,217,999.10     Class PT2-II-IO-39         N/A               N/A
Class PT2-II-39B          (7)        $2,217,999.10            N/A                 N/A               N/A
Class PT2-II-40A          (6)        $2,092,691.82    Class PT2-II-IO-40          N/A               N/A
Class PT2-II-40B          (7)        $2,092,691.82            N/A                 N/A               N/A
Class PT2-II-41A          (6)        $1,974,623.56    Class PT2-II-IO-41          N/A               N/A
Class PT2-II-41B          (7)        $1,974,623.56            N/A                 N/A               N/A
Class PT2-II-42A          (6)        $1,863,359.57    Class PT2-II-IO-42          N/A               N/A
Class PT2-II-42B          (7)        $1,863,359.57            N/A                 N/A               N/A
Class PT2-II-43A          (6)        $1,758,532.19    Class PT2-II-IO-43          N/A               N/A
Class PT2-II-43B          (7)        $1,758,532.19            N/A                 N/A               N/A
Class PT2-II-44A          (6)        $1,659,746.30    Class PT2-II-IO-44          N/A               N/A
Class PT2-II-44B          (7)        $1,659,746.30            N/A                 N/A               N/A
Class PT2-II-45A          (6)        $1,566,647.80    Class PT2-II-IO-45          N/A               N/A
Class PT2-II-45B          (7)        $1,566,647.80            N/A                 N/A               N/A
Class PT2-II-46A          (6)        $1,478,904.28    Class PT2-II-IO-46          N/A               N/A
Class PT2-II-46B          (7)        $1,478,904.28            N/A                 N/A               N/A
Class PT2-II-47A          (6)        $1,396,200.93    Class PT2-II-IO-47          N/A               N/A
Class PT2-II-47B          (7)        $1,396,200.93            N/A                 N/A               N/A
Class PT2-II-48A          (6)        $1,318,244.64    Class PT2-II-IO-48          N/A               N/A
Class PT2-II-48B          (7)        $1,318,244.64            N/A                 N/A               N/A
Class PT2-II-49A          (6)        $1,244,757.54    Class PT2-II-IO-49          N/A               N/A
Class PT2-II-49B          (7)        $1,244,757.54            N/A                 N/A               N/A
Class PT2-II-50A          (6)        $1,175,478.04    Class PT2-II-IO-50          N/A               N/A
Class PT2-II-50B          (7)        $1,175,478.04            N/A                 N/A               N/A
Class PT2-II-51A          (6)        $1,110,162.17    Class PT2-II-IO-51          N/A               N/A
Class PT2-II-51B          (7)        $1,110,162.17            N/A                 N/A               N/A
Class PT2-II-52A          (6)        $1,048,577.12    Class PT2-II-IO-52          N/A               N/A
Class PT2-II-52B          (7)        $1,048,577.12            N/A                 N/A               N/A
Class PT2-II-53A          (6)        $990,507.38      Class PT2-II-IO-53          N/A               N/A
Class PT2-II-53B          (7)        $990,507.38              N/A                 N/A               N/A
Class PT2-II-54A          (6)        $935,746.93      Class PT2-II-IO-54          N/A               N/A
Class PT2-II-54B          (7)        $935,746.93              N/A                 N/A               N/A
Class PT2-II-55A          (6)        $884,104.31      Class PT2-II-IO-55          N/A               N/A
Class PT2-II-55B          (7)        $884,104.31              N/A                 N/A               N/A
Class PT2-II-56A          (6)        $835,404.33      Class PT2-II-IO-56          N/A               N/A
Class PT2-II-56B          (7)        $835,404.33              N/A                 N/A               N/A
Class PT2-II-57A          (6)        $789,464.01      Class PT2-II-IO-57          N/A               N/A
Class PT2-II-57B          (7)        $789,464.01              N/A                 N/A               N/A
Class PT2-II-58A          (6)        $746,127.47      Class PT2-II-IO-58          N/A               N/A
Class PT2-II-58B          (7)        $746,127.47              N/A                 N/A               N/A
Class PT2-II-59A          (6)        $705,546.53      Class PT2-II-IO-59          N/A               N/A
Class PT2-II-59B          (7)        $705,546.53              N/A                 N/A               N/A
Class PT2-II-60A          (6)        $667,312.51      Class PT2-II-IO-60          N/A               N/A
Class PT2-II-60B          (7)        $667,312.51              N/A                 N/A               N/A
Class PT2-II-61A          (6)        $10,467,324.44   Class PT2-II-IO-61          N/A               N/A
Class PT2-II-61B          (7)        $10,467,324.44           N/A                 N/A               N/A
Class PT2-I-IO-2          (4)              (4)                N/A          Class PT1-I-2A    May 2006
Class PT2-I-IO-3          (4)              (4)                N/A          Class PT1-I-3A    June 2006
Class PT2-I-IO-4          (4)              (4)                N/A          Class PT1-I-4A    July 2006
Class PT2-I-IO-5          (4)              (4)                N/A          Class PT1-I-5A    August 2006
Class PT2-I-IO-6          (4)              (4)                N/A          Class PT1-I-6A    September 2006
Class PT2-I-IO-7          (4)              (4)                N/A          Class PT1-I-7A    October 2006
Class PT2-I-IO-8          (4)              (4)                N/A          Class PT1-I-8A    November 2006
Class PT2-I-IO-9          (4)              (4)                N/A          Class PT1-I-9A    December 2006
Class PT2-I-IO-10         (4)              (4)                N/A          Class PT1-I-10A   January 2007
Class PT2-I-IO-11         (4)              (4)                N/A          Class PT1-I-11A   February 2007
Class PT2-I-IO-12         (4)              (4)                N/A          Class PT1-I-12A   March 2007
Class PT2-I-IO-13         (4)              (4)                N/A          Class PT1-I-13A   April 2007
Class PT2-I-IO-14         (4)              (4)                N/A          Class PT1-I-14A   May 2007
Class PT2-I-IO-15         (4)              (4)                N/A          Class PT1-I-15A   June 2007
Class PT2-I-IO-16         (4)              (4)                N/A          Class PT1-I-16A   July 2007
Class PT2-I-IO-17         (4)              (4)                N/A          Class PT1-I-17A   August 2007
Class PT2-I-IO-18         (4)              (4)                N/A          Class PT1-I-18A   September 2007
Class PT2-I-IO-19         (4)              (4)                N/A          Class PT1-I-19A   October 2007
Class PT2-I-IO-20         (4)              (4)                N/A          Class PT1-I-20A   November 2007
Class PT2-I-IO-21         (4)              (4)                N/A          Class PT1-I-21A   December 2007
Class PT2-I-IO-22         (4)              (4)                N/A          Class PT1-I-22A   January 2008
Class PT2-I-IO-23         (4)              (4)                N/A          Class PT1-I-23A   February 2008
Class PT2-I-IO-24         (4)              (4)                N/A          Class PT1-I-24A   March 2008
Class PT2-I-IO-25         (4)              (4)                N/A          Class PT1-I-25A   April 2008
Class PT2-I-IO-26         (4)              (4)                N/A          Class PT1-I-26A   May 2008
Class PT2-I-IO-27         (4)              (4)                N/A          Class PT1-I-27A   June 2008
Class PT2-I-IO-28         (4)              (4)                N/A          Class PT1-I-28A   July 2008
Class PT2-I-IO-29         (4)              (4)                N/A          Class PT1-I-29A   August 2008
Class PT2-I-IO-30         (4)              (4)                N/A          Class PT1-I-30A   September 2008
Class PT2-I-IO-31         (4)              (4)                N/A          Class PT1-I-31A   October 2008
Class PT2-I-IO-32         (4)              (4)                N/A          Class PT1-I-32A   November 2008
Class PT2-I-IO-33         (4)              (4)                N/A          Class PT1-I-33A   December 2008
Class PT2-I-IO-34         (4)              (4)                N/A          Class PT1-I-34A   January 2009
Class PT2-I-IO-35         (4)              (4)                N/A          Class PT1-I-35A   February 2009
Class PT2-I-IO-36         (4)              (4)                N/A          Class PT1-I-36A   March 2009
Class PT2-I-IO-37         (4)              (4)                N/A          Class PT1-I-37A   April 2009
Class PT2-I-IO-38         (4)              (4)                N/A          Class PT1-I-38A   May 2009
Class PT2-I-IO-39         (4)              (4)                N/A          Class PT1-I-39A   June 2009
Class PT2-I-IO-40         (4)              (4)                N/A          Class PT1-I-40A   July 2009
Class PT2-I-IO-41         (4)              (4)                N/A          Class PT1-I-41A   August 2009
Class PT2-I-IO-42         (4)              (4)                N/A          Class PT1-I-42A   September 2009
Class PT2-I-IO-43         (4)              (4)                N/A          Class PT1-I-43A   October 2009
Class PT2-I-IO-44         (4)              (4)                N/A          Class PT1-I-44A   November 2009
Class PT2-I-IO-45         (4)              (4)                N/A          Class PT1-I-45A   December 2009
Class PT2-I-IO-46         (4)              (4)                N/A          Class PT1-I-46A   January 2010
Class PT2-I-IO-47         (4)              (4)                N/A          Class PT1-I-47A   February 2010
Class PT2-I-IO-48         (4)              (4)                N/A          Class PT1-I-48A   March 2010
Class PT2-I-IO-49         (4)              (4)                N/A          Class PT1-I-49A   April 2010
Class PT2-I-IO-50         (4)              (4)                N/A          Class PT1-I-50A   May 2010
Class PT2-I-IO-51         (4)              (4)                N/A          Class PT1-I-51A   June 2010
Class PT2-I-IO-52         (4)              (4)                N/A          Class PT1-I-52A   July 2010
Class PT2-I-IO-53         (4)              (4)                N/A          Class PT1-I-53A   August 2010
Class PT2-I-IO-54         (4)              (4)                N/A          Class PT1-I-54A   September 2010
Class PT2-I-IO-55         (4)              (4)                N/A          Class PT1-I-55A   October 2010
Class PT2-I-IO-56         (4)              (4)                N/A          Class PT1-I-56A   November 2010
Class PT2-I-IO-57         (4)              (4)                N/A          Class PT1-I-57A   December 2010
Class PT2-I-IO-58         (4)              (4)                N/A          Class PT1-I-58A   January 2011
Class PT2-I-IO-59         (4)              (4)                N/A          Class PT1-I-59A   February 2011
Class PT2-I-IO-60         (4)              (4)                N/A          Class PT1-I-60A   March 2011
Class PT2-I-IO-61         (4)              (4)                N/A          Class PT1-I-61A   April 2011
Class PT2-II-IO-2         (4)              (4)                N/A          Class PT1-II-2A   May 2006
Class PT2-II-IO-3         (4)              (4)                N/A          Class PT1-II-3A   June 2006
Class PT2-II-IO-4         (4)              (4)                N/A          Class PT1-II-4A   July 2006
Class PT2-II-IO-5         (4)              (4)                N/A          Class PT1-II-5A   August 2006
Class PT2-II-IO-6         (4)              (4)                N/A          Class PT1-II-6A   September 2006
Class PT2-II-IO-7         (4)              (4)                N/A          Class PT1-II-7A   October 2006
 Class PT2-II-IO-8        (4)              (4)                N/A          Class PT1-II-8A   November 2006
Class PT2-II-IO-9         (4)              (4)                N/A          Class PT1-II-9A   December 2006
Class PT2-II-IO-10        (4)              (4)                N/A          Class PT1-II-10A  January 2007
Class PT2-II-IO-11        (4)              (4)                N/A          Class PT1-II-11A  February 2007
Class PT2-II-IO-12        (4)              (4)                N/A          Class PT1-II-12A  March 2007
Class PT2-II-IO-13        (4)              (4)                N/A          Class PT1-II-13A  April 2007
Class PT2-II-IO-14        (4)              (4)                N/A          Class PT1-II-14A  May 2007
Class PT2-II-IO-15        (4)              (4)                N/A          Class PT1-II-15A  June 2007
Class PT2-II-IO-16        (4)              (4)                N/A          Class PT1-II-16A  July 2007
Class PT2-II-IO-17        (4)              (4)                N/A          Class PT1-II-17A  August 2007
Class PT2-II-IO-18        (4)              (4)                N/A          Class PT1-II-18A  September 2007
Class PT2-II-IO-19        (4)              (4)                N/A          Class PT1-II-19A  October 2007
Class PT2-II-IO-20        (4)              (4)                N/A          Class PT1-II-20A  November 2007
Class PT2-II-IO-21        (4)              (4)                N/A          Class PT1-II-21A  December 2007
Class PT2-II-IO-22        (4)              (4)                N/A          Class PT1-II-22A  January 2008
Class PT2-II-IO-23        (4)              (4)                N/A          Class PT1-II-23A  February 2008
Class PT2-II-IO-24        (4)              (4)                N/A          Class PT1-II-24A  March 2008
Class PT2-II-IO-25        (4)              (4)                N/A          Class PT1-II-25A  April 2008
Class PT2-II-IO-26        (4)              (4)                N/A          Class PT1-II-26A  May 2008
Class PT2-II-IO-27        (4)              (4)                N/A          Class PT1-II-27A  June 2008
Class PT2-II-IO-28        (4)              (4)                N/A          Class PT1-II-28A  July 2008
Class PT2-II-IO-29        (4)              (4)                N/A          Class PT1-II-29A  August 2008
Class PT2-II-IO-30        (4)              (4)                N/A          Class PT1-II-30A  September 2008
Class PT2-II-IO-31        (4)              (4)                N/A          Class PT1-II-31A  October 2008
Class PT2-II-IO-32        (4)              (4)                N/A          Class PT1-II-32A  November 2008
Class PT2-II-IO-33        (4)              (4)                N/A          Class PT1-II-33A  December 2008
Class PT2-II-IO-34        (4)              (4)                N/A          Class PT1-II-34A  January 2009
Class PT2-II-IO-35        (4)              (4)                N/A          Class PT1-II-35A  February 2009
Class PT2-II-IO-36        (4)              (4)                N/A          Class PT1-II-36A  March 2009
Class PT2-II-IO-37        (4)              (4)                N/A          Class PT1-II-37A  April 2009
Class PT2-II-IO-38        (4)              (4)                N/A          Class PT1-II-38A  May 2009
Class PT2-II-IO-39        (4)              (4)                N/A          Class PT1-II-39A  June 2009
Class PT2-II-IO-40        (4)              (4)                N/A          Class PT1-II-40A  July 2009
Class PT2-II-IO-41        (4)              (4)                N/A          Class PT1-II-41A  August 2009
Class PT2-II-IO-42        (4)              (4)                N/A          Class PT1-II-42A  September 2009
Class PT2-II-IO-43        (4)              (4)                N/A          Class PT1-II-43A  October 2009
Class PT2-II-IO-44        (4)              (4)                N/A          Class PT1-II-44A  November 2009
Class PT2-II-IO-45        (4)              (4)                N/A          Class PT1-II-45A  December 2009
Class PT2-II-IO-46        (4)              (4)                N/A          Class PT1-II-46A  January 2010
Class PT2-II-IO-47        (4)              (4)                N/A          Class PT1-II-47A  February 2010
Class PT2-II-IO-48        (4)              (4)                N/A          Class PT1-II-48A  March 2010
Class PT2-II-IO-49        (4)              (4)                N/A          Class PT1-II-49A  April 2010
Class PT2-II-IO-50        (4)              (4)                N/A          Class PT1-II-50A  May 2010
Class PT2-II-IO-51        (4)              (4)                N/A          Class PT1-II-51A  June 2010
Class PT2-II-IO-52        (4)              (4)                N/A          Class PT1-II-52A  July 2010
Class PT2-II-IO-53        (4)              (4)                N/A          Class PT1-II-53A  August 2010
Class PT2-II-IO-54        (4)              (4)                N/A          Class PT1-II-54A  September 2010
Class PT2-II-IO-55        (4)              (4)                N/A          Class PT1-II-55A  October 2010
Class PT2-II-IO-56        (4)              (4)                N/A          Class PT1-II-56A  November 2010
Class PT2-II-IO-57        (4)              (4)                N/A          Class PT1-II-57A  December 2010
Class PT2-II-IO-58        (4)              (4)                N/A          Class PT1-II-58A  January 2011
Class PT2-II-IO-59        (4)              (4)                N/A          Class PT1-II-59A  February 2011
Class PT2-II-IO-60        (4)              (4)                N/A          Class PT1-II-60A  March 2011
Class PT2-II-IO-61        (4)              (4)                N/A          Class PT1-II-61A  April 2011
Class PT2-R               (8)            $50.00               N/A                 N/A               N/A

--------------------------

 (1) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the Pooling-Tier REMIC-1 Loan Group I WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group I and having an "A" in their class designation, provided that, on each Distribution Date on which interest is distributable on the Corresponding Pooling-Tier REMIC-2 IO Interest, this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate equal to Swap LIBOR subject to a maximum rate equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group I and having an "A" in their class designation.

(3) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group I and having a "B" in their class designation.

(4) Each Pooling-Tier REMIC-2 IO is an interest-only interest and does not have a principal balance but has a notional balance ("Pooling-Tier REMIC-2 IO Notional Balance") equal to the Pooling-Tier REMIC-2 Principal Amount of the Corresponding Pooling-Tier REMIC-1 Regular Interest. From the Closing Date through and including the Corresponding Actual Crossover Distribution Date, each Pooling-Tier REMIC-2 IO Interest shall be entitled to receive interest that accrues on the Corresponding Pooling-Tier REMIC-1 Regular Interest at a rate equal to the excess, if any, of (i) the Pooling-Tier REMIC-1 Interest Rate for the Corresponding Pooling-Tier REMIC-1 Regular Interest over (ii) Swap LIBOR. After the Corresponding Actual Crossover Distribution Date, the Pooling-Tier REMIC-2 IO Interest shall not accrue interest.

(5) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the Pooling-Tier REMIC-1 Loan Group II WAC Rate.

(6) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group II and having an "A" in their class designation, provided that, on each Distribution Date on which interest is distributable on the Corresponding Pooling-Tier REMIC-2 IO Interest, this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate equal to Swap LIBOR subject to a maximum rate equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group II and having an "A" in their class designation.

(7) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group II and having a "B" in their class designation.

(8)   The Class PT2-R Interest shall not bear interest.

            On each Distribution Date, the interest distributable in respect of the Mortgage Loans for such Distribution Date shall be distributed to the Pooling-Tier REMIC-2 Regular Interests at the Pooling-Tier REMIC-2 Interest Rates shown above.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group I Mortgage Loans shall be allocated to the Class R Certificates in respect of the Class PT2-R Interest pursuant to Section 4.01(a)(ii) until its Class Certificate Balance is reduced to zero, then to the outstanding Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO Interests) relating to Loan Group I with the lowest numerical denomination until the Pooling-Tier REMIC-2 Principal Amount of such interest or interests, as the case may be, is reduced to zero, provided that, for Pooling-Tier REMIC-2 Regular Interests relating to Loan Group I with the same numerical denomination, such Realized Losses and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-2 Regular Interests.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group II Mortgage Loans shall be allocated to the outstanding Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO Interests) relating to Loan Group II with the lowest numerical denomination (other than the Class PT2-II-1 Interest) until the Pooling-Tier REMIC-2 Principal Amount of such interest or interests, as the case may be is reduced to zero, provided that, for Pooling-Tier REMIC-2 Regular Interests relating to Loan Group II with the same numerical denomination, such Realized Losses and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-2 Regular Interests.

                                Lower-Tier REMIC

            The Lower-Tier REMIC shall issue the following interests, and each such interest, other than the Class LT-R Interest, is hereby designated as a regular interest in the Lower-Tier REMIC. The Class LT-R Interest is hereby designated as the sole class of residual interest in the Lower-Tier REMIC and shall be represented by the Class R Certificates.


                                                                                           Corresponding
   Lower-Tier Regular     Lower-Tier Interest  Initial Lower-Tier Principal               Upper-Tier REMIC
        Interest                  Rate                  Amount                             Regular Interest
---------------------    --------------------  ---------------------------------------   ------------------
Class LT-A-1                      (1)          1/2 initial Class Certificate Balance of            A-1
                                               Corresponding Upper-Tier REMIC Regular
                                               Interest
Class LT-A-2A                     (1)          1/2 initial Class Certificate Balance of            A-2A
                                               Corresponding Upper-Tier REMIC Regular
                                               Interest
Class LT-A-2B                     (1)          1/2 initial Class Certificate Balance of            A-2B
                                               Corresponding Upper-Tier REMIC Regular
                                               Interest
Class LT-A-2C                     (1)          1/2 initial Class Certificate Balance of            A-2C
                                               Corresponding Upper-Tier REMIC Regular
                                               Interest
Class LT-A-2D                     (1)          1/2 initial Class Certificate Balance of            A-2D
                                               Corresponding Upper-Tier REMIC Regular
                                               Interest
Class LT-M-1                      (1)          1/2 initial Class Certificate Balance of            M-1
                                               Corresponding Upper-Tier REMIC Regular
                                               Interest
Class LT-M-2                      (1)          1/2 initial Class Certificate Balance of            M-2
                                               Corresponding Upper-Tier REMIC Regular
                                               Interest
Class LT-M-3                      (1)          1/2 initial Class Certificate Balance of            M-3
                                               Corresponding Upper-Tier REMIC Regular
                                               Interest
Class LT-M-4                      (1)          1/2 initial Class Certificate Balance of            M-4
                                               Corresponding Upper-Tier REMIC Regular
                                               Interest
Class LT-M-5                      (1)          1/2 initial Class Certificate Balance of            M-5
                                               Corresponding Upper-Tier REMIC Regular
                                               Interest
Class LT-M-6                      (1)          1/2 initial Class Certificate Balance of            M-6
                                               Corresponding Upper-Tier REMIC Regular
                                               Interest
Class LT-M-7                      (1)          1/2 initial Class Certificate Balance of            M-7
                                               Corresponding Upper-Tier REMIC Regular
                                               Interest
Class LT-B-1                      (1)          1/2 initial Class Certificate Balance of            B-1
                                               Corresponding Upper-Tier REMIC Regular
                                               Interest
Class LT-B-2                      (1)          1/2 initial Class Certificate Balance of            B-2
                                               Corresponding Upper-Tier REMIC Regular
                                               Interest
Class LT-B-3                      (1)          1/2 initial Class Certificate Balance of            B-3
                                               Corresponding Upper-Tier REMIC Regular
                                               Interest
Class LT-B-4                      (1)          1/2 initial Class Certificate Balance of            B-4
                                               Corresponding Upper-Tier REMIC Regular
                                               Interest
Class LT-Accrual                  (1)          1/2 Pool Principal Balance plus 1/2
                                               Overcollateralized Amount, less the
                                               Initial Lower-Tier Principal Amounts of
                                               the Class LT-Group I, Class LT-Group II
                                               and Class LT-3 Interests, less $50
Class LT-Group I                  (2)          0.001% aggregate Stated Principal                 N/A
                                               Balance of Group I Mortgage Loans(4)
Class LT-Group II                 (3)          0.001% aggregate Stated Principal                 N/A
                                               Balance of Group II Mortgage Loans(4)
Class LT-IO                       (5)                            (5)                             N/A
Class LT-3                        (6)                           $50.00
Class LT-R                        (7)                            (7)                             N/A

-------------------------

(1) The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the weighted average of the Pooling-Tier REMIC-2 Interest Rates of the Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO Interests).

(2) The interest rate with respect to any Distribution Date for the Class LT-Group I Interest is a per annum variable rate (expressed as a percentage rounded to eight decimal places) equal to the weighted average of the Pooling-Tier REMIC-2 Interest Rates of the Pooling-Tier REMIC-2 Regular Interests (other than the Pooling Tier REMIC-2 IO Interests) relating to Loan Group I.

(3) The interest rate with respect to any Distribution Date for the Class LT-Group II Interest is a per annum variable rate (expressed as a percentage rounded to eight decimal places) equal to the weighted average of the Pooling-Tier REMIC-2 Interest Rates of the Pooling-Tier REMIC-2 Regular Interests (other than the Pooling Tier REMIC-2 IO Interests) relating to Loan Group II.

(4) For all Distribution Dates, the Lower-Tier Principal Amount of these Lower-Tier Regular Interests shall be rounded to eight decimal places.

(5) This Lower-Tier Regular Interest is an interest-only interest and does not have a Lower-Tier Principal Amount. On each Distribution Date, this Lower-Tier Regular Interest shall be entitled to receive all interest distributable on the Pooling-Tier REMIC-2 IO Interests.

(6) This Lower-Tier Regular Interest shall not be entitled to interest and shall have a Lower-Tier Principal Amount at all times equal to the Class Certificate Balance of the Class RX Certificates.

(7) The Class LT-R Interest does not have a principal amount or an interest rate.

            Each Lower-Tier Regular Interest is hereby designated as a regular interest in the Lower-Tier REMIC. The Class LT-A-1, Class LT-A-2A, Class LT-A-2B, Class LT-A-2C, Class LT-A-2D, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4, Class LT-M-5, Class LT-M-6, Class LT-M-7, Class LT-B-1, Class LT-B-2, Class LT-B-3 and Class LT-B-4 Interests are hereby designated the LT-Accretion Directed Classes (the "LT-Accretion Directed Classes").

            On each Distribution Date, 50% of the increase in the Overcollateralized Amount shall be payable as a reduction of the Lower-Tier Principal Amount of the LT-Accretion Directed Classes (each such Class will be reduced by an amount equal to 50% of any increase in the Overcollateralized Amount that is attributable to a reduction in the Class Certificate Balance of its Corresponding Class) and shall be accrued and added to the Lower-Tier Principal Amount of the Class LT-Accrual Interest. On each Distribution Date, the increase in the Lower-Tier Principal Amount of the Class LT-Accrual Interest shall not exceed interest accruals for such Distribution Date for the Class LT-Accrual Interest. In the event that: (i) 50% of the increase in the Overcollateralized Amount exceeds (ii) interest accruals on the Class LT-Accrual Interest for such Distribution Date, the excess for such Distribution Date (accumulated with all such excesses for all prior Distribution Dates) will be added to any increase in the Overcollateralized Amount for purposes of determining the amount of interest accrual on the Class LT-Accrual Interest payable as principal on the LT-Accretion Directed Classes on the next Distribution Date pursuant to the first sentence of this paragraph. All payments of scheduled principal and prepayments of principal generated by the Mortgage Loans and all Subsequent Recoveries allocable to principal shall be allocated
(i) 50% to the Class LT-Accrual Interest, the Class LT-Group I Interest and Class LT-Group II Interest (and further allocated among these Lower-Tier Regular Interests in the manner described below) and (ii) 50% to the LT-Accretion Directed Classes (such principal payments and Subsequent Recoveries shall be allocated among such LT-Accretion Directed Classes in an amount equal to 50% of the principal amounts and Subsequent Recoveries allocated to their respective Corresponding Classes), until paid in full. Notwithstanding the above, principal payments allocated to the Class UT-X Interest that result in the reduction in the Overcollateralized Amount shall be allocated to the Class LT-Accrual Interest (until paid in full). Realized Losses shall be applied so that after all distributions have been made on each Distribution Date (i) the Lower-Tier Principal Amount of each of the LT-Accretion Directed Classes is equal to 50% of the Class Certificate Balance of their Corresponding Class, and (ii) the Class LT-Accrual Interest, the Class LT-Group I and the Class LT-Group II Interest (and further allocated between these Lower-Tier Regular Interests in the manner described below) is equal to 50% of the aggregate Stated Principal Balance of the Mortgage Loans plus 50% of the Overcollateralized Amount. Any increase in the Class Certificate Balance of a Class of LIBOR Certificates as a result of a Subsequent Recovery shall increase the Lower-Tier Principal Amount of the Corresponding Lower-Tier Regular Interest by 50% of such increase, and the remaining 50% of such increase shall increase the Lower-Tier Principal Amount of the Class LT-Accrual Interest. As among the Class LT-Accrual Interest, the Class LT-Group I Interest and the Class LT-Group II Interest, all payments of scheduled principal and prepayments of principal generated by the Mortgage Loans, all Subsequent Recoveries and all Realized Losses, allocable to such Lower-Tier Regular Interests shall be allocated (i) to the Class LT-Group I Interest and the Class LT-Group II Interest, each from the related Loan Group so that their respective Lower-Tier Principal Amounts (computed to at least eight decimal places) are equal to 0.001% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group and (ii) the remainder to the Class LT-Accrual Interest.

                                Upper-Tier REMIC

            The Upper-Tier REMIC shall issue the following interests, and each such interest, other than the Class UT-R Interest, is hereby designated as a regular interest in the Upper-Tier REMIC. The Class UT-R Interest is hereby designated as the sole class of residual interests in the Upper-Tier REMIC and shall be represented by the Class R Certificates.

                                                                Corresponding
  Upper-Tier REMIC       Upper-Tier       Initial Principal       Class of
      Interest          Interest Rate     Upper-Tier Amount     Certificates
      --------          -------------     -----------------     ------------
Class A-1                    (1)            $ 241,822,000         Class A-1
Class A-2A                   (2)            $ 251,717,000         Class A-2A
Class A-2B                   (2)            $ 110,996,000         Class A-2B
Class A-2C                   (2)            $ 102,592,000         Class A-2C
Class A-2D                   (2)            $ 43,211,000          Class A-2D
Class M-1                    (3)            $ 34,646,000          Class M-1
Class M-2                    (3)            $ 30,849,000          Class M-2
Class M-3                    (3)            $ 18,034,000          Class M-3
Class M-4                    (3)            $ 16,611,000          Class M-4
Class M-5                    (3)            $ 16,136,000          Class M-5
Class M-6                    (3)            $ 14,713,000          Class M-6
Class M-7                    (3)            $ 13,763,000          Class M-7
Class B-1                    (3)            $ 12,340,000          Class B-1
Class B-2                    (3)             $ 9,492,000          Class B-2
Class B-3                    (3)             $ 8,543,000          Class B-3
Class B-4                    (3)             $ 9,492,000          Class B-4
Class UT-IO                  (4)                 (4)              N/A
Class UT-X                   (5)                 (5)              N/A
Class UT-3                   (6)                 $50              N/A
Class UT-R                   (7)                 (7)              Class R

------------------------

(1) For any Distribution Date (and the related Interest Accrual Period), this interest shall bear interest at the least of (i) the Pass-Through Rate (determined without regard to the Loan Group I Cap or WAC Cap) for the Corresponding Class of Certificates, (ii) the Lower-Tier Interest Rate for the Class LT-Group I Interest (the "Upper-Tier REMIC Loan Group I Rate") and (iii) the Upper-Tier REMIC WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period), this interest shall bear interest at the least of (i) the Pass-Through Rate (determined without regard to the Loan Group II Cap or WAC Cap) for the Corresponding Class of Certificates, (ii) the Lower-Tier Interest Rate for the Class LT-Group II Interest (the "Upper-Tier REMIC Loan Group II Rate") and (iii) the Upper-Tier REMIC WAC Rate.

(3) For any Distribution Date (and the related Interest Accrual Period), this interest shall bear interest at the lesser of (i) the Pass-Through Rate (determined without regard to the applicable WAC Cap) for the Corresponding Class of Certificates and (iii) the Upper-Tier REMIC WAC Rate.

(4) This interest is an interest-only interest and does not have a principal balance. On each Distribution Date, the Class UT-IO Interest shall be entitled to receive all interest distributable on the Class LT-IO Interest.

(5) The Class UT-X Interest has an initial principal balance of $14,237,750.56 but will not accrue interest on such balance but will accrue interest on a notional principal balance. As of any Distribution Date, the Class UT-X Interest shall have a notional principal balance equal to the aggregate of the Lower-Tier Principal Amounts of the Lower-Tier Regular Interests (other than the Class LT-IO and Class LT-3 Interests) as of the first day of the related Interest Accrual Period. With respect to any Interest Accrual Period, the Class UT-X Interest shall bear interest at a rate equal to the excess, if any, of the Upper-Tier REMIC WAC Rate over the product of (i) 2 and (ii) the weighted average of the Lower-Tier Interest Rates of the Lower-Tier REMIC Interests (other than the Class LT-IO and Class LT-3 Interests), where the Lower-Tier Interest Rate on each of the Class LT-Accrual Interest, Class LT-Group I Interest and Class LT-Group II Interest is subject to a cap equal to zero and each LT Accretion Directed Class is subject to a cap equal to the Upper-Tier Interest Rate on its Corresponding Class of Upper-Tier Regular Interest. With respect to any Distribution Date, interest that so accrues on the notional principal balance of the Class UT-X Interest shall be deferred in an amount equal to any increase in the Overcollateralized Amount on such Distribution Date. Such deferred interest shall not itself bear interest.

(6) This Upper-Tier Regular Interest shall not be entitled to interest and shall have a principal balance equal to the Class Certificate Balance of the Class RX Certificates.

(7) The Class UT-R Interest does not have an interest rate or a principal balance.

            On each Distribution Date, interest distributable in respect of the Lower-Tier Interests for such Distribution Date shall be deemed to be distributed on the interests in the Upper-Tier REMIC at the rates shown above, provided that the Class UT-IO Interest shall be entitled to receive interest before any other interest in the Upper-Tier REMIC.

            On each Distribution Date, all Realized Losses, Subsequent Recoveries and all payments of principal shall be allocated to the Upper-Tier Interests until the outstanding principal balance of each such interest equals the outstanding Class Certificate Balance of the Corresponding Class of Certificates as of such Distribution Date.

                                  Class X REMIC

            The Class X REMIC shall issue the following classes of interests. The Class X Interest and the Class IO Interest shall each represent a regular interest in the Class X REMIC and the Class RX Certificates shall represent sole class of residual interest in the Class X REMIC.

                                                    Class X REMIC
   Class X REMIC Designation     Interest Rate     Principal Amount
   -------------------------     -------------     ----------------
Class X Interest                      (1)                (1)
Class IO Interest                     (2)                (2)
Class RX Certificates                 (3)               $50.00

--------------------------

(1) The Class X Interest has an initial principal balance equal to the initial principal balance of the Class UT-X Interest and is entitled to 100% of the interest and principal on the Class UT-X Interest on each Distribution Date.

(2) This interest is an interest-only interest and does not have a principal balance. On each Distribution Date the Class IO Interest shall be entitled to receive 100% of the interest distributable on the Class UT-IO Interest.

(3)   The Class RX Certificates do not have an interest rate.

                                  Certificates

                                   Class                      Class Certificate
Class Designation            Pass-Through Rate                      Balance
-----------------            -----------------                -----------------
Class A-1(21)                       (1)                         $ 241,822,000
Class A-2A(21)                      (2)                         $ 251,717,000
Class A-2B(21)                      (3)                         $ 110,996,000
Class A-2C(21)                      (4)                         $ 102,592,000
Class A-2D(21)                      (5)                         $  43,211,000
Class M-1(21)                       (6)                         $  34,646,000
Class M-2(21)                       (7)                         $  30,849,000
Class M-3(21)                       (8)                         $  18,034,000
Class M-4(21)                       (9)                         $  16,611,000
Class M-5(21)                      (10)                         $  16,136,000
Class M-6(21)                      (11)                         $  14,713,000
Class M-7(21)                      (12)                         $  13,763,000
Class B-1(21)                      (13)                         $  12,340,000
Class B-2(21)                      (14)                         $   9,492,000
Class B-3(21)                      (15)                         $   8,543,000
Class B-4(21)                      (16)                         $   9,492,000
Class X                            (17)                                   (17)
Class R                            (18)                         $          50
Class RC                           (19)                         $         100
Class RX                           (20)                         $          50

--------------------------

(1) The Class A-1 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the least of (1) One-Month LIBOR plus the applicable Pass-Through Margin, (2) the Loan Group I Cap and (3) the WAC Cap.

(2) The Class A-2A Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the least of (1) One-Month LIBOR plus the applicable Pass-Through Margin, (2) the Loan Group II Cap and (3) the WAC Cap.

(3) The Class A-2B Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the least of (1) One-Month LIBOR plus the applicable Pass-Through Margin, (2) the Loan Group II Cap and (3) the WAC Cap.

(4) The Class A-2C Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the least of (1) One-Month LIBOR plus the applicable Pass-Through Margin, (2) the Loan Group II Cap and (3) the WAC Cap.

(5) The Class A-2D Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the least of (1) One-Month LIBOR plus the applicable Pass-Through Margin, (2) the Loan Group II Cap and (3) the WAC Cap.

(6) The Class M-1 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(7) The Class M-2 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(8) The Class M-3 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(9) The Class M-4 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(10) The Class M-5 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(11) The Class M-6 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(12) The Class M-7 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(13) The Class B-1 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(14) The Class B-2 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(15) The Class B-3 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(16) The Class B-4 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(17) The Class X Certificates will represent beneficial ownership of (i) the Class X Interest, (ii) the Class IO Interest, (iii) the right to receive Class IO Shortfalls, (iv) amounts in the Supplemental Interest Trust, including the Interest Rate Swap Agreement subject to the obligation to pay Net Swap Payments and Swap Termination Payments to the Swap Provider and Upper-Tier Carry Forward Amounts and, without duplication, Basis Risk Carry Forward Amounts to the LIBOR Certificates and (v) amounts in the Excess Reserve Fund Account, subject to the obligation to make payments from the Excess Reserve Fund Account in respect of Basis Risk Carry Forward Amounts to the LIBOR Certificates. For federal income tax purposes, the Trustee will treat a Class X Certificateholder's obligation to make payments of Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts to the LIBOR Certificates from the Excess Reserve Fund Account and the Supplemental Interest Trust as payments made pursuant to an interest rate cap contract written by the Class X Certificateholders in favor of each Class of LIBOR Certificates. Such rights of the Class X Certificateholders and LIBOR Certificateholders shall be treated as held in a portion of the Trust Fund that is treated as a grantor trust under subpart E, Part I of subchapter J of the Code.

(18) The Class R Certificates do not have an interest rate. The Class R Certificates represent ownership of the Class PT2-R Interest, the Class LT-R Interest and the Class UT-R Interest.

(19) The Class RC Certificates do not have an interest rate. The Class RC Certificates represent the Class PTR-1 Interest.

(20) The Class RX Certificates do not have an interest rate. The Class RX Certificates represent the residual interest in the Class X REMIC.

(21) Each of these Certificates will represent not only the ownership of the Corresponding Class of Upper-Tier Regular Interest but also the right to receive payments from the Excess Reserve Fund Account and the Supplemental Interest Trust. Each of these Certificates will also be subject to the obligation to pay Class IO Shortfalls as described in Section 8.14. For federal income tax purposes, any amount distributed on the LIBOR Certificates on any such Distribution Date in excess of the amount distributable on their Corresponding Class of Upper-Tier Regular Interest on such Distribution Date shall be treated as having been paid from the Excess Reserve Fund Account or the Supplemental Interest Trust, as applicable, and any amount distributable on such Corresponding Class of Upper-Tier Regular Interest on such Distribution Date in excess of the amount distributable on the Corresponding Class of Certificates on such Distribution Date shall be treated as having been paid to the Supplemental Interest Trust, all pursuant to, and as further provided in, Section 8.14. The Trustee will treat a LIBOR Certificateholder's right to receive payments from the Excess Reserve Fund Account and the Supplemental Interest Trust as payments made pursuant to an interest rate cap contract written by the Class X Certificateholders.



            The minimum denomination for the LIBOR Certificates will be $25,000, with integral multiples of $1 in excess thereof except that one Certificate in each Class may be issued in a different amount. The minimum denomination for (a) the Class R Certificates will be $50, representing a 100% Percentage Interest in the related Class, (b) the Class RC Certificates will be $100, representing a 100% Percentage Interest in the related Class, (c) the Class RX Certificates will be $50, representing a 100% Percentage Interest in the related Class, (d) the Class P Certificates will be a 1% Percentage Interest in such Class, (e) the Class C Certificates will be a 1% Percentage Interest in such Class, and (f) the Class X Certificates will be a 1% Percentage Interest in such Class.

            Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates...... All Classes of Certificates other than the
                              Physical Certificates.

Class A Certificates......... The Class A-1, Class A-2A, Class A-2B, Class
                              A-2C and Class A-2D Certificates, collectively.

Class B Certificates......... The Class B-1, Class B-2, Class B-3 and Class
                              B-4 Certificates.

Class M Certificates......... Class M-1, Class M-2, Class M-3, Class M-4,
                              Class M-5 , Class M-6 and Class M-7 Certificates

ERISA-Restricted
  Certificates............... Class B-3 Certificates, Class B-4 Certificates,
                              Residual Certificates, Class C Certificates,
                              Class P Certificates and Class X Certificates; and any Certificate with a rating below the lowest applicable permitted rating under the Underwriter's Exemption.

LIBOR Certificates........... The Class A, Class M and Class B Certificates,
                              collectively.

Offered Certificates......... All Classes of Certificates other than the
                              Private Certificates.

Physical Certificates........ Class P Certificates, Class C Certificates and
                              Class X Certificates.

Private Certificates......... Class B-3, Class B-4, Class P and Class X
                              Certificates.

Rating Agencies.............. Standard & Poor's and Moody's.

Regular Certificates......... All Classes of Certificates other than the Class
                              P Certificates, Class C Certificates and the
                              Residual Certificates.

Residual Certificates........ Class R, Class RC and Class RX Certificates.

Subordinated Certificates.... Class M and Class B Certificates.

                                   ARTICLE I

                                   DEFINITIONS

            Section 1.01 Definitions. Capitalized terms used herein but not defined herein shall have the meanings given them in the applicable Servicing Agreement. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Account: Any of the Distribution Account, the Excess Reserve Fund Account or the Supplemental Interest Trust. Each Account shall be an Eligible Account.

            Accrued Certificate Interest Distribution Amount: With respect to any Distribution Date for each Class of LIBOR Certificates, the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance immediately prior to such Distribution Date, as reduced by such Class's share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date allocated to such Class pursuant to Section 4.01(c).

            Additional Form 10-D Disclosure: As defined in Section 8.13(b).

            Additional Form 10-K Disclosure: As defined in Section 8.13(b).

            Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan purchased pursuant to the Purchase Agreement.

            Adjusted Net Mortgage Interest Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Interest Rate less the Expense Fee Rate.

            Advance: Any Monthly Advance or Servicing Advance.

            Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agreement: This Trust Agreement and all amendments or supplements hereto.

            Analytics Company: Intex Solutions, Inc., or any other bond analytics service provider identified to the Trustee by the Depositor.

            Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the LIBOR Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee's name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trust.

            Assignment Agreement: The Fremont Assignment Agreement.

            Available Funds: With respect to any Distribution Date and the Mortgage Loans to the extent received by the Trustee (x) the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date on such Mortgage Loans in the related Due Period and received by the applicable Servicer on or prior to the related Determination Date, together with any Monthly Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds received by the applicable Servicer during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans received by the applicable Servicer during the related Prepayment Period together with all Compensating Interest paid by the applicable Servicer in connection therewith (excluding Prepayment Premiums);
(iv) all amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or the Repurchase Price in respect of a Deleted Mortgage Loan substituted for or a Mortgage Loan repurchased by the Sponsor or the Responsible Party, as applicable, as of such Distribution Date; (v) any Net Swap Receipts for such Distribution Date; and (vi) the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 9.01, reduced by (y) all amounts in reimbursement for Advances previously made with respect to the Mortgage Loans, and other amounts as to which the applicable Servicer, the Depositor or the Trustee (or co trustee) are entitled to be paid or reimbursed pursuant to this Agreement.

            Basic Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for such Distribution Date.

            Basis Risk Carry Forward Amount: With respect to each Class of LIBOR Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for any Class of LIBOR Certificates is based upon a Loan Group Cap or the WAC Cap, the excess, if any, of (i) the Accrued Certificate Interest Distribution Amount on such Class of LIBOR Certificates would otherwise be entitled to receive on such Distribution Date had such Pass-Through Rate not been subject to the Loan Group Cap or the WAC Cap, over (ii) the Accrued Certificate Interest Distribution Amount on such Class of Certificates on such Distribution Date taking into account (a) with respect to the Class A-1 Certificates at the lesser of the WAC Cap and the Loan Group I Cap, (b) with respect to the Class A-2 Certificates at the lesser of the WAC Cap and the Loan Group II Cap, and (c) with respect to each other Class of LIBOR Certificates, the WAC Cap and (B) the Basis Risk Carry Forward Amount for such Class of LIBOR Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for such Class of LIBOR Certificates for such Distribution Date (without giving effect to the WAC Cap, Loan Group I Cap or Loan Group II Cap, as applicable).

            Basis Risk Payment: For any Distribution Date, an amount equal to the lesser of (i) the aggregate of the Basis Risk Carry Forward Amounts for such Distribution Date and (ii) the Class X Distributable Amount (prior to any reduction for amounts paid to the Excess Reserve Fund Account to pay any Basis Risk Carry Forward Amount or any Defaulted Swap Termination Payment).

            Book-Entry Certificates: As specified in the Preliminary Statement.

            Business Day: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the States of New York or California, (b) the State in which a Servicer's servicing operations are located, or (c) the State in which the Trustee's operations are located, are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

            Certificate Balance: With respect to any Class of LIBOR Certificates or Residual Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and reduced by the amount of any Applied Realized Loss Amounts previously allocated to such Class of Certificates pursuant to Section 4.04; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any Class or Classes of Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such Class or Classes). The Class X, Class P and Class C Certificates have no Certificate Balance.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

            Certificate Register: The register maintained pursuant to Section 5.02.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

            Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

            Class A Certificate Group: Either the Class A-1 Certificate Group or the Class A-2 Certificate Group, as applicable.

            Class A Certificates: As specified in the Preliminary Statement.

            Class A Principal Allocation Percentage: For any Distribution Date, the percentage equivalent of a fraction, determined as follows: (A) with respect to the Class A-1 Certificate Group, a fraction, the numerator of which is the portion of the Principal Remittance Amount for such Distribution Date that is attributable to the principal received or advanced on the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount for such Distribution Date; and (B) with respect to the Class A-2 Certificate Group, a fraction, the numerator of which is the portion of the Principal Remittance Amount for such Distribution Date that is attributable to the principal received or advanced on the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount for such Distribution Date.

            Class A Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the aggregate Class Certificate Balances of the Class A Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 58.10% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class A-1 Certificate Group: The Class A-1 Certificates.

            Class A-1 Certificates: All Certificates bearing the class designation of "Class A-1."

            Class A 2 Certificate Group: The Class A 2 Certificates.

            Class A-2 Certificates: All Certificates bearing the class designation of "Class A-2."

            Class A-2A Certificates: All Certificates bearing the class designation of "Class A-2A."

            Class A-2B Certificates: All Certificates bearing the class designation of "Class A-2B."

            Class A-2C Certificates: All Certificates bearing the class designation of "Class A-2C."

            Class A-2D Certificates: All Certificates bearing the class designation of "Class A-2D."

            Class B-1 Certificates: All Certificates bearing the class designation of "Class B-1."

            Class B-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date), (H) the Class Certificate Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), and (I) the Class Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) 91.20% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class B-2 Certificates: All Certificates bearing the class designation of "Class B-2."

            Class B-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date), (H) the Class Certificate Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (I) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), and (J) the Class Certificate Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) 93.20% and (y) the aggregate Stated Principal Balances of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class B-3 Certificates: All Certificates bearing the class designation of "Class B-3."

            Class B-3 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date), (H) the Class Certificate Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (I) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (J) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution
Date), and (K) the Class Certificate Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) 95.00% and (y) the aggregate Stated Principal Balances of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class B-4 Certificates: All Certificates bearing the class designation of "Class B-4."

            Class B-4 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date), (H) the Class Certificate Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (I) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (J) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution
Date), (K) the Class Certificate Balance of the Class B-3 Certificates (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such Distribution Date), and (L) the Class Certificate Balance of the Class B-4 Certificates immediately prior to that Distribution Date over (ii) the lesser of (A) the product of (x) 97.00% and (y) the aggregate Stated Principal Balances of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class C Certificates: All Certificates bearing the class designation of "Class C."

            Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

            Class IO Interest: As specified in the Preliminary Statement.

            Class IO Shortfalls: As defined in Section 8.13. For the avoidance of doubt, the Class IO Shortfall for any Distribution Date shall equal the amount payable to the Class X Certificates in respect of amounts due to the Swap Provider on such Distribution Date (other than Defaulted Swap Termination Payments) in excess of the amount payable on the Class X Interest (prior to any reduction for Basis Risk Payments or Swap Termination Payments) on such Distribution Date, all as further provided in Section 8.13.

            Class LT-R Interest: The residual interest in the Lower-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class M Certificates: As specified in the Preliminary Statement.

            Class M-1 Certificates: All Certificates bearing the class designation of "Class M-1."

            Class M-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date) and (B) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) 65.40% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-2 Certificates: All Certificates bearing the class designation of "Class M-2."

            Class M-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) 71.90% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-3 Certificates: All Certificates bearing the class designation of "Class M-3."

            Class M-3 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), and (D) the Class Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) 75.70% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-4 Certificates: All Certificates bearing the class designation of "Class M-4."

            Class M-4 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), and (E) the Class Certificate Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) 79.20% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-5 Certificates: All Certificates bearing the class designation of "Class M-5."

            Class M-5 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (F) the Class Certificate Balance of the Class M-5 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 82.60% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-6 Certificates: All Certificates bearing the class designation of "Class M-6."

            Class M-6 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) and (G) the Class Certificate Balance of the Class M-6 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 85.70% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-7 Certificates: All Certificates bearing the class designation of "Class M-7."

            Class M-7 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date) and (H) the Class Certificate Balance of the Class M-7 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 88.60% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class P Certificates: All Certificates bearing the class designation of "Class P."

            Class PT1-R Interest: The residual interest in Pooling-Tier REMIC-1 as described in the Preliminary Statement and the related footnote thereto.

            Class PT2-R Interest: The residual interest in Pooling-Tier REMIC-2 as described in the Preliminary Statement and the related footnote thereto.

            Class R Certificates: All Certificates bearing the class designation of "Class R."

            Class RC Certificates: All Certificates bearing the class designation of "Class RC."

            Class RX Certificates: All Certificates bearing the class designation of "Class RX."

            Class UT-IO Interest: A regular interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class UT-R Interest: The residual interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class UT-X Interest: A regular interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class X Certificates: All Certificates bearing the class designation of "Class X."

            Class X Distributable Amount: On any Distribution Date, the sum of
(i) as a distribution in respect of interest, the amount of interest that has accrued on the Class UT-X Interest and not applied as an Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus (without duplication), (ii) as a distribution in respect of principal, any portion of the principal balance of the Class UT-X Interest which is distributable as an Overcollateralization Reduction Amount, minus (iii) any amounts paid from the Excess Reserve Fund Account to pay Basis Risk Carry Forward Amounts and any Swap Termination Payment.

            Class X Interest: The regular interest in the Class X REMIC represented by the Class X Certificates as specified and described in the Preliminary Statement and the related footnote thereto.

            Class X REMIC: As defined in the Preliminary Statement.

            Class X REMIC Regular Interest: Each of the Class X Interest and Class IO Interest issued by the Class X REMIC.

            Class X-R Interest: The residual interest in the Class X REMIC as described in the Preliminary Statement and the related footnote thereto.

            Closing Date: April 27, 2006.

            Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

            Collection Account: The "Custodial Account" as defined in the applicable Servicing Agreement.

            Commission: The United States Securities and Exchange Commission.

            Compensating Interest: For any Distribution Date, the lesser of (a) the Prepayment Interest Shortfall, if any, for such Distribution Date, with respect to all Principal Prepayments during the related Prepayment Period and
(b) the aggregate Servicing Fees payable to the Servicer for such Distribution Date. During the period which Fremont will be interim servicing, any prepayment interest shortfalls resulting from principal prepayments during this period will not be covered by Compensating Interest.

            Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

            Corporate Trust Office: The designated office of the Trustee in the State of California at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attn: Trust Administration - GS06F1, facsimile no. (714) 656-2622 and which is the address to which notices to and correspondence with the Trustee should be directed.

            Corresponding Actual Crossover Distribution Date: For each Pooling-Tier REMIC-2 IO Interest, the related Corresponding Scheduled Crossover Distribution Date, unless on such date two times the aggregate Pooling-Tier REMIC-2 IO Notional Balance of each other Pooling-Tier REMIC-2 IO Interest then outstanding is less than the scheduled swap notional amount of the Interest Rate Swap Agreement applicable for such Distribution Date, in which case the Corresponding Actual Crossover Distribution Date for such Pooling-Tier REMIC-2 IO Interest shall be the first Distribution Date thereafter on which two times the aggregate Pooling-Tier REMIC-2 IO Notional Balance of each other Pooling-Tier REMIC-2 IO Interest then outstanding is greater than or equal to the scheduled swap notional amount of the Interest Rate Swap Agreement.

            Corresponding Class: The Class of interests in one Trust REMIC created under this Agreement that corresponds to the Class of interests in the other Trust REMIC or to a Class of Certificates in the manner set out below:

                                    Upper-Tier
             Lower-Tier          and Class X REMIC           Corresponding
         Class Designation       Regular Interest        Class of Certificates
         -----------------       ----------------        ---------------------
            Class LT-A-1            Class A-1                 Class A-1
            Class LT-A-2A           Class A-2A                Class A-2A
            Class LT-A-2B           Class A-2B                Class A-2B
            Class LT-A-2C           Class A-2C                Class A-2C
            Class LT-A-2D           Class A-2D                Class A-2D
            Class LT-M-1            Class M-1                 Class M-1
            Class LT-M-2            Class M-2                 Class M-2
            Class LT-M-3            Class M-3                 Class M-3
            Class LT-M-4            Class M-4                 Class M-4
            Class LT-M-5            Class M-5                 Class M-5
            Class LT-M-6            Class M-6                 Class M-6
            Class LT-M-7            Class M-7                 Class M-7
            Class LT-B-1            Class B-1                 Class B-1
            Class LT-B-2            Class B-2                 Class B-2
            Class LT-B-3            Class B-3                 Class B-3
            Class LT-B-4            Class B-4                 Class B-4
            N/A                     Class X                   Class X

            Corresponding Pooling-Tier REMIC-2 IO Interest: As described in the Preliminary Statement.

            Corresponding Scheduled Crossover Distribution Date: The Distribution Date in the month and year specified in the Preliminary Statement corresponding to a Pooling-Tier REMIC-2 IO Interest.

            Cumulative Realized Loss Percentage: As set forth in the definition of Trigger Event.

            Custodial File: With respect to each Mortgage Loan, any Mortgage Loan Document which is delivered to the Trustee or which at any time comes into the possession of the Trustee.

            Cut-off Date: April 1, 2006.

            Cut-off Date Pool Principal Balance: The aggregate Stated Principal Balances of all Mortgage Loans as of the Cut-off Date.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received).

            Data Tape Information: The information provided by the Responsible Party or the Servicer (pursuant to the applicable Servicing Agreement) as of the Cut-off Date to the Depositor setting forth the following information with respect to each Mortgage Loan: (1) the applicable Responsible Party's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development or a manufactured housing unit); (6) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the Loan-to-Value Ratio at origination; (8) the Mortgage Interest Rate as of the Cut-off Date; (9) the date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Scheduled Payment as of the Cut-off Date; (12) the last payment date on which a Scheduled Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due and collected on or before the Cut-off Date; (15) with respect to Adjustable Rate Mortgage Loans, the Adjustment Date;
(16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index; (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Mortgage Interest Rate Cap under the terms of the Mortgage Note; (20) with respect to Adjustable Rate Mortgage Loans, the Periodic Mortgage Interest Rate Floor under the terms of the Mortgage Note; (21) the type of Mortgage Loan (i.e., fixed rate and adjustable rate); (22) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (23) a code indicating the documentation style (i.e., full documentation, limited documentation or stated income); (24) the loan credit classification (as described in the Underwriting Guidelines); (25) whether such Mortgage Loan provides for a Prepayment Premium; (26) the Prepayment Premium period of such Mortgage Loan, if applicable; (27) a description of the Prepayment Premium, if applicable; (28) the Mortgage Interest Rate as of origination; (29) the credit risk score (FICO score) at origination; (30) the date of origination; (31) the Mortgage Interest Rate adjustment period; (32) the Mortgage Interest Rate floor; (33) a code indicating whether the Mortgage Loan has been modified; (34) the payment history; (35) the Due Date for the first Scheduled Payment; (36) the original Scheduled Payment due; (37) with respect to the related Mortgagor, the debt-to-income ratio; (38) the Appraised Value of the Mortgaged Property; (39) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; (40) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (41) a code indicating whether the Mortgage Loan is a
Section 32 Mortgage Loan; (42) a code indicating whether the Mortgage Loan is assumable; (43) the date of the purchase of the Mortgage Loan; (44) whether the Mortgage Loan is covered by PMI policy and name of insurer; (45) with respect to each MERS Designated Mortgage Loan, the MERS identification number; (46) a code indicating if the Mortgage Loan is an Interest Only Mortgage Loan; and (47) a code indicating if a Mortgage Loan is or has had a 30 Day Delinquency. With respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

            Defaulted Swap Termination Payment: Any Swap Termination Payment required to be paid by the Trust to the Swap Provider pursuant to the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) with respect to which the Swap Provider is the defaulting party or a Termination Event (as defined in the Interest Rate Swap Agreement) (other than Illegality or a Tax Event that is not a Tax Event Upon Merger (each as defined in the Interest Rate Swap Agreement )) with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

            Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

            Deleted Mortgage Loan: Any Mortgage Loan permitted to be removed from the Trust Fund under the circumstances set forth in the Fremont Assignment Agreement.

            Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

            Depositor: GS Mortgage Securities Corp., a Delaware corporation, and its successors in interest.

            Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

            Depository Institution: Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated P-1 by Moody's, F1 + by Fitch and A-1 by Standard & Poor's (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: With respect to each Distribution Date, the 18th day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day.

            Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.01(b) in the name of the Trustee for the benefit of the Certificateholders and designated "Deutsche Bank National Trust Company, in trust for registered Holders of GSAMP Trust 2006-FM1, Mortgage Pass-Through Certificates, Series 2006-FM1." Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and may be invested in Permitted Investments.

            Distribution Date: The 25th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing in May 2006.

            Document Certification and Exception Report: The report attached to Exhibit G hereto.

            Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Due Period: With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on (and including) the first day of the calendar month in which the Distribution Date occurs.

            Eligible Account: Either (i) an account maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution, (ii) an account maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee. Each Eligible Account shall be a separate account.

            Eligible Institution: A federal or state-chartered depository institution or trust company the commercial paper, short-term debt obligations, or other short-term deposits of which are rated "A-1+" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days (or at least "A-2" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 30 days), or the long-term unsecured debt obligations of which are rated at least "AA-" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days, and the commercial paper, short-term debt obligations, or other short-term deposits of which are rated at least "P-1" by Moody's and "F1+" by Fitch (or a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Servicer and the Trustee) (in each case to the extent they are designated as Rating Agencies in the Preliminary Statement).

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption ("PTE") 2002-41, 67 Fed. Reg. 54487 (2002) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

            ERISA-Restricted Certificate: As specified in the Preliminary Statement.

            Event of Default: As defined in the applicable Servicing Agreement.

            Excess Overcollateralized Amount: With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on such Distribution Date over (b) the Specified Overcollateralized Amount for such Distribution Date.

            Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Trustee pursuant to Sections 3.01(a) in the name of the Trustee for the benefit of the Regular Certificateholders and designated "Deutsche Bank National Trust Company in trust for registered Holders of GSAMP Trust 2006-FM1, Mortgage Pass-Through Certificates, Series 2006-FM1." Funds in the Excess Reserve Fund Account shall be held in trust for the Regular Certificateholders for the uses and purposes set forth in this Agreement. Amounts on deposit in the Excess Reserve Fund Account shall not be invested.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            Expense Fee Rate: As to each Mortgage Loan, a per annum rate equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

            Expense Fees: As to each Mortgage Loan, the sum of the Servicing Fee and the Trustee Fee.

            Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for such Distribution Date and (y) the related Overcollateralization Deficiency for such Distribution Date.

            Fannie Mae: The Federal National Mortgage Association, and its successors in interest.

            FDIC: The Federal Deposit Insurance Corporation, and its successors in interest.

            Final Scheduled Distribution Date: The Final Scheduled Distribution Date for each Class of Certificates is the Distribution Date occurring in April 2036.

            Fixed Rate Mortgage Loan: A fixed rate Mortgage Loan.

            Form 8-K Disclosure Information: As defined in Section 8.13(g).

            Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, and its successors in interest.

            Fremont: Fremont Investment & Loan, a California corporation, and its successors in interest.

            Fremont Agreements: The Purchase Agreement, the Fremont Servicing Agreement and the Fremont Assignment Agreement.

            Fremont Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of April 27, 2006, by and between Fremont, the Sponsor and the Depositor, attached hereto as Exhibit T.

            Fremont Servicing Agreement: The Amended and Restated Flow Interim Servicing Agreement, dated as of January 1, 2006, attached as Exhibit P hereto.

            Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note to be added to the applicable Index to determine the Mortgage Interest Rate.

            Group I Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group I Mortgage Loans.

            Group II Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group II Mortgage Loans.

            High Cost Mortgage Loan: A Mortgage Loan that is (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) identified, classified or characterized as "high cost," "threshold," "covered," or "predatory" under any other applicable state, federal or local law (or a similarly identified, classified or characterized loan using different terminology under an applicable law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or
(c) categorized as "High Cost" or "Covered" pursuant to Appendix E of the Standard & Poor's Glossary.

            Home Loan: A Mortgage Loan categorized as "Home Loan" pursuant to Appendix E of Standard & Poor's Glossary.

            Index: As to each Adjustable Rate Mortgage Loan, the index from time to time in effect for the adjustment of the Mortgage Interest Rate set forth as such on the related Mortgage Note.

            Initial Certification: The Initial Certification submitted by the Trustee, substantially in the form of Exhibit F.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Interest Accrual Period: With respect to each Class of LIBOR Certificates and each Corresponding Class of Lower-Tier Regular Interests and each Corresponding Class of Upper Tier Regular Interests for any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the Closing Date) and ending on the day immediately preceding the current Distribution Date. For purposes of computing interest accruals on each Class of LIBOR Certificates, each Corresponding Class of Lower Tier Regular Interest and each Corresponding Class of Upper Tier Regular Interest, each Interest Accrual Period has the actual number of days in such period and each year is assumed to have 360 days.

            Interest Only Mortgage Loan: A Mortgage Loan for which the related Mortgage Note provides for Scheduled Payments of interest only for a period of time as specified in the related Mortgage Note.

            Interest Rate Swap Agreement: The interest rate swap agreement, dated as of April 13, 2006, between Goldman Sachs Capital Markets, L.P. (as assigned to and assumed by the Swap Provider) and Goldman Sachs Mortgage Company or any other swap agreement (including any related schedules) entered into by the Trustee on behalf of the Trust pursuant to Section 2.01(d) a copy of which is attached hereto as Exhibit X.

            Interest Remittance Amount: With respect to any Distribution Date and the Mortgage Loans in a Loan Group, that portion of Available Funds allocated to interest relating to the Mortgage Loans in such Loan Group and any Net Swap Receipts attributable to such Loan Group for such Distribution Date, net of any Net Swap Payments made from such Loan Group with respect to such Distribution Date. For purposes of this Agreement, any Net Swap Payments or Net Swap Receipts shall be allocated by the Trustee between Loan Groups based on the respective aggregate Stated Principal Balance of the Mortgage Loans in each Loan Group.

            Investment Account:  As defined in Section 3.02(a).

            Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

            Investor-Based Exemption: Any of Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions by independent "qualified professional asset managers"), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by "in-house asset managers"), or any comparable exemption available under Similar Law.

            IRS:  The Internal Revenue Service.

            LIBOR: With respect to any Interest Accrual Period for the LIBOR Certificates, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided, that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loans to leading European banks.

            LIBOR Certificates:  As specified in the Preliminary Statement.

            LIBOR Determination Date: With respect to any Interest Accrual Period for the LIBOR Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

            Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the Mortgage Loan Schedule.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the Prepayment Period preceding the month of such Distribution Date and as to which the applicable Servicer has certified to the Trustee (pursuant to the applicable Servicing Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: any cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

            Loan Group: The Group I Mortgage Loans or the Group II Mortgage Loans, as applicable.

            Loan Group Cap: The Loan Group I Cap or the Loan Group II Cap, as applicable.

            Loan Group I Cap: With respect to the Group I Mortgage Loans as of any Distribution Date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the applicable Interest Accrual Period and (ii) the sum of (A) the weighted average of the Mortgage Interest Rates for each Group I Mortgage Loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period and (B) Net Swap Receipts, if any, less Net Swap Payments if any, for that Distribution Date divided by the Stated Principal Balance of the Mortgage Loans at the beginning of the related Due Period, multiplied by 12.

            Loan Group II Cap: With respect to the Group II Mortgage Loans as of any Distribution Date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the applicable Interest Accrual Period and (ii) the sum of (A) the weighted average of the Mortgage Interest Rates for each Group II Mortgage Loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period and (B) Net Swap Receipts, if any, less Net Swap Payments if any, for that Distribution Date divided by the Stated Principal Balance of the Mortgage Loans at the beginning of the related Due Period, multiplied by 12.

            Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, at any time, the ratio (expressed as a percentage) of the principal balance of the Mortgage Loan as of the date of determination, to the Appraisal Value of the related Mortgaged Property.

            London Business Day: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

            Lower-Tier Interest Rate: As described in the Preliminary Statement.

            Lower-Tier Principal Amount: As described in the Preliminary Statement.

            Lower-Tier Regular Interest: Each of the Class LT-A-1, Class LT-A-2A, Class LT-A-2B, Class LT-A-2C, Class LT-A-2D, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4, Class LT-M-5, Class LT-M-6, Class LT-M-7, Class LT-B-1, Class LT-B-2, Class LT-B-3, Class LT-B-4, Class LT-IO, Class LT-3, Class LT-Group I, Class LT-Group II, and Class LT-Accrual Interests as described in the Preliminary Statement.

            Lower-Tier REMIC: As described in the Preliminary Statement.

            Majority Class C Certificateholder: The Holder or Holders of a majority of the Percentage Interests in the Class C Certificates.

            MERS: As defined in Section 2.01(b).

            MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Responsible Party has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Responsible Party, in accordance with the MERS Procedures Manual and (b) the Responsible Party has designated or will designate the Trust as the Investor on the MERS(R) System.

            MERS Procedures Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

            MERS(R) System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

            Monthly Advance: As defined in the applicable Servicing Agreement.

            Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

            Monthly Statement: The statement made available to the Certificateholders pursuant to Section 4.02.

            Moody's: Moody's Investors Service, Inc., and its successors in interest. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-Through Group, or such other address as Moody's may hereafter furnish to the Depositor, the Servicer and the Trustee..

            Mortgage: The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note, including all riders thereto.

            Mortgage File: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

            Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

            Mortgage Loan: An individual Mortgage Loan which is the subject of the Purchase Agreement and a Servicing Agreement, each Mortgage Loan originally sold and subject to the Purchase Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Mortgage File, the Servicing File, the Monthly Payments, Principal Prepayments, Prepayment Premiums, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased Mortgage Loans.

            Mortgage Loan Documents: The mortgage loan documents pertaining to each Mortgage Loan.

            Mortgage Loan Schedule: A schedule of Mortgage Loans delivered to the Trustee on the Closing Date and referred to on Schedule I, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Responsible Party's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e. a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing); (6) the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the LTV at the origination; (8) the Mortgage Interest Rate as of the related Cut-off Date; (9) the date on which the Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Monthly Payment as of the related Cut-off Date; (12) the last payment date on which a payment was actually applied to the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the Stated Principal Balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due on or before the related Cut-off Date; (15) with respect to Adjustable Rate Mortgage Loans, the Interest Rate Adjustment Date; (16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index;
(19) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Cap under the terms of the Mortgage Note; (20) the type of Mortgage Loan (i.e., Fixed Rate, Adjustable Rate, First Lien); (21) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (22) a code indicating the documentation style (i.e. full, alternative or reduced);
(23) the loan credit classification (as described in the Underwriting Guidelines); (24) whether such Mortgage Loan provides for a Prepayment Penalty;
(25) the Prepayment Penalty period of such Mortgage Loan, if applicable; (26) a description of the Prepayment Penalty, if applicable; (27) the Mortgage Interest Rate as of origination; (28) the credit risk score (FICO score) at origination;
(29) the date of origination; (30) the Mortgage Interest Rate adjustment period;
(31) the Mortgage Interest Rate floor; (32) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (33) a code indicating whether the Mortgage Loan is a Section 32 Mortgage Loan; (34) a code indicating whether the Mortgage Loan has been modified; (35) the Current CLTV;
(36) the one year payment history; (37) the Due Date for the first Monthly Payment; (38) the original Monthly Payment due; (39) with respect to the related Mortgagor, the debt-to-income ratio; (40) the appraised value of the Mortgaged Property; (41) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; (42) the MERS Identification Number; (43) Senior lien balance; (44) Lien position marker; (45) CLTV at origination; (46) a code indicating if the Mortgage Loan is a Home Loan as such terms are defined in the then current Standard & Poor's LEVELS(R) Glossary.

            Mortgaged Property: The real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by a Mortgage Note.

            Mortgagor: The obligor(s) on a Mortgage Note.

            Net Monthly Excess Cash Flow: For any Distribution Date the amount remaining for distribution pursuant to Section 4.01(a)(iii) (before giving effect to distributions pursuant to such subsection).

            Net Prepayment Interest Shortfall: For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls for such Distribution Date exceeds the sum of the Compensating Interest payments made with respect to such Distribution Date.

            Net Swap Payment: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) payable by the Trust to the Swap Provider on the related Fixed Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement).

            Net Swap Receipt: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) made by the Swap Provider to the Trust on the related Floating Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement).

            NIM Issuer: The entity established as the issuer of the NIM Securities.

            NIM Securities: Any debt securities secured or otherwise backed by some or all of the Class X and Class P Certificates that are rated by one or more Rating Agencies.

            NIM Trustee: The trustee for the NIM Securities.

            90+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, three months or more past due (without giving effect to any grace period), including each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

            Non-Permitted Transferee: As defined in Section 8.12(e).

            Nonrecoverable Monthly Advance: Any Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer or any successor Servicer including the Trustee, as applicable, will not or, in the case of a proposed Monthly Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

            Nonrecoverable Servicing Advance: Any Servicing Advances previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in the good faith judgment of the Servicer or any successor Servicer including the Trustee, as applicable, will not or, in the case of a proposed Servicing Advance, would not, be ultimately recoverable from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise.

            Non-Rule 144A Investment Letter: As defined in Section 5.02(b).

            Notice of Final Distribution: The notice to be provided pursuant to
Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

            Offered Certificates: As specified in the Preliminary Statement.

            Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an Assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of any Servicer or the Responsible Party, and delivered to the Trustee, as required by any Servicing Agreement or the Purchase Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for the applicable Servicer or a Subservicer, reasonably acceptable to the Trustee (and/or such other Persons as may be set forth herein); provided, that any Opinion of Counsel relating to (a) qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions, must (unless otherwise stated in such Opinion of Counsel) be an opinion of counsel who (i) is in fact independent of the applicable Servicer or the Trustee of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the applicable Servicer or the Trustee of the Mortgage Loans or in an Affiliate of either and (iii) is not connected with the applicable Servicer or Trustee of the Mortgage Loans as an officer, employee, director or person performing similar functions.

            Optional Termination Date: The date determined as follows: Wells Fargo, pursuant to the Wells Fargo Servicing Agreement, (at the direction of the Majority Class C Certificateholder (as evidenced on the Certificate Register) pursuant to Section 9.01), shall cause the Optional Termination Date to occur on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 10% or less of the Cut off Date Pool Principal Balance (provided, that if the Depositor or an Affiliate of the Depositor is one of the Holders constituting such majority, then there must be at least one other unaffiliated Holder constituting such majority and the Class C Certificates held by such Holder, or unaffiliated Holders in the aggregate, must represent at least a 10% Percentage Interest in the Class C Certificates).

            Original Purchase Date: March 30, 2006.

            Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

            (i) Certificates theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; and

            (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

            Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

            Overcollateralized Amount: As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over (b) the aggregate of the Class Certificate Balances of the LIBOR Certificates and the Residual Certificates as of such Distribution Date (after giving effect to the payment of the Principal Remittance Amount on such Certificates on such Distribution Date).

            Overcollateralization Deficiency: With respect to any Distribution Date, the excess, if any, of (a) the Specified Overcollateralized Amount applicable to such Distribution Date over (b) the Overcollateralized Amount applicable to such Distribution Date.

            Overcollateralization Floor: With respect to any Distribution Date, 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            Overcollateralization Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Overcollateralized Amount and (b) the Net Monthly Excess Cash Flow.

            Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

            Pass-Through Margin: Except as set forth in the following sentence, with respect to each Class of LIBOR Certificates, the following percentages:
Class A-1 Certificates, 0.160%; Class A-2A Certificates, 0.060%; Class A-2B Certificates, 0.110%; Class A-2C Certificates, 0.160%; Class A-2D Certificates, 0.270%; Class M-1 Certificates, 0.300%; Class M-2 Certificates, 0.320%; Class M-3 Certificates, 0.350%; Class M-4 Certificates, 0.430%; Class M-5 Certificates, 0.460%; Class M-6 Certificates, 0.530%; Class M-7 Certificates, 1.030%; Class B-1 Certificates, 1.150%; Class B-2 Certificates, 2.100%; Class B-3 Certificates, 2.500% and Class B-4 Certificates, 2.500%. On the first possible Optional Termination Date, the Pass-Through Margins shall increase to:
Class A-1, 0.320%; Class A-2A, 0.120%; Class A-2B, 0.220%; Class A-2C, 0.320%;
Class A-2D, 0.540%, Class M-1, 0.450%; Class M-2, 0.480%; Class M-3, 0.525%;
Class M-4, 0.645%; Class M-5, 0.690%; Class M-6, 0.795%; Class M-7, 1.545%;
Class B-1, 1.725%; Class B-2, 3.150%; Class B-3, 3.750% and Class B-4, 3.750%.

            Pass-Through Rate: For each Class of Regular Certificates, each Pooling-Tier REMIC-1 Regular Interest, each Pooling-Tier REMIC-2 Regular Interest, each Lower-Tier Regular Interest, each Upper-Tier Regular Interest, and each Class X REMIC Regular Interest, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

            Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

            Periodic Mortgage Interest Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Mortgage Interest Rate Cap for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

            Periodic Mortgage Interest Rate Floor: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute minimum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Mortgage Interest Rate Floor for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

            Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Servicer, the Trustee or any of their respective
Affiliates:

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

            (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by any Depository Institution and rated "P-1" by Moody's, "A-1+" by S&P and "F1+" by Fitch (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement);

            (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

            (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

            (vi) units of money market funds, including money market funds advised by the Depositor or the Trustee or an Affiliate thereof, that have been rated "Aaa" by Moody's, "AAAm" or "AAAm-G" by Standard & Poor's and at least "AA" by Fitch (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement and such funds are so rated by such Rating Agency); and

            (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing "Aaa" or "AAA" rated securities;

            provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations. For investments in the Distribution Account (except during the Trustee Float Period), only the obligations or securities (or instruments which invest in the obligations or securities) specified in clause (i) above shall constitute Permitted Investments.

            Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a U.S. Person, a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other U.S. Person, or a U.S. Person treated as a partnership for federal income tax purposes if any of its direct or indirect partners (other than through a U.S. corporation) are not U.S. Persons, (vi) an "electing large partnership" within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

            Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

            Physical Certificates:  As specified in the Preliminary Statement.

            Plan:  As defined in Section 5.02(b).

            Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

            Pooling-Tier REMIC-1:  As described in the Preliminary Statement.

            Pooling-Tier REMIC-1 Interest Rate: As described in the Preliminary Statement.

            Pooling-Tier REMIC-1 Loan Group I WAC Rate: With respect to the Group I Mortgage Loans as of any Distribution Date, a per annum rate equal to
(a) the weighted average of the Mortgage Interest Rates for each such Mortgage Loan (in each case, less than the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period on such Mortgage Loans, multiplied by
(b) 30 divided by the actual number of days in the related Interest Accrual Period.

            Pooling-Tier REMIC-1 Loan Group II WAC Rate: With respect to the Group II Mortgage Loans as of any Distribution Date, a per annum rate equal to
(a) the weighted average of the Mortgage Interest Rates for each such Mortgage Loan (in each case, less than the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period on such Mortgage Loans, multiplied by
(b) 30 divided by the actual number of days in the related Interest Accrual Period.

            Pooling-Tier REMIC-1 Principal Amount: As described in the Preliminary Statement.

            Pooling-Tier REMIC-1 Regular Interest: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2:  As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 Interest Rate: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 IO Interest: Any of the Pooling-Tier REMIC-2 Regular Interests with the designation "IO" in its name.

            Pooling-Tier REMIC-2 IO Notional Balance: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 Principal Amount: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 Regular Interest: As described in the Preliminary Statement.

            Prepayment Interest Shortfall: With respect to any Remittance Date, the sum of, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment that was applied by the Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to the product of
(a) the Mortgage Interest Rate net of the Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the related Prepayment Period.

            Prepayment Period: With respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs.

            Prepayment Premium: Any prepayment premium, penalty or charge collected by the Servicer with respect to a Mortgage Loan from a Mortgagor in connection with any Principal Prepayment pursuant to the terms of the related Mortgage Note.

            Principal Distribution Amount: For any Distribution Date, the sum of
(i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

            Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan) which is received in advance of its scheduled Due Date, excluding any Prepayment Premium and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

            Principal Remittance Amount: With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a Mortgage Loan due during such Due Period and received by the applicable Servicer on or prior to the related Determination Date, together with any Monthly Advances in respect thereof; (ii) all Principal Prepayments received by the applicable Servicer during the related Prepayment Period, (iii) all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the Mortgage Loans allocable to principal received by the applicable Servicer during the related Prepayment Period, (iv) the portion of the Repurchase Price allocable to principal with respect to each Deleted Mortgage Loan, the repurchase obligation for which arose during the related Prepayment Period, that was repurchased during the period from the prior Distribution Date through the Remittance Date for the current Distribution Date, (v) the portion of all Substitution Adjustment Amounts allocable to principal with respect to the substitutions of Mortgage Loans that occur during the calendar month in which such Distribution Date occurs, and (vi) the allocable portion of the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section
9.01 (to the extent such proceeds relate to principal).

            Privacy Laws: Title V of the Gramm-Leach-Bliley Act of 1999, as amended, and all applicable regulations promulgated thereunder.

            Private Certificates:  As specified in the Preliminary Statement.

            Prospectus Supplement: The Prospectus Supplement, dated April 25, 2006, relating to the Offered Certificates.

            PTCE 95-60:  As defined in Section 5.02(b).

            PUD:  A planned unit development.

            Purchase Agreement: The Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement, dated as of January 1, 2006, by and between Fremont and the Sponsor, solely insofar as such agreement relates to the Mortgage Loans, attached hereto as Exhibit O.

            Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 10.05(b), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor, the Trustee and the Servicer.

            Realized Losses: With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of the amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan.

            Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the related Interest Accrual Period; provided, however, that for any Certificate issued in definitive form, the Record Date shall be the close of business on the last Business Day of the month preceding the month in which such applicable Distribution Date occurs.

            Reference Bank:  As defined in Section 4.04.

            Regular Certificates:  As specified in the Preliminary Statement.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers' Civil Relief Act or any similar state statutes.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

            Remittance Date: With respect to any Distribution Date, no later than 12:00 p.m., Central Time on the Business Day immediately preceding such Distribution Date.

            REO Disposition: The final sale by the Servicer of any REO Property.

            REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Replacement Swap Provider Payment: Any payments that have been received by the Trust as a result of entering into a replacement interest rate swap agreement following an Additional Termination Event described in Part 5(n)(iii) of the Schedule to the Interest Rate Swap Agreement.

            Reportable Event:  As defined in Section 8.12(g).

            Repurchase Price: With respect to any Mortgage Loan repurchased by
(a) the Sponsor, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Interest Rate from the last date through which interest has been paid and distributed to the Trustee to the date of repurchase, (iii) all unreimbursed Servicing Advances, (iv) all expenses incurred by the applicable Servicer, the Trust or the Trustee, as the case may be, in respect of a breach or defect, including, without limitation, expenses arising out of the applicable Servicer's or Trustee's, as the case may be, enforcement of the Sponsor's repurchase obligations, to the extent not included in clause (iii), and (v) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory lending law or abusive lending law or (b) Responsible Party, the Repurchase Price as that term is defined in the Purchase Agreement.

            Request for Release: The Request for Release submitted by the applicable Servicer to the Trustee, substantially in the form of Exhibit S.

            Residual Certificates:  As specified in the Preliminary Statement.

            Responsible Officer: When used with respect to the Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

            Responsible Party: Fremont Investment & Loan, in its capacity as seller under the Purchase Agreement.

            Rule 144A Letter:  As defined in Section 5.02(b).

            Sarbanes Certification : As defined in Section 8.12(c).

            Securities Act:  The Securities Act of 1933, as amended.

            Senior Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distribution of the Principal Distribution Amount and any principal payments on those Classes of Certificates from the Supplemental Interest Trust on that Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Senior Specified Enhancement Percentage: As of any date of determination, 41.90%.

            Servicer: Fremont, only until the Servicing Transfer Date, or thereafter. Wells Fargo Bank, N.A., in its respective capacity as servicer under the related Servicing Agreement, or any successor servicer appointed pursuant to such Servicing Agreement.

            Servicer Remittance Report: As defined in Section 4.02(d).

            Servicing Advances: As defined in the related Servicing Agreement.

            Servicing Agreement: The Fremont Servicing Agreement or the Wells Fargo Servicing Agreement, as applicable.

            Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, which as of the Closing Date are listed on Exhibit N hereto.

            Servicing Fee: As defined in the related Servicing Agreement.

            Servicing Fee Rate: With respect to each Mortgage Loan, a per annum rate equal to 0.50%.

            Servicing Transfer Date: With respect to each Mortgage Loan, July 1, 2006, or such other date on which servicing of the Mortgage Loans was transferred to Wells Fargo.

            Servicing File: With respect to each Mortgage Loan, the file retained by the applicable Servicer consisting of originals or copies of all documents in the Mortgage File which are not delivered to the Trustee in the Custodial File and copies of the Mortgage Loan Documents set forth in Exhibit R hereto.

            Similar Law: As defined in Section 5.02(b).

            60+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Monthly Payment is, as of the last day of the prior Due Period, two months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

            Specified Overcollateralized Amount: Prior to the Stepdown Date, an amount equal to 1.50% of the Cut-off Date Pool Principal Balance. On and after the Stepdown Date, an amount equal to 3.00% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, subject, until the Class Certificate Balance of each Class of LIBOR Certificates has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Trigger Event exists, the Specified Overcollateralized Amount shall not be reduced to the applicable percentage of the then current aggregate Stated Principal Balance of the Mortgage Loans until the Distribution Date on which a Trigger Event no longer exists; provided, further, that when the Class Certificate Balance of each Class of LIBOR Certificates has been reduced to zero, the Specified Overcollateralized Amount will thereafter equal zero.

            Sponsor: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest, as purchaser of the Mortgage Loans under the Purchase Agreement.

            Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest. If Standard & Poor's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Standard & Poor's shall be Standard & Poor's, 55 Water Street, New York, New York 10041, Attention:
Residential Mortgage Surveillance Group - GSAMP Trust 2006-FM1, or such other address as Standard & Poor's may hereafter furnish to the Depositor, the Servicer and the Trustee.

            Standard & Poor's Glossary: Version 5.6(b) of the Standard & Poor's LEVELS(R) Glossary.

            Start-up Day:  As defined in Section 2.04.

            Stated Principal Balance: As to each Mortgage Loan and as of any Determination Date, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the Trustee with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received or advanced prior to the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has become a Liquidated Mortgage Loan during the related Prepayment Period shall be zero.

            Stepdown Date: The earlier to occur of (a) the date on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero and (b) the later to occur of (i) the Distribution Date in May 2009, and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

            Subcontractor: Any third-party or Affiliated vendor, subcontractor or other Person utilized by the Servicer, a Subservicer or the Trustee, as applicable, that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans.

            Subordinated Certificates: As specified in the Preliminary
Statement.

            Subsequent Recoveries: Amounts received with respect to any Liquidated Mortgage Loan after it has become a Liquidated Mortgage Loan.

            Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under the applicable Servicing Agreement, with respect to some or all of the Mortgage Loans, that are identified in Item 1122(d) of Regulation AB.

            Substitute Mortgage Loan: A Mortgage Loan eligible to be substituted for a Deleted Mortgage Loan pursuant to the terms of the Assignment and Recognition Agreement.

            Substitution Adjustment Amount: Any amount required to be paid in connection with a Substitute Mortgage Loan pursuant to the Assignment and Recognition Agreement.

            Supplemental Interest Trust: The corpus of a trust created pursuant to Section 4.05 of this Agreement, consisting of the Interest Rate Swap Agreement, the Class IO Interest and the right to receive Class IO Shortfalls, subject to the obligation to pay amounts specified in Section 4.05.

            Swap LIBOR: With respect to any Distribution Date (and the related Interest Accrual Period), the product of (i) USD-LIBOR-BBA (as used in the Interest Rate Swap Agreement), (ii) two, and (iii) the quotient of (a) the actual number of days in the Interest Accrual Period for the LIBOR Certificates divided by (b) 30.

            Swap Provider: Goldman Sachs Mitsui Marine Derivative Products, L.P., a Delaware limited partnership, and its successors in interest, and any successor swap provider under any replacement Interest Rate Swap Agreement.

            Swap Termination Payment: Any payment payable by the Trust or the Swap Provider upon termination of the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) or a Termination Event (as defined in the Interest Rate Swap Agreement).

            Tax Matters Person: The Holder of the (i) Class RC, (ii) Class R and
(iii) Class RX Certificates designated as "tax matters person" of (i) Pooling-Tier REMIC-1, (ii) Pooling Tier REMIC 2, the Lower Tier REMIC and the Upper Tier REMIC, and (iii) the Class X REMIC respectively, in the manner provided under Treasury Regulations Section 1.860F 4(d) and Treasury Regulations
Section 301.6231(a)(7) 1.

            Telerate Page 3750: The display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

            10-K Filing Deadline:  As defined in Section 8.13(c).

            Termination Price:  As defined in Section 9.01.

            30 Day Delinquency: The failure of the Mortgagor to make any Scheduled Payment due under the Mortgage Note on a Due Date, which failure continues unremedied for a period of one month after the following Due Date.

            Total Monthly Excess Spread: As to any Distribution Date, an amount equal to the excess if any, of (i) the interest on the Mortgage Loans received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date (net of Expense Fees) and plus any Net Swap Receipts and less any Net Swap Payments and Swap Termination Payments, other than Defaulted Swap Termination Payments, for such Distribution Date, over
(ii) the sum of the interest payable to the LIBOR Certificates on such Distribution Date pursuant to Section 4.01(a)(i), provided, however, that Net Swap Receipts shall be included in Total Monthly Excess Spread (and correspondingly any Extra Principal Distribution Amount) only to the extent of current or prior Realized Losses not previously reimbursed.

            Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

            Transfer Affidavit:  As defined in Section 5.02(c).

            Transferor Certificate:  As defined in Section 5.02(b).

            Trigger Event: With respect to any Distribution Date, a Trigger Event exists if (i) the quotient (expressed as a percentage) of (1) the rolling three month average of the aggregate unpaid principal balance of 60+ Day Delinquent Mortgage Loans, divided by (2) the aggregate unpaid principal balance of the Mortgage Loans as of the last day of the related Due Period, equals or exceeds 37.00% of the Senior Enhancement Percentage as of the last day of the prior Due Period or (ii) the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by (y) the Cut-off Date Pool Principal Balance, exceeds the applicable percentages set forth below with respect to such Distribution Date:

      Distribution Date Occurring In    Cumulative Realized Loss Percentage

            May 2008-April 2009         1.450%  for the first  month,  plus an
                                        additional  1/12th of 1.550%  for each
                                        month thereafter

            May 2009-April 2010         3.000%  for the first  month,  plus an
                                        additional  1/12th of 1.750%  for each
                                        month thereafter

            May 2010-April 2011         4.750%  for the first  month,  plus an
                                        additional  1/12th of 1.250%  for each
                                        month thereafter

            May 2011-April 2012         6.000%  for the first  month,  plus an
                                        additional  1/12th of 0.550%  for each
                                        month thereafter

          May 2012 and thereafter       6.550%

            Trust:  The express trust created hereunder in Section 2.01(c).

            Trust Fund: The corpus of the trust created hereunder consisting of
(i) the Mortgage Loans and all interest and principal with respect thereto received on or after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date; (ii) the Excess Reserve Fund Account, the Distribution Account, and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the rights of the Trust under the Fremont Agreements and the Wells Fargo Servicing Agreement; (v) the Interest Rate Swap Agreement; the Supplemental Interest Trust; and (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

            Trust REMIC: Any of Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC, the Upper-Tier REMIC or the Class X REMIC, as applicable.

            Trustee: Deutsche Bank National Trust Company and its successors in interest, and, if a successor trustee is appointed hereunder, such successor.

            Trustee Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the related Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the last day of the preceding Due Period (or as of the Closing Date in the case of the first Distribution Date) or, in the event of any payment of interest which accompanies a Principal Prepayment in Full made by the Mortgagor, interest at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan for the period covered by such payment of interest.

            Trustee Fee Rate: With respect to each Mortgage Loan, 0.0050% per annum.

            Trustee Float Period: With respect to any Distribution Date and the related amounts in the Distribution Account, the period commencing on the Business Day immediately preceding such Distribution Date and ending on such Distribution Date.

            Underwriters' Exemption: Any exemption listed in footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), or any successor exemption.

            Underwriting Guidelines: The underwriting guidelines attached to the Purchase Agreement.

            Unpaid Interest Amount: As of any Distribution Date and any Class of Certificates, the sum of (a) the portion of the Accrued Certificate Interest Distribution Amount from prior Distribution Dates remaining unpaid immediately prior to the current Distribution Date and (b) interest on the amount in clause
(a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

            Upper-Tier Carry Forward Amount: With respect to each Class of LIBOR Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Upper-Tier Interest Rate for the Class of Corresponding Upper-Tier REMIC Regular Interest is based upon the Upper-Tier REMIC Loan Group I Rate or Upper-Tier REMIC Loan Group II Rate, as and if applicable, or the Upper-Tier REMIC WAC Rate, the excess, if any, of (i) the amount of interest such Class of Upper-Tier Regular Interest would otherwise be entitled to receive on such Distribution Date had such Upper-Tier REMIC Regular Interest not been subject to the Upper-Tier REMIC Loan Group I Rate or Upper-Tier REMIC Loan Group II Rate, as and if applicable, or the Upper-Tier REMIC WAC Rate, over (ii) the amount of interest payable on such Class of Upper-Tier Regular Interest on such Distribution Date taking into account the Upper-Tier REMIC Loan Group I Rate or Upper-Tier REMIC Loan Group II Rate, as and if applicable, or the Upper-Tier REMIC WAC Rate and (B) the Upper-Tier Carry Forward Amount for such Class of Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Upper-Tier Interest Rate for such Class of Certificates for such Distribution Date, without giving effect to the Upper-Tier REMIC Loan Group I Rate or Upper-Tier REMIC Loan Group II Rate, as and if applicable, or the Upper-Tier REMIC WAC Rate.

            Upper-Tier Interest Rate: As described in the Preliminary Statement.

            Upper-Tier Regular Interest: As described in the Preliminary Statement.

            Upper-Tier REMIC: As described in the Preliminary Statement.

            Upper-Tier REMIC Loan Group I Rate: As described in the Preliminary Statement.

            Upper-Tier REMIC Loan Group II Rate: As described in the Preliminary Statement.

            Upper-Tier REMIC WAC Rate: For any Distribution Date, the weighted average of the Lower-Tier Interest Rates on the Lower-Tier Regular Interests (other than the Class LT-IO and Class LT-3 Interests), as of the first day of the related Interest Accrual Period, weighted on the basis of the Lower-Tier Principal Amounts of such Lower-Tier Regular Interests as of the first day of the related Interest Accrual Period.

            U.S. Person: (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class X Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class P Certificates, if any, and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date. The Class C Certificates shall have no Voting Rights.

            WAC Cap: With respect to the Mortgage Loans as of any Distribution Date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the applicable Interest Accrual Period and (ii) the sum of (A) the weighted average of the Adjusted Net Mortgage Interest Rates then in effect at the beginning of the related Due Period on the Mortgage Loans and (B) Net Swap Receipts, if any, for that Distribution Date less Net Swap Payments, if any, for that Distribution Date divided by the Stated Principal Balance of the Mortgage Loans at the beginning of the related Due Period, multiplied by 12.

            Wells Fargo: Wells Fargo Bank, National Association, a national banking association, and its successor in interest.

            Wells Fargo Servicing Agreement: The Servicing Agreement, dated as of April 27, 2006, by and between Wells Fargo, the Trustee and the Depositor, which is attached hereto as Exhibit Q-1.

            Wells Fargo Warranties and Servicing Agreement: The Second Amended and Restated Master Seller's Warranties and Servicing Agreement, dated as of November 1, 2005, by and between the Sponsor and Wells Fargo, which is attached hereto as Exhibit Q-2.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund, and the Trustee, on behalf of the Trust, hereby accepts the Trust Fund.

            (b) In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered or caused to be delivered to the Trustee for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

          (i) the original Mortgage Note (except for up to 0.01% of the Mortgage Notes for which there is a lost note affidavit and the copy of the Mortgage
     Note) bearing all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee, endorsed "Pay to the order of _____________, without recourse" and signed in the name of the last endorsee. To the extent that there is no room on the face of any Mortgage Note for an endorsement, the endorsement may be contained on an allonge, unless state law does not so allow and the Trustee has been advised by the Responsible Party that state law does not so allow. If the Mortgage Loan was acquired by the Responsible Party in a merger, the endorsement must be by "[last endorsee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by "[last endorsee], formerly known as [previous name]";

            (ii) the original of any guarantee executed in connection with the Mortgage Note;

            (iii) the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the Responsible Party cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Responsible Party shall deliver or cause to be delivered to the Trustee, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Responsible Party (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Trustee upon receipt thereof by the Responsible Party; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage);

            (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

            (v) except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Sponsor as provided in this Agreement. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Sponsor. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Responsible Party in a merger, the Assignment of Mortgage must be made by "[Responsible Party], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Responsible Party while doing business under another name, the Assignment of Mortgage must be by "[Responsible Party], formerly known as [previous name]";

            (vi) the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the Responsible Party (or MERS with respect to each MERS Designated Mortgage Loan) to the Last Endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Responsible Party shall deliver or cause to be delivered to the Trustee, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Responsible Party (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Trustee upon receipt thereof by the Responsible Party; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

            (vii) the original mortgagee policy of title insurance (or copy thereof) or attorney's opinion of title accompanied by a title abstract or, in the event such original title policy (or copy thereof) is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company;

            (viii) security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

            (ix) original powers of attorney, if applicable, with evidence of recording thereon, if required.

            The Depositor shall use reasonable efforts to cause the Sponsor and the Responsible Party to deliver to the Trustee the applicable recorded document promptly upon receipt from the respective recording office but in no event later than 180 days from the Closing Date.

            The Depositor shall use reasonable efforts to cause the Sponsor and Responsible Party, as applicable, to forward to the Trustee additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan approved by the Responsible Party in accordance with the terms of the Responsible Party Agreements. All such Mortgage Loan Documents held by the Trustee as to each Mortgage Loan shall constitute the "Custodial File."

            On or prior to the Closing Date, the Depositor shall deliver to the Trustee Assignments of Mortgages (except in the case of MERS Loans), in blank, for each applicable Mortgage Loan.

            In the event, with respect to any Mortgage Loan, that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Trustee within 180 days of the applicable Original Purchase Date as specified in the Purchase Agreement, the Trustee shall notify the Depositor and the Depositor shall take or cause to be taken such remedial actions under the Purchase Agreement as may be permitted to be taken thereunder, including without limitation, if applicable, the repurchase by the Responsible Party of such Mortgage Loan. The foregoing repurchase remedy shall not apply in the event that the Responsible Party cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided, that the Responsible Party shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of an officer of the Responsible Party confirming that such document has been accepted for recording.

            Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains or loses the original Mortgage or assignment after it has been recorded, the obligations of the Responsible Party shall be deemed to have been satisfied upon delivery by the Responsible Party to the Trustee prior to the Closing Date of a copy of such Mortgage or assignment, as the case may be, certified (such certification to be an original thereof) by the public recording office to be a true and complete copy of the recorded original thereof.

            (c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the "Trust") to be known, for convenience, as "GSAMP Trust 2006-FM1" and Deutsche Bank National Trust Company is hereby appointed as Trustee in accordance with the provisions of this Agreement. The Trust's fiscal year is the calendar year.

            (d) The Trust shall have the capacity, power and authority, and the Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund (including, without limitation, the Mortgage Loans, the Interest Rate Swap Agreement and the Responsible Party Agreements) pursuant to Section 2.01(a). The parties hereby acknowledge and agree that the execution and delivery of the Interest Rate Swap Agreement by the Trustee on behalf of the Trust was authorized and is hereby ratified and confirmed.

            (e) It is agreed and understood by the Depositor and the Trustee that it is the policy and intention of the Trust to acquire only Mortgage Loans meeting the requirements set forth in this Agreement, including without limitation, including the requirement that no Mortgage Loan be a High Cost Mortgage Loan and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 be governed by the Georgia Fair Lending Act

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. The Trustee, on behalf of the Trust, hereby accepts the Trust Fund and assumes the obligations of the Depositor under the Fremont Agreements and the Wells Fargo Servicing Agreement from and after the Closing Date and solely insofar as they relate to the Mortgage Loans. For avoidance of doubt, the parties acknowledge that all obligations so assumed are obligations of the Trust and, to the extent such obligations are payment or monetary obligations, are payable solely from the Trust Fund, and not of the Trustee in its individual capacity. The Trustee, on behalf of the Trust, acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit F, and declares that it holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee acknowledges that it will maintain possession of the related Mortgage Notes in the State of California, unless otherwise permitted by the Rating Agencies.

            Prior to and as a condition to the Closing, the Trustee shall deliver via facsimile (with original to follow the next Business Day) to the Depositor and the Servicer an Initial Certification prior to the Closing Date, or as the Depositor agrees to, on the Closing Date, certifying receipt of a Mortgage Note and Assignment of Mortgage for each Mortgage Loan with any exceptions thereon. The Trustee shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

            On the Closing Date, the Trustee shall ascertain that all documents required to be reviewed by it are in its possession, and shall deliver to the Depositor and the Servicer an Initial Certification, in the form annexed hereto as Exhibit F, and shall deliver to the Depositor and the Servicer a Document Certification and Exception Report, in the form annexed hereto as Exhibit G, within 90 days (or with respect to any Substitute Mortgage Loan delivered to the Trustee, within 30 days after the receipt of the Mortgage File by the Trustee) after the Closing Date to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification): (i) all documents required to be reviewed by it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2) and (13) of the Mortgage Loan Schedule and items (1),
(2) and (13) of the Data Tape Information respecting such Mortgage Loan is correct; and (iv) each Mortgage Note has been endorsed as provided in Section
2.01 of this Agreement. The Trustee shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

            The Trustee shall retain possession and custody of each Custodial File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of the Servicer from time to time.

            The Depositor shall use reasonable efforts to cause the Responsible Party to deliver to the Servicer copies of all trailing documents required to be included in the Custodial File at the same time the original or certified copies thereof are delivered to the Trustee, including but not limited to such documents as the title insurance policy and any other Mortgage Loan Documents upon return from the public recording office. The Depositor shall use reasonable efforts to cause the Responsible Party to deliver such documents at the Responsible Party's expense (pursuant to the Purchase Agreement) to the Servicer and in no event shall the Servicer be responsible for any expenses relating to such delivery obligation.

            Section 2.03 Execution and Delivery of Certificates. The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized Denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

            Section 2.04 REMIC Matters. The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. For the avoidance of doubt, the Class C Certificates shall not represent a regular or residual interest in any Trust REMIC. The "Start-up Day" of each Trust REMIC for purposes of the REMIC Provisions shall be the Closing Date. The "latest possible maturity date" of the regular interests in each Trust REMIC is the Distribution Date in April 2036, which is the Distribution Date in the month following the month in which the latest maturity date of any Mortgage Loan occurs. Amounts distributable to the Class X Certificates (prior to any reduction for any Basis Risk Payment or Swap Termination Payment), exclusive of any amounts received from the Swap Provider, shall be deemed paid from the Upper-Tier REMIC to the Class X REMIC in respect of the Class UT-X Interest and the Class UT-IO Interest and then from the Class X REMIC in respect of the Class X Interest and the Class IO Interest to the Holders of the Class X Certificates prior to distribution of any Basis Risk Payments to the LIBOR Certificates or Net Swap Payments or Swap Termination Payments to the Swap Provider.

            For federal income tax purposes, any amount distributed on the LIBOR Certificates on any Distribution Date in excess of the amount distributable on their Corresponding Class of Upper-Tier Regular Interest on such Distribution Date shall be treated as having been paid from the Excess Reserve Fund Account or the Supplemental Interest Trust, as applicable, and any amount distributable on such Corresponding Class of Upper-Tier Regular Interest on such Distribution Date in excess of the amount distributable on the Corresponding Class of LIBOR Certificates on such Distribution Date shall be treated as having been paid to the Supplemental Interest Trust, all pursuant to and as further provided in
Section 8.14.

            Section 2.05 Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Trustee that as of the date of this Agreement or as of such date specifically provided herein:

            (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

            (b) The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement;

            (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the Trustee, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

            (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

            (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

            (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder; and

            (h) Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of each Mortgage Note and each Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 10.04 hereof.

            It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the respective Custodial Files to the Trustee and shall inure to the benefit of the Trustee.

            Within 30 days of the earlier of either discovery by or notice to the Depositor of a breach of the representations and warranties set forth in clause (h) above that materially and adversely affects the value of any Mortgage Loan or the interest of the Trustee or the Certificateholders therein, the Depositor shall use its best efforts to promptly cure such breach in all material respects and if such defect or breach cannot be remedied, the Depositor shall repurchase such Mortgage Loan at the Repurchase Price or substitute a Substitute Mortgage Loan for the defective Mortgage Loan. Any such repurchase shall be conducted in the same manner as set forth in the Purchase Agreement. The obligations of the Depositor to cure such breach or to purchase any Mortgage Loan constitute the sole remedies respecting a material breach of any such representation or warranty to the Holders of the Certificates and the Trustee. In the event the Depositor is required to repurchase or substitute a Mortgage Loan pursuant to this Section 2.05, the Trustee shall assign to the Depositor all rights it has with respect to such Mortgage Loan under the Fremont Assignment Agreement and, solely to the extent related to such Mortgage Loan, under the Purchase Agreement.

            Section 2.06 Enforcement of Obligations for Breach of Mortgage Loan Representations. Upon discovery by any of the parties hereto of a breach of a representation or warranty made by the Sponsor or Responsible Party pursuant to the Responsible Party Agreements, the party discovering such breach shall give prompt written notice thereof to the other parties to this Agreement and the Responsible Party. The Trustee shall take such action, with the Depositor's consent, with respect to such breach under the Responsible Party Agreements as may be necessary or appropriate to enforce the rights of the Trust with respect thereto.

                                  ARTICLE III

                                 TRUST ACCOUNTS

            Section 3.01 Excess Reserve Fund Account; Distribution Account. (a) The Trustee shall establish and maintain the Excess Reserve Fund Account, on behalf of the Class X Certificateholders, to receive that portion of the distributions on the Class X Interest up to an amount equal to any Basis Risk Payments and to pay to the LIBOR Certificateholders any Basis Risk Carry Forward Amounts (prior to using any Net Swap Receipts). For the avoidance of doubt, any Basis Risk Carry Forward Amounts shall be paid to the LIBOR Certificates first from the Excess Reserve Fund Account and then from the Supplemental Interest Trust.

            On each Distribution Date on which there exists a Basis Risk Carry Forward Amount on any Class of LIBOR Certificates, the Trustee shall (1) withdraw from the Distribution Account and deposit in the Excess Reserve Fund Account, as set forth in Section 4.01(a)(iii)(L), the lesser of the Class X Distributable Amount (to the extent remaining after the distributions specified in Sections 4.01(a)(iii)(A)-(K) and without regard to the reduction in clause
(ii) of the definition thereof for any Basis Risk Payment or Defaulted Swap Termination Payment) and the aggregate Basis Risk Carry Forward Amount and (2) withdraw from the Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of LIBOR Certificates the applicable Basis Risk Carry Forward Amounts. Such payments, along with payments from the Supplemental Interest Trust, shall be allocated to those Classes based upon the amount of Basis Risk Carry Forward Amount owed to each such Class and shall be paid in the priority set forth in Section 4.01(a)(iii)(M). In the event that the Class Certificate Balance of any Class of Certificates is reduced because of Applied Realized Loss Amounts, the applicable Certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts on the written down amounts on such Distribution Date or any future Distribution Dates (except to the extent such Class Certificate Balance is increased as a result of any Subsequent Recoveries), even if funds are otherwise available for distribution.

            The Trustee shall account for the Excess Reserve Fund Account as an asset of a grantor trust under subpart E, Part I of subchapter J of the Code and not as an asset of any Trust REMIC created pursuant to this Agreement. The beneficial owners of the Excess Reserve Fund Account are the Class X Certificateholders.

            Any Basis Risk Carry Forward Amounts distributed by the Trustee to the LIBOR Certificateholders from the Excess Reserve Fund Account shall be accounted for by the Trustee, for federal income tax purposes, as amounts paid first to the Holders of the Class X Certificates (in respect of the Class X Interest) and then to the respective Class or Classes of LIBOR Certificates. In addition, the Trustee shall account for the rights of Holders of each Class of LIBOR Certificates to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account (along with payments of Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts from the Supplemental Interest Trust) as rights in a separate limited recourse interest rate cap contract written by the Class X Certificateholders in favor of Holders of each such Class.

            Notwithstanding any provision contained in this Agreement, the Trustee shall not be required to make any payments from the Excess Reserve Fund Account except as expressly set forth in this Section 3.01(a).

            (b) The Trustee shall establish and maintain the Distribution Account on behalf of the Certificateholders. The Trustee shall, promptly upon receipt on the Business Day received, deposit in the Distribution Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicers to the Trustee pursuant to the Servicing Agreements; and

            (ii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

            In the event that the Servicer shall remit any amount not required to be remitted pursuant to the applicable Servicing Agreement, and such Servicer directs the Trustee in writing to withdraw such amount from the Distribution Account, the Trustee shall return such funds to the applicable Servicer. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Sections 4.01 or 6.03.

            (c) In order to comply with the laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such party's complete name, address, tax identification number and such other identifying information, together with copies of such party's constituting documentation, securities disclosure documentation and such other identifying documentation as may be available for such party.

            Section 3.02 Investment of Funds in the Distribution Account. (a) The Trustee may (but shall not be obligated to) invest funds in the Distribution Account during the Trustee Float Period (for purposes of this Section 3.02, such Account is referred to as an "Investment Account"), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, or maturing on such Distribution Date, in the case of an investment that is an obligation of the Trustee in its commercial capacity, no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement. On or after the Remittance Date and prior to the Trustee Float Period, the Depositor may direct the Trustee in writing to invest funds in the Distribution Account in such Permitted Investments. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee. The Trustee shall be entitled to sole possession over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee.

            (b) All income and gain realized from the investment of funds deposited in the Distribution Account held by the Trustee during the Trustee Float Period shall be subject to the Trustee's withdrawal in the manner set forth in Section 8.06. All income and gain realized from the investment of funds deposited in the Distribution Account held by the Trustee during any period other than the Trustee Float Period shall be held for the benefit of the Depositor, as compensation for the duties to be preformed by it to the extent provided under this Agreement, and the Trustee shall distribute such funds to the Depositor on the related Distribution Date.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. Notwithstanding the foregoing, the Depositor shall be liable to the Trust for any loss on any investment of funds in the Distribution Account other than during the Trustee Float Period and the Trustee shall be liable to the Trust for any such loss only during the Trustee Float Period, and the Depositor or the Trustee, as the case may be, shall deposit funds in the amount of such loss in the Distribution Account promptly after such loss is incurred.

            (d) The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation is not payable or reimbursable under Section 8.06 of this Agreement.

                                   ARTICLE IV

                                  DISTRIBUTIONS

            Section 4.01 Priorities of Distribution. (a) On each Distribution Date, the Trustee shall allocate from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Available Funds remaining and, on such Distribution Date, shall make distributions on the Certificates in accordance with such allocation:

          (i) to the Supplemental Interest Trust and to the holders of each Class of LIBOR Certificates in the following order of priority:

               (A) to the Supplemental Interest Trust, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Provider other than a Defaulted Swap Termination Payment;

               (B) concurrently, (1) from the Interest Remittance Amount related to the Group I Mortgage Loans, to the Class A-1 Certificates, the related Accrued Certificate Interest Distribution Amounts and Unpaid Interest Amounts for the Class A-1 Certificates; (2) from the Interest Remittance Amount related to the Group II Mortgage Loans, pro rata (based on the Accrued Certificate Interest Distribution Amounts and Unpaid Interest Amounts distributable to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates) to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, the related Accrued Certificate Interest Distribution Amounts and Unpaid Interest Amounts for the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates; (3) provided, that if the Interest Remittance Amount for either Loan Group is insufficient to make the related payments set forth clause (1) or (2) above, any Interest Remittance Amount relating to the other Loan Group remaining after payment of the related Accrued Certificate Interest Distribution Amounts and Unpaid Interest Amounts will be available to cover that shortfall;

               (C) from any remaining Interest Remittance Amounts, to the Class M-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

               (D) from any remaining Interest Remittance Amounts, to the Class M-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

               (E) from any remaining Interest Remittance Amounts, to the Class M-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

               (F) from any remaining Interest Remittance Amounts, to the Class M-4 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

               (G) from any remaining Interest Remittance Amounts, to the Class M-5 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

               (H) from any remaining Interest Remittance Amounts, to the Class M-6 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

               (I) from any remaining Interest Remittance Amounts, to the Class M-7 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

               (J) from any remaining Interest Remittance Amounts, to the Class B-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

               (K) from any remaining Interest Remittance Amounts, to the Class B-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

               (L) from any remaining Interest Remittance Amounts, to the Class B-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class; and

               (M) from any remaining Interest Remittance Amounts, to the Class B-4 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

          (ii) (A) on each Distribution Date (a) prior to the Stepdown Date or
     (b) with respect to which a Trigger Event is in effect, to the holders of the Class or Classes of LIBOR Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

                    (a) sequentially:

                         (x) concurrently to the Class R, Class RC and Class RX
                    Certificates, allocated pro rata, until their respective Class Certificate Balances have been reduced to zero; and

                         (y) to the Class A Certificates, allocated as described
                    in Section 4.01(c), until their respective Class Certificate Balances are reduced to zero;

                    (b) sequentially, to the Class M-1, Class M-2, Class M-3,
               Class M-4, Class M-5, Class M-6, Class M-7, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

                    (B) on each Distribution Date (a) on and after the Stepdown
               Date and (b) so long as a Trigger Event is not in effect, to the holders of the Class or Classes of LIBOR Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

                    (a) the lesser of (x) the Principal Distribution Amount and
               (y) the Class A Principal Distribution Amount to the Class A Certificates, allocated as described in Section 4.01(c), until their respective Class Certificate Balances are reduced to zero;

                    (b) the lesser of (x) the excess of (i) the Principal
               Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above and (y) the Class M-1 Principal Distribution Amount, to the Class M-1 Certificates until their Class Certificate Balance has been reduced to zero;

                    (c) the lesser of (x) the excess of (i) the Principal
               Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above and to the Class M-1 Certificates in clause (ii)(B)(b) above, and (y) the Class M-2 Principal Distribution Amount, to the Class M-2 Certificates until their Class Certificate Balance has been reduced to zero;

                    (d) the lesser of (x) the excess of (i) the Principal
               Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above and to the Class M-2 Certificates in clause (ii)(B)(c) above, and (y) the Class M-3 Principal Distribution Amount, to the Class M-3 Certificates until their Class Certificate Balance has been reduced to zero;

                    (e) the lesser of (x) the excess of (i) the Principal
               Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above and to the Class M-3 Certificates in clause (ii)(B)(d) above, and (y) the Class M-4 Principal Distribution Amount, to the Class M-4 Certificates until their Class Certificate Balance has been reduced to zero;

                    (f) the lesser of (x) the excess of (i) the Principal
               Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above and to the Class M-4 Certificates in clause (ii)(B)(e) above, and (y) the Class M-5 Principal Distribution Amount, to the Class M-5 Certificates until their Class Certificate Balance has been reduced to zero;

                    (g) the lesser of (x) the excess of (i) the Principal
               Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above and to the Class M-5 Certificates in clause (ii)(B)(f) above, and (y) the Class M-6 Principal Distribution Amount, to the Class M-6 Certificates until their Class Certificate Balance has been reduced to zero;

                    (h) the lesser of (x) the excess of (i) the Principal
               Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above, to the Class M-5 Certificates in clause (ii)(B)(f) above and to the Class M-6 Certificates in clause (ii)(B)(g) above, and (y) the Class M-7 Principal Distribution Amount, to the Class M-7 Certificates until their Class Certificate Balance has been reduced to zero;

                    (i) the lesser of (x) the excess of (i) the Principal
               Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above, to the Class M-5 Certificates in clause (ii)(B)(f) above, to the Class M-6 Certificates in clause (ii)(B)(g) and to the Class M-7 Certificates in clause (ii)(B)(h) above, and (y) the Class B-1 Principal Distribution Amount, to the Class B-1 Certificates until their Class Certificate Balance has been reduced to zero;

                    (j) the lesser of (x) the excess of (i) the Principal
               Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above, to the Class M-5 Certificates in clause (ii)(B)(f) above, to the Class M-6 Certificates in clause (ii)(B)(g) above, to the Class M-7 Certificates in clause (ii)(B)(h) above, and to the Class B-1 Certificates in clause (ii)(B)(i) above and (y) the Class B-2 Principal Distribution Amount, to the Class B-2 Certificates until their Class Certificate Balance has been reduced to zero; and

                    (k) the lesser of (x) the excess of (i) the Principal
               Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above, to the Class M-5 Certificates in clause (ii)(B)(f) above, to the Class M-6 Certificates in clause (ii)(B)(g) above, to the Class M-7 Certificates in clause (ii)(B)(h) above, to the Class B-1 Certificates in clause (ii)(B)(i) above and to the Class B-2 Certificates in clause (ii)(B)(j) above and (y) the Class B-3 Principal Distribution Amount, to the Class B-3 Certificates until their Class Certificate Balance has been reduced to zero;

                    (l) the lesser of (x) the excess of (i) the Principal
               Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above, to the Class M-5 Certificates in clause (ii)(B)(f) above, to the Class M-6 Certificates in clause (ii)(B)(g) above, to the Class M-7 Certificates in clause (ii)(B)(h) above, to the Class B-1 Certificates in clause (ii)(B)(i) above, to the Class B-2 Certificates in clause (ii)(B)(j) above, to the Class B-3 Certificates in clause (ii)(B)(k) above and (y) the Class B-4 Principal Distribution Amount, to the Class B-4 Certificates until their Class Certificate Balance has been reduced to zero;

               (iii) any amount remaining after the distributions in clauses 4.01(a)(i) and (ii) above shall be distributed in the following order of priority:

                    (A) to the Class M-1 Certificates, any Unpaid Interest
               Amount for such Class;

                    (B) to the Class M-2 Certificates, any Unpaid Interest
               Amount for such Class;

                    (C) to the Class M-3 Certificates, any Unpaid Interest
               Amount for such Class;

                    (D) to the Class M-4 Certificates, any Unpaid Interest
               Amount for such Class;

                    (E) to the Class M-5 Certificates, any Unpaid Interest
               Amount for such Class;

                    (F) to the Class M-6 Certificates, any Unpaid Interest
               Amount for such Class;

                    (G) to the Class M-7 Certificates, any Unpaid Interest
               Amount for such Class;

                    (H) to the Class B-1 Certificates, any Unpaid Interest
               Amount for such Class;

                    (I) to the Class B-2 Certificates, any Unpaid Interest
               Amount for such Class;

                    (J) to the Class B-3 Certificates, any Unpaid Interest
               Amount for such Class;

                    (K) to the Class B-4 Certificates, any Unpaid Interest
               Amount for such Class;

                    (L) to the Excess Reserve Fund Account, the amount of any
               Basis Risk Payment (without regard to Net Swap Receipts) for such Distribution Date;

                    (M) from funds on deposit in the Excess Reserve Fund Account with respect to such Distribution Date, an amount equal to any Basis Risk Carry Forward Amount with respect to the LIBOR Certificates for such Distribution Date to such Classes in the same order and priority as set forth in Section 4.01(a)(i), with the allocation to the Class A Certificates being pro rata based on their respective Basis Risk Carry Forward Amounts;

                    (N) to the Supplemental Interest Trust, the amount of any
               Defaulted Swap Termination Payment;

                    (O) to the Class X Certificates, the remainder of the Class
               X Distributable Amount not distributed pursuant to Sections 4.01(a)(iii)(A)-(N);

                    (P) to the Class RC Certificates, any remaining amount, in respect of Pooling-Tier REMIC-1;

                    (Q) to the Class R Certificates, any remaining amount, in
               respect of Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC; and

                    (R) to the Class RX Certificates, any remaining amount, in respect of the Class X REMIC.

            Notwithstanding the foregoing, if the Stepdown Date is the date on which the Class Certificate Balance of the Class A Certificates is reduced to zero, any Principal Distribution Amount remaining after principal distributions to the Class A Certificates pursuant to clause (ii)(A) above will be included as part of the distributions pursuant to clause (ii)(B) above.

            (b) On each Distribution Date, all amounts representing Prepayment Premiums from the Mortgage Loans received during the related Prepayment Period shall be distributed by the Trustee to the holders of the Class P Certificates.

            (c) All principal distributions allocated to the Class A Certificates on any Distribution Date shall be allocated among the Class A-1 Certificate Group and the Class A-2 Certificate Group based on the Class A Principal Allocation Percentage for the Class A-1 Certificate Group and the Class A-2 Certificate Group, as applicable. However, if the Class Certificate Balances of the Class A Certificates in any Class A Certificate Group is reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates in that Class A Certificate Group on that Distribution Date, and the amount of principal distributions distributable on all subsequent Distribution Dates, shall be distributed to the Class A Certificates of the other Class A Certificate Group remaining Outstanding, in accordance with the principal distribution allocations set forth in this Section 4.01(c), until their respective Class Certificate Balances have been reduced to zero. Any distributions of principal to the Class A-1 Certificate Group shall be made first from Available Funds relating to the Group I Mortgage Loans. Any distributions of principal to the Class A-2 Certificate Group shall be made first from Available Funds relating to the Group II Mortgage Loans.

            Any principal distributions allocated to the Class A-2 Certificate Group are required to be distributed sequentially to the Class A-2A Certificates, until their Class Certificate Balance has been reduced to zero, then to the Class A-2B Certificates, until their Class Certificate Balance has been reduced to zero, then to the Class A-2C Certificates, until their Class Certificate Balance has been reduced to zero and then to the Class A-2D Certificates, until their Class Certificate Balance has been reduced to zero.

            Notwithstanding the allocation of principal to the Class A Certificates described in the preceding paragraphs, from and after the Distribution Date on which the aggregate Class Certificate Balances of the Subordinated Certificates and the principal balance of the Class X Certificates have been reduced to zero, any principal distributions allocated to the Class A Certificates are required to be allocated pro rata to the Class A Certificates, based on their respective Certificate Principal Balances.

            (d) On any Distribution Date, any Relief Act Interest Shortfalls and Net Prepayment Interest Shortfalls for such Distribution Date shall be allocated by the Trustee as a reduction in the following order:

            (i) First, as a reduction of the Class X Distributable Amount, first as to the interest portion thereof, and then as to the principal portion thereof; and;

            (ii) Second, pro rata, as a reduction of the Accrued Certificate Interest Distribution Amount for the Class A, Class M and Class B Certificates based on the amount of interest to which such Classes would otherwise be entitled.

            Section 4.02 Monthly Statements to Certificateholders. (a) Not later than each Distribution Date, the Trustee shall make available to each Certificateholder, the applicable Servicer, the Depositor and each Rating Agency a statement, based substantially on information provided by the applicable Servicer, setting forth with respect to the related distribution:

          (i) the actual Distribution Date, the related Record Date, the Interest Accrual Period(s) for each Class for such Distribution Date and the LIBOR Determination Date for such Interest Accrual Period;

          (ii) the amount of Available Funds;

          (iii) the amount of Available Funds allocable to principal, the Principal Remittance Amount (separately identifying the components thereof) and the Principal Distribution Amount (separately identifying the components thereof);

          (iv) the amount of Available Funds allocable to interest and each Interest Remittance Amount;

          (v) the amount of any Unpaid Interest Amount for each Class included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for each Class and the amount of such Basis Risk Carry Forward Amount covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

          (vi) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

          (vii) the Class Certificate Balance of each Class of Certificates before and after giving effect to the distribution of principal on such Distribution Date;

          (viii) the Pool Stated Principal Balance for the related Distribution Date;

          (ix) the amount of Expense Fees paid to or retained by the Servicer and the Trustee (stated separately and in the aggregate) with respect to such Distribution Date;

          (x) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

          (xi) the amount of Advances included in the distribution on such Distribution Date reported by the Servicer (and the Trustee as successor servicer and any other successor servicer, if applicable) as of the close of business on the Determination Date immediately preceding such Distribution Date;

          (xii) the number and aggregate outstanding principal balances of Mortgage Loans (1) as to which the Scheduled Payment is delinquent 31 to 60 days, 61 to 90 days, 91 to 120 days, 121 to 150 days, 151 to 180 days, 181 to 210 days, 211 to 240 days and 240+ days, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last day of the related Due Period;

          (xiii) for each of the preceding 12 calendar months, or all calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all Outstanding Mortgage Loans on each of the Due Dates in each such month and (B) delinquent 60 days or more on each of the Due Dates in each such month;

            (xiv) with respect to any Mortgage Loans that became REO Properties during the preceding calendar month, the aggregate number of such Mortgage Loans and the aggregate outstanding principal balance of such Mortgage Loans as of the close of business on the last day of the related Due Period; (xv) the total number and outstanding principal balance of any REO Properties (and market value, if available) as of the close of business on the last Business Day of the related Due Period;

          (xvi) whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event and the aggregate outstanding principal balance of all 60+ Day Delinquent Mortgage Loans);

          (xvii) the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

          (xviii) in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

          (xix) the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation of it to the Certificateholders with respect to Unpaid Interest Amounts, Applied Realized Loss Amounts and Basis Risk Carry Forward Amounts;

          (xx) the amount of any Net Swap Payments, Net Swap Receipts, Swap Termination Payments or Defaulted Swap Termination Payments;

          (xxi) the LIBOR and Swap LIBOR rates (and the calculation thereof, if applicable);

          (xxii) the Overcollateralized Amount and Specified Overcollateralized Amount;

            (xxiii) Prepayment Charges collected or paid (pursuant to Section 3.07(a) by the Servicer;

            (xxiv) the Cumulative Loss Percentage and the aggregate amount of Realized Losses used to calculate the Cumulative Loss Percentage;

            (xxv) the amount distributed on the Class X Certificates;

          (xxvi) the amount of any Subsequent Recoveries for such Distribution Date; and

          (xxvii) the number of Mortgage Loans at the beginning and end of the applicable reporting period, the pool factor (being the Stated Principal Balance of the Mortgage Loans for the related Distribution Date divided by the Cut-off Date Principal Balance), and the weighted average interest rate, and weighted average remaining term.

            In addition, each Form 10-D prepared and filed by the Trustee pursuant to Section 8.13 shall include the following information with respect to the related distribution:

            (i) material breaches of Mortgage Loan representations and warranties of which the Trustee has actual knowledge or has received written notice; and

            (ii) material breaches of any covenants under this Agreement of which the Trustee has actual knowledge or has received written notice;

      provided, that, if the Trustee receives written notice of events described in (i) and/or (ii) above from the Servicer, the Servicer shall be responsible for providing information to the Trustee for inclusion in the applicable Form 10-D.

            (b) The Trustee's responsibility for providing the above statement to the Certificateholders, each Rating Agency, the Servicer and the Depositor is limited, if applicable, to the availability, timeliness and accuracy of the information derived from the Servicer. The Trustee shall make available the above statement via the Trustee's internet website. The Trustee's website will initially be located at https://www.tss.db.com/invr and assistance in using the website can be obtained by calling the Trustee's investor relations desk at 1-800-735-7777. A paper copy of the above statement will also be made available upon request.

            The Trustee shall make available to each Analytics Company, via the Trustee's internet website (or electronically upon request), each statement to Certificateholders prepared pursuant to this Section 4.02(b). The Trustee, and each Servicer under the applicable Servicing Agreement, shall cooperate in good faith with the Depositor to reconcile any discrepancies in such statements, and the Trustee shall post such corrected statements on its internet website (or electronically upon request to each Analytics Company) as soon as reasonably practicable after the related Distribution Date.

            (c) Upon request, within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), and (a)(ii) of this
Section 4.02 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

            (d) Pursuant to Section 3.02 of the Fremont Servicing Agreement and
Section 5.2 of the Wells Fargo Warranties and Servicing Agreement, each of the Servicers has agreed to provide monthly information reports to the Trustee. The Servicers will deliver to the Trustee, on a monthly basis, no later than each Determination Date a monthly remittance advice statement containing the information necessary for the Trustee to calculate and provide the reports required by Section 4.02(a) as to the accompanying remittance and the period ending on the close of business on the last Business Day of the immediately preceding month (or the last day of the Due Period, as applicable) (the "Servicer Remittance Report"). On an on-going basis, the Trustee may reasonably request each Servicer to provide additional information to be included in subsequent Servicer Remittance Reports.

            On the Closing Date, the Depositor shall require each Servicer, in accordance with the applicable Servicing Agreement, to furnish to the Trustee an individual loan accounting report, as of the last day of the Due Period of each month, to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the Servicer will furnish the corresponding individual loan accounting report (in electronic format) to be received by the Trustee no later than the Determination Date, which report shall contain the following:

          (i) with respect to each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any Prepayment Premiums, along with a detailed report of interest on Principal Prepayment amounts remitted in accordance with the applicable Servicing Agreements);

          (ii) with respect to each Monthly Payment, the amount of such remittance allocable to interest;

          (iii) the amount of Servicing Fees paid to or retained by the Servicer with respect to such Distribution Date;

          (iv) the individual and aggregate Stated Principal Balances of the Mortgage Loans;

          (v) the aggregate of any expenses reimbursed to the Servicer during the prior distribution period pursuant to the applicable Servicing Agreement;

          (vi) the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent 31 to 60 days, 61 to 90 days, or 91 to 120 days, 121 to 150 days, 151 to 180 days, 181 to 210 days, 211 days to 240 days and 240+ days; (b) as to which foreclosure or bankruptcy proceedings of the related mortgagor have commenced; and (c) as to which REO Property has been acquired;

          (vii) the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month;

          (viii) each Mortgage Loan which has been altered, modified or varied during such month, and the reason for such modification (i.e., extension of maturity date, Mortgage Interest Rate); and

          (ix) any other information reasonably required by the Trustee to enable it to prepare the monthly statements referred to in Section 4.02(a).

            Section 4.03 Certain Matters Relating to the Determination of LIBOR. LIBOR shall be calculated by the Trustee in accordance with the definition of "LIBOR." Until all of the LIBOR Certificates are paid in full, the Trustee shall at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Trustee initially shall designate the Reference Banks (after consultation with the Depositor). Each "Reference Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Trustee should terminate its appointment as Reference Bank, the Trustee shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

            The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Trustee on each LIBOR Determination Date so long as the LIBOR Certificates are Outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement. The Trustee shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

            Section 4.04 Allocation of Applied Realized Loss Amounts. Any Applied Realized Loss Amounts shall be allocated by the Trustee to the most junior Class of Subordinated Certificates then Outstanding in reduction of the Class Certificate Balance thereof. In the event Applied Realized Loss Amounts are allocated to any Class of LIBOR Certificates, their Class Certificate Balances shall be reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts (including without limitation Basis Risk Carry Forward Amounts) or with respect to interest on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, the Class Certificate Balance of each Class of Subordinated Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable Class of Subordinated Certificates).

            Section 4.05 Supplemental Interest Trust. On the Closing Date, the Trustee shall establish and maintain in its name, a separate non-interest bearing trust account for the benefit of the holders of the LIBOR Certificates (the "Supplemental Interest Trust") as a part of the Trust Fund. The Supplemental Interest Trust shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

            On any Distribution Date, Swap Termination Payments, Net Swap Payments owed to the Swap Provider and Net Swap Receipts for that Distribution Date will be deposited into the Supplemental Interest Trust. Funds in the Supplemental Interest Trust will be distributed in the following order of priority (without duplication of amounts distributable under Section 4.01(a)(i), (ii) or (iii)):

          (i) to the Swap Provider, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, to the Swap Provider, if any, owed for that Distribution Date;

          (ii) to the LIBOR Certificateholders, to pay Accrued Certificate Interest Distribution Amounts (including for this purpose Upper-Tier Carry Forward Amounts not included in Basis Risk Carry Forward Amounts) and, if applicable, any Unpaid Interest Amounts as described in Section 4.01(a)(i) and Section 4.01(a)(iii), to the extent unpaid from other Available Funds;

          (iii) to the LIBOR Certificateholders, to pay principal as described in Section 4.01(a)(ii), but only to the extent necessary to restore the Overcollateralized Amount to the Specified Overcollateralized Amount as a result of current or previous Realized Losses not previously reimbursed, after giving effect to payments and distributions from other Available Funds;

          (iv) to the LIBOR Certificateholders, to pay Basis Risk Carry Forward Amounts as described in Section 4.01(a)(iii), to the extent unpaid from other Available Funds (including Basis Risk Payments on deposit in the Excess Reserve Fund Account);

          (v) to the Swap Provider, any Defaulted Swap Termination Payment owed to the Swap Provider for that Distribution Date; and

            (vi) to the holders of the Class X Certificates, any remaining amounts.

            Upon termination of the Trust, any amounts remaining in the Supplemental Interest Trust shall be distributed pursuant to the priorities set forth in this Section 4.05.

            The Trustee shall account for the Supplemental Interest Trust as an asset of a grantor trust under subpart E, Part I of subchapter J of the Code and not as an asset of any Trust REMIC created pursuant to this Agreement. The beneficial owners of the Supplemental Interest Trust are the Class X Certificateholders. For federal income tax purposes, Net Swap Payments and Swap Termination Payments payable to the Swap Provider shall be deemed to be paid to the Supplemental Interest Trust first, from the Class X REMIC, by the Holder of the Class X Certificates (in respect of the Class IO Interest and, if applicable, Class X Interest) and second, other than any Defaulted Swap Termination Payment, from the Upper-Tier REMIC by the Holders of the applicable Class or Classes of LIBOR Certificates (in respect of Class IO Shortfalls) as and to the extent provided in Section 8.14.

            Any Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts distributed by the Trustee to the LIBOR Certificateholders shall be accounted for by the Trustee, for federal income tax purposes, as amounts paid first to the Holders of the Class X Certificates in respect of the Class X Interest and (to the extent remaining after payments to the Swap Provider) the Class IO Interest and then to the respective Class or Classes of LIBOR Certificates. In addition, the Trustee shall account for the rights of Holders of each Class of LIBOR Certificates to receive payments of Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts from the Supplemental Interest Trust (along with Basis Risk Carry Forward Amounts payable from the Excess Reserve Fund Account) as rights in a separate limited recourse interest rate cap contract written by the Class X Certificateholders in favor of Holders of each such Class.

            The Supplemental Interest Trust shall be an "outside reserve fund" for federal income tax purposes and not an asset of any Trust REMIC. Furthermore, the Holders of the Class X Certificates shall be the beneficial owners of the Supplemental Interest Trust for all federal income tax purposes, and shall be taxable on all income earned thereon.

            With respect to the failure of the Swap Provider to perform any of its obligations under the Interest Rate Swap Agreement, the breach by the Swap Provider of any of its representations and warranties made pursuant to the Interest Rate Swap Agreement, or the termination of the Interest Rate Swap Agreement, the Trustee shall send any notices and make any demands, on behalf of the Trust, as are required under the Interest Rate Swap Agreement. The Trustee shall cause any replacement swap provider to provide a copy of the related replacement interest rate swap agreement to the Trustee and the Depositor.

                                   ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates. The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

            The Depositor hereby directs the Trustee to register the Class X, Class C and Class P Certificates in the name of the Depositor or its designee. On a date as to which the Depositor notifies the Trustee, the Trustee shall transfer the Class X and Class P Certificates in the name of the NIM Trustee, or such other name or names as the Depositor shall request, and to deliver the Class X and Class P Certificates to Deutsche Bank National Trust Company, as NIM Trustee, or to such other Person or Persons as the Depositor shall request.

            Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor as directed by that Certificateholder by written wire instructions provided to the Trustee or (y), in the event that no wire instructions are provided to the Trustee, by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Trustee by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the direction of the Depositor, or any Affiliate thereof.

            Section 5.02 Certificate Register; Registration of Transfer and Exchange of Certificates. (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections
(b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

            At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing. In the event the Depositor or an Affiliate of the Depositor transfers the Class X Certificates, or a portion thereof, to another Affiliate, it shall notify the Trustee in writing of the affiliated status of the transferee. The Trustee shall have no liability regarding the lack of notice with respect thereto.

            No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

            All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

            (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. Except with respect to (i) the transfer of the Class X, Class C, Class P or a Residual Certificate to the Depositor or an Affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee,
(iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor or (iv) a transfer of a Residual Certificate to the Servicer, an Affiliate of the Servicer, or its designee (including, without limitation, an employee of the Servicer who is an "accredited investor" as defined in Regulation D under the Securities Act), in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit I (the "Transferor Certificate") and either (i) there shall be delivered to the Trustee a letter in substantially the form of Exhibit J (the "Rule 144A Letter") or Exhibit K (the "Non-Rule 144A Investment Letter") or (ii) in the case of the Class X Certificates, there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate. A transferee of any Private Certificates who is not a "qualified institutional buyer" as that term is defined in Rule 144A of the Securities Act must take delivery of such Private Certificates in definitive form. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee, and the Servicer pursuant to the Assignment Agreement or the Wells Fargo Servicing Agreement, as applicable, shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Except with respect to (i) the transfer of a Residual Certificate, Class X, Class C or Class P Certificates to the Depositor or an Affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor or (iv) a transfer of a Residual Certificate to the Servicer, an Affiliate of the Servicer, or its designee (including, without limitation, an employee of the Servicer who is an "accredited investor" as defined in Regulation D under the Securities Act), no transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit I), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any Federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a Person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement (collectively, a "Plan") to effect such transfer, (ii) in the case of an ERISA-Restricted Certificate other than a Residual Certificate, a Class C Certificate or a Class P Certificate that has been the subject of an ERISA-Qualifying Underwriting and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate other than a Residual Certificate, a Class C Certificate or a Class P Certificate presented for registration in the name of a Plan, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor, the Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, (a) any purported transfer of an ERISA Restricted Certificate, other than a Class C Certificate, a Class P Certificate or a Residual Certificate, to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect and (b) any purported transfer of a Class P Certificate, Class C Certificate or Residual Certificate to a transferee that does not make the representation in clause (i) above shall be void and of no effect.

            The Residual Certificates, Class C and Class P Certificates may not be sold to any employee benefit plan subject to Title I of ERISA, any plan subject to Section 4975 of the Code, or any plan subject to any Similar Law or any Person investing on behalf of or with plan assets of such Plan.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            As long as the Interest Rate Swap Agreement is in effect, each beneficial owner of a Certificate (other than an ERISA Restricted Certificate), or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or (ii) the acquisition and holding of the Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

      (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee;

          (ii) Except in the case of a Transfer of a Residual Certificate to an employee of the Servicer who is an "accredited investor" as defined in Regulation D under the Securities Act, no Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit H;

          (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee;

          (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this
     Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate; and

          (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

            The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Depositor, the Trustee, or the Servicer, to the effect that the elimination of such restrictions will not cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are Outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

            (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

            (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, or (y) the Depositor notifies the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

      (f) Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Certificateholder or his attorney duly authorized in writing. Each Certificate presented or surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

            Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Servicer, and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.04 Persons Deemed Owners. The Trustee, the Depositor and any agent of the Depositor or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Trustee, the Depositor or any agent of the Depositor or the Trustee shall be affected by any notice to the contrary.

            Section 5.05 Access to List of Certificateholders' Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or the Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, such Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

      Section 5.06 Maintenance of Office or Agency. The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in the United States where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates the offices of its agent located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit, for purposes of Certificate transfers, and DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658,
Attention: Securities Payment Unit, for purposes of the surrender of Certificates for the final distribution. The Trustee shall give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI

                                  THE DEPOSITOR

            Section 6.01 Liabilities of the Depositor. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by it herein.

            Section 6.02 Merger or Consolidation of the Depositor. (a) The Depositor will keep in full effect its existence, rights and franchises as a corporation, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) Any Person into which the Depositor may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor shall be a party, or any Person succeeding to the business of the Depositor, shall be the successor of the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 6.03 Limitation on Liability of the Depositor and Others. Neither the Depositor nor any of its directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any breach of representations or warranties made by it herein or protect the Depositor or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Sponsor and any director, officer, employee, Affiliate or agent of the Depositor and the Sponsor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor and the Sponsor and any director, officer, employee, Affiliate or agent of the Depositor and the Sponsor shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action (or direct the Trustee to undertake such actions pursuant to Section 2.06 for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Depositor shall be entitled to be reimbursed therefor out of the Distribution Account.

            Section 6.04 Servicing Compliance Review. Promptly upon receipt from each Servicer of its annual statement of compliance and accountant's report described in the applicable Servicing Agreement, the Trustee shall furnish a copy thereof to the Depositor as part of the Form 10-K filing package provided to the Depositor pursuant to Section 8.13(c) for review and verification. Promptly after the Depositor's receipt thereof, the Depositor shall review the same and, if applicable, consult with such Servicer as to the nature of any defaults by such Servicer in the fulfillment of any of its Servicer's obligations under the applicable Servicing Agreement.

            Section 6.05 Optional Purchase of Delinquent Mortgage Loans. The Depositor (or its assignee), in its sole discretion, shall have the option, but shall not be obligated, to purchase any 90+ Day Delinquent Mortgage Loans from the Trust Fund. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances made by the Servicer.

                                  ARTICLE VII

                                SERVICER DEFAULT

            Section 7.01 Events of Default. If an Event of Default described in any Servicing Agreement shall occur with respect to the related Servicer then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of Certificateholders entitled to a majority of the Voting Rights, the Trustee shall, by notice in writing to the applicable Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of such Servicer under the applicable Servicing Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. The Holders of Certificates evidencing Percentage Interests aggregating not less than 66(2)/3% of each Class of Certificates affected by an Event of Default may waive such Event of Default; provided, however, that (a) an Event of Default with respect to any Servicer's obligation to make Monthly Advances may be waived only by all of the holders of the Certificates affected by such Event of Default and (b) no such waiver is permitted that would materially adversely affect any non consenting Certificateholder. On and after the receipt by the applicable Servicer of such written notice, all authority and power of such Servicer, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of such Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.

            Section 7.02 Trustee to Act; Appointment of Successor. On the day and after the time the Trustee gives, and the applicable Servicer receives, a notice of termination pursuant to Section 7.01, the Trustee shall, subject to and to the extent provided in Section 7.03, and subject to the rights of the Depositor to appoint a successor Servicer pursuant to this Section 7.02, become the successor to the Servicer in its capacity as servicer under the applicable Servicing Agreement and the transactions set forth or provided for herein and in such Servicing Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of such Servicing Agreement and applicable law including the obligation to make Monthly Advances or Servicing Advances pursuant to such Servicing Agreement (it being understood and agreed that if any Servicer fails to make an Advance, the Trustee shall do so as successor servicer unless a determination has been made that such Advance would constitute a Nonrecoverable Monthly Advance or a Nonrecoverable Servicing Advance). As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the Collection Account if the Servicer had continued to act under the Servicing Agreement including, if the Servicer was receiving the Servicing Fee at the Servicing Fee Rate set forth in the Servicing Agreement (as set forth in the Mortgage Loan Schedule with respect to the related Mortgage Loans,) such Servicing Fee and the income on investments or gain related to the Collection Account.

            Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with this Section 7.02, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Monthly Advances and Servicing Advances pursuant to the applicable Servicing Agreement, or if it is otherwise unable to so act, or, at the written request of Certificateholders entitled to a majority of the Voting Rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to such Servicer under the applicable Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer. No such appointment of a successor to a Servicer hereunder shall be effective until the Depositor shall have consented thereto. Any successor to such Servicer shall be an institution which is a Fannie Mae- and Freddie Mac-approved seller/servicer in good standing, which has a net worth of at least $30,000,000, which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such terminated Servicer (other than liabilities of such terminated Servicer incurred prior to termination of such Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. Pending appointment of a successor to a Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it, the Depositor and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee and amounts paid to the predecessor Servicer from investments. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the predecessor Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

            Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of Servicer, in accordance with applicable federal and state law, and shall, during the term of its service as Servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to the applicable Servicing Agreement.

            Notwithstanding anything to the contrary contained in this Agreement, the Depositor shall have the right to appoint a successor to a Servicer upon termination of the servicing pursuant to Section 7.01. Any such successor Servicer shall be required to satisfy the requirements of a successor Servicer under this Section 7.02.

            Notwithstanding the foregoing, the Trustee may not terminate a Servicer without cause.

            Section 7.03 Trustee to Act as Servicer. In the event that a Servicer shall for any other reason no longer be the Servicer, the Trustee or another successor Servicer, shall thereupon assume all of the rights and obligations of the predecessor Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for investment losses of the predecessor Servicer pursuant to the applicable Servicing Agreement or any acts or omissions of the predecessor Servicer thereunder, or (ii) responsible for expenses of the predecessor Servicer pursuant to the applicable Servicing Agreement).

            Section 7.04 Notification to Certificateholders. (a) Upon any termination of or appointment of a successor to a Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

            (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and each Rating Agency notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of the Trustee. The Trustee, before the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misfeasance

            Unless an Event of Default known to the Trustee has occurred and is continuing,

            (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

            (c) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

            The Trustee shall be permitted to utilize one or more Subcontractors for the performance of certain of its obligations under this Agreement, provided that the Trustee complies with the applicable Servicing Agreement as if the Trustee were a "Servicer" pursuant to such Servicing Agreement. The Trustee shall indemnify the Depositor, the Sponsor and any director, officer, employee or agent of the Depositor or the Sponsor and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to the failure of the Trustee to perform any of its obligations under Section 6.5 of the Wells Warranties and Servicing Agreement, Section 4.04 of the Fremont Servicing Agreement and Section 8.16 of this Agreement or any failure by the Trustee to identify pursuant to Section 4.28(b) of the Wells Fargo Warranties and Servicing Agreement or Section 12.06(b) of the Fremont Servicing Agreement any Subcontractor that it has engaged, as a Servicing Function Participant. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Trustee.

            Section 8.02 Administration of the Servicers. The Trustee shall (i) enforce the obligations of the Servicers to service the Mortgage Loans as set forth in Section 7.01 and (ii) as successor Servicer under Section 7.02, make or cause to be made Servicing Advances or Monthly Advances in accordance with the Servicing Agreements in the event a Servicer fails to do so. Notwithstanding the foregoing, the Trustee, as successor Servicer or otherwise shall not be required to make any Nonrecoverable Servicing Advance or Nonrecoverable Monthly Advance. The Trustee shall furnish to the Servicers any powers of attorney in standard form used by the Trustee or other such documentation (as may be provided from time to time and in form of Exhibit Y hereto), necessary and appropriate to enable the Servicers to service and administer the related Mortgage Loans and REO Property. The Trustee shall not be liable for the actions of the applicable Servicer under such powers of attorney.

            The Trustee shall provide access to the Mortgage Loan documents in possession of the Trustee regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee; provided, however, that, unless otherwise required by law or any regulatory or administrative agency, the Trustee shall not be required to provide access to such records and documents if the provisions thereof would violate the legal right to privacy of any Mortgagor. The Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at the expense of the Trust that covers the Trustee's actual costs.

            Upon receipt of a Request for Release by a Servicer, the Trustee shall release within five Business Days the related Mortgage File to such Servicer and execute and deliver to such Servicer, without recourse, a request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage (furnished by such Servicer), together with the Mortgage Note.

            The Trustee shall execute and deliver to the applicable Servicer, upon its request, any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Mortgage or otherwise available at law or equity.

            Section 8.03 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

            (a) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

            (b) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (c) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, nor shall the Trustee be liable for acts or omissions of the other parties to this Agreement or any ancillary agreement thereto, the Responsible Party, the Sponsor or the Swap Provider or any of their respective Affiliates;

            (d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

            (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

            (f) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

            (g) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security and except with respect to the investment of funds in the Distribution Account not made at the direction of the Depositor during the Trustee Float Period);

            (h) the Trustee shall not be deemed to have knowledge of an Event of Default, until a Responsible Officer of the Trustee shall have received written notice thereof except for failure by any Servicer to remit funds on the Remittance Date to the Trustee or to make Monthly Advances; and

            (i) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

            Section 8.04 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee's execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or any Servicer of any funds paid to the Depositor or any Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or the Distribution Account by the Depositor or any Servicer.

            The Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer).

            The Trustee executes the Certificates not in its individual capacity but solely as Trustee of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

            Section 8.05 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

            Section 8.06 Trustee's Fees and Expenses. As compensation for its activities under this Agreement, the Trustee may withdraw from the Distribution Account on each Distribution Date the Trustee Fee for the Distribution Date and, during the Trustee Float Period, any interest or investment income earned on funds deposited in the Distribution Account. The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability, or expense (including reasonable attorneys' fees) incurred in connection with any claim or legal action relating to:

            (a) this Agreement,

            (b) the Certificates or the Interest Rate Swap Agreement, or

            (c) the performance of any of the Trustee's duties under this Agreement,

other than any loss, liability, or expense (i) resulting from any breach of any Servicer's obligations in connection with the applicable Servicing Agreement for which that Servicer has performed its obligation to indemnify the Trustee pursuant to the applicable Servicing Agreement, (ii) resulting from any breach of the Responsible Party's obligations in connection with the Fremont Agreements for which it has performed its obligation to indemnify the Trustee pursuant to the Fremont Agreements, or (iii) incurred because of willful misfeasance, bad faith, or negligence in the performance of any of the Trustee's duties under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee's negligence, bad faith, or willful misfeasance, the Trust Fund shall pay or reimburse the Trustee, for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

                  (A) the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates; and

                  (B) the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement.

            Except as otherwise provided in this Agreement or a separate letter agreement between the Trustee and the Depositor, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar, or paying agent under this Agreement or for any other expenses incurred by the Trustee; provided, however, no expense shall be reimbursed hereunder if it would not constitute an "unanticipated expense incurred by the REMIC" within the meaning of the REMIC Provisions.

            Section 8.07 Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.07 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its Affiliates or with the Servicer and its Affiliates; provided, however, that such entity cannot be an Affiliate of the Depositor or of any Servicer other than the Trustee in its role as successor to any Servicer.

            Section 8.08 Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the applicable Servicer and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.09, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.09 meeting the qualifications set forth in Section 8.07. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with Section 8.07 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to the applicable Servicer and one copy to the successor trustee.

            The Holders of Certificates entitled to a majority of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to the Servicers, one complete set to the Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

            Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.08 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.09.

            Section 8.09 Successor Trustee. Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

            No successor trustee shall accept appointment as provided in this
Section 8.09 unless at the time of its acceptance, the successor trustee is eligible under Section 8.07 and its appointment does not adversely affect the then current rating of the Certificates.

            Upon acceptance of appointment by a successor trustee as provided in this Section 8.09, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

            Section 8.10 Merger or Consolidation of the Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation shall be eligible under Section 8.07 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In connection with the succession to the Trustee under this Agreement by any Person
(i) into which the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee, the Trustee shall notify the Depositor of such succession or appointment and shall furnish to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably necessary for the Trustee to accurately and timely report, pursuant to Section 8.13(g), the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

            Section 8.11 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the applicable Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.11, such powers, duties, obligations, rights and trusts as the applicable Servicer and the Trustee may consider appropriate. If the applicable Servicer shall not have joined in such appointment within 15 days after the receipt by such Servicer of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.09.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (a) To the extent necessary to effectuate the purposes of this
Section 8.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (b) No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

            (c) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

            (d) The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 8.12 Tax Matters. It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each Trust REMIC described in the Preliminary Statement and that in such capacity it shall:

            (a) prepare and file in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each Trust REMIC described in the Preliminary Statement containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

            (b) within thirty days of the Closing Date, the Trustee will apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for all tax entities and shall also furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

            (c) make an election that each of Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC, the Upper-Tier REMIC and the Class X REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

            (d) prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

            (e) provide information necessary for the computation of tax imposed on the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee (a "Non-Permitted Transferee"), or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

            (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are Outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions;

            (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any Trust REMIC created hereunder;

            (h) pay, from the sources specified in the second to last paragraph of this Section 8.12, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on each Trust REMIC before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

            (i) cause federal, state or local income tax or information returns to be signed by the Trustee or such other Person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

            (j) maintain records relating to each of the Trust REMICs, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            The Holder of the largest Percentage Interest of the Class RC Certificates shall act as Tax Matters Person for Pooling-Tier REMIC-1, the holder of the largest Percentage Interest of the Class R Certificates shall act as the Tax Matters Person for Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC, and the Holder of the largest Percentage Interest of the Class RX Certificates shall act as Tax Matters Person for the Class X REMIC, in each case, within the meaning of Treasury Regulations Section 1.860F-4(d), and the Trustee is hereby designated as agent of such Certificateholders for such purpose (or if the Trustee is not so permitted, such Holder shall be the Tax Matters Person in accordance with the REMIC Provisions). In such capacity, the Trustee shall, as and when necessary and appropriate, represent any Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any Trust REMIC, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

            The Trustee shall treat the rights of the Class P Certificateholders to receive Prepayment Premiums, the rights of the Class X Certificateholders to receive amounts from the Excess Reserve Fund Account and the Supplemental Interest Trust (subject to the obligation to pay Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts) and the rights of the LIBOR Certificateholders to receive Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts as the beneficial ownership of interests in a grantor trust and not as obligations of any Trust REMIC created hereunder, for federal income tax purposes. The Trustee shall file or cause to be filed with the Internal Revenue Service Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished, to the Class P, Class X Certificateholders and the LIBOR Certificateholders, the respective amounts described above that are received, in the time or times and in the manner required by the Code.

            To enable the Trustee to perform its duties under this Agreement, the Depositor shall provide to the Trustee within ten days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Trustee concerning the value, if any, to each Class of LIBOR Certificates of the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and Basis Risk Carry Forward Amounts or Upper-Tier Carry Forward Amounts from the Supplemental Interest Trust. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any additional information or data that the Trustee may, from time to time, reasonably request to enable the Trustee to perform its duties under this Agreement; provided, however, that the Depositor shall not be required to provide any information regarding the Mortgage Loans after the Closing Date or any information that the Servicer is required to provide to the Trustee pursuant to this Agreement. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims, or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, pursuant to this paragraph, accurate information or data to the Trustee on a timely basis.

            The Trustee shall not (i) cause the creation of any interests in any Trust REMIC other than the regular and residual interests set forth in the Preliminary Statement, (ii) receive any amount representing a fee or other compensation for services (except as otherwise permitted by this Agreement) or
(iii) otherwise knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, or the tax on "net income from foreclosure property") unless the Trustee receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, at the expense of the Trust Fund, but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund, result in the imposition of a tax upon any Trust REMIC created hereunder or endanger the status of any Trust REMIC.

            If any tax is imposed on "prohibited transactions" of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Pooling-Tier REMIC-1 as defined in Section 860G(c) of the Code, on any contribution to any Trust REMIC after the Start-up Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, if applicable, any minimum tax imposed on any Trust REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee if such tax arises out of or results from negligence of the Trustee in the performance of any of its obligations under this Agreement, (ii) the Servicer, in the case of any such minimum tax, and otherwise if such tax arises out of or results from a breach by the Servicer of any of its obligations under the applicable Servicing Agreement, (iii) the Sponsor if such tax arises out of or results from the Sponsor's obligation to repurchase a Mortgage Loan pursuant to the Purchase Agreement or the Responsible Party if such tax arises out of or results from the Sponsor's obligation to repurchase a Mortgage Loan pursuant to the Fremont Agreements, or (iv) in all other cases, or if the Trustee, the Servicer or the Sponsor fails to honor its obligations under the preceding clause (i), (ii), or
(iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.01(a).

            For as long as each Trust REMIC shall exist, the Trustee shall act in accordance with this Agreement and shall comply with any directions of the Depositor or the Servicer as provided herein so as to assure such continuing treatment. The Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans unless pursuant to a repurchase or substitution in accordance with this Agreement, or of any investment of deposits in an Account, and (b) accept any contribution to any Trust REMIC after the Startup Day without receipt of a REMIC Opinion.

            Section 8.13 Periodic Filings. (a) The Trustee and each Servicer under the applicable Servicing Agreement, shall reasonably cooperate with the Depositor in connection with the reporting requirements of the Trust under the Exchange Act. The Trustee shall prepare for execution by the Depositor any Forms 8-K, 10-D and 10-K required by the Exchange Act and the rules and regulations of the Commission thereunder, in order to permit the timely filing thereof pursuant to the terms of this Section 8.13, and the Trustee shall file (via the Commission's Electronic Data Gathering and Retrieval System ("EDGAR")) such Forms executed by the Depositor. The Trustee shall have no duty to verify information received by it from other Persons (other than Subcontractors utilized by the Trustee) in connection with its duties under this Section 8.13.

            (b) Within 15 calendar days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trustee shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Trustee shall file each Form 10-D with a copy of the related Monthly Statement attached thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall be prepared by the party responsible for preparing such disclosure as set forth on Exhibit U hereto and provided to the Trustee in EDGAR-compatible form at the e-mail address set forth in Section
10.05 (in a form substantially similar to the Form attached hereto as Exhibit
Z), and the Trustee shall compile such disclosure pursuant to the following paragraph. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

            As set forth on Exhibit U hereto, within 3 calendar days after the related Distribution Date, certain specified parties identified therein shall be required to provide to the Trustee and the Depositor, to the extent known by such applicable parties, any Additional Form 10-D Disclosure, if applicable. The Trustee shall compile all such information provided to it in a Form 10-D prepared by it.

            After preparing the Form 10-D, the Trustee shall forward electronically a draft copy of the Form 10-D to the Depositor for review, verification and execution by the Depositor. No later than 3 Business Days prior to the 15th calendar day after the related Distribution Date, an officer of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in Section 8.13(f)(ii). The signing party at the Depositor can be contacted at the Depositor's address for notices set forth in Section 10.05(b)(2)(a), or such other address as to which the Depositor has provided prior written notice to the Trustee. The Depositor acknowledges that the performance by the Trustee of its duties under this Section 8.13(b) related to the timely preparation and filing of Form 10-D is contingent upon the Servicer, the Depositor and any other Person obligated to provide Additional Form 10-D Disclosure as set forth on Exhibit U hereto observing all applicable deadlines in the performance of their duties under this Section 8.13(b). The Trustee shall have no liability for any loss, expense, damage, or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Trustee or any Subcontractor utilized by the Trustee) needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

            (c) Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline"), commencing in March 2007, the Trustee shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for the Servicer and each Subservicer engaged by the Servicer, as described in the applicable Servicing Agreement (upon which the Trustee may rely in delivering its certification hereunder), (ii)(A) the annual reports on assessment of compliance with applicable servicing criteria for the Trustee, the Servicer, each Subservicer engaged by the Servicer and each Servicing Function Participant utilized by the Servicer or the Trustee, as described under Section 6.6 of the Wells Fargo Warranties and Servicing Agreement, Section 12.05 of the Fremont Servicing Agreement and Section 8.16 of this Agreement, as applicable, and (B) if any such report on assessment of compliance with servicing criteria described under Section 6.6 of the Wells Fargo Warranties and Servicing Agreement, Section
12.05 of the Fremont Servicing Agreement and Section 8.16 of this Agreement, as applicable, identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or such report on assessment of compliance with servicing criteria described under Section 6.6 of the Wells Fargo Warranties and Servicing Agreement, Section 12.05 of the Fremont Servicing Agreement and Section 8.16 of this Agreement, as applicable, and is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for the Trustee, the Servicer, each Subservicer engaged by the Servicer and each Servicing Function Participant utilized by the Servicer or the Trustee, as described under Section 6.6 of the Wells Fargo Warranties and Servicing Agreement, Section 12.05 of the Fremont Servicing Agreement and Section 8.16 of this Agreement, as applicable, and (B) if any registered public accounting firm attestation report described under
Section 6.6 of the Wells Fargo Warranties and Servicing Agreement, Section 12.05 of the Fremont Servicing Agreement and Section 8.16 of this Agreement, as applicable, identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a certification in the form attached hereto as Exhibit L, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the "Sarbanes Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be prepared by party responsible for preparing such disclosure as set forth on Exhibit V hereto and provided to the Trustee in EDGAR-compatible form at the e-mail address set forth in Section 10.05 (in a form substantially similar to the Form attached hereto as Exhibit Z), and the Trustee shall compile such disclosure pursuant to the following paragraph. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

            As set forth on Exhibit V hereto, no later than March 15th of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, certain parties to this Agreement shall be required to provide to the Trustee and the Depositor, to the extent known by such applicable parties, any Additional Form 10-K Disclosure, if applicable. The Trustee shall compile all such information provided to it in a Form 10-K prepared by it.

            After preparing the Form 10-K, the Trustee shall forward electronically a draft copy of the Form 10-K to the Depositor for review, verification and execution by the Depositor. No later than 5:00 p.m. EST on the 3rd Business Day prior to the 10-K Filing Deadline, an officer of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section 8.13(f)(ii). The signing party at the Depositor can be contacted at the Depositor's address for notices set forth in Section 10.05(b)(2)(a), or such other address as to which the Depositor has provided prior written notice to the Trustee. The Depositor acknowledges that the performance by the Trustee of its duties under this Section 8.13(c) related to the timely preparation and filing of Form 10-K is contingent upon the applicable Servicer (and any Subservicer or Servicing Function Participant engaged by the applicable Servicer) and the Depositor and any other Person obligated to provide Additional Form 10-K Disclosure as set forth on Exhibit V hereto, observing all applicable deadlines in the performance of their duties under this Section 8.13(c), Section 8.13(d), Sections 6.4 and 6.6 of the Wells Fargo Warranties and Servicing Agreement, Sections 12.04 and 12.05 of the Fremont Servicing Agreement and Section 8.16 of this Agreement, as applicable. The Trustee shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Trustee or any Subcontractor utilized by the Trustee) needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            (d) In connection with the execution of a Sarbanes Certification, the Trustee shall sign a certification (in the form attached hereto as Exhibit L, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission) for the benefit of the Depositor and its officers, directors and Affiliates, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission) for the benefit of the Depositor, the Trustee and their respective officers, directors and Affiliates. Each such certification shall be delivered to the Depositor no later than March 15th of each year (or if such day is not a Business Day, the immediately preceding Business Day), and the Depositor shall deliver the Sarbanes Certification no later than the time set forth for the delivery to the Trustee of the signed Form 10-K pursuant to Section 8.13(d) for such year. In the event that prior to the filing date of the Form 10-K in March of each year, the Trustee, or the Servicer pursuant to the Assignment Agreement or the Wells Fargo Servicing Agreement, as applicable, has actual knowledge of information material to the Sarbanes Certification, that party shall promptly notify the Depositor and each of the other parties signing the certifications. In addition, the Trustee shall indemnify and hold harmless the Depositor and the Sponsor and their officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Trustee's obligations under this Section 8.13(d) or any material misstatement or material omission contained in any information, report, certification or other material provided in written or electronic form pursuant to Sections 8.16 or 8.13 of this Agreement and Exhibits U, V and W to this Agreement provided by or on behalf of the Trustee or any Subcontractor utilized by the Trustee (excluding any information, report, certification or other materials provided in written or electronic form by or on behalf of any Person other than the Trustee or any Subcontractor utilized by the Trustee) or negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any indemnified party, then the Trustee agrees in connection with a breach of the Trustee's obligations under this Section 8.13(d) or any material misstatement or material omission contained in any information, report, certification or other material provided in written or electronic form pursuant to Sections 8.16 and 8.13 of this Agreement and Exhibits U, V and W to this Agreement provided by or on behalf of the Trustee or any Subcontractor utilized by the Trustee (excluding any information, report, certification or other materials provided in written or electronic form by or on behalf of any Person other than the Trustee or any Subcontractor utilized by the Trustee) or negligence, bad faith or willful misconduct in connection therewith that it shall contribute to the amount paid or payable by the Depositor and the Sponsor as a result of the losses, claims, damages or liabilities of the Depositor and the Sponsor in such proportion as is appropriate to reflect the relative fault of the Depositor and the Sponsor on the one hand and the Trustee on the other.

            (e) Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor a copy of each such executed report, statement or information.

            (f) (i) The obligations set forth in paragraphs (a) through (d) of this Section shall only apply with respect to periods for which reports are required to be filed with respect to the Trust under the Exchange Act. Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust, with a copy to the Depositor. At any time after the filing of a Form 15 Suspension Notification, if the number of Holders of the Offered Certificates of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Trustee shall recommence preparing and filing reports on Form 10-K, 10-D and 8-K as required pursuant to this Section 8.13 and the parties hereto shall again have the obligations set forth in this Section.

                  (ii) In the event that the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed pursuant to this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Trustee will immediately notify the Depositor and the Servicer. In the case of Form 10-D and 10-K, the Depositor, the Servicer pursuant to the Assignment Agreement or the Wells Fargo Servicing Agreement, as applicable, and the Trustee will thereupon cooperate to prepare a Form 12b-25 and a 10-DA and 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act and the Trustee shall file in accordance with this Agreement. In the case of Form 8-K, the Trustee will, upon receipt of all disclosure information required to be included on Form 8-K, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, the party to this Agreement deciding that an amendment to such Form 8-K, 10-D or 10-K is required will notify the Depositor, the Trustee and the Servicer and such parties will cooperate to prepare any necessary Form 8-KA, 10-DA or 10-KA. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by an officer of the Depositor. The Depositor acknowledges that the performance by the Trustee of its duties under this Section 8.13(f) related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon the Servicers and the Depositor observing all applicable deadlines in the performance of their duties under this Section 8.13 and Sections 6.4 and 6.6 of the Wells Fargo Warranties and Servicing Agreement, Sections 12.04 and 12.05 of the Fremont Servicing Agreement and
            Section 8.16 of this Agreement. The Trustee shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Trustee or any Subcontractor utilized by the Trustee) needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            (g) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and also if requested by the Depositor, the Trustee shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall be prepared by the party responsible for preparing such disclosure as set forth on Exhibit W hereto and provided to the Trustee in EDGAR-compatible form at the e-mail address set forth in Section 10.05 (in a form substantially similar to the Form attached hereto as Exhibit Z), which shall be compiled by the Trustee pursuant to the following paragraph. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

            As set forth on Exhibit W hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than noon (Eastern time) on the 2nd Business Day after the occurrence of a Reportable Event, certain parties to this Agreement shall be required to provide to the Depositor and the Trustee, to the extent known by such applicable parties, any Form 8-K Disclosure Information, if applicable. The Trustee shall compile all such information provided to it in a Form 8-K prepared by it.

            After preparing the Form 8-K, the Trustee shall forward electronically a draft copy of the Form 8-K to the Depositor for review, verification and execution by the Depositor. No later than the end of the 3rd Business Day after the Reportable Event, an officer of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in Section 8.13(f)(ii). The signing party at the Depositor can be contacted at the Depositor's address for notices set forth in Section 10.05(b)(2)(a), or such other address as to which the Depositor has provided prior written notice to the Trustee. The Depositor acknowledges that the performance by the Trustee of its duties under this Section 8.13(g) related to the timely preparation and filing of Form 8-K is contingent upon the Servicer the Depositor and any other Person obligated to provide Form 8-K Disclosure Information as set forth on Exhibit W hereto, observing all applicable deadlines in the performance of their duties under this Section 8.13(g). The Trustee shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Trustee or any Subcontractor utilized by the Trustee) needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

            (h) The Trustee shall have no liability for any loss, expense, damage or claim arising out of or resulting from (i) the accuracy or inaccuracy of any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information (excluding any information therein provided by the Trustee or any Subcontractor utilized by the Trustee) provided to the Trustee in connection with the preparation of Forms 10-D, 10-K and 8-K pursuant to this
Section 8.13, or (ii) the failure of the Depositor to timely execute and return for filing any Forms 10-D, 10-K and 8-K required to be filed by the Trustee pursuant to this Section 8.13, in either case, not resulting from the Trustee's own negligence, bad faith or misconduct.

            Section 8.14 Tax Treatment of Upper-Tier Carry Forward Amounts, Basis Risk Carry Forward Amounts, the Supplemental Interest Trust and the Interest Rate Swap Agreement. The Trustee shall treat the rights that each Class of LIBOR Certificates has to receive payments of Upper-Tier Carry Forward Amounts and, to the extent not paid from the Excess Reserve Fund Account, Basis Risk Carry Forward Amounts from the Supplemental Interest Trust (together with Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account) as rights to receive payments under a limited recourse interest rate cap contract written by the Class X Certificateholders in favor of each such Class. Accordingly, each Class of Certificates (excluding the Class X, Class C, Class P and the Residual Certificates) will be comprised of two components - an Upper-Tier Regular Interest and an interest in an interest rate cap contract, and the Class X Certificate will be comprised of four components - two Upper-Tier Regular Interests (the Class X Interest and the Class IO Interest), ownership of the Excess Reserve Fund Account, subject to an obligation to pay Basis Risk Carry Forward Amounts, and ownership of the Supplemental Interest Trust and the Interest Rate Swap Agreement, subject to the obligation to pay Upper-Tier Carry Forward Amounts and, without duplication, Basis Risk Carry Forward Amounts. The Trustee shall allocate the issue price for a Class of LIBOR Certificates among the respective components for purposes of determining the issue price of the Upper-Tier Regular Interest component based on information received from the Depositor. Unless otherwise advised by the Depositor in writing, for federal income tax purposes, the Trustee is hereby directed to assign a value of zero to the right of each Holder of a LIBOR Certificate to receive the related Upper-Tier Carry Forward Amounts and, without duplication, the related Basis Risk Carry Forward Amount for purposes of allocating the purchase price of an initial LIBOR Certificateholder between such rights and the related Upper-Tier Regular Interest.

            Holders of LIBOR Certificates shall also be treated as having agreed to pay, on each Distribution Date, to the Holders of the Class X Certificates an aggregate amount equal to the excess, if any, of (i) Net Swap Payments and Swap Termination Payments (other than Defaulted Swap Termination Payments) over (ii) the sum of amounts payable on the Class X Interest available for such payments and amounts payable on the Class IO Interest (such excess, a "Class IO Shortfall"), first from interest and then from principal distributable on the LIBOR Certificates. A Class IO Shortfall payable from interest collections shall be allocated pro rata among such LIBOR Certificates based on the amount of interest otherwise payable to such Class of LIBOR Certificates, and a Class IO Shortfall payable from principal collections shall be allocated in reverse sequential order beginning with the most subordinate Class of LIBOR Certificates then Outstanding.

            Any payments of Class IO Shortfalls shall be treated for tax purposes as having been received by the Holders of such Class of LIBOR Certificates in respect of the Corresponding Upper-Tier Regular Interest and as having been paid by such Holders to the Holders of the Class X Certificates through the Supplemental Interest Trust.

            Section 8.15 Gramm-Leach-Bliley Act. Each party shall comply, to the extent applicable to such party, with all provisions of the Privacy Laws relating to the Mortgage Loans, the related borrowers and any "nonpublic personal information" (as defined in the Privacy Laws) received by such party incidental to the performance of its obligations under this Agreement, including, maintaining adequate information security procedures to protect such nonpublic personal information and, in the case of the Servicer, providing all privacy notices required by the Privacy Laws.

            Section 8.16 Annual Reports on Assessment of Compliance with Servicing Criteria; Annual Independent Public Accountants' Attestation Report(a)
(a) Not later than March 15th of each calendar year commencing in 2007, the Trustee shall deliver, and the Trustee shall cause each Subcontractor utilized by the Trustee, and determined by the Trustee to be "participating in a servicing function" within the meaning of Item 1122 of Regulation AB (in each case, a "Servicing Function Participant"), to deliver, each at its own expense, to the Depositor and the Trustee, a report on an assessment of compliance with the Servicing Criteria applicable to it that contains (A) a statement by such party of its responsibility for assessing compliance with the Servicing Criteria applicable to it, (B) a statement that such party used the Servicing Criteria to assess compliance with the applicable Servicing Criteria, (C) such party's assessment of compliance with the applicable Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 8.13, including, if there has been any material instance of noncompliance with the applicable Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Person's assessment of compliance with the applicable Servicing Criteria as of and for such period. Each such assessment of compliance report shall be addressed to the Depositor and signed by an authorized officer of the applicable company, and shall address each of the applicable Servicing Criteria set forth on Exhibit N hereto, or as set forth in the notification furnished to the Depositor and the Trustee pursuant to Section 8.16(c). The Trustee hereby acknowledges and agrees that its assessment of compliance will cover the items identified on Exhibit N hereto as being covered by such party. The parties to this Agreement acknowledge that where a particular Servicing Criteria has multiple components, the Trustee's assessment of compliance (and related attestation of compliance) will relate only to those components that are applicable to the Trustee. Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall review each such report (and the report of the Servicer provided pursuant to the applicable Servicing Agreement) and, if applicable, consult with the Servicer or the Trustee as to the nature of any material instance of noncompliance with the Servicing Criteria applicable to it (and each Subservicer or Servicing Function Participant engaged or utilized by the Servicer, such Subservicer or the Trustee, as applicable), as the case may be.

            (b) Not later than March 15th of each calendar year commencing in 2007, the Trustee shall cause, and the Trustee shall cause each Servicing Function Participant utilized by the Trustee to cause, at its own expense, a registered public accounting firm (which may also render other services to such party) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee and the Depositor, with a copy to the Rating Agencies, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Person, which includes an assertion that such Person has complied with the Servicing Criteria applicable to it pursuant to Section 8.16(a) and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, that attests to and reports on such Person's assessment of compliance with the Servicing Criteria applicable to it. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each such related accountant's attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Such report must be available for general use and not contain restricted use language. Promptly after receipt of each such accountants' attestation report (and the accountants' attestation report of the Servicer provided pursuant to the applicable Servicing Agreement), the Depositor shall review the report and, if applicable, consult with the Servicer or the Trustee as to the nature of any defaults by the Servicer or the Trustee (and each Subservicer or Servicing Function Participant engaged or utilized by the Servicer or the Trustee, as applicable, or by any Subservicer engaged by the Servicer), as the case may be, in the fulfillment of any of the Servicer's, the Trustee's or the applicable Subservicer's or Servicing Function Participant's obligations under this Agreement, the applicable Servicing Agreement or under any applicable sub-servicing agreement.

            (c) No later than February 1 of each fiscal year, commencing in 2007, the Servicer, pursuant to the applicable Servicing Agreement, is required to notify the Trustee and the Depositor as to the name of each Subservicer engaged by it and each Servicing Function Participant utilized by it and by each Subservicer engaged by it, and the Trustee shall notify the Depositor as to the name of each Servicing Function Participant utilized by it, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant in each case, to the extent of any change from the prior year's notice, if any. When the Trustee submits its assessment pursuant to Section 8.16(a), the Trustee will also at such time include the assessment (and related attestation pursuant to Section 8.16(b)) of each Servicing Function Participant utilized by it.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination upon Liquidation or Purchase of the Mortgage Loans. Subject to Section 9.02 and Section 9.03, the obligations and responsibilities of the Depositor and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase, on the Optional Termination Date, by the Servicer of all Mortgage Loans (and REO Properties) at the price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate,
(ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Person electing to terminate the Trust Fund (or in the case of the Servicer, acting at the direction of the Majority Class C Certificateholder, selected by the Majority Class C Certificateholder), at the expense of such Person (or in the case of the Servicer, acting at the direction of the Majority Class C Certificateholder, the Majority Class C Certificateholder), plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rates and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate, and (iii) any Swap Termination Payment owed to the Swap Provider (as provided to the Trustee by the Swap Provider pursuant to the Interest Rate Swap Agreement) ("Termination Price") and (b) the later of
(i) the maturity or other Liquidation Event (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

            Section 9.02 Final Distribution on the Certificates. If on any Remittance Date, the Servicer notifies the Trustee in writing that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Servicer shall direct the Trustee promptly to send a Notice of Final Distribution to each Certificateholder and the Swap Provider. If Wells Fargo pursuant to the Wells Fargo Servicing Agreement (at the direction of the Majority Class C Certificateholder) elects to terminate the Trust Fund pursuant to clause (a) of Section 9.01, by the 25th day of the month preceding the month of the final distribution, the Person electing to terminate the Trust Fund shall notify the Depositor, the Servicer and the Trustee in writing of the date the electing Person intends to terminate the Trust Fund and of the applicable Termination Price of the Mortgage Loans and REO Properties.

            A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not later than the 15th day of the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

            In the event such Notice of Final Distribution is given and the Person electing to terminate the Trust Fund is the Servicer (at the direction of the Majority Class C Certificateholder), the Majority Class C Certificateholder shall remit the applicable Termination Price in immediately available funds to the Trustee at least two Business Days prior to the applicable Distribution Date, and, upon receipt of such funds from the Majority Class C Certificateholder, the Trustee shall promptly deposit such funds in the applicable Collection Account. During the time such funds are held in such Collection Account, such funds shall be invested, at the direction of the Majority Class C Certificateholder, in Permitted Investments, and the Majority Class C Certificateholder shall be entitled to all income from such investments, and shall be responsible for, and shall reimburse the Servicer for all losses from such investments. The Majority Class C Certificateholder shall be obligated to reimburse the Servicer for its reasonable out-of-pocket expenses incurred in connection with its termination of the Trust Fund at the direction of the Majority Class C Certificateholder and shall indemnify and hold harmless the Servicer for any losses, liabilities or expenses resulting from any claims directly resulting from or relating to the termination of the Trust Fund at the direction of the Majority Class C Certificateholder, except to the extent such losses, liabilities or expenses arise out of or result from the Servicer's negligence, bad faith or willful misconduct. In connection with any such termination of the Trust Fund, the Servicer shall cause all funds in the Collection Account, including the applicable Termination Price for the Mortgage Loans and REO Properties if the Servicer is electing to terminate the Trust Fund, to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Person electing to terminate the Trust Fund, or its designee, the Custodial Files for the Mortgage Loans.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due the Depositor and the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.01, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount up to an amount equal to (i) as to each Class of Regular Certificates (except the Class X Certificates), the Certificate Balance thereof plus for each such Class and the Class X Certificates accrued interest thereon in the case of an interest bearing Certificate and all other amounts to which such Classes are entitled pursuant to
Section 4.01, (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

            In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Residual Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

            Section 9.03 Additional Termination Requirements. In the event a Person elects to terminate the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the electing Person, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" on any Trust REMIC as defined in Section 860F of the Code, or (ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are Outstanding:

            (a) The Trustee shall sell all of the assets of the Trust Fund to the Person electing to terminate the Trust Fund, or its designee, and, within 90 days of such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each of the Trust REMICs; and

            (b) The Trustee shall attach a statement to the final federal income tax return for each of the Trust REMICs stating that pursuant to Treasury Regulations Section 1.860F 1, the first day of the 90 day liquidation period for each such Trust REMIC was the date on which the Trustee sold the assets of the Trust Fund to the electing Person.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

            Section 10.01 Amendment. This Agreement may be amended from time to time by the Depositor and the Trustee (and the Trustee may request an amendment or consent to any amendment of a Servicing Agreement as directed by the Depositor) without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or in the applicable Servicing Agreement, or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor or the Trustee (or with respect to the applicable Servicing Agreement, of the applicable Servicer), (iv) to add any other provisions with respect to matters or questions arising hereunder or under the applicable Servicing Agreement, (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement or in the applicable Servicing Agreement or (vi) to comply with any requirements in Regulation AB; provided that any amendment pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee and the Depositor also may at any time and from time to time amend this Agreement (and the Trustee shall request the Servicers amend the applicable Servicing Agreement), without the consent of the Certificateholders, to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC under the REMIC Provisions, (ii) avoid or minimize the risk of the imposition of any tax on any Trust REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided, that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

            This Agreement may also be amended from time to time by the Depositor and the Trustee (and the Trustee shall consent to any amendment to the applicable Servicing Agreement as directed by the Depositor) with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66(2)/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or the applicable Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66(2)/3%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then Outstanding.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement or any Servicing Agreement unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any Trust REMIC or the Certificateholders or cause any Trust REMIC to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust at any time that any Certificates are Outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies (with a copy of such notice to the Trustee) of such amendment, stating the provisions of the Agreement to be amended.

            Notwithstanding the foregoing provisions of this Section 10.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee or a Servicer under the applicable Servicing Agreement, any Certificate beneficially owned by the Depositor or any of its Affiliates or by the Responsible Party or any of its Affiliates shall be deemed not to be Outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section 10.01 have been obtained.

            Promptly after the execution of any amendment to this Agreement or any Servicing Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            Nothing in this Agreement shall require the Trustee to enter into an amendment which modifies its obligations or liabilities without its consent and in all cases without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that
(i) such amendment is permitted and is not prohibited by this Agreement or the applicable Servicing Agreement and that all requirements for amending this Agreement or such Servicing Agreement have been complied with; and (ii) either
(A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 10.01.

            Notwithstanding the Trustee's consent to, or request for, any amendment of any Servicing Agreement pursuant to the terms of this Section 10.01, such Servicing Agreement cannot be amended without the consent of the applicable Servicer. The Trustee shall not be responsible for any failure by such Servicer to consent to any amendment to the applicable Servicing Agreement.

            Section 10.02 Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation shall be effected by the Trustee (at the direction of the Depositor) at the expense of the Trust, but only upon receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 10.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 10.04 Intention of Parties. It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

            The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

            Section 10.05 Notices. (a) The Trustee shall provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge, within a reasonable amount after gaining such actual knowledge:

               (i) Any material change or amendment to this Agreement; (ii) The occurrence of any Event of Default that has not been cured;

               (iii) The resignation or termination of the Servicer or the Trustee and the appointment of any successor;

               (iv) The repurchase or substitution of Mortgage Loans pursuant to this Agreement, the Fremont Assignment Agreement or the Purchase Agreement; and

               (v) The final payment to Certificateholders.

                    (b) In addition, the Trustee shall promptly furnish to each
               Rating Agency copies of the following:

               (i) Each report to Certificateholders described in Section 4.02;

               (ii) The Servicer's annual statement of compliance and the accountant's report described in the Servicing Agreements; and

               (iii) Any notice of a purchase of a Mortgage Loan pursuant to this Agreement and the Purchase Agreement.

            All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, to GS Mortgage Securities Corp. 85 Broad Street, New York, New York 10004, Attention: Principal Finance Group/Christopher M. Gething and Asset Management Group/Senior Asset Manager, or such other address as may be hereafter furnished to the Trustee by the Depositor in writing; (b) in the case of the Trustee, to the Corporate Trust Office, or such other address as the Trustee may hereafter furnish to the Depositor, the Swap Provider, the Responsible Party or the applicable Servicer; provided, however, all reports, statements, certifications and information required to be provided to the Trustee pursuant to Section 8.13 for filing shall be electronically forwarded to DBSec.Notifications@db.com, and, (c) in the case of in the case of Wells Fargo in its capacity as Servicer, 1 Home Campus, Des Moines, Iowa 50328, or such other address as may be hereafter furnished to the other parties hereto and the Swap Provider by Wells Fargo in writing, (d) in the case of Fremont Investment & Loan, 1065 North PacifiCenter, Anaheim, California 92806, Attention: Steve Ross or such other address as may be hereafter furnished to the Depositor and Trustee by the Responsible Party in writing; (e) Goldman Sachs Mitsui Marine Derivative Products 85 Broad Street, New York, New York 10004, Attention: General Counsel, or such other address as may be hereafter furnished to the Depositor, the Servicer and the Trustee in writing, and (f) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

            Section 10.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 10.07 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.07, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 10.08 Certificates Nonassessable and Fully Paid. It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

            Section 10.09 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

            Section 10.10 Limitation of Damages. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY FOR ANY PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, PROVIDED, HOWEVER, THAT SUCH LIMITATION SHALL NOT BE APPLICABLE WITH RESPECT TO THIRD PARTY CLAIMS MADE AGAINST A PARTY.

            Section 10.11 Rights of the Swap Provider. The Swap Provider shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right to enforce its rights under this Agreement.

            Section 10.12 Regulation AB Compliance; Intent of the Parties; Reasonableness. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, the Trustee and the Servicer, pursuant to the Assignment Agreement or the Wells Fargo Servicing Agreement, as applicable, shall cooperate fully with the Depositor to deliver to the Depositor (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB.

                              *    *    *    *    *    *    *



            IN WITNESS WHEREOF, the Depositor and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                           GS MORTGAGE SECURITIES CORP.


                           By:   /s/ Mark Weiss
                              ------------------------------------
                              Name:  Mark Weiss
                              Title: Managing Director

                           DEUTSCHE BANK NATIONAL TRUST COMPANY, solely as
                              Trustee and not in its individual capacity


                           By:   /s/ Eiko Akiyama
                              ------------------------------------
                              Name:  Eiko Akiyama
                              Title: Associate


                           By:   /s/ Ronaldo Reyes
                              ------------------------------------
                              Name:  Ronaldo Reyes
                              Title: Vice President

                                   SCHEDULE I

                             Mortgage Loan Schedule

        Delivered to the Trustee and not attached to the Trust Agreement.

                                   EXHIBIT A-1

                FORM OF CLASS A, CLASS M AND CLASS B CERTIFICATES

[To be added to the Class B-3 and Class B-4 Certificates while they remain Private Certificates: IF THIS CERTIFICATE IS A PHYSICAL CERTIFICATE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR CERTIFICATE (THE "TRANSFEROR CERTIFICATE") IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE RECEIVES A RULE 144A LETTER (THE "144A LETTER") IN THE FORM OF EXHIBIT J TO THE AGREEMENT REFERRED TO HEREIN OR A LETTER (THE "NON-RULE 144A INVESTMENT LETTER") IN THE FORM OF EXHIBIT K TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE PROPOSED TRANSFEROR WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE TRANSFEROR CERTIFICATE AND THE PROPOSED TRANSFEREE WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE RULE 144A LETTER, IN EACH CASE AS IF SUCH CERTIFICATE WERE EVIDENCED BY A PHYSICAL CERTIFICATE.

In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate.]

Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

[To be added to the Class B-3 and Class B-4 Certificates: NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA,
SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE DEPOSITOR OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THE AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.]

AS LONG AS THE INTEREST RATE SWAP AGREEMENT IS IN EFFECT, EACH BENEFICIAL OWNER OF THIS CERTIFICATE, OR ANY INTEREST THEREIN, SHALL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT OR (II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AT LEAST ONE OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-8, PTCE 95-60 OR PTCE 96-23 OR A COMPARABLE EXEMPTION AVAILABLE UNDER SIMILAR LAW.

Certificate No.              :

Cut-off Date                 :     April 1, 2006

First Distribution Date      :     May 25, 2006

Initial Certificate Balance
of this Certificate
("Denomination")             :



Initial Certificate
Balances of all                                             Class Certificate
Certificates of this Class   :             Class                 Balance
                                        Class A-1             $241,822,000
                                        Class A-2A            $251,717,000
                                        Class A-2B            $110,996,000
                                        Class A-2C            $102,592,000
                                        Class A-2D            $43,211,000
                                        Class M-1             $34,646,000
                                        Class M-2             $30,849,000
                                        Class M-3             $18,034,000
                                        Class M-4             $16,611,000
                                        Class M-5             $16,136,000
                                        Class M-6             $14,713,000
                                        Class M-7             $13,763,000
                                        Class B-1             $12,340,000
                                        Class B-2             $ 9,492,000
                                        Class B-3             $ 8,543,000
                                        Class B-4             $ 9,942,000
CUSIP                        :             Class                CUSIP No.
                                        Class A-1              362334 PF 5
                                        Class A-2A             362334 PG 3
                                        Class A-2B             362334 PH 1
                                        Class A-2C             362334 PJ 7
                                        Class A-2D             362334 PK 4
                                        Class M-1              362334 PL 2
                                        Class M-2              362334 PM 0
                                        Class M-3              362334 PN 8
                                        Class M-4              362334 PP 3
                                        Class M-5              362334 PQ 1
                                        Class M-6              362334 PR 9
                                        Class M-7              362334 PS 7
                                        Class B-1              362334 PT 5
                                        Class B-2              362334 PU 2
                                        Class B-3              362334 PV 0
                                        Class B-4              362334 PW 8

ISIN                         :             Class
                                        Class A-1              US362334PF56
                                        Class A-2A             US362334PG30
                                        Class A-2B             US362334PH13
                                        Class A-2C             US362334PJ78
                                        Class A-2D             US362334PK42
                                        Class M-1              US362334PL25
                                        Class M-2              US362334PM08
                                        Class M-3              US362334PN80
                                        Class M-4              US362334PP39
                                        Class M-5              US362334PQ12
                                        Class M-6              US362334PR94
                                        Class M-7              US362334PS77
                                        Class B-1              US362334PT50
                                        Class B-2              US362334PU24
                                        Class B-3              US362334PV07
                                        Class B-4              US362334PW89


                          GS MORTGAGE SECURITIES CORP.

                              GSAMP Trust 2006-FM1
               Mortgage Pass-Through Certificates, Series 2006-FM1
                        [Class A-] [Class M-] [Class B-]

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Trust Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *


            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                               DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                  not in its individual capacity, but solely as Trustee


                               By:____________________________________

Authenticated:


By:_______________________________________
   Authorized Signatory of
   DEUTSCHE BANK NATIONAL TRUST COMPANY,
   not in its individual capacity,
   but solely as Trustee




                          GS MORTGAGE SECURITIES CORP.
                              GSAMP Trust 2006-FM1
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2006-FM1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________________________.

Dated:


                                    ____________________________________
                                    Signature by or on behalf of assignor



                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________,
_____________________________________________________________________________,
for the account of __________________________________________________________,
account number ________, or, if mailed by check, to _________________________.
Applicable statements should be mailed to ___________________________________,
_____________________________________________________________________________.

            This information is provided by__________________________________, the assignee named above, or_________________________________________________, as its agent.

                                    EXHIBIT B

                           FORM OF CLASS P CERTIFICATE

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR CERTIFICATE IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT J TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.           :           1

Cut-off Date              :           April 1, 2006

First Distribution Date   :           May 25, 2006

Percentage Interest of
this Certificate
("Denomination")          :           [__]%

CUSIP                     :           362334 QB 3

ISIN                      :           US362334QB34




                          GS MORTGAGE SECURITIES CORP.

                              GSAMP Trust 2006-FM1
               Mortgage Pass-Through Certificates, Series 2006-FM1

                                     Class P

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Trust Agreement dated as of the Cut-off Date specified above (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Trustee for such purpose.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Trust Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

            No transfer of a Certificate of this Class shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or any materially similar provisions of applicable Federal, state or local law ("Similar Law"), or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                            ***



            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          not in its individual capacity,
                                          but solely as Trustee


                                       By:____________________________________

Authenticated:


By ____________________________________
   Authorized Signatory of
   DEUTSCHE BANK NATIONAL TRUST COMPANY,
   not in its individual capacity,
   but solely as Trustee



                          GS MORTGAGE SECURITIES CORP.
                              GSAMP Trust 2006-FM1
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2006-FM1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)unto_______________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________________________.
Dated:


                                          ____________________________________
                                          Signature by or on behalf of assignor


                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________,
_____________________________________________________________________________,
for the account of __________________________________________________________,
account number ________, or, if mailed by check, to _________________________.
Applicable statements should be mailed to ___________________________________,
_____________________________________________________________________________.

            This information is provided by__________________________________, the assignee named above, or_________________________________________________, as its agent.

                                    EXHIBIT C

                           FORM OF CLASS C CERTIFICATE

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR CERTIFICATE IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT J TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.           :           C-1

Cut-off Date              :           April 1, 2006

First Distribution Date   :           May 25, 2006
Percentage Interest of
this Certificate
("Denomination")          :           [   ]
CUSIP                     :           362334 QA 5
ISIN                      :           US362334QA50




                          GS MORTGAGE SECURITIES CORP.

                              GSAMP Trust 2006-FM1
               Mortgage Pass-Through Certificates, Series 2006-FM1

                                     Class C

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions pursuant to a Trust Agreement dated as of the Cut-off Date specified above (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate does not have a Pass-Through Rate and will not be entitled to any distributions pursuant to the Agreement. The only rights of this Class under the Agreement is to make a request as set forth in Article IX of the Agreement.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.




            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          not in its individual capacity,
                                          but solely as Trustee


                                       By:____________________________________
Authenticated:


By: ___________________________________
    Authorized Signatory of
    DEUTSCHE BANK NATIONAL TRUST COMPANY,
    not in its individual capacity,
    but solely as Trustee


                          GS MORTGAGE SECURITIES CORP.
                              GSAMP Trust 2006-FM1
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2006-FM1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the other parties to the Agreement.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Trustee and the Depositor and any agent of the Trustee or the Depositor may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto______________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________.

Dated:


                                          ____________________________________
                                          Signature by or on behalf of assignor


                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________,
_____________________________________________________________________________,
for the account of __________________________________________________________,
account number ________, or, if mailed by check, to _________________________.
Applicable statements should be mailed to ___________________________________,
_____________________________________________________________________________.

            This information is provided by__________________________________, the assignee named above, or_________________________________________________, as its agent.

                                   EXHIBIT D-1

                           FORM OF CLASS R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN THREE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.               :       1

Cut-off Date                  :       April 1, 2006

First Distribution Date       :       May 25, 2006

Initial Certificate Balance
of this Certificate
("Denomination")              :       $50

Initial Certificate Balance
of all Certificates of this
Class                         :       $50

CUSIP                         :       362334 PX 6

ISIN                          :       US362334PX62

                          GS MORTGAGE SECURITIES CORP.

                              GSAMP Trust 2006-FM1
               Mortgage Pass-Through Certificates, Series 2006-FM1

                                     Class R

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class R Certificate is not entitled to distributions in respect of interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions pursuant to a Trust Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Class R Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to
Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit H to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R Certificate, (C) not to cause income with respect to the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class R Certificate or to cause the Transfer of the Ownership Interest in this Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.





            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          not in its individual capacity,
                                          but solely as Trustee


                                       By:____________________________________

Authenticated:


By:_____________________________________
   Authorized Signatory of
   DEUTSCHE BANK NATIONAL TRUST COMPANY,
   not in its individual capacity,
   but solely as Trustee

                          GS MORTGAGE SECURITIES CORP.
                              GSAMP Trust 2006-FM1
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2006-FM1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the other parties to the Agreement.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Trustee and the Depositor and any agent of the Trustee or the Depositor may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto______________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
______.

Dated:


                                          ____________________________________
                                          Signature by or on behalf of assignor



                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________,
_____________________________________________________________________________,
for the account of __________________________________________________________,
account number ________, or, if mailed by check, to _________________________.
Applicable statements should be mailed to ___________________________________,
_____________________________________________________________________________.

            This information is provided by__________________________________, the assignee named above, or_________________________________________________, as its agent.

                                   EXHIBIT D-2

                          FORM OF CLASS RC CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.               :       1

Cut-off Date                  :       April 1, 2006

First Distribution Date       :       May 25, 2006

Initial Certificate Balance
of this Certificate
("Denomination")              :       $100

Initial Certificate Balances
of all Certificates of this
Class                         :       $100

CUSIP                         :       362334 PY 4

ISIN                          :       US362334PY46

                          GS MORTGAGE SECURITIES CORP.

                              GSAMP Trust 2006-FM1
               Mortgage Pass-Through Certificates, Series 2006-FM1

                                    Class RC

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class RC Certificate is not entitled to distributions in respect of interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions pursuant to a Trust Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class RC Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Class RC Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to
Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class RC Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class RC Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class RC Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class RC Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class RC Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit H to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class RC Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class RC Certificate,
(B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class RC Certificate, (C) not to cause income with respect to the Class RC Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class RC Certificate or to cause the Transfer of the Ownership Interest in this Class RC Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class RC Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.



            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          not in its individual capacity,
                                          but solely as Trustee


                                       By:____________________________________

Authenticated:


By:______________________________________
   Authorized Signatory of
   DEUTSCHE BANK NATIONAL TRUST COMPANY,
   not in its individual capacity,
   but solely as Trustee

                          GS MORTGAGE SECURITIES CORP.
                              GSAMP Trust 2006-FM1
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2006-FM1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto______________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
______.

Dated:


                                          ____________________________________
                                          Signature by or on behalf of assignor

                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________,
_____________________________________________________________________________,
for the account of __________________________________________________________,
account number ________, or, if mailed by check, to _________________________.
Applicable statements should be mailed to ___________________________________,
_____________________________________________________________________________.

            This information is provided by__________________________________, the assignee named above, or_________________________________________________, as its agent.

                                   EXHIBIT D-3

                          FORM OF CLASS RX CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.               :       1

Cut-off Date                  :       April 1, 2006

First Distribution Date       :       May 25, 2006

Initial Certificate Balance
of this Certificate
("Denomination")              :       $50

Initial Certificate Balances
of all Certificates of this
Class                         :       $50

CUSIP                         :       362334 PZ 1

ISIN                          :       US362334PZ11

                          GS MORTGAGE SECURITIES CORP.

                              GSAMP Trust 2006-FM1
               Mortgage Pass-Through Certificates, Series 2006-FM1

                                    Class RX

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class RX Certificate is not entitled to distributions in respect of interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions pursuant to a Trust Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class RX Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Class RX Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to
Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class RX Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class RX Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class RX Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class RX Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class RX Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit H to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class RX Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class RX Certificate,
(B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class RX Certificate, (C) not to cause income with respect to the Class RX Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class RX Certificate or to cause the Transfer of the Ownership Interest in this Class RX Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class RX Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.


            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          not in its individual capacity,
                                          but solely as Trustee


                                       By:____________________________________

Authenticated:


By:_____________________________________
   Authorized Signatory of
   DEUTSCHE BANK NATIONAL TRUST COMPANY,
   not in its individual capacity,
   but solely as Trustee

                          GS MORTGAGE SECURITIES CORP.
                              GSAMP Trust 2006-FM1
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2006-FM1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto______________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________

Dated:


                                          ____________________________________
                                          Signature by or on behalf of assignor

                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________,
_____________________________________________________________________________,
for the account of __________________________________________________________,
account number ________, or, if mailed by check, to _________________________.
Applicable statements should be mailed to ___________________________________,
_____________________________________________________________________________.

            This information is provided by__________________________________, the assignee named above, or_________________________________________________, as its agent.

                                    EXHIBIT E

                           FORM OF CLASS X CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS TWO "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR CERTIFICATE IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT J TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE DEPOSITOR OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THE AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.              :        1

Cut-off Date                 :        April 1, 2006

First Distribution Date      :        May 25, 2006

Percentage Interest of this
Certificate ("Denomination") :        [__]%

CUSIP                        :        362334 QZ 0

ISIN                         :        US362334QZ02

                          GS MORTGAGE SECURITIES CORP.

                              GSAMP Trust 2006-FM1
               Mortgage Pass-Through Certificates, Series 2006-FM1

                                     Class X

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class X Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions pursuant to a Trust Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class X Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Class X Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Depositor, the Servicer or the Trust Fund, or (ii) if the Class X Certificate has been the subject of an ERISA Qualifying Underwriting and the transferee is an insurance company, a representation letter that it is purchasing such Certificates with the assets of its general account and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of a Class X Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to
Section 4975 of the Code (or comparable provisions of any subsequent enactments) or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor, the Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those expressly undertaken in the Agreement or to any liability. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to
Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class X Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class X Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class X Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class X Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class X Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit I to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class X Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class X Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class X Certificate, (C) not to cause income with respect to the Class X Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class X Certificate or to cause the Transfer of the Ownership Interest in this Class X Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class X Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.



            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          not in its individual capacity,
                                          but solely as Trustee


                                       By:____________________________________

Authenticated:


By:_____________________________________
   Authorized Signatory of
   DEUTSCHE BANK NATIONAL TRUST COMPANY,
   not in its individual capacity,
   but solely as Trustee

                          GS MORTGAGE SECURITIES CORP.
                              GSAMP Trust 2006-FM1
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2006-FM1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto______________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________.

Dated:______


                                          ____________________________________
                                          Signature by or on behalf of assignor

                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________,
_____________________________________________________________________________,
for the account of __________________________________________________________,
account number ________, or, if mailed by check, to _________________________.
Applicable statements should be mailed to ___________________________________,
_____________________________________________________________________________.

            This information is provided by__________________________________, the assignee named above, or_________________________________________________, as its agent.

                                    EXHIBIT F

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                     [date]

[Depositor]

[Servicer]

[Originator]

_____________________
_____________________

          Re: Trust Agreement, dated as of April 1, 2006, between GS Mortgage Securities Corp. and Deutsche Bank National Trust Company

Ladies and Gentlemen:

Gentlemen:

          (a) In accordance with Section 2.02 of the above-captioned Trust Agreement (the "Trust Agreement"), the undersigned, as Trustee, for each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule of exceptions), certifies that it has received:

          (A) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

          (B) except with respect to each MERS Designated Mortgage Loan, an executed Assignment of Mortgage (which may be included in a blanket assignment or assignments).

            Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Trust Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement.

                                       DEUTSCHE BANK NATIONAL TRUST
                                          COMPANY, as Trustee


                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                    EXHIBIT G

                         FORM OF DOCUMENT CERTIFICATION
                         AND EXCEPTION REPORT OF TRUSTEE

                                     [date]

[Depositor]

[Servicer]

[Originator]

_____________________
_____________________

            Re: Trust Agreement, dated as of April 1, 2006, between GS Mortgage Securities Corp. and Deutsche Bank National Trust Company

Ladies and Gentlemen:

            In accordance with Section 2.02 of the above-captioned Trust Agreement (the "Trust Agreement"), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

            (A) The original Mortgage Note, endorsed in the form provided in
Section 2.01 of the Trust Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee.

            (B) The original recorded Mortgage or a certified copy thereof.

            (C) Except with respect to each MERS Designated Mortgage Loan, an executed Assignment of Mortgage endorsed in blank in the form provided in
Section 2.01 of the Trust Agreement; or, if the Trustee has actual knowledge that the related Mortgage has not been returned from the applicable recording office, a copy of the Assignment of Mortgage (excluding information to be provided by the recording office).

            (D) Except with respect to each MERS Designated Mortgage Loan, the original or duplicate original recorded assignment or assignments of the Mortgage endorsed in blank showing a complete chain of assignment from the originator to the last endorsee.

            (E) The original or duplicate original or certified copy lender's title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

            Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items 1, 2 and 13 of the Mortgage Loan Schedule and the Data Tape Information accurately reflects information set forth in the Custodial File.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Trust Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or
(ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement.

                                       DEUTSCHE BANK NATIONAL TRUST
                                          COMPANY, as Trustee


                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                    EXHIBIT H

                           RESIDUAL TRANSFER AFFIDAVIT

                          GSAMP Equity Trust 2006-FM1,
               Mortgage Pass-Through Certificates, Series 2006-FM1


STATE OF                )
                        ) ss.:
COUNTY OF               )



            The undersigned, being first duly sworn, deposes and says as follows:

            1. The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Residual Certificate (the "Certificate") issued pursuant to the Trust Agreement (the "Agreement"), between GS Mortgage Securities Corp. (the "Depositor") and Deutsche Bank National Trust Company (the "Trustee"). Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

            2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

            3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

            5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit I to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

            7. The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

            8. The Transferee's taxpayer identification number is __________.

            9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30) and the Agreement.

            10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            11. The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Person.

            12. Check one of the following:

            The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Certificate;

            (ii) the present value of the expected future distributions on such Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations
Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S.
Treasury Regulations; and

            (iv) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

              None of the above.

            13. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.


            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this____ day of____, 20____.


                                       Print Name of Transferee


                                       By:____________________________________
                                          Name:
                                          Title:

[Corporate Seal]

ATTEST:


_______________________________________
[Assistant] Secretary

            Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this____ day of____, 20____.


                                       _______________________________________
                                                      NOTARY PUBLIC

                                       My Commission expires the __ day
                                       of _________, 20__

                                    EXHIBIT I

                         FORM OF TRANSFEROR CERTIFICATE

                                                                __________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

Deutsche Bank National Trust Company,
as Trustee,
1761 East St. Andrew Place
Santa Ana, California 92705

            Re:     GSAMP Trust 2006-FM1, Mortgage Pass-Through
                    Certificates Series 2006-FM1, Class [__]__

Ladies and Gentlemen:

            In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and
(c) to the extent we are disposing of a Residual Certificate, (A) we have no knowledge the Transferee is not a Permitted Transferee and (B) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (C) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee's Residual Transfer Affidavit are false.

                                Very truly yours,

                                ____________________________________
                                Print Name of Transferor


                                By:_________________________________
                                       Authorized Officer

                                    EXHIBIT J

                            FORM OF RULE 144A LETTER

                                                              ____________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

Deutsche Bank National Trust Company,
as Trustee,
1761 East St. Andrew Place
Santa Ana, California 92705

                        Re: GSAMP Trust 2006-FM1, Mortgage Pass-Through Certificates Series 2006-FM1, Class [__]___

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan subject to any federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition or, with respect to a Class B-3, Class B-4 or Class X Certificate, the purchaser is an insurance company that is purchasing this certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, we understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                                            ANNEX 1 TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Buyer owned and/or invested on a discretionary basis $ (1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

            ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____  Broker-dealer. The Buyer is a dealer registered pursuant to
                  Section 15 of the Securities Exchange Act of 1934.

            ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

            ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

            ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

            ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

            ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                       _______________________________________
                                       Print Name of Transferee


                                       By:____________________________________
                                      Name:
                                     Title:

                                       Date:__________________________________

--------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                            ANNEX 2 TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

            ____ The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                       _______________________________________
                                       Print Name of Transferee

                                       By:____________________________________
                                           Name:
                                           Title:

                                      IF AN ADVISER:


                                       _______________________________________
                                       Print Name of Buyer

                                       Date:__________________________________

                                    EXHIBIT K

                    FORM OF INVESTMENT LETTER (NON-RULE 144A)

                                          _____________________
                                         Date

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention: Kevin Gasvoda

Deutsche Bank National Trust Company
1761 East St.Andrew Place
Santa Ana, California 92705

            Re: GSAMP Trust 2006-FM1, Mortgage Pass-Through Certificates, Series 2006-FM1, Class B [_]

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a plan subject to any federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition, or, with respect to a Class B-3, Class B-4 or Class X Certificate, the purchaser is an insurance company that is purchasing this certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Trust Agreement.


                                       _______________________________________
                                       Print Name of Transferee

                                        By:____________________________________
                                            Name:
                                            Title:


                                        Date:_________________________________

                                    EXHIBIT L

                            FORM CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K

      Re: GSAMP Trust 2006-FM1 (the "Trust") Mortgage Pass-Through Certificates, Series 2006-FM1, issued pursuant to the Trust Agreement, dated as of April 1, 2006 (the "Trust Agreement"), between GS Mortgage Securities Corp., as depositor (the "Depositor") and Deutsche Bank National Trust Company, as trustee (the "Trustee")

I, [identify the certifying individual], certify that:

            7. I have reviewed this annual report on Form 10-K ("Annual Report"), and all reports on Form 10-D (collectively with this Annual Report, the "Reports") required to be filed in respect of period covered by this Annual Report, of the Trust;

(1) Based on my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report;

(2) Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this Annual Report is included in the Reports;

(3) Based on my knowledge and the compliance statements required in this Annual Report under Item 1123 of Regulation AB, and except as disclosed in the Reports, the Servicer has fulfilled its obligations under the Trust Agreement in all material respects; and

(4) All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria required to be included in this Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this Annual Report, except as otherwise disclosed in this Annual Report. Any material instances of non-compliance described in such reports have been disclosed in this Annual Report.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Trustee and the Servicer.

Date: _________________________
_______________________________
[Signature]
[Title]

                                    EXHIBIT M

            FORM OF TRUSTEE CERTIFICATION TO BE PROVIDED TO DEPOSITOR

      Re: GSAMP Trust 2006-FM1 (the "Trust") Mortgage Pass-Through Certificates, Series 2006-FM1, issued pursuant to the Trust Agreement, dated as of April 1, 2006 (the "Trust Agreement"), between GS Mortgage Securities Corp., as depositor (the "Depositor"), and Deutsche Bank National Trust Company, as trustee (the "Trustee")

            The Trustee hereby certifies to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

            2. To my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report, it being understood that the Trustee is not responsible for verifying the accuracy or completeness of information in the Reports (a) provided by Persons other than the Trustee or any Subcontractor utilized by the Trustee or (b) relating to Persons other than the Trustee or any Subcontractor utilized by the Trustee as to which a Responsible Officer of the Trustee does not have actual knowledge;

            3. To my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Trust Agreement for inclusion in the Reports is included in the Reports; and

            4. The report on assessment of compliance with servicing criteria for asset-backed securities applicable to the Trustee and each Subcontractor utilized by the Trustee and their related attestation reports on assessment of compliance with servicing criteria applicable to it required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

Date: _________________________
DEUTSCHE BANK NATIONAL TRUST COMPANY, AS TRUSTEE

                     By:    _______________________________
                     Name:  _______________________________
                     Title: _______________________________

                                    EXHIBIT N

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Trustee] and [each Subcontractor] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria." The responsibilities set forth herein may be amended without amending the Trust Agreement if upon mutual agreement between the applicable party requesting such amendment and the Depositor.


------------------------------------------------------------------------------- ------------------------------
                                     SERVICING CRITERIA                         APPLICABLE SERVICING CRITERIA
------------------------------------------------------------------------------- ------------------------------
   Reference                                Criteria
----------------- ------------------------------------------------------------- ------------------------------
                                General Servicing Considerations
----------------- ------------------------------------------------------------- ------------------------------
1122(d)(1)(i)     Policies and procedures are instituted to monitor any               Trustee/Servicer
                  performance or other triggers and events of default in
                  accordance with the transaction agreements.
----------------- ------------------------------------------------------------- ------------------------------
1122(d)(1)(ii)    If any material servicing activities are outsourced to              Trustee/Servicer
                  third parties, policies and procedures are instituted to
                  monitor the third party's performance and compliance with
                  such servicing activities.
----------------- ------------------------------------------------------------- ------------------------------
1122(d)(1)(iii)   Any requirements in the transaction agreements to maintain                 N/A
                  a back-up servicer for the mortgage loans are maintained.
----------------- ------------------------------------------------------------- ------------------------------
1122(d)(1)(iv)    A fidelity bond and errors and omissions policy is in                   Servicer
                  effect on the party participating in the servicing function throughout the reporting period in the amount of coverage
                  required by and otherwise in accordance with the terms of
                  the transaction agreements.
----------------- ------------------------------------------------------------- ------------------------------
                               Cash Collection and Administration
----------------- ------------------------------------------------------------- ------------------------------
1122(d)(2)(i)     Payments on mortgage loans are deposited into the                       Servicer
                  appropriate custodial bank accounts and related bank
                  clearing accounts no more than two business days following receipt, or such other number of days specified in the
                  transaction agreements.
----------------- ------------------------------------------------------------- ------------------------------
1122(d)(2)(ii)    Disbursements made via wire transfer on behalf of an                Servicer/Trustee
                  obligor or to an investor are made only by authorized
                  personnel.
----------------- ------------------------------------------------------------- ------------------------------
1122(d)(2)(iii)   Advances of funds or guarantees regarding collections, cash             Servicer
                  flows or distributions, and any interest or other fees
                  charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
----------------- ------------------------------------------------------------- ------------------------------
                  The related accounts for the transaction, such as cash reserve      Servicer/Trustee
                  accounts or accounts established as a form of
                  overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the
1122(d)(2)(iv)    transaction agreements.
----------------- ------------------------------------------------------------- ------------------------------
1122(d)(2)(v)     Each custodial account is maintained at a federally insured         Servicer/Trustee
                  depository institution as set forth in the transaction
                  agreements. For purposes of this criterion, "federally
                  insured depository institution" with respect to a foreign
                  financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the
                  Securities Exchange Act.
----------------- ------------------------------------------------------------- ------------------------------
1122(d)(2)(vi)    Unissued checks are safeguarded so as to prevent                    Servicer/Trustee
                  unauthorized access.
----------------- ------------------------------------------------------------- ------------------------------
1122(d)(2)(vii)   Reconciliations are prepared on a monthly basis for all             Servicer/Trustee
                  asset-backed securities related bank accounts, including
                  custodial accounts and related bank clearing accounts.
                  These reconciliations are (A) mathematically accurate; (B)
                  prepared within 30 calendar days after the bank statement
                  cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by
                  someone other than the person who prepared the
                  reconciliation; and (D) contain explanations for
                  reconciling items. These reconciling items are resolved
                  within 90 calendar days of their original identification,
                  or such other number of days specified in the transaction
                  agreements.
----------------- ------------------------------------------------------------- ------------------------------
                               Investor Remittances and Reporting
----------------- ------------------------------------------------------------- ------------------------------
1122(d)(3)(i)     Reports to investors, including those to be filed with the          Trustee/Servicer
                  Commission, are maintained in accordance with the
                  transaction agreements and applicable Commission
                  requirements. Specifically, such reports (A) are prepared
                  in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information
                  calculated in accordance with the terms specified in the
                  transaction agreements; (C) are filed with the Commission
                  as required by its rules and regulations; and (D) agree
                  with investors' or the trustee's records as to the total
                  unpaid principal balance and number of mortgage loans
                  serviced by the Servicer.
----------------- ------------------------------------------------------------- ------------------------------
1122(d)(3)(ii)    Amounts due to investors are allocated and remitted in              Trustee/Servicer
                  Trustee/Servicer accordance with timeframes, distribution
                  priority and other terms set forth in the transaction
                  agreements.
----------------- ------------------------------------------------------------- ------------------------------
                  Disbursements made to an investor are posted within two             Trustee/Servicer
                  business days to the Servicer's investor records, or such
                  other number of days specified in the transaction
1122(d)(3)(iii)   agreements.
----------------- ------------------------------------------------------------- ------------------------------
                  Amounts remitted to investors per the investor reports agree        Trustee/Servicer
                  with cancelled checks, or other form of payment, or
1122(d)(3)(iv)    custodial bank statements.
----------------- ------------------------------------------------------------- ------------------------------
                                   Pool Asset Administration
----------------- ------------------------------------------------------------- ------------------------------
1122(d)(4)(i)      Collateral or security on mortgage loans is maintained as          Trustee/Servicer
                  required by the transaction agreements or related mortgage loan documents.
----------------- ------------------------------------------------------------- ------------------------------
                  Mortgage loan and related documents are safeguarded as              Trustee/Servicer
1122(d)(4)(ii)    required by the transaction agreements
----------------- ------------------------------------------------------------- ------------------------------
1122(d)(4)(iii)   Any additions, removals or substitutions to the asset pool          Trustee/Servicer
                  are made, reviewed and approved in accordance with any
                  conditions or requirements in the transaction agreements.
----------------- ------------------------------------------------------------- ------------------------------
1122(d)(4)(iv)    Payments on mortgage loans, including any payoffs, made in              Servicer
                  accordance with the related mortgage loan documents are
                  posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and
                  allocated to principal, interest or other items (e.g.,
                  escrow) in accordance with the related mortgage loan
                  documents.
----------------- ------------------------------------------------------------- ------------------------------
1122(d)(4)(v)     The Servicer's records regarding the mortgage loans agree               Servicer
                  with the Servicer's records with respect to an obligor's
                  unpaid principal balance.
----------------- ------------------------------------------------------------- ------------------------------
1122(d)(4)(vi)    Changes with respect to the terms or status of an obligor's             Servicer
                  mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in
                  accordance with the transaction agreements and related pool asset documents.
----------------- ------------------------------------------------------------- ------------------------------
1122(d)(4)(vii)   Loss mitigation or recovery actions (e.g., forbearance                  Servicer
                  plans, modifications and deeds in lieu of foreclosure,
                  foreclosures and repossessions, as applicable) are
                  initiated, conducted and concluded in accordance with the
                  timeframes or other requirements established by the
                  transaction agreements.
----------------- ------------------------------------------------------------- ------------------------------
1122(d)(4)(viii)  Records documenting collection efforts are maintained                   Servicer
                  during the period a mortgage loan is delinquent in
                  accordance with the transaction agreements. Such records
                  are maintained on at least a monthly basis, or such other
                  period specified in the transaction agreements, and
                  describe the entity's activities in monitoring delinquent
                  mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency
                  is deemed temporary (e.g., illness or unemployment).
----------------- ------------------------------------------------------------- ------------------------------
1122(d)(4)(ix)    Adjustments to interest rates or rates of return for                    Servicer
                  mortgage loans with variable rates are computed based on
                  the related mortgage loan documents.
----------------- ------------------------------------------------------------- ------------------------------
1122(d)(4)(x)     Regarding any funds held in trust for an obligor (such as               Servicer
                  escrow accounts): (A) such funds are analyzed, in
                  accordance with the obligor's mortgage loan documents, on
                  at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is
                  paid, or credited, to obligors in accordance with
                  applicable mortgage loan documents and state laws; and (C)
                  such funds are returned to the obligor within 30 calendar
                  days of full repayment of the related mortgage loans, or
                  such other number of days specified in the transaction
                  agreements.
----------------- ------------------------------------------------------------- ------------------------------
1122(d)(4)(xi)    Payments made on behalf of an obligor (such as tax or                   Servicer
                  insurance payments) are made on or before the related
                  penalty or expiration dates, as indicated on the
                  appropriate bills or notices for such payments, provided
                  that such support has been received by the servicer at
                  least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
----------------- ------------------------------------------------------------- ------------------------------
1122(d)(4)(xii)   Any late payment penalties in connection with any payment               Servicer
                  to be made on behalf of an obligor are paid from the
                  servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
----------------- ------------------------------------------------------------- ------------------------------
                  Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days

1122(d)(4)(xiii)  specified in the transaction agreements.                                Servicer
----------------- ------------------------------------------------------------- ------------------------------
1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible accounts are              Servicer
                  recognized and recorded in accordance with the transaction agreements.
----------------- ------------------------------------------------------------- ------------------------------
1122(d)(4)(xv)    Any external enhancement or other support, identified in                 Trustee
                  Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.
----------------- ------------------------------------------------------------- ------------------------------

                                    EXHIBIT O

                           FREMONT PURCHASE AGREEMENT

================================================================================

                              AMENDED AND RESTATED

              FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT



                         GOLDMAN SACHS MORTGAGE COMPANY,

                                    Purchaser

                                       and

                            FREMONT INVESTMENT & LOAN

                                     Seller

                           Dated as of January 1, 2006

        Conventional Fixed and Adjustable Rate Residential Mortgage Loans

================================================================================

                                TABLE OF CONTENTS

                                                                          Page

SECTION 1.            DEFINITIONS..............................................

SECTION 2.            AGREEMENT TO PURCHASE....................................

SECTION 3.            MORTGAGE SCHEDULES.......................................

SECTION 4.            PURCHASE PRICE...........................................

SECTION 5.            EXAMINATION OF MORTGAGE FILES............................

SECTION 6.            CONVEYANCE FROM SELLER TO PURCHASER......................

    Subsection 6.01       Conveyance of Mortgage Loans.........................

    Subsection 6.02       Books and Records....................................

    Subsection 6.03       Delivery of Mortgage Loan Documents..................

    Subsection 6.04       Quality Control Procedures...........................

SECTION 7.    SERVICING OF THE MORTGAGE LOANS..................................

SECTION 8.    TRANSFER OF SERVICING............................................

SECTION 9.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER; REMEDIES
              FOR BREACH.......................................................

    Subsection 9.01    Representations and Warranties Regarding the Seller.....

    Subsection 9.02    Representations and Warranties Regarding Individual
                       Mortgage Loans..........................................

    Subsection 9.03    Remedies for Breach of Representations and Warranties...

    Subsection 9.04    Repurchase of Mortgage Loans With First Payment Defaults

    Subsection 9.05    Purchaser's Right to Review.............................

SECTION 10.           CLOSING..................................................

SECTION 11.           CLOSING DOCUMENTS........................................

SECTION 12.           COSTS....................................................

SECTION 13.           COOPERATION OF SELLER WITH A RECONSTITUTION..............

SECTION 14.           THE SELLER...............................................

    Subsection 14.01    Additional Indemnification by the Seller; Third Party
                        Claims.................................................

    Subsection 14.02    Purchaser Indemnification..............................

    Subsection 14.03    Merger or Consolidation of the Seller..................

SECTION 15.           FINANCIAL STATEMENTS.....................................

SECTION 16.           NOTICES..................................................

SECTION 17.           SEVERABILITY CLAUSE......................................

SECTION 18.           COUNTERPARTS.............................................

SECTION 19.           GOVERNING LAW............................................

SECTION 20.           INTENTION OF THE PARTIES.................................

SECTION 21.           SUCCESSORS AND ASSIGNS; ASSIGNMENT OF PURCHASE AGREEMENT.

SECTION 22.           WAIVERS..................................................

SECTION 23.           EXHIBITS.................................................

SECTION 24.           GENERAL INTERPRETIVE PRINCIPLES..........................

SECTION 25.           REPRODUCTION OF DOCUMENTS................................

SECTION 26.           FURTHER AGREEMENTS.......................................

SECTION 27.           RECORDATION OF ASSIGNMENTS OF MORTGAGE...................

SECTION 28.           NO SOLICITATION..........................................

SECTION 29.           WAIVER OF TRIAL BY JURY..................................

SECTION 30.           SUBMISSION TO JURISDICTION; WAIVERS......................

SECTION 31.           CONFIDENTIAL INFORMATION.................................

SECTION 32.           COMPLIANCE WITH REGULATION AB............................

    Subsection 32.01      Intent of the Parties; Reasonableness................

    Subsection 32.02      Additional Representations and Warranties of the
                          Seller................................................

    Subsection 32.03      Information to Be Provided by the Seller.............

    Subsection 32.04      Indemnification; Remedies............................

                                    EXHIBITS

EXHIBIT A         CONTENTS OF EACH MORTGAGE FILE

EXHIBIT B         CONTENTS OF EACH CREDIT FILE

EXHIBIT C         MORTGAGE LOAN SCHEDULE FIELDS

EXHIBIT D         RESERVED

EXHIBIT E         FORM OF SELLER'S OFFICER'S CERTIFICATE

EXHIBIT F         FORM OF OPINION OF COUNSEL TO THE SELLER

EXHIBIT G         FORM OF SECURITY RELEASE CERTIFICATION

EXHIBIT H         FORM OF SECURITY RELEASE CERTIFICATION

EXHIBIT I         UNDERWRITING GUIDELINES

EXHIBIT J         RESERVED

EXHIBIT K         SERVICER ACKNOWLEDGMENT

EXHIBIT L         NEW JERSEY MORTGAGE LOAN STIPULATIONS

EXHIBIT M         FANNIE MAE ANTI-PREDATORY LENDING REPRESENTATIONS

             FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

            This AMENDED AND RESTATED FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT, dated as of January 1, 2006 ("Agreement"), by and between Goldman Sachs Mortgage Company, a New York limited partnership, having an office at 85 Broad Street, New York, New York 10004 (the "Purchaser"), and Fremont Investment & Loan having an office at 2727 East Imperial Highway, Brea CA 92821 (the "Seller").

                              W I T N E S S E T H:

            WHEREAS, the Purchaser and Seller are parties to that certain Flow Mortgage Loan and Purchase Warranties Agreement, dated as of October 1, 2004, as amended (the "Original Purchase Agreement"), pursuant to which the Seller desires to sell to the Purchaser, and, from time to time, the Purchaser desires to purchase from the Seller, certain fixed and adjustable rate first and second lien residential mortgage loans (the "Mortgage Loans") on a servicing released basis as described herein, and which shall be delivered as a pool of whole loans on the dates as provided herein (each, a "Closing Date");

            WHEREAS, at the present time, the Purchaser and the Seller desire to amend the Original Purchase Agreement to make certain modifications as set forth herein with respect to all Mortgage Loans acquired pursuant to this Agreement or the Original Purchase Agreement.

            NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

            SECTION 1.  Definitions.

            For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

            Accepted Servicing Practices: With respect to any Mortgage Loan those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

            Act: The National Housing Act, as amended from time to time.

            Adjustable Rate Mortgage Loan: A Mortgage Loan purchased pursuant to this Agreement the Mortgage Interest Rate of which is adjusted from time to time in accordance with the terms of the related Mortgage Note.

            Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agreement: This Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement and all amendments hereof and supplements hereto.

            ALTA: The American Land Title Association, or any successor thereto.

            Appraised Value: the value of the related Mortgaged Property based upon the appraisal made for the originator at the time of origination of the Mortgage Loan or the sales price of the Mortgaged Property at such time of origination, whichever is less; provided, however, that in the case of a refinanced Mortgage Loan, such value is based solely upon the appraisal made at the time of origination of such refinanced Mortgage Loan.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

            Business Day: Any day other than (i) a Saturday or Sunday or (ii) a day on which banking and savings and loan institutions in (a) the State of New York, (b) the state in which the Servicer's servicing operations are located or
(c) the State in which the Custodian's operations are located, are authorized or obligated by law or executive order to be closed.

            Closing Date: The date or dates set forth on the related Purchase Price and Terms Agreement on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule.

            Code: Internal Revenue Code of 1986, as amended.

            Combined Loan-to-Value Ratio or CLTV: With respect to any Mortgage Loan, the sum of the original principal balance of such Mortgage Loan and the outstanding principal balance of any related senior or subordinate lien as of the date of origination of the Mortgage Loan, divided by the lesser of the Appraised Value and the purchase price of the Mortgaged Property as of the origination date.

            Commission: The United States Securities and Exchange Commission.

            Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

            Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a Fixed Rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

            Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor's Glossary.

            Credit File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Credit File pursuant to this Agreement.

            Custodial Account: The separate account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

            Custodial Agreement: That certain Custodial Agreement, by and between the Purchaser and the Custodian, dated as of the date hereof, governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage (if required) and other Mortgage Loan Documents.

            Custodian: The Custodian designated by the Purchaser or any successor thereto under the Custodial Agreement.

            Cut-off Date: With respect to each Mortgage Loan in a Mortgage Loan Package, the date set forth on the related Purchase Price and Terms Agreement.

            Deemed Material Breach Representation: Each representation and warranty identified as such in Subsection 9.02.

            Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Seller in accordance with the terms of this Agreement.

            Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

            Determination Date: The date specified in the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

            Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Escrow Account: The separate account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

            Escrow Payments: With respect to any Mortgage Loan with an Escrow Account, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

            First Lien Mortgage Loans: A Mortgage Loan secured by a first lien on the related Mortgaged Property.

            Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

            Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

            Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

            High Cost Loan: A Mortgage Loan classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994, (b) a "high cost," "threshold," "covered" (other than New Jersey "covered" loans), "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor's Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

            Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor's Glossary.

            Index: With respect to each Adjustable Rate Mortgage Loan, a rate per annum set forth on the related Mortgage Loan Schedule.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Insured Depository Institution: As defined in Section 1813(c)(2) of Title 12 of the United States Code, as amended from time to time.

            Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

            Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the interim funder pursuant to the MERS Procedures Manual.

            Interim Servicer: Fremont Investment & Loan and its successors in interest.

            Interim Servicing Agreement: That certain Amended and Restated Flow Interim Servicing Agreement, dated as of January 1, 2006, by and between the Purchaser and the Seller.

            Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the investor pursuant to the MERS Procedures Manual.

            Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the related Mortgage Loan Schedule.

            Limited Documentation Program: The guidelines under which the Seller generally originates Mortgage Loans principally on the basis of the Loan-to-Value Ratio of the related Mortgage Loan and the creditworthiness of the Mortgagor.

            Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

            Loan in Breach: Shall have the meaning set forth in Section 9.04 hereof.

            Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan as of the related date of origination (unless otherwise indicated), to the Appraised Value of the Mortgaged Property.

            MERS: MERSCORP, Inc., its successors and assigns.

            MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with MERS Procedure Manual and (b) the Seller has designated or will designate the Custodian as the Investor on the MERS(R) System.

            MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

            MERS Report: The report from the MERS System listing MERS Designated Mortgage Loans and other information.

            MERS(R) System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

            Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

            Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien, as applicable, on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien upon a leasehold estate of the Mortgagor.

            Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit A annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

            Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Credit File, the Servicing File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Servicing Rights, Prepayment Penalties, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

            Mortgage Loan Documents: The documents required to be delivered to the Custodian pursuant to Section 6.03 hereof with respect to any Mortgage Loan.

            Mortgage Loan Package: A pool of Mortgage Loans sold to the Purchaser by the Seller on a Closing Date.

            Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans, attached to the related Assignment and Conveyance as Schedule 1, setting forth the information attached hereto as Exhibit C.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

            Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

            Mortgagor: The obligor on a Mortgage Note.

            Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller, reasonably acceptable to the Purchaser.

            Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect.

            Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

            Preliminary Mortgage Schedule: As defined in Section 3.

            Prepayment Penalty: With respect to each Mortgage Loan, the fee, if any, payable upon the prepayment, in whole or in part, of such Mortgage Loan, as set forth in the related Mortgage Note.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans in the related Mortgage Loan Package as calculated in Section 4 of this Agreement.

            Purchase Price and Terms Agreement: With respect to each purchase of a Mortgage Loan Package hereunder, that certain letter agreement setting forth the general terms and conditions of such transaction consummated herein and identifying the Mortgage Loans to be purchased hereunder, by and between the Seller and the Purchaser.

            Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest and assigns, and any successor to the Purchaser under this Agreement as herein provided.

            Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within one hundred eighty (180) days after origination; (iii) either
(x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller's own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller.

            Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by the Seller in the month of substitution); (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Mortgage Loan; (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Periodic Rate Cap, and Index); and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 9 hereof.

            Reconstitution: Any Securitization Transaction or Whole Loan
Transfer.

            Reconstitution Date: As defined in Section 13.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531
(Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            Remittance Date: The date specified in the Interim Servicing Agreement (with respect to each Mortgage Loan, as specified therein).

            Repurchase Price: With respect to any Mortgage Loan, a price equal to the then Stated Principal Balance of the Mortgage Loan to be repurchased, plus accrued interest thereon at the Mortgage Interest Rate from the date on which interest had last been paid or advanced through the date of such repurchase, plus the amount of any outstanding advances owed to any servicer, plus all costs and expenses incurred by the Purchaser or any servicer arising out of or based upon such breach, including without limitation costs and expenses incurred in the enforcement of the Seller's repurchase obligation hereunder, plus any costs and damages incurred by the related trust with respect to any securitization of the Mortgage Loan in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law.

            RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

            Second Lien Mortgage Loans: A Mortgage Loan secured by a second lien on the related Mortgaged Property.

            Securities Act: The Securities Act of 1933, as amended.

            Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

            Seller: Fremont Investment & Loan and its successors in interest.

            Seller Information: As defined in Subsection 30.04(a).

            Servicing Agreement: The agreement to be entered into by the Purchaser and the Successor Servicer, providing for such successor servicer to service the Mortgage Loans.

            Servicing Fee: With respect to each Mortgage Loan subject to the Interim Servicing Agreement, a fee payable monthly equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance as of the beginning of the month of such Mortgage Loan. Such fee shall be payable monthly and shall be pro-rated for any portion of a month during which the Mortgage Loan is serviced by the Seller under the Interim Servicing Agreement. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, to the extent permitted by this Agreement) of such Monthly Payment collected by the Seller, or as otherwise provided under this Agreement.

            Servicing Fee Rate: An amount per annum as set forth in the Interim Servicing Agreement.

            Servicing File: With respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents set forth in Section 2 of the Custodial Agreement.

            Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Seller for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans but not including any Prepayment Penalties; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

            Sponsor: The sponsor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

            Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

            Static Pool Information: Static pool information as described in
Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

            Successor Servicer: A servicer designated by the Purchaser pursuant to Sections 8 and 9.03 which is entitled to the benefits of the indemnifications set forth in Sections 9.03 and 14.01.

            Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

            Transaction Agreement: Shall have the meaning set forth in
Section 13 hereof.

            Transfer Date: The date set forth in the related Purchase Price and Terms Agreement. If no date is set forth therein, the Transfer Date shall be (a) the earlier of (i) the date on which a Successor Servicer assumes the servicing of the Mortgage Loans pursuant to the Servicing Agreement pursuant to which the Successor Servicer shall service the Mortgage Loans on behalf of the Purchaser and its assignees and (ii) the 1st Business Day of the month following the date which is 90 days after the Closing Date or (b) such other date as mutually agreed by the Seller and the Purchaser.

            Underwriting Guidelines: With respect to each Mortgage Loan Package, the related underwriting guidelines of the Seller, as delivered to the Purchaser prior to the related Closing Date.

            Whole Loan Agreement: Any Transaction Agreement in respect of a Whole Loan Transfer.

            Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

            SECTION 2.  Agreement to Purchase.

            The Seller, on each Closing Date, agrees to sell, and the Purchaser agrees to purchase, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the aggregate scheduled principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

            SECTION 3.  Mortgage Schedules.

            The Seller shall provide the Purchaser with certain information constituting a preliminary listing of the Mortgage Loans in a Mortgage Loan Package to be purchased on the related Closing Date in accordance with the related Purchase Price and Terms Agreement and this Agreement (a "Preliminary Mortgage Schedule").

            The Seller shall deliver the related Mortgage Loan Schedule for the Mortgage Loans in the related Mortgage Loan Package to be purchased on the related Closing Date to the Purchaser at least two (2) Business Days prior to the related Closing Date. The Mortgage Loan Schedule shall be the Preliminary Mortgage Schedule with those Mortgage Loans which have not been funded prior to the Closing Date deleted. The related Mortgage Loan Schedule shall be attached to the related Purchase Price and Terms Agreement.

            SECTION 4.  Purchase Price.

            The Purchase Price for each Mortgage Loan in a Mortgage Loan Package shall be the percentage of par as stated in the related Purchase Price and Terms Agreement (subject to adjustment as provided therein), multiplied by the Stated Principal Balance, as of the related Cut-off Date, of the Mortgage Loans listed on the related Mortgage Loan Schedule, after giving effect to payments of principal due on or before the related Cut-off Date, whether or not received.

            In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, on the related Closing Date accrued interest on the Stated Principal Balance of the related Mortgage Loans as of the related Cut-off Date at the weighted average Mortgage Interest Rate of those Mortgage Loans from the Cut-off Date through the day prior to the related Closing Date, inclusive. The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid to the Seller by wire transfer of immediately available funds to an account designated by the Seller in writing.

            The Purchaser shall be entitled to (1) all principal due after the related Cut-off Date, (2) all other recoveries of late charges, prepayment penalties, assumption fees or other charges collected after the related Cut-off Date, and (3) all payments of interest on the Mortgage Loans at the Mortgage Interest Rate due after the related Cut-off Date.

            SECTION 5.  Examination of Mortgage Files.

            Prior to the related Closing Date, the Purchaser shall have the right to perform on-site due diligence at the premises of the Seller with respect to the Mortgage Loans. The Seller will provide information and otherwise cooperate with the due diligence reviews of the Purchaser, its co-investors, its financial partners, its designees and the rating agencies. The Seller shall make the legal files and the credit files, together with any payment histories, collection histories, bankruptcy histories, broker's price opinions, and any other information with respect to the Mortgage Loans requested by the Purchaser, available at the Seller's offices for review by Purchaser, its designee or its agents during normal business hours before the related Closing Date. At the Purchaser's expense, the Purchaser shall have the right to order additional broker's price opinions in its sole discretion.

            Prior to the related Cut-off Date, the Purchaser shall have the right to reject any Mortgage Loan (a) for which the documentation listed in Credit File is missing or defective in whole or in part, (b) for which the related broker's price opinion varies substantially below the appraisal provided in connection with the origination of the related Mortgage Loan or poses other marketing issues, (c) which does not generally conform to the Seller's underwriting or compliance guidelines, (d) which does not conform to the terms of this letter agreement or is in breach of the representations and warranties set forth in Section 9.02, or (e) for which the credit or compliance characteristics do not comply with federal, state or local requirements. Purchaser shall notify the Seller of any such rejected Mortgage Loan no later than three business days prior to the related Closing Date.

            Notwithstanding the foregoing, the Purchaser may purchase all or part of the Mortgage Loans without conducting any partial or complete due diligence examination. The fact that the Purchaser or its designee has conducted or failed to conduct any partial or complete examination of the files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase or other relief for breach of Mortgage Loan representations and warranties, missing or defective documents or as otherwise provided in the Purchase Agreement.

            In the event that the Seller fails to deliver the Credit Files with respect to any Mortgage Loan, the Seller shall, upon the request of the Purchaser, repurchase or substitute for such Mortgage Loan at the price and in the manner specified in Subsection 9.04.

            SECTION 6.  Conveyance from Seller to Purchaser.

            Subsection 6.01   Conveyance of Mortgage Loans.

            The Seller, by execution and delivery of the related Assignment and Conveyance on each related Closing Date, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all right, title and interest of the Seller in and to the Mortgage Loans in the related Mortgage Loan Package and the related Mortgage Files and all rights and obligations arising under the documents contained therein. The Seller shall cause the Servicing File retained by the Seller pursuant to this Agreement to be appropriately identified in the Seller's computer system and/or books and records, as appropriate, to clearly reflect the sale of the related Mortgage Loan to the Purchaser. The Seller shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement or the Interim Servicing Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Subsection 9.04.

            Subsection 6.02   Books and Records.

            Record title to each Mortgage as of the related Closing Date shall be in the name of the Seller, an Affiliate of the Seller, the Purchaser or one or more designees of the Purchaser, as the Purchaser shall select. Notwithstanding the foregoing, each Mortgage and related Mortgage Note shall be possessed solely by the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Seller in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

            The sale of each Mortgage Loan shall be reflected on the Seller's balance sheet and other financial statements as a sale of assets by the Seller.

            The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser, which marking may be evidenced by a designation of electronic files or records maintained by the Seller in connection with each Mortgage Loan. In particular, to the extent required by applicable law, the Seller shall maintain in its possession, available for inspection by the Purchaser, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche.

            Subsection 6.03   Delivery of Mortgage Loan Documents.

            The Seller shall deliver and release to the Custodian no later than three (3) Business Days prior to the related Closing Date the documents and instruments in the Mortgage File for each Mortgage Loan.

            The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the certification and trust receipt of the Custodian in the form annexed to the Custodial Agreement. The Seller shall comply with the terms of the Custodial Agreement and the Purchaser shall pay all fees and expenses charged by the Custodian associated with the initial inventory and maintenance of the Mortgage Loan Documents.

            The Seller shall forward to the Custodian, or to such other Person as the Purchaser shall designate in writing, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution, provided, however, that the Seller shall provide the Custodian, or to such other Person as the Purchaser shall designate in writing, with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 180 days of the related Closing Date.

            In the event any document required to be delivered to the Custodian pursuant to the preceding paragraph, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, within 180 days following the related Closing Date (other than with respect to the Assignments of Mortgage which shall be delivered to the Custodian in blank on or prior to the related Closing Date and recorded subsequently by the Purchaser or its designee), and in the event that the Seller does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Subsection 9.04. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction, provided that (i) the Seller shall deliver a recording receipt of such recording office or, if such recording receipt is not available, an Officer's Certificate of a servicing officer of the Seller, confirming that such documents have been accepted for recording (upon request of the Purchaser and delivery by the Purchaser to the Seller of a schedule of the related Mortgage Loans, the Seller shall reissue and deliver to the Purchaser or its designee said Officer's Certificate relating to the related Mortgage Loans), and (ii) such document is delivered within twelve (12) months of the related Closing Date.

            The Seller shall pay all initial recording, registration or transfer fees, if any, for the assignments of mortgage and any other fees or costs in transferring all original documents to the Custodian or, upon written request of the Purchaser, to the Purchaser or the Purchaser's designee. The Purchaser or the Purchaser's designee shall be responsible for recording the Assignments of Mortgage and shall be reimbursed by the Seller for the costs associated therewith pursuant to the preceding sentence.

            Subsection 6.04   Quality Control Procedures.

            The Seller shall maintain an internal quality control program that verifies in a manner consistent with accepted industry procedures, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions that the Seller maintain for other mortgage loans purchased, originated and serviced by the Seller. The program includes evaluating and monitoring the overall quality of the Seller's loan production and the servicing activities of the Seller. The program ensures that the Mortgage Loans are originated and serviced in accordance with Accepted Servicing Practices and the Underwriting Guidelines, guards against dishonest, fraudulent, or negligent acts; and guards against errors and omissions by officers, employees, or other authorized persons.

            SECTION 7.  Servicing of the Mortgage Loans.

            The Mortgage Loans shall be sold by the Seller to the Purchaser on a servicing released basis. Subject to, and upon the terms and conditions of this Agreement, with respect to the Mortgage Loans, the Seller hereby sells, transfers, assigns and delivers to the Purchaser, on the related Closing Date, the Servicing Rights with respect to the Mortgage Loans in the related Mortgage Loan Package.

            The Purchaser shall retain the Seller as contract servicer of the Mortgage Loans for an interim period pursuant to and in accordance with the terms and conditions contained in the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein). Pursuant to the Interim Servicing Agreement, the Seller shall begin servicing the Mortgage Loans on behalf of the Purchaser and shall be entitled to the Servicing Fee with respect to such Mortgage Loans from the related Closing Date until the termination of the Interim Servicing Agreement with respect to the related Mortgage Loans as set forth therein, but in no event shall the Seller receive less than 90 days of such compensation.

            SECTION 8.  Transfer of Servicing.

            On the related Transfer Date, the Seller shall cease all servicing responsibilities under the Interim Servicing Agreement related to the related Mortgage Loans and the Successor Servicer shall service such Mortgage Loans for the benefit of the Purchaser pursuant to the Servicing Agreement.

            On or prior to the related Transfer Date, the Seller shall, at its sole cost and expense, take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to the Purchaser, or its designee, including but not limited to the following:

            (a) Notice to Mortgagors. The Seller shall mail to the Mortgagor of each related Mortgage Loan a letter advising such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Purchaser, or its designee, in accordance with the Cranston Gonzales National Affordable Housing Act of 1990 at least 15 days prior to the related Transfer Date; provided, however, the content and format of the letter shall have the prior approval of the Purchaser. The Seller shall provide the Purchaser with copies of all such related notices no later than the related Transfer Date.

            (b) Notice to Taxing Authorities and Insurance Companies. The Seller shall transmit to the applicable taxing authorities and insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Purchaser, or its designee, and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Purchaser or its designee from and after the related Transfer Date. The Seller shall provide the Purchaser and its designee with copies of all such notices no later than 30 days following the related Transfer Date.

            (c) Delivery of Servicing Records. The Seller shall forward to the Purchaser, or its designee, all servicing records and the Servicing File in the Seller's possession relating to each related Mortgage Loan including the information enumerated in the Interim Servicing Agreement (with respect to each such Mortgage Loan, for an interim period, as specified therein).

            (d) Escrow Payments. The Seller shall provide the Purchaser, or its designee, with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the related Mortgage Loans. The Seller shall provide the Purchaser with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Purchaser to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Seller shall wire transfer to the Purchaser the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by the Seller.

            (e) Payoffs and Assumptions. The Seller shall provide to the Purchaser, or its designee, copies of all assumption and payoff statements generated by the Seller on the related Mortgage Loans from the related Cut-off Date to the related Transfer Date.

            (f) Mortgage Payments Received Prior to Transfer Date. Prior to the related Transfer Date all payments received by the Seller on each related Mortgage Loan shall be properly applied by the Seller to the account of the particular Mortgagor.

            (g) Mortgage Payments Received After Transfer Date. The amount of any related Monthly Payments received by the Seller (a) during the first 30 days after the related Transfer Date shall be forwarded to the Purchaser by overnight mail on the date of receipt and (b) after the date which is 30 days after the related Transfer Date shall be forwarded to the Purchaser by overnight mail twice weekly. The Seller shall notify the Purchaser of the particulars of the payment, which notification requirement shall be satisfied if the Seller forwards with their payment sufficient information to permit appropriate processing of the payment by the Purchaser. The Seller shall assume full responsibility for the necessary and appropriate legal application of such Monthly Payments received by the Seller after the related Transfer Date with respect to related Mortgage Loans then in foreclosure or bankruptcy; provided, for purposes of this Agreement, necessary and appropriate legal application of such Monthly Payments shall include, but not be limited to, endorsement of a Monthly Payment to the Purchaser with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions and the Seller shall comply with the foregoing requirements with respect to all Monthly Payments received by it after the related Transfer Date.

            (h) Misapplied Payments. Misapplied payments shall be processed as follows:

                  (1) All parties shall cooperate in correcting
            misapplication errors;

                  (2) The party receiving notice of a misapplied payment
            occurring prior to the related Transfer Date and discovered after the related Transfer Date shall immediately notify the other party;

                  (3) If a misapplied payment which occurred prior to the
            related Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account or Escrow Account, the Seller shall be liable for the amount of such shortage. The Seller shall reimburse the Purchaser for the amount of such shortage within thirty (30) days after receipt of written demand therefor from the Purchaser;

                  (4) If a misapplied payment which occurred prior to the
            related Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application within five (5) Business Days after notice thereof by the other party; and

                  (5) Any check issued under the provisions of this Section 8(h)
            shall be accompanied by a statement indicating the Seller and/or the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

            (i) Reconciliation. The Seller shall, on or before the related Transfer Date, reconcile principal balances and make any monetary adjustments required by the Purchaser. Any such monetary adjustments will be transferred between the Seller and the Purchaser as appropriate.

            (j) IRS Forms. The Seller shall file all IRS Forms 1099, 1099A, 1098 or 1041 and K-1 which are required to be filed on or before the related Transfer Date in relation to the servicing and ownership of the related Mortgage Loans. The Seller shall provide copies of such forms to the Purchaser upon request and shall reimburse the Purchaser for any costs or penalties incurred by the Purchaser due to the Seller's failure to comply with this paragraph.

            SECTION 9. Representations, Warranties and Covenants of the Seller; Remedies for Breach.

            Subsection 9.01   Representations and Warranties Regarding the
Seller.

            The Seller represents, warrants and covenants to the Purchaser, its successors and assigns and the Successor Servicer that as of the date hereof and as of each Closing Date:

            (a) Due Organization and Authority. The Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Seller has the full corporate power, authority and legal right to hold, transfer and convey the Mortgage Loans and to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the Seller, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Seller to make this Agreement and all agreements contemplated hereby valid and binding upon the Seller in accordance with their terms;

            (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

            (c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter, by-laws or other organizational documents or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

            (d) Ability to Perform; Solvency. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller's creditors;

            (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Seller's knowledge, threatened against the Seller, before any court, administrative agency or other tribunal
(i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) which, either in any one instance or in the aggregate, is likely to result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement, (iv) relating to fraud, or (v) relating to predatory lending, or the Seller's origination, servicing or closing practices which is likely to result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller.

            (f) No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Custodian or the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

            (g) Selection Process. The Mortgage Loans were not intentionally selected from among the outstanding one- to four-family mortgage loans in the Seller's portfolio at the related Closing Date as to which the representations and warranties set forth in Subsection 9.02 could not be made;

            (h) No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished by the Seller pursuant to this Agreement or any Transaction Agreement or in connection with the transactions contemplated hereby contains or will contain any material untrue statement of fact;

            (i) Financial Statements. The Seller has delivered to the Purchaser financial statements as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto or as required by the Seller's regulator. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement;

            (j) Loan Experience. The Seller has delivered information as to its loan charge-off or loan loss experience, its loan delinquency experience for the immediately preceding three-year period, prepayment speed and delinquency histories for at least the immediately preceding year, and all such information so delivered shall be true and correct in all material respects;

            (k) No Brokers. The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

            (l) Sale Treatment. The Seller has been advised by its independent certified public accountants that under generally accepted accounting principles the transfer of the Mortgage Loans may be treated as a sale on the books and records of the Seller and the Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes;

            (m) Reasonable Purchase Price. The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans;

            (n) Seller's Purchase or Origination. The Seller's decision to purchase or originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Seller's underwriting guidelines, and is in no way made as a result of Purchaser's decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated;

            (o) Ability to Service. The Seller has the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Seller is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, and is in good standing to enforce, originate, sell mortgage loans to, and service mortgage loans in each jurisdiction wherein the Mortgaged Properties are located;

            (p) Insured Depository Institution Representations. The Seller makes the following additional representations and warranties:

                  (i) This Agreement conforms to all statutory and regulatory requirements applicable to the Seller. This Agreement is (a) executed contemporaneously with the agreement reached by the Seller and the Purchaser, (b) approved by a specific corporate or banking association resolution by the board of directors of the Seller, which approval shall be reflected in the minutes of said board, and
            (c) continuously, from the time of its execution, an official record of the Seller;

                  (ii) This Agreement has been duly and validly authorized by a specific corporate or banking association resolution by the board of directors of the Seller. A copy of such resolution, certified by the corporate secretary of the Seller or attested to by a vice president or higher officer of the Seller has been provided to the Purchaser; and

                  (iii) The Seller will maintain a copy of this Agreement in its official books and records.

            Subsection 9.02   Representations and Warranties Regarding
Individual Mortgage Loans.

            The Seller hereby represents and warrants to the Purchaser, its successors and assigns and the Successor Servicer that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

            (a) Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

            (b) Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments not yet one month delinquent, have been made and credited. No payment required under the Mortgage Loan is one month or more delinquent nor has any payment under the Mortgage Loan been one month or more delinquent at any time since the origination of the Mortgage Loan;

            (c) No Outstanding Charges. Except for payment defaults of less than one month, there are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the date which precedes by one (1) month the Due Date of the first installment of principal and interest;

            (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the related Mortgage Loan Schedule. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the related Mortgage Loan Schedule;

            (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at, or subsequent to, the time the Mortgage Loan was originated;

            (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage, as well as all additional requirements set forth in the Interim Servicing Agreement. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration as in effect, as well as all additional requirements set forth in the Interim Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid and such policies may not be reduced, terminated or cancelled without 30 days' prior written notice to the mortgagee. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's or any servicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

            (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending laws, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. This representation and warranty is a Deemed Material Breach Representation;

            (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

            (i) Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the related Mortgage Loan Schedule except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the Mortgaged Property may be a leasehold estate and consists of a single parcel real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less, provided, however, that any mobile home (double wide only) or manufactured dwelling shall conform with the applicable Fannie Mae (with respect to each Mortgage Loan which the Seller indicates is a Fannie Mae eligible mortgage loan) and Freddie Mac requirements regarding such dwellings and that no Mortgage Loan is secured by a single parcel of real property with a cooperative housing corporation, a log home or a mobile home erected thereon or by a mixed-use property, a property in excess of 10 acres, or other unique property types. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. With respect to any Mortgage Loan secured by a Mortgaged Property improved by manufactured housing, (i) the related manufactured housing unit is permanently affixed to the land, (ii) the related manufactured housing unit and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming the Seller as mortgagee, (iii) the related Mortgaged Property is not located in the state of New Jersey and (iv) as of the origination date of the related Mortgage Loan, the related Mortgagor occupied the related manufactured home as its primary residence. This representation and warranty is a Deemed Material Breach Representation;

            (j) Valid First or Second Lien. Each Mortgage is a valid and subsisting first or second lien (as applicable) of record on a single parcel of real estate constituting the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time, with respect to the related Mortgage Loan, which exceptions are generally acceptable to prudent mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage. The lien of the Mortgage is subject only to:

                        (1) the lien of current real property taxes and
                  assessments not yet due and payable;

                        (2) covenants, conditions and restrictions, rights of
                  way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

                        (3) other matters to which like properties are commonly
                  subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

                        (4) with respect to each Second Lien Mortgage a prior
                  mortgage lien on the Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each First Lien Mortgage Loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and the Seller has full right to sell and assign the same to Purchaser;

            (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Penalties), except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a proceeding in equity or a law). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud, error, omission, misrepresentation, gross negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan. The Seller has reviewed all of the documents constituting the Servicing File;

            (l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            (m) Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files or any part thereof not delivered to the Custodian, the Purchaser or the Purchaser's designee, in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan. After the related Closing Date, the Seller will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

            (n) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or
(iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

            (o) LTV. No Mortgage Loan has an LTV greater than 100%;

            (p) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, and each such title insurance policy is issued by a title insurer and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first or second priority lien, as applicable, of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2), (3) and (4) of paragraph (j) of this Subsection 9.02 and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The Seller, its successor and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims are pending under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

            (q) No Defaults. Other than payment delinquencies of less than one month, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

            (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

            (t) Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as, in the case of Adjustable Rate Mortgage Loans, the Lifetime Rate Cap and the Periodic Cap, are as set forth on the related Mortgage Loan Schedule. Except with respect to interest-only mortgage loans set forth on the related Mortgage Loan Schedule, the Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. There are no Convertible Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note. No Mortgage Loan is a simple interest mortgage loan;

            (u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

            (v) Conformance with Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect as of the date of origination of such Mortgage Loan (a copy of which is attached hereto as Exhibit I). The Mortgage Note and Mortgage are on forms generally acceptable to Freddie Mac or Fannie Mae and the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

            (w) Occupancy of the Mortgaged Property. As of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

            (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a reconveyance of the deed of trust or a trustee's sale after default by the Mortgagor;

            (z) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

            (aa) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project is acceptable to Seller and underwritten in accordance with the Underwriting Guidelines;

            (bb) Transfer of Mortgage Loans. The Assignment of Mortgage with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller is not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

            (cc) Due-On-Sale. The Mortgage contains an enforceable provision (except as such enforcement may be effected by bankruptcy and insolvency laws or by general principals of equity) for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and to the best of the Seller's knowledge, such provision is enforceable;

            (dd) Assumability. None of the Mortgage Loans are, by their terms, assumable;

            (ee) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

            (ff) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority, as applicable, by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

            (gg) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. As of the related Closing Date, the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado, hurricane or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is inhabitable under applicable state and local laws;

            (hh) Collection Practices; Escrow Deposits. The origination, servicing and collection practices used by the Seller with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments (other than with respect to Second Lien Mortgage Loans for which the mortgagee under the prior mortgage lien is collecting Escrow Payments), all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. The Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

            (ii) No Violation of Environmental Laws. To the best of the Seller's knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. To the best of the Seller's knowledge, there is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

            (jj) Servicemembers' Civil Relief Act. Except as disclosed to the Purchaser on the related Mortgage Loan Schedule, the Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers' Civil Relief Act;

            (kk) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the related originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

            (ll) Disclosure Materials. The Mortgagor has received all disclosure materials required by, and the Seller has complied with, all applicable law with respect to the making of the Mortgage Loans;

            (mm) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

            (nn) Value of Mortgaged Property. The Seller has no knowledge of any circumstances existing that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans originated to the same Underwriting Guidelines held by the Seller generally secured by properties in the same geographic area as the related Mortgaged Property;

            (oo) No Defense to Insurance Coverage. The Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the related Closing Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

            (pp) Escrow Analysis. With respect to each Mortgage with an Escrow Account, the Seller has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

            (qq) Prior Servicing. Each Mortgage Loan has been serviced in all material respects in strict compliance with Accepted Servicing Practices and the Seller has reported or caused to be reported, the Mortgagor credit files to each of the three primary credit repositories monthly in a timely manner;

            (rr) Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

            (ss) Prepayment Penalty. The Mortgage Loan is subject to a prepayment penalty as provided in the related Mortgage Note except as set forth on the related Mortgage Loan Schedule. With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Interim Servicer for the benefit of the Purchaser, and each prepayment penalty is permitted pursuant to federal, state and local law. Each such prepayment penalty is in an amount not more than the maximum amount permitted under applicable law and no such prepayment penalty may be imposed for a term in excess of five (5) years with respect to Mortgage Loans originated prior to October, 1, 2002. With respect to Mortgage Loans originated on or after October 1, 2002, the duration of the prepayment period shall not exceed three (3) years from the date of the Mortgage Note unless the Mortgage Loan was modified to reduce the prepayment period to no more than three (3) years from the date of such Mortgage Loan and the Mortgagor was notified in writing of such reduction in prepayment period. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the Mortgage Loan's origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the Mortgage Loan's origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium and (iii) the prepayment premium is disclosed to the Mortgagor in the loan documents pursuant to applicable state, local and federal law. This representation and warranty is a Deemed Material Breach Representation;

            (tt) Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Mortgage Loan may result in additional assignee liability to the Purchaser, as determined by Purchaser in its reasonable discretion. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae's Selling Guide. This representation and warranty is a Deemed Material Breach Representation;

            (uu) Single-premium Credit Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, mortgage, or health insurance) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

            (vv) Tax Service Contract; Flood Certification Contract. Each First Lien Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Purchaser;

            (ww) Qualified Mortgage. The Mortgage Loan is an obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property;

            (xx) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust;

            (yy) Recordation. Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

            (zz) Credit Scores. Unless set forth in the related Purchase Price and Terms Agreement, each Mortgage Loan has a non-zero credit score. No Mortgage Loan has a Mortgagor with a credit score of less than 500 as of the related origination date;

            (aaa) Compliance with Anti-Money Laundering Laws. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); to the extent applicable to the Seller as of the related Closing Date, the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

            (bbb) Origination Practices. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator. If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan's originator, the Mortgage Loan's originator referred the Mortgagor's application to such affiliate for underwriting consideration. This representation and warranty is a Deemed Material Breach Representation;

            (ccc) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan employs, in part, objective mathematical principles which relate the Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

            (ddd) Points and Fees. No Mortgagor was charged "points and fees" (whether or not financed) in an amount greater than (i) $1,000, or (ii) 5% of the principal amount of such Mortgage Loan, whichever is greater. For purposes of this representation, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Guides and "points and fees" (x) include origination, underwriting, broker and finder fees and charges that the mortgagee imposed as a condition of making the Mortgage Loan, whether they are paid to the mortgagee or a third party, and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage Loan (such as attorneys' fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections), the cost of mortgage insurance or credit-risk price adjustments, the costs of title, hazard, and flood insurance policies, state and local transfer taxes or fees, escrow deposits for the future payment of taxes and insurance premiums, and other miscellaneous fees and charges that, in total, do not exceed 0.25% of the principal amount of such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

            (eee) Fees Charges. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. This representation and warranty is a Deemed Material Breach Representation;

            (fff) [Reserved]

            (ggg) Fannie Mae Mortgage Loans. With respect to each Mortgage Loan which the Seller indicates is a Fannie Mae eligible mortgage loan, the representations set forth on Exhibit M are true and correct.

            (hhh) Litigation. As of the related Closing Date, the Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices;

            (iii) MERS Designations. With respect to each MERS Designated Mortgage Loan, the Seller has designated the Custodian as the Investor and no Person is listed as Interim Funder on the MERS(R) System;

            (jjj) Owner of Record. The Seller is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, except for the Assignments of Mortgage which have been sent for recording, and upon recordation the Seller will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files with respect thereto in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan.

            (kkk) Reports. On or prior to the related Closing Date, the Seller has provided the Custodian and the Purchaser with a MERS Report listing the Custodian as the Investor with respect to each MERS Designated Mortgage Loan.

            (lll) Payoffs. No Mortgage Loans prepaid in full prior to the related Closing Date.

            (mmm) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Seller shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorney's fees) arising from disclosure of credit information in connection with the Purchaser's secondary marketing operations and the purchase and sale of mortgages. The Seller has in its capacity as servicer, for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. This representation and warranty is a Deemed Material Breach Representation;

            (nnn) Origination Practices. Each Mortgagor was assigned the highest credit grade available with respect to a mortgage loan product offered by such Mortgage Loan's originator, taking into account the credit history, debt to income ratio and loan requirement of such Mortgagor;

            (ooo) Arbitration. With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. This representation and warranty is a Deemed Material Breach Representation;

            (ppp) Consent. Either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File; and

            (qqq) Second Lien Mortgage Loans. With respect to each Second Lien Mortgage Loan: (1) the related first lien Mortgage Loan does not permit negative amortization; (2) where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder, and the Seller has notified such second lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by such senior lienholder; either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien Mortgage Loan or (b) such consent has been obtained and is contained in the related Mortgage File; (3) to the best of Seller's knowledge, the related first lien Mortgage Loan is in full force and effect, and there is no default, lien, breach, violation or event which would permit acceleration existing under such first lien Mortgage Loan or Mortgage Note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration under such first lien Mortgage Loan; (4) the related first lien Mortgage contains a provision which provide for giving notice of default or breach to the mortgagee under the Mortgage Loan and allows such mortgagee to cure any default under the related first lien Mortgage; and (5) the related Mortgaged Property was the Mortgagor's principal residence at the time of the origination of the such Second Lien Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation.

            Subsection 9.03   Remedies for Breach of Representations and
Warranties.

            It is understood and agreed that the representations and warranties set forth in Subsections 9.01 and 9.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, its successors and assigns and the Successor Servicer, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

            Within 60 days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan); (provided, with respect to any representations and warranties which are made to the best of the Seller's knowledge, if it is discovered by the Seller or the Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest of the Purchaser or which materially and adversely affects the value of a Mortgage Loan or the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty) (a "Loan In Breach"), the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase. Notwithstanding the above sentence, (i) within sixty (60) days of the earlier of either discovery by, or notice to, the Seller of any breach of the representation and warranty set forth in clause (ww) of Subsection 9.02, the Seller shall repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase and
(ii) any breach of a Deemed Material Breach Representation shall automatically be deemed to materially and adversely affect the value of the Mortgage Loan and the interest of the Purchaser therein. In the event that a Loan in Breach shall involve any representation or warranty set forth in Subsection 9.01, and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Seller at the Repurchase Price.

              However, if the breach shall involve a representation or warranty set forth in Subsections 9.02 or 9.08 (other than the representations and warranties set forth in clauses (ww) of Subsection 9.02 or any Deemed Material Breach Representation) and the Seller discovers or receives notice of any such breach within one hundred twenty (120) days of the related Closing Date, the Seller shall, at the Purchaser's option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than one hundred twenty
(120) days after the related Closing Date. If the Seller has no Qualified Substitute Mortgage Loan, the Seller shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Subsection 9.04 shall be accomplished by either (a) if the Interim Servicing Agreement has been entered into and is in effect, deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution or (b) if the Interim Servicing Agreement is no longer in effect, by direct remittance of the Repurchase Price to the Purchaser or its designee in accordance with the Purchaser's instructions.

            At the time of repurchase or substitution, the Purchaser and the Seller shall arrange for the reassignment of the Deleted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Seller shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution, whether or not such substitution date is after the related Transfer Date. The Seller shall effect such substitution by delivering to the Custodian or to such other party as the Purchaser may designate in writing for such Qualified Substitute Mortgage Loan the documents required by Subsection 6.03 and the Custodial Agreement, with the Mortgage Note endorsed as required by Subsection 6.03 and the Custodial Agreement. No substitution will be made in any calendar month after the initial Determination Date for such month. The Seller shall remit directly to the Purchaser, or its designee in accordance with the Purchaser's instructions the Monthly Payment less the Servicing Fee due, if any, on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Seller. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan.

            For any month in which the Seller substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Seller shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Seller directly to the Purchaser or its designee in accordance with the Purchaser's instructions within two (2) Business Days of such substitution.

            In addition to such repurchase or substitution obligation, the Seller shall indemnify the Purchaser, its successors and assigns and the Successor Servicer and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other reasonable costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller's representations and warranties contained in this Agreement or any Transaction Agreement. It is understood and agreed that the obligations of the Seller set forth in this Subsection 9.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser, its successors and assigns and the Successor Servicer as provided in this Subsection
9.03 constitute the sole remedies of the Purchaser and the Successor Servicer respecting a breach of the foregoing representations and warranties. For purposes of this paragraph, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement and "Successor Servicer" shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were "Successor Servicers" under this Agreement.

            Upon the request of the Purchaser, the Seller hereby agrees to execute a recognition agreement in the form of Exhibit L hereto recognizing the servicer designated by the Purchaser therein as the Successor Servicer.

            Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 9.01, 9.02 or 9.08 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach, repurchase such Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

            Subsection 9.04   Repurchase of Mortgage Loans With First Payment
Defaults.

            With respect to any Mortgage Loan, if the related Mortgagor fails to make the first Monthly Payment to be made by the Mortgagor after the related Closing Date before the Due Date immediately following such initial Due Date (such date, the "First Payment Default Date", such failure to pay, a "First Payment Default"), the Seller shall, within five Business Days of receipt of notice from the Purchaser, promptly repurchase such Mortgage Loan (a "First Payment Default Mortgage Loan") from the Purchaser at the Purchase Price plus accrued interest thereon at the Mortgage Interest Rate from the date on which interest had last been paid through the date of such repurchase, plus the amount of any outstanding advances owed to any servicer, plus all costs and expenses incurred by the Purchaser or any servicer arising out of or based upon such breach, including, without limitation, costs and expenses incurred in the enforcement of the Seller's repurchase obligation hereunder. The Purchaser shall request repurchase of any Mortgage Loans to be repurchased pursuant to this Subsection 9.04 on or before the date which is thirty (30) days after the related First Payment Default Date.

            Subsection 9.05   Purchaser's Right to Review.

            Prior to the related Closing Date, the Purchaser shall have the right to perform on-site due diligence at the premises of the Seller with respect to the Mortgage Loans. The Seller will provide information and otherwise cooperate with the due diligence reviews of the Purchaser, its co-investor's, its financial partner's, and the rating agencies. The Seller shall make the Mortgage Files and the Credit Files, together with any payment histories, collection histories, bankruptcy histories, broker's price opinions, and any other information with respect to the Mortgage Loans requested by the Purchaser, available at the Seller's offices for review by Purchaser or its agents during normal business hours before the related Closing Date. The Purchaser shall have the right, at its own expense, to order additional broker's price opinions in its sole discretion.

            The Purchaser shall have the right to reject any Mortgage Loan (a) for which the Mortgage File documentation is missing or defective in whole or in part, (b) for which (i) the related broker's price opinion is more than 15% below the appraisal provided in connection with the origination of the related Mortgage Loan (or such other threshold as set forth in the related Purchase Price and Terms Agreement), (c) which does not conform to the Seller's Underwriting Guidelines or compliance guidelines, (d) which does not conform to the terms of the related Purchase Price and Terms Agreement or is in breach of the representations and warranties set forth herein, or (e) for which the credit or compliance characteristics are unacceptable to the Purchaser.

            Notwithstanding the foregoing, the Purchaser may purchase all or part of the Mortgage Loans without conducting any partial or complete due diligence examination. The fact that the Purchaser has conducted or failed to conduct any partial or complete examination of the files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase or other relief for breach of Mortgage Loan representations and warranties, missing or defective documents or as otherwise provided in this Agreement.

            SECTION 10. Closing.

            Each closing for the purchase and sale of the Mortgage Loans shall take place on the related Closing Date. At the Purchaser's option, each closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

            The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

            (i) prior to the related Closing Date, the Seller shall deliver to the Purchaser via electronic medium acceptable to the Purchaser, a listing on a loan-level basis of the necessary information to compute the Purchase Price of the Mortgage Loans delivered on the related Closing Date (including accrued interest), and prepare a Mortgage Loan Schedule;

            (ii) all of the representations and warranties of the Seller under this Agreement and the Interim Servicing Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

            (iii) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all closing documents as specified in Section 11 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

            (iv) the Seller shall have delivered and released to the Custodian all documents required pursuant to the Custodial Agreement; and

            (v) all other terms and conditions of this Agreement and the related Purchase Price and Terms Agreement shall have been complied with.

            Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

            SECTION 11. Closing Documents.

            The Closing Documents for the Mortgage Loans to be purchased on the initial Closing Date shall consist of fully executed originals of the following documents:

1.    this Agreement;

2.    the Interim Servicing Agreement;

3.    the Custodial Agreement;

4. an Officer's Certificate, in the form of Exhibit E hereto with respect to the Seller, including all attachments thereto;

5. an Opinion of Counsel of the Seller (who may be an employee of the Seller), in form and substance acceptable to the Purchaser ("Opinion of Counsel of the Seller");

6. a Custodial Account Letter Agreement or a Custodial Account Certification, as applicable, as required under the Interim Servicing Agreement;

7. an Escrow Account Letter Agreement or an Escrow Account Certification, as applicable, as required under the Interim Servicing Agreement;

8. an Opinion of Counsel of the Custodian (who may be an employee of the Custodian), in the form of an exhibit to the Custodial Agreement;

9. a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the related Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable; and

            The Closing Documents to be delivered on each Closing Date shall consist of fully executed originals of the following documents:

1. an Assignment and Conveyance in the form of Exhibit I hereto, including all exhibits;

2. the related Mortgage Loan Schedule, with one copy to be attached to the related Assignment and Conveyance;

3. the initial certification of the Custodian with respect to the related Mortgage Loan Package as required under the Custodial Agreement in the form of Exhibit 2 thereto;

4. a Security Release Certification, substantially in the form of Exhibit E or F, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

5. a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable; and

6. if requested, by the Purchaser in connection with a material change in Seller's financial condition or corporate structure, an updated Officer's Certificate, in the form of Exhibit E hereto, including all attachments thereto and an updated Opinion of Counsel of the Seller, in the form of Exhibit F hereto.

7. a MERS Report reflecting the Custodian as Investor and no Person as Interim Funder for each MERS Designated Mortgage Loan.

            The Seller shall bear the risk of loss of the closing documents until such time as they are received by the Purchaser or its attorneys.

            SECTION 12. Costs.

            The Purchaser shall pay its due diligence fees and the fees and expenses of its counsel. All servicing fees incurred prior to the related Closing Date, and all costs and expenses incurred in connection with the transfer of the Mortgage Loans, fees to transfer files and prepare assignments/endorsements, all initial recording fees, if any, for the assignments of mortgage for all Mortgage Loans not recorded in the name of MERS, all fees, if any, for transferring record ownership on the MERS system of Mortgage Loans recorded in the name of MERS, custodial fees, including the costs associated with clearing exceptions, (including costs to record intervening assignments and any existing assumption and modification agreements), together with the fees and expenses of Seller's counsel, shall be payable by the Seller.

            SECTION 13. Cooperation of Seller with a Reconstitution.

            The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each a "Reconstitution Date") at the Purchaser's sole option, the Purchaser may effect a sale (each, a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

            (i) one or more third party purchasers in one or more Whole Loan Transfers; or

            (ii) one or more trusts or other entities to be formed as part of one or more Securitization Transactions;

            With respect to each Whole Loan Transfer and each Securitization Transaction entered into by the Purchaser, the Seller agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to restate the representations and warranties set forth in this Agreement and the Interim Servicing Agreement as of the related Reconstitution Date, provided, that with respect to representations and warranties for which modifications may be necessary to reflect changes due to events that may have occurred since the related Closing Date, such representations and warranties shall be restated as of the related Transfer Date, modified, if necessary, to reflect changes due to events that may have occurred from the related Closing Date through the related Transfer Date and (3) to enter into an assignment and recognition agreement or other agreement in connection with such Transaction (the "Transaction Agreement") setting forth such restated representations and warranties as of the related Transfer Date and the remedies for breach of same (which remedies will be the same as those set forth in this Agreement). The Seller shall use its reasonable best efforts to assist the Purchaser, and any prospective purchaser, if the Purchaser or such prospective purchaser so requests, in connection with each Transaction, which assistance shall include, but not be limited to, (i) providing any information relating to the Mortgage Loans necessary to assist in the preparation of any disclosure documents, (ii) restating as of the related Transfer Date, for the benefit of the Purchaser, its assignees and the Successor Servicer, the same representations and warranties as to the Mortgage Loans as set forth in clause (2) above, and (iii) delivering an opinion of counsel (which may be from in-house counsel) in form and substance satisfactory to the Purchaser if requested by the Purchaser, provided that any opinion required of outside counsel with respect to Rule 10B-5 shall be at the expense of Purchaser which shall not exceed $2,500. The Seller agrees to enter into (a) an assignment, assumption and recognition agreement pursuant to which the Seller assigns the restated representations and warranties and remedies to the Transaction. If a Transaction occurs during an Interim Period, the Seller agrees to enter into a sub-servicing agreement with the Purchaser and the related successor servicer mutually acceptable to the parties. Any such sub-servicing agreement shall require the Seller to deliver (but not file) all necessary Sarbanes-Oxley certifications with respect to the Mortgage Loans mutually acceptable to the parties. Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Transaction Agreements and Reconstitutions. The Seller shall indemnify the Purchaser, each Affiliate designated by the Purchaser, each Person who controls the Purchaser or such Affiliate, and any Successor Servicer and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other reasonable costs, fees and expenses that each of them may sustain in any way related to any information provided by or on behalf of the Seller regarding the Seller, the Seller's servicing practices or performance, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution which contains or will contain any material untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained herein or therein not misleading. For purposes of the previous sentence, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement.

            In the event the Purchaser has elected to have the Seller hold record title to the Mortgages, prior to the Reconstitution Date, the Seller shall prepare an assignment of mortgage in blank or to the prospective purchaser or trustee, as applicable, from the Seller, acceptable to the prospective purchaser or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and recording costs associated therewith. In connection with the Reconstitution, the Seller shall execute each Assignment of Mortgage, (except with respect to each MERS Designated Mortgage
Loan), track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Seller's receipt thereof. Additionally, the Seller shall prepare and execute, at the direction of the Purchaser, any note endorsement in connection with any and all seller/servicer agreements.

            All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and, if the Interim Servicing Agreement shall remain in effect with respect to the Mortgage Loans, shall continue to be serviced in accordance with the terms of this Agreement and the Interim Servicing Agreement and with respect thereto this Agreement shall remain in full force and effect.

            SECTION 14. The Seller.

            Subsection 14.01 Additional Indemnification by the Seller; Third Party Claims.

            The Seller shall indemnify the Purchaser and the Successor Servicer and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees (including (without limitation) legal fees incurred in connection with the enforcement of the Seller's indemnification obligation under this Subsection 14.01) and related costs, judgments, and any other reasonable costs, fees and expenses that the Purchaser or the Successor Servicer have incurred as a result of (a) the failure of the Seller to perform its duties under this Agreement or (b) any breach of any of Seller's representations, warranties or covenants set forth in this Agreement, (c) any failure to service the Mortgage Loans in strict compliance with the terms of the Interim Servicing Agreement or (d) any breach of any of Seller's representations, warranties or covenants set forth in Transaction Agreement entered into pursuant to Section 13. The Seller immediately shall notify the Purchaser if a claim is made by a third party against the Seller with respect to this Agreement or any Transaction Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense (provided, that if the Purchaser does not consent, the Purchaser shall assume the defense) of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim.

            With respect to any third party claim or defense which Purchaser is defending which relates to an allegation that Seller failed to originate or service a Mortgage Loan in accordance with any federal, state or local law, in the event that the Seller does not possess, and/or fails to deliver to the Purchaser upon demand, evidence of Seller's compliance with all such requirements of applicable law, Seller shall (a) repurchase such Mortgage Loan at the Repurchase Price and (b) indemnify the Purchaser for all expenses in connection with the Purchaser's defense of such claim, including legal fees, and
(c) assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim.

            The Purchaser promptly shall reimburse the Seller for all reasonable amounts advanced by it pursuant to the preceding paragraphs, except when the claim is in any way related to the Servicer's indemnification pursuant to
Section 9.04, this Section 14.01 or the Interim Servicing Agreement, or is in any way related to the failure of the Seller to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Transaction Agreement.

            Subsection 14.02  Purchaser Indemnification

            The Purchaser shall indemnify and hold harmless Seller and its directors, officers, partners and each Person, if any, that controls Seller, within the meaning of either the Securities Act or the Exchange Act, against any and all losses, claims, damages, penalties, fines, forfeitures or liabilities to which Seller or any such director, officer, partner or controlling Person may become subject, under the Securities Act, the Exchange Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures or liabilities (or actions in respect thereof) arise out of the servicing of the Mortgage Loans by a successor servicer, out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any offering document prepared in connection with any Reconstitution or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in any information provided by the Purchaser set forth in any offering document prepared in connection with any Reconstitution, and the Purchaser shall in each case reimburse Seller and each such director, officer, partner or controlling Person for any legal or other expenses reasonably incurred by Seller, and each such director, officer or controlling Person, in connection with investigating or defending any such loss, claim, damage, liability, penalties, fines, forfeitures or action, as such expenses are incurred.

            Subsection 14.03  Merger or Consolidation of the Seller

            The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its formation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

            Any Person into which the Seller may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall have a net worth of at least $25,000,000.

            SECTION 15. Financial Statements.

            Financial information regarding the Seller may be provided to prospective purchasers for a period of three (3) years following the related Closing Date; provided, however, that such information will be limited to the audited financial statements of the Seller for the three (3) years preceding such disclosure; and such information may only be provided if the prospective purchaser has executed a written confidentiality agreement, addressed to the Seller, stating that all non-public information will be used only for the purposes of evaluating the proposed investment and that the prospective purchaser has required such information as integral to its decision-making process. Copies of any such confidentiality agreements must be delivered by the Purchaser to the Seller within five (5) Business Days of receipt thereof by the Purchaser.

            The Seller also agrees to allow reasonable access to a knowledgeable financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

            SECTION 16. Notices.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

                  (i)   if to a Seller:

                        Fremont Investment & Loan
                        2727 East Imperial Highway
                        Brea, CA 92821
                        Attention: Senior Vice President-Finance

                   (ii) if to the Purchaser:

                        Goldman Sachs Mortgage Company
                        85 Broad Street
                        New York, New York 10004
                        Attention: Eugene Gorelik

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

            SECTION 17. Severability Clause.

            Any part, provision representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

            SECTION 18. Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            SECTION 19. Governing Law.

            This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles), except to the extent preempted by Federal law.

            SECTION 20. Intention of the Parties.

            It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

            SECTION 21. Successors and Assigns; Assignment of Purchase
Agreement.

            This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. This Agreement may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, without the consent of the Seller; provided that with respect to each Mortgage Loan Package, Seller shall not be required to recognize more than (a) three transferees of the Purchaser pursuant to Securitization Transactions and (b) one transferee of the Purchaser pursuant to a Whole Loan Transfer. In the event the Purchaser assigns this Agreement, and the assignee assumes any of the Purchaser's obligations hereunder, the Seller acknowledges and agrees to look solely to such assignee, and not to the Purchaser, for performance of the obligations so assumed and the Purchaser shall be relieved from any liability to the Seller with respect thereto. The Successor Servicer shall be an intended third party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

            SECTION 22. Waivers.

            No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

            SECTION 23. Exhibits.

            The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

            SECTION 24. General Interpretive Principles.

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

            (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

            (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

            SECTION 25. Reproduction of Documents.

            This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            SECTION 26. Further Agreements.

            The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

            SECTION 27. Recordation of Assignments of Mortgage.

            To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or their comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Seller's expense in the event recordation is either necessary under applicable law or requested by the Purchaser (which request may be made by the Purchaser at any time following the related Closing Date) at its sole option (except with respect to any MERS Designated Mortgage Loan).

            SECTION 28. No Solicitation.

            From and after the related Closing Date, the Seller agrees that it will not take any action or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller's behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any mortgagors to refinance any Mortgage Loans and the attendant rights, title and interest in and to the list of such mortgagors and data relating to their mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant to the Purchase Agreement on the related Closing Date and the Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailing, internet, and email solicitations based, in all instances, on commercially acquired mailing lists (which may not be targeted at the Mortgagors,) and newspaper, radio and television advertisements shall not constitute solicitation under this Section 28. It is understood and agreed that responses to payoff inquiries by the Mortgagors or obligors shall not constitute solicitation for purposes of this Section 28.

            SECTION 29. Waiver of Trial by Jury.

            THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 30. Submission To Jurisdiction; Waivers.

            Each party hereto hereby irrevocably and unconditionally:

            (A) SUBMITS ITSELF IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

            (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

            (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE PARTIES HERETO SHALL HAVE BEEN NOTIFIED; AND

            (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

            SECTION 31. Confidential Information

            The Seller understands and agrees that this Agreement, the Side Letter, the related Purchase Price and Terms Letter, the Interim Servicing Agreement, and any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with the securitization of the Mortgage Loans, and any offering circulars or other disclosure documents produced in connection with such securitization (the "Agreements") are confidential and proprietary to the Purchaser, and the Seller agrees to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under the related Purchase Price and Terms Agreement or the Agreements, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller, (c) as is necessary in working with legal counsel, auditors, agents, rating agencies, taxing authorities or other governmental agencies or (d) the federal income tax treatment of the transactions hereunder, any fact relevant to understanding the federal tax treatment of the transactions hereunder, and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment; provided that the Seller may not disclose the name of or identifying information with respect to Purchaser or any pricing terms or other nonpublic business or financial information that is unrelated to the purported or claimed federal income tax treatment of the transactions hereunder and is not relevant to understanding the purported or claimed federal income tax treatment of the transactions hereunder.

            Moreover, the Seller understands and agrees that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with the securitization of the Mortgage Loans, and any offering circulars or other disclosure documents produced in connection with such securitization are confidential and proprietary to the Purchaser, and the Seller agrees to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under this letter agreement or the Agreements, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller, or (c) as is necessary in working with legal counsel, auditors, agents, rating agencies, taxing authorities or other governmental agencies. The rights and obligations set forth in this paragraph shall survive the Closing Date and shall not merge into the closing documents but shall be independently enforceable by the parties hereto.

      SECTION 32. Compliance with Regulation AB

      Subsection 32.01  Intent of the Parties; Reasonableness.

            The Purchaser and the Seller acknowledge and agree that the purpose of Section 32 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Seller acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

            Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). Each of the Seller and the Purchaser acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, each of the Seller and the Purchaser shall cooperate fully with the other party to deliver any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the party requesting such information to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed to be necessary in order to effect such compliance.

            The Purchaser (including any of its assignees or designees) shall cooperate with the Seller by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser's reasonable judgment, to comply with Regulation AB.

      Subsection 32.02  Additional Representations and Warranties of the
Seller.

      (a) The Seller shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Subsection 32.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller or any Third-Party Originator; and (ii) there are no affiliations, relationships or transactions relating to the Seller or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

      (b) If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Subsection 32.03, the Seller shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

      Subsection 32.03 Information to Be Provided by the Seller.

            In connection with any Securitization Transaction the Seller shall
(i) within five Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a) and (b) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

      (a) If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

            (A) the originator's form of organization;

            (B) a description of the originator's origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator's experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator's origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators' credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with
      Item 1110(b)(2) of Regulation AB;

            (C) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Seller and each Third-Party Originator; and

            (D) a description of any affiliation or relationship between the Seller, each Third-Party Originator and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

                  (1) the sponsor;
                  (2) the depositor;
                  (3) the issuing entity;
                  (4) any servicer;
                  (5) any trustee;
                  (6) any originator;
                  (7) any significant obligor;
                  (8) any enhancement or support provider; and
                  (9) any other material transaction party.

      (b) If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than one hundred thirty-five (135) days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

            If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller's or Third-Party Originator's originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

            With respect to those Mortgage Loans that were originated by Seller and sold to the Purchaser pursuant to this Agreement and subsequently securitized by the Purchaser or any of its Affiliates, the Purchaser shall, to the extent consistent with then-current industry practice, cause the servicer (or another party to such securitization) under the securitization to be obligated to provide, information with respect to the Mortgage Loans from and after cut-off date of such securitization necessary for the Seller to comply with its obligations under Regulation AB, including, without limitation, providing to the Seller static pool information, as set forth in Item 1105(a)(2) and (5) of Regulation AB.

            Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.

            If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller's or Third-Party Originator's originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

      (c) [Reserved]

      (d) If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or shall cause each Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Seller or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

      Subsection 32.04  Indemnification; Remedies.

      (a) The Seller shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization
Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

            (1)(A) any untrue statement of a material fact contained in any certification, accountants' letter or other material provided in written or electronic form under this Section 32 by or on behalf of the Seller, or provided under this Section 32 by or on behalf of any Third-Party Originator (collectively, the "Seller Information"), or (B) the omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (2) any failure by the Seller or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Section 32; or

               (3) any breach by the Seller of a representation or warranty set forth in Subsection 32.02(a) or in a writing furnished pursuant to Subsection 32.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Subsection 32.02(b) to the extent made as of a date subsequent to such closing date.

            In the case of any failure of performance described in clause
(a)(ii) of this Section, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Seller or any Third-Party Originator.

            (b) The Purchaser shall indemnify, or shall otherwise provide for the indemnification of, the Seller and each affiliate of the Seller and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:any untrue statement of a material fact contained in any certification, accountants' letter or other material provided in written or electronic form to the Seller under this Section 32 by the Purchaser or a subsequent servicer (collectively, the "Static Pool Data").

                    [Signatures Commence on Following Page]

            IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                       GOLDMAN SACHS MORTGAGE COMPANY, a New
                                       York limited partnership
                                              (Purchaser)

                                             By:GOLDMAN SACHS REAL ESTATE
                                             FUNDING CORP., a New York
                                             corporation, as General Partner

                                             By:______________________________
                                             Name:____________________________
                                             Title:___________________________

                                       FREMONT INVESTMENT & LOAN
                                              (Seller)

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                                                       Exhibit A

                                    EXHIBIT A

                         CONTENTS OF EACH MORTGAGE FILE

            With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, pursuant to Section 6 of the Flow Mortgage Loan Purchase and Warranties Agreement to which this Exhibit is attached (the "Agreement"):

            (a) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _________, without recourse" and signed in the name of the last endorsee (the "Last Endorsee") by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Custodian is so advised by the Seller that state law so allows. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by "[Last Endorsee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by "[Last Endorsee], formerly known as [previous name]";

            (b) the original of any guarantee executed in connection with the Mortgage Note;

            (c) the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

            (d) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

            (e) except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser as provided in this Agreement. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by "[Seller], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by "[Seller], formerly known as [previous name]";

            (f) the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the Seller (or MERS with respect to each MERS Designated Mortgage Loan) to the Last Endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or
(ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

            (g) The original mortgagee policy of title insurance or attorney's opinion of title accompanied by a title abstract or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

            (h) security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

            (i) original powers of attorney, if applicable, with evidence of recording thereon, if required;

            In the event an Officer's Certificate of the Seller is delivered to the Purchaser because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Purchaser, within 90 days of the related Closing Date, an Officer's Certificate which shall
(i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian.

                                                                       Exhibit B

                                    EXHIBIT B

                          CONTENTS OF EACH CREDIT FILE

            (a) Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

            (b) The original hazard insurance policy and, if required by law, flood insurance policy.

            (c) Residential loan application.

            (d) Mortgage Loan closing statement.

            (e) Verification of employment and income except for Mortgage Loans originated under a Limited Documentation Program.

            (f) Verification of acceptable evidence of source and amount of downpayment.

            (g) Credit report on the Mortgagor.

            (h) Residential appraisal report.

            (i) Photograph of the Mortgaged Property.

            (j) Survey of the Mortgaged Property, if any.

            (k) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

            (l) All required disclosure statements.

            (m) If available, termite report, structural engineer's report, water potability and septic certification.

            (n)  Sales contract.

            (o) Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

            (p) Amortization schedule.

                                    EXHIBIT C

                          MORTGAGE LOAN SCHEDULE FIELDS

            (1) the Seller's Mortgage Loan identifying number;

            (2) the Mortgagor's name;

            (3) the street address of the Mortgaged Property including the city, state and zip code;

            (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property;

            (5) the number and type of residential units constituting the Mortgaged Property (i.e. a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing);

            (6) the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

            (7)  the LTV at the origination;

            (8) the Mortgage Interest Rate as of the related Cut-off Date;

            (9) the date on which the Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date;

            (10) the stated maturity date;

            (11) the amount of the Monthly Payment as of the related Cut-off
Date;

            (12) the last payment date on which a payment was actually applied to the outstanding principal balance;

            (13) the original principal amount of the Mortgage Loan;

            (14) the Stated Principal Balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due on or before the related Cut-off Date;

            (15) with respect to Adjustable Rate Mortgage Loans, the Interest Rate Adjustment Date;

            (16) with respect to Adjustable Rate Mortgage Loans, the Gross
Margin;

            (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note;

            (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index;

            (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Cap under the terms of the Mortgage Note;

            (20) the type of Mortgage Loan (i.e., Fixed Rate, Adjustable Rate, First Lien);

            (21) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance);

            (22) a code indicating the documentation style (i.e. full, alternative or reduced);

            (23) the loan credit classification (as described in the Underwriting Guidelines);

            (24) whether such Mortgage Loan provides for a Prepayment Penalty;

            (25) the Prepayment Penalty period of such Mortgage Loan, if applicable;

            (26) a description of the Prepayment Penalty, if applicable;

            (27) the Mortgage Interest Rate as of origination;

            (28) the credit risk score (FICO score) at origination;

            (29) the date of origination;

            (30) the Mortgage Interest Rate adjustment period;

            (31) the Mortgage Interest Rate floor;

            (32) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other);

            (33) a code indicating whether the Mortgage Loan is a Section 32 Mortgage Loan;

            (34) a code indicating whether the Mortgage Loan has been modified;

            (35) the Current CLTV;

            (36) the one year payment history;

            (37) the Due Date for the first Monthly Payment;

            (38) the original Monthly Payment due;

            (39) with respect to the related Mortgagor, the debt-to-income ratio;

            (40) the Appraised Value of the Mortgaged Property;

            (41) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property;

            (42) the MERS Identification Number

            (43) Senior lien balance

            (44)  Lien position marker

            (45)  CLTV at origination

            (46) a code indicating if the Mortgage Loan is a Home Loan as such terms are defined in the then current Standard & Poor's LEVELS(R) Glossary.

            With respect to the Mortgage Loans in the aggregate:

            (1) the number of Mortgage Loans;

            (2) the current aggregate outstanding principal balance of the Mortgage Loans;

            (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and

            (4) the weighted average maturity of the Mortgage Loans.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                         SELLER'S OFFICER'S CERTIFICATE

            I, ____________________, hereby certify that I am the duly elected [Vice] President of Fremont Investment & Loan], a [state] [federally] chartered institution organized under the laws of the [state of ____________] [United States] (the "Company") and further as follows:

            1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification.

            2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification.

            3. Attached hereto as Exhibit 3 is an original certificate of good standing of the Company issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

            4. Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver each of the Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement, dated as of January 1, 2006, by and between Goldman Sachs Mortgage Company (the "Purchaser") and the Company (the "Purchase Agreement"), and the Amended and Restated Flow Interim Servicing Agreement, dated as of January 1, 2006, by and between the Company and the Purchaser (the "Interim Servicing Agreement") and to endorse the Mortgage Notes and execute the Assignments of Mortgages by original [or facsimile] signature], and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification.

            5. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Purchase Agreement, the Interim Servicing Agreement, the sale of the mortgage loans or the consummation of the transactions contemplated by the agreements; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

            6. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Purchase Agreement and the Interim Servicing Agreement conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

            7. To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Purchase Agreement and the Interim Servicing Agreement, or the mortgage loans or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Purchase Agreement and the Interim Servicing Agreement.

            8. Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed (a) the Purchase Agreement, and (b) the Interim Servicing Agreement, (and (c) any other document delivered or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

            9. The Company is duly authorized to engage in the transactions described and contemplated in the Purchase Agreement and the Interim Servicing Agreement.

            IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:____________________    By:___________________________
                              Name:_________________________
                              Title: [Vice] President
[Seal]

            I, ________________________, an [Assistant] Secretary of
______________[COMPANY], hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

            IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:____________________    By:___________________________
                              Name:_________________________
                              Title: [Assistant] Secretary

                                  EXHIBIT 5 to
                         Company's Officer's Certificate

           NAME                       TITLE                    SIGNATURE


-------------------------   -------------------------   ------------------------

-------------------------   -------------------------   ------------------------

-------------------------   -------------------------   ------------------------

-------------------------   -------------------------   ------------------------

-------------------------   -------------------------   ------------------------

-------------------------   -------------------------   ------------------------

-------------------------   -------------------------   ------------------------

-------------------------   -------------------------   ------------------------

                                    EXHIBIT F

                   FORM OF OPINION OF COUNSEL TO THE SELLER

                                     (date)

                                    EXHIBIT G

                    FORM OF SECURITY RELEASE CERTIFICATION

                                                    ___________________, 200__

[Federal Home Loan Bank of
______(the "Association")]
_____________________________
_____________________________
_____________________________

Attention:  ___________________________
            ___________________________

      Re:   Notice of Sale and Release of Collateral

Dear Sirs:

            This letter serves as notice that Fremont Investment & Loan a [type of entity], organized pursuant to the laws of [the state of incorporation] (the "Company") has committed to sell to Goldman Sachs Mortgage Company under an Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement, dated as of January 1, 2006, certain mortgage loans originated by the Association. The Company warrants that the mortgage loans to be sold to Goldman Sachs Mortgage Company are in addition to and beyond any collateral required to secure advances made by the Association to the Company.

            The Company acknowledges that the mortgage loans to be sold to Goldman Sachs Mortgage Company shall not be used as additional or substitute collateral for advances made by the Association. Goldman Sachs Mortgage Company understands that the balance of the Company's mortgage loan portfolio may be used as collateral or additional collateral for advances made by the Association, and confirms that it has no interest therein.

            Execution of this letter by the Association shall constitute a full and complete release of any security interest, claim, or lien which the Association may have against the mortgage loans to be sold to Goldman Sachs Mortgage Company.

                                                Very truly yours,

                                                ____________________________

                                                By:__________________________
                                                Name:________________________
                                                Title:_________________________
                                                Date:_________________________

Acknowledged and approved:

[FEDERAL HOME LOAN BANK OF]

__________________________

By:______________________________
Name:____________________________
Title:___________________________
Date:____________________________

                                    EXHIBIT H

                    FORM OF SECURITY RELEASE CERTIFICATION

                         I. Release of Security Interest

            The financial institution named below hereby relinquishes any and all right, title and interest it may have in all Mortgage Loans to be purchased by to Goldman Sachs Mortgage Company from the Company named below pursuant to that certain Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement, dated as of January 1, 2006, and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Company named below or its designees, as of the date and time of the sale of such Mortgage Loans to Goldman Sachs Mortgage Company.

Name and Address of Financial Institution

      ________________________________
                (name)

      ________________________________
               (Address)

      By:_____________________________

                          II. Certification of Release

            The Company named below hereby certifies Goldman Sachs Mortgage Company that, as of the date and time of the sale of the above-mentioned Mortgage Loans to Goldman Sachs Mortgage Company the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

                                                _____________________________

                                                By:__________________________
                                                Title:_______________________
                                                Date:________________________

                                    EXHIBIT I

                             UNDERWRITING GUIDELINES

                                    EXHIBIT J

                                    RESERVED

                                    EXHIBIT K

                             SERVICER ACKNOWLEDGMENT

                                As of [_________]

Fremont Investment & Loan
175 North Riverview Drive
Anaheim, CA 92808

Re: Letter Agreement in connection with the purchase by Goldman Sachs Mortgage Company (the "Purchaser") and the sale by Fremont Investment & Loan (the "Company") of mortgage loans pursuant to that certain Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement (the "Agreement"), dated as of January 1, 2006, by and between the Company and the Purchaser.

Ladies and Gentlemen:

            In connection with the above-referenced transaction, and in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser and the Company hereby agree as follows:

1. Unless otherwise specified in this letter agreement, all capitalized terms herein shall have the meaning as provided in the Agreement.

2. The Purchaser hereby requests, and the Company hereby acknowledges, that [SERVICER] shall be the "Successor Servicer" under the agreement.

3. This letter may be executed in any number of counterparts each of which shall constitute one and the same instrument, and either party hereto may execute this letter by signing any such counterpart.

            [the remainder of this page intentionally left blank]

4. This letter shall be deemed in effect when a fully executed counterpart thereof is received by the Company in the State of New York and shall be deemed to have been made in the State of New York. This letter shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York except to the extent preempted by Federal law.

                                       Very truly yours,

                                       GOLDMAN SACHS MORTGAGE COMPANY

                                       By:__________________________________

                                       Name:________________________________

                                       Title:_______________________________

Accepted and Agreed:

FREMONT INVESTMENT & LOAN

      (Seller)

By:___________________________________

Name:_________________________________

Title:________________________________

                                    EXHIBIT L

                      NEW JERSEY MORTGAGE LOAN STIPULATIONS

The seven stipulations below apply only to Mortgage Loans originated subject to the New Jersey Home Ownership Act of 2002 ("Act").

   1. No Mortgage Loan is a "high cost home loan," "home improvement," "manufactured home," or junior lien "covered" loan as defined under the Act.

   2. No more than 5% of the pool consists of refinance "covered loans" under the Act.

   3. The points and fees threshold calculations under the Act include yield-spread premiums.

   4. All loans originated under the Act will be subject to up to 100% due diligence.

   5. Mortgage Loan files must contain tangible net benefit and high-cost worksheets.

   6. Points and fees must be included on the related Mortgage Loan Schedule.

   7. Seller will make the representation that all Mortgage Loans subject to New Jersey's "flipping" prohibition, as defined under the Act, are in compliance with the "reasonable, tangible net benefit" standard.

                                    EXHIBIT M

              FANNIE MAE ANTI-PREDATORY LENDING REPRESENTATIONS

            (a) ..Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae's Selling Guide;

            (b) ..No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994 ("HOEPA");

            (c) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

            (d) No Mortgage Loan is a "High-Cost Home Loan" as defined in the Georgia Fair Lending Act, as amended (the "Georgia Act"). No Mortgage Loan subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003.

            (e) No Mortgage Loan is a "High-Cost Home Loan" as defined in New York Banking Law 6-1;

            (f) No Mortgage Loan is a "High-Cost Home Loan" as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003);

            (g) No Mortgage Loan is a "High-Cost Home Loan" as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat.
Section 360.100);

            (h) No Mortgage Loan is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.);

            (i) No Mortgage Loan is a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. ss.ss. 58-21A-1 et seq.);

            (j) No Mortgage Loan is a "High-Risk Home Loan" as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

            (k) No Mortgage Loan is a "High-Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 6, 2004 (Mass. Ann. Laws Ch. 183C);

            (l) No borrower was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such borrower did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator. If, at the time of loan application, the borrower may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan's originator, the Mortgage Loan's originator referred the borrower's application to such affiliate for underwriting consideration;

            (m) The methodology used in underwriting the extension of credit for each Mortgage Loan employs, in part, objective mathematical principles which relate the borrower's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan;

            (n) With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan's origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction,
(ii) prior to the loan's origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, (iv) for loans originated on or after September 1, 2004, the duration of the prepayment period shall not exceed three (3) years from the date of the note, unless the loan was modified to reduce the prepayment period to no more than three years from the date of the note and the borrower was notified in writing of such reduction in prepayment period, and (v) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower's default in making the loan payments;

            (o) No borrower was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No borrower obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan; No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

            (p) All points and fees related to each Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation. Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no borrower was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide.

            (q) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation;

            (r) The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off; and

            (s) No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years.

                                    EXHIBIT N

                            ASSIGNMENT AND CONVEYANCE

            On this __ day of _________, 200_, Fremont Investment & Loan, as the Seller, under that certain Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement, dated as of January 1, 2006 (the "Agreement") does hereby sell, transfer, assign, set over and convey to Goldman Sachs Mortgage Company, as Purchaser under the Agreement all rights, title and interest of the Seller in and to (a) the Mortgage Loans listed on the related Mortgage Loan Schedule attached as Exhibit 1 hereto, and (b) the Servicing Rights, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Section 2 of the Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The ownership of each Mortgage Note, Mortgage, and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be delivered promptly by the Seller to the Purchaser.

            The Seller confirms to the Purchaser that, unless otherwise agreed upon in writing by the Seller and the Purchaser, the representations and warranties set forth in Section 7 of the Agreement with respect to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, and the representations and warranties in Section 6 of the Agreement with respect to the Seller are true and correct as of the date hereof.

            Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

                                    FREMONT INVESTMENT & LOAN
                                    (Seller)

                                    By:________________________
                                    Name:______________________
                                    Title:_____________________

                                   Schedule 1

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT P

                           FREMONT SERVICING AGREEMENT

                              AMENDED AND RESTATED

                        FLOW INTERIM SERVICING AGREEMENT

                                     between

                         GOLDMAN SACHS MORTGAGE COMPANY,

                                    Purchaser

                                       and

                           FREMONT INVESTMENT & LOAN,

                                Interim Servicer

                           Dated as of January 1, 2006

        CONVENTIONAL FIXED AND ADJUSTABLE RATE RESIDENTIAL MORTGAGE LOANS


                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01     Definitions.................................................................1

                                   ARTICLE II

                                    SERVICING

Section 2.01     Interim Servicer to Act as Servicer.........................................7
Section 2.02     Liquidation of Mortgage Loans...............................................7
Section 2.03     Collection of Mortgage Loan Payments........................................8
Section 2.04     Establishment of and Deposits to Custodial Account..........................8
Section 2.05     Permitted Withdrawals From Custodial Account................................9
Section 2.06     Establishment of and Deposits to Escrow Account............................10
Section 2.07     Permitted Withdrawals From Escrow Account..................................10
Section 2.08     Payment of Taxes, Insurance and Other Charges..............................11
Section 2.09     Protection of Accounts.....................................................11
Section 2.10     Maintenance of Hazard Insurance............................................12
Section 2.11     Maintenance of Fidelity Bond and Errors and Omissions  Insurance...........13
Section 2.12     Inspections................................................................14
Section 2.13     Restoration of Mortgaged Property..........................................14
Section 2.14     Liquidation Reports........................................................14
Section 2.15     Notification of Adjustments................................................15
Section 2.16     Reports of Foreclosures and Abandonments of Mortgaged  Property............15
Section 2.17     Credit Reporting...........................................................15

                                   ARTICLE III

                              PAYMENTS TO PURCHASER

Section 3.01     Remittances................................................................15
Section 3.02     Statements to Purchaser....................................................16
Section 3.03     Advances by Servicer.......................................................16
Section 3.04     Principal and Interest Advances by Interim Servicer........................16

                                   ARTICLE IV

                          GENERAL SERVICING PROCEDURES

Section 4.01     Transfers of Mortgaged Property............................................16
Section 4.02     Satisfaction of Mortgages and Release of Mortgage Files....................17
Section 4.03     Servicing Compensation.....................................................17
Section 4.04     Annual Statement as to Compliance..........................................18
Section 4.05     Annual Independent Public Accountants' Servicing Report....................18
Section 4.06     Right to Examine Interim Servicer Records..................................18
Section 4.07     Compliance with Gramm-Leach-Bliley Act of 1999.............................18

                                    ARTICLE V

                               SELLER TO COOPERATE

Section 5.01     Provision of Information...................................................19
Section 5.02     Financial Statements; Servicing Facilities.................................19

                                   ARTICLE VI

                                   TERMINATION

Section 6.01     Damages....................................................................19
Section 6.02     Termination................................................................19

                                   ARTICLE VII

                                BOOKS AND RECORDS

Section 7.01     Possession of Servicing Files Prior to the Transfer Date...................21

                                  ARTICLE VIII

                         INDEMNIFICATION AND ASSIGNMENT

Section 8.01     Indemnification............................................................21
Section 8.02     Limitation on Liability of Interim Servicer and Others.....................22
Section 8.03     Limitation on Resignation and Assignment by Interim Servicer...............23
Section 8.04     Assignment by Purchaser....................................................23

                                   ARTICLE IX

                    REPRESENTATIONS AND WARRANTIES OF SELLER

Section 9.01     Due Organization and Authority.............................................24
Section 9.02     Ordinary Course of Business................................................24
Section 9.03     No Conflicts...............................................................24
Section 9.04     Ability to Service.........................................................24
Section 9.05     Ability to Perform.........................................................24
Section 9.06     No Litigation Pending......................................................24
Section 9.07     No Consent Required........................................................25
Section 9.08     No Untrue Information......................................................25
Section 9.09     Prior Servicing............................................................25

                                    ARTICLE X

                                     DEFAULT

Section 10.01    Events of Default..........................................................25
Section 10.02    Waiver of Defaults.........................................................26

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01    Notices....................................................................27
Section 11.02    Waivers....................................................................27
Section 11.03    Entire Agreement; Amendment................................................27
Section 11.04    Execution; Binding Effect..................................................27
Section 11.05    Headings...................................................................28
Section 11.06    Applicable Law.............................................................28
Section 11.07    Relationship of Parties....................................................28
Section 11.08    Severability of Provisions.................................................28
Section 11.09    Recordation of Assignments of Mortgage.....................................28

                                   ARTICLE XII

                          COMPLIANCE WITH REGULATION AB

Section 12.01    Intent of the Parties; Reasonableness......................................28
Section 12.02    Additional Representations and Warranties of the Interim Servicer..........29
Section 12.03    Information to Be Provided by the Interim Servicer.........................30
Section 12.04    Servicer Compliance Statement..............................................33
Section 12.05    Report on Assessment of Compliance and Attestation.........................33
Section 12.06    Use of Subservicers and Subcontractors.....................................34
Section 12.07    Indemnification; Remedies..................................................35
[SIGNATURE PAGE FOLLOWS]....................................................................37

EXHIBITS
--------

EXHIBIT 1      FORM OF MONTHLY REMITTANCE ADVICE

EXHIBIT 2      FORM OF CUSTODIAL ACCOUNT CERTIFICATION

EXHIBIT 3      FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT

EXHIBIT 4      FORM OF ESCROW ACCOUNT CERTIFICATION

EXHIBIT 5      FORM OF ESCROW ACCOUNT LETTER AGREEMENT

EXHIBIT 6      FORM OF ANNUAL CERTIFICATION

EXHIBIT 7      SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF
               COMPLIANCE

                        FLOW INTERIM SERVICING AGREEMENT

               This Amended and Restated Flow Interim Servicing Agreement (the "Agreement") is entered into as of the 1st day of January 2006 by and between FREMONT INVESTMENT & LOAN (the "Interim Servicer") and GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership (the "Purchaser").

               WHEREAS, the Purchaser and Interim Servicer entered into an Amended and Restated Mortgage Loan Purchase and Warranties Agreement dated as of the date hereof (the "Purchase Agreement") pursuant to which from time to time the Purchaser shall purchase from the Interim Servicer conventional, residential, fixed and adjustable rate first and second lien mortgage loans (the "Mortgage Loans") delivered as whole loans servicing released; and

               WHEREAS, the Purchaser and Interim Servicer are parties to that certain Flow Interim Servicing Agreement, dated October 1, 2004, as amended (the "Original Servicing Agreement), pursuant to which the Purchaser and the Interim Servicer agreed to have the Interim Servicer service and administer the Mortgage Loans in each Mortgage Loan Package on behalf of the Purchaser during the period between the related Closing Date and the related Transfer Date (the "Interim Period"), and the parties provided the terms and conditions of such interim servicing by the Interim Servicer in the Original Servicing Agreement.

               WHEREAS, at the present time, the Purchaser and the Interim Servicer desire to amend the Original Servicing Agreement to make certain modifications as set forth herein with respect to all Mortgage Loans serviced pursuant to this Agreement or the Original Servicing Agreement.

               NOW, THEREFORE, in consideration of the mutual covenants made herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

               Section 1.01 Definitions. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Purchase Agreement. The following terms are defined as follows (except as otherwise agreed by the parties).

               Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

               Agreement: This amended and restated agreement between the Purchaser and the Interim Servicer for the interim servicing and administration of the Mortgage Loans.

               Custodial Account: The separate account or accounts created and maintained pursuant to Section 2.04.

               Commission: The United States Securities and Exchange Commission.

               Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

               Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

               Determination Date: With respect to each Remittance Date, the date 2 Business Days prior to such Remittance Date.

               Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than one day prior to the Remittance Date in each month (or such other date as permitted under this Agreement):

                  (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America ("Direct Obligations");

                  (ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of such investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

                  (iii) repurchase agreements collateralized by Direct
            Obligations or securities guaranteed by Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

                  (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation to exceed 20% of the aggregate principal amount of all Eligible Investments in the Custodial Accounts and the Escrow Accounts; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

                  (v) commercial paper (including both non-interest-bearing
            discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

                  (vi) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

                  (vii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment rated in the highest rating category by each Rating Agency;

provided, however, that (a) any such instrument shall be acceptable to the Rating Agencies, and (b) no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

               Escrow Account: The separate account or accounts created and maintained pursuant to Section 2.06.

               Escrow Payment: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

               Exchange Act.  The Securities Exchange Act of 1934, as amended.

               Event of Default: Any one of the conditions or circumstances enumerated in Section 11.01.

               Fidelity Bond: A fidelity bond to be maintained by the Interim Servicer pursuant to Section 2.11.

               Fitch: Fitch Ratings, or its successor in interest.

               Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

               Interim Period: The period between the related Closing Date and the related Transfer Date.

               Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

               Moody's: Moody's Investors Service, Inc., and any successor thereto.

               Monthly Advance: The portion of Monthly Payment delinquent with respect to each Mortgage Loan at the close of business on the Business Day immediately preceding the Remittance Date required to be advanced by the Interim Servicer pursuant to section 3.04.

               Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

               Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee.

               Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

               Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

               Principal Prepayment Period: The month preceding the month in which the related Remittance Date occurs.

               Purchase Agreement: The Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement between the Purchaser and the Interim Servicer related to the purchase of the Mortgage Loans dated as of the date hereof.

               Qualified Depository: A depository the accounts of which are insured by the FDIC.

               Rating Agency: Any of Fitch, Moody's or Standard & Poor's, or their respective successors designated by the Purchaser.

               Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

               Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

               Remittance Date:  The 10th Business Day of each month.

               REO Disposition: The final sale by the Interim Servicer of any REO Property.

               REO Property: A Mortgaged Property acquired by the Interim Servicer on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure.

               SAIF: The Savings Association Insurance Fund, or any successor thereto.

               Securities Act:  The Securities Act of 1933, as amended.

               Securitization Transaction. Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

               Servicer:  As defined in Section 12.03(c).

               Servicer Information:  As defined in Section 12.07(a).

               Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Interim Servicer of its servicing obligations (other than Monthly Advances), including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any fees relating to any enforcement or judicial proceedings, excluding foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property and (e) compliance with the obligations pursuant to the provisions of this Agreement. Interim Servicer shall have no obligation to make any Servicing Advances which are nonrecoverable.

               Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

               Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Interim Servicer on each Remittance Date, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan as of the first day of such month. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed and, which amount shall be prorated for any portion of a month during which the Mortgage Loan is serviced by the Interim Servicer pursuant to this Agreement. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 2.05) of such Monthly Payment collected by the Interim Servicer, or as otherwise provided under Section 2.05.

               Servicing Fee Rate: 0.50% per annum or such other fee as set forth in the related Purchase Price and Terms Agreement.

               Servicing File: With respect to each Mortgage Loan, the file retained by the Interim Servicer consisting of copies of the Mortgage Loan Documents listed on Exhibit A to the Purchase Agreement and originals of all documents in the Mortgage File as listed on Exhibit B to the Purchase Agreement which are not delivered to the Purchaser and

               Servicing Officer: Any officer of the Interim Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Interim Servicer to the Purchaser upon request, as such list may from time to time be amended.

               Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., and any successor thereto.

               Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Interim Servicer or a Subservicer.

               Subservicer: Any Person that services Mortgage Loans on behalf of the Interim Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Interim Servicer under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

               Transfer Date:  As defined in the Purchase Agreement.

               Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

                                   ARTICLE II

                                    SERVICING

               Section 2.01 Interim Servicer to Act as Servicer. With respect to the Mortgage Loans in each Mortgage Loan Package purchased by the Purchaser, from and after the related Closing Date, the Interim Servicer, as an independent contractor, shall service and administer the Mortgage Loans during the related Interim Period, and shall have full power and authority acting alone to do any and all things in connection with such servicing and administration which the Interim Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

               The Interim Servicer may not waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor. Without limiting the generality of the foregoing, the Interim Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Interim Servicer, the Purchaser shall furnish the Interim Servicer with any powers of attorney and other documents necessary or appropriate to enable the Interim Servicer to carry out its servicing and administrative duties under this Agreement.

               In servicing and administering the Mortgage Loans, the Interim Servicer shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, the Mortgage Loan Documents or applicable law and the Purchaser's reliance on the Interim Servicer.

               The Interim Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Interim Servicer shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, Interim Servicer shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans unless the Interim Servicer has been notified of such transfers as provided in this Section 2.01. The Purchaser may sell and transfer, in whole or in part, the Mortgage Loans. Upon notice thereof, Interim Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans by such assignee, and the previous Purchaser shall be released from its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the Purchaser and Interim Servicer and their permitted successors, assignees and designees.

               Section 2.02 Liquidation of Mortgage Loans. In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 2.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Interim Servicer shall take such action as (1) the Interim Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Interim Servicer shall determine prudently to be in the best interest of Purchaser.

               Section 2.03 Collection of Mortgage Loan Payments. Continuously from the date hereof until the related Transfer Date the Interim Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

               Section 2.04 Establishment of and Deposits to Custodial Account. The Interim Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "Fremont Investment & Loan, in trust for Goldman Sachs Mortgage Company, Residential Fixed and Adjustable Rate Mortgage Loans and various Mortgagors." The Custodial Account shall be established with a Qualified Depository acceptable to the Purchaser. The Interim Servicer and the Purchaser Intend that the Custodial Account be a special deposit account. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law. Funds deposited in the Custodial Account may be drawn on by the Interim Servicer in accordance with Section 2.05. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit 2 hereto, in the case of an account established with the Interim Servicer, or by a letter agreement in the form of Exhibit 3 hereto, in the case of an account held by a depository other than the Interim Servicer. A copy of such certification or letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

               The Interim Servicer shall identify and segregate collections on behalf of the Purchaser on a daily basis and deposit in the Custodial Account no later than the date which is two days after receipt, and retain therein, the following collections received by the Interim Servicer after the related Cut-off Date other than payments of principal and interest due on or before the related Cut-off Date, or received by the Servicer prior to the related Cut-off Date but allocable to a period subsequent thereto:

                  (i) all payments on account of principal on the Mortgage
            Loans, including all Principal Prepayments;

                  (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

                  (iii) all Liquidation Proceeds;

                  (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 2.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 2.13);

                  (v) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 2.15;

                  (vi) any amount required to be deposited in the Custodial
            Account pursuant to Section 2.01, 2.09, 3.01, 3.04, 4.01 or 4.02;

                  (vii) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to the Purchase Agreement; and

                  (viii) any prepayment penalties received with respect to any
            Mortgage Loan.

               The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 4.01, need not be deposited by the Interim Servicer into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Interim Servicer and the Interim Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to
Section 2.05.

               Section 2.05 Permitted Withdrawals From Custodial Account. The Interim Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

                  (i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 3.01;

                  (ii) to reimburse itself for Monthly Advances of the
            Servicer's funds made pursuant to Section 3.04, unreimbursed Servicing Advances, and any unpaid Servicing Fees, the Interim Servicer's right to reimburse itself pursuant to this subclause (ii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Interim Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Interim Servicer's right thereto shall be prior to the rights of the Purchaser except that, where the Interim Servicer is required to repurchase a Mortgage Loan pursuant to the Purchase Agreement or
            Section 4.02 of this Agreement, the Interim Servicer's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

                  (iii) to pay itself interest on funds deposited in the
            Custodial Account;

                  (iv) to reimburse itself for expenses incurred and
            reimbursable to it pursuant to Section 4.03;

                  (v) to clear and terminate the Custodial Account upon the
            termination of this Agreement; and

                  (vi) to withdraw funds deposited in error.

               Section 2.06 Establishment of and Deposits to Escrow Account. The Interim Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "Fremont Investment & Loan, in trust for Goldman Sachs Mortgage Company Residential Fixed and Adjustable Rate Mortgage Loans and various Mortgagors". The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. The Interim Servicer and the Purchaser intend that the Escrow Accounts be special deposit accounts. Funds deposited in the Escrow Account may be drawn on by the Interim Servicer in accordance with Section 2.07. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit 4 hereto, in the case of an account established with the Interim Servicer, or by a letter agreement in the form of Exhibit 5 hereto, in the case of an account held by a depository other than the Interim Servicer. A copy of such certification shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

               The Interim Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

                  (i) all Escrow Payments collected on account of the Mortgage
            Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

                  (ii) all amounts representing Insurance Proceeds or
            Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

               The Interim Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 2.07. The Interim Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Interim Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

               Section 2.07 Permitted Withdrawals From Escrow Account. Withdrawals from the Escrow Account or Accounts may be made by the Interim Servicer only:

                  (i) to effect timely payments of ground rents, taxes,
            assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

                  (ii) to reimburse the Interim Servicer for any Servicing
            Advance made by the Interim Servicer pursuant to Section 2.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

                  (iii) to refund to any Mortgagor any funds found to be in
            excess of the amounts required under the terms of the related Mortgage Loan;

                  (iv) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

                  (v) for application to restoration or repair of the Mortgaged
            Property in accordance with the procedures outlined in Section 2.13;

                  (vi) to pay to the Interim Servicer, or any Mortgagor to the
            extent required by law, any interest paid on the funds deposited in the Escrow Account;

                  (vii) to clear and terminate the Escrow Account on the
            termination of this Agreement; and

                  (viii) to withdraw funds deposited in error.

               Section 2.08 Payment of Taxes, Insurance and Other Charges. With respect to each First Lien Mortgage Loan, the Interim Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Interim Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Interim Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due. The Interim Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and the Interim Servicer shall make advances from its own funds to effect such payments.

               Section 2.09 Protection of Accounts. The Interim Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be withheld unreasonably.

               The Interim Servicer shall bear any expenses, losses or damages sustained by the Purchaser because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

               Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Interim Servicer be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the "Insured Amount") the Interim Servicer shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Eligible Investment shall mature no later than the Determination Date next following the date of such Eligible Investment, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Interim Servicer) that maintains the Custodial Account or the Escrow Account, then such Eligible Investment may mature on such Remittance Date. Any such Eligible Investment shall be made in the name of the Interim Servicer in trust for the benefit of the Purchaser. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Interim Servicer and may be withdrawn at any time by the Interim Servicer. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Interim Servicer out of its own funds immediately as realized.

               Section 2.10 Maintenance of Hazard Insurance. The Interim Servicer shall cause to be maintained for each First Lien Mortgage Loan, hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated A:VI or better in the current Best's Key Rating Guide ("Best's") against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

               If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier rated A:VI or better in Best's in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Interim Servicer determines in accordance with applicable law that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Interim Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Interim Servicer shall immediately force place the required flood insurance on the Mortgagor's behalf.

               If a Mortgage is secured by a unit in a condominium project, the Interim Servicer shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with the related Underwriting Guidelines, and secure from the owner's association its agreement to notify the Interim Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

               The Interim Servicer shall cause to be maintained on each Mortgaged Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or as may be required to conform with Accepted Servicing Practices.

               In the event that the Purchaser or the Interim Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Interim Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the desirability of protection of the Mortgaged Property.

               All policies required hereunder shall name the Interim Servicer as loss payee and shall be endorsed with standard or New York mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

               The Interim Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent (unless the insurance is force placed), provided, however, that the Interim Servicer shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best's and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Interim Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Interim Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date; provided, however, that in the event that no such notice is furnished by the Interim Servicer, the Interim Servicer shall ensure that replacement insurance policies are in place in the required coverages and the Interim Servicer shall be solely liable for any losses in the event coverage is not provided..

               Pursuant to Section 2.04, any amounts collected by the Interim Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Interim Servicer's normal servicing procedures as specified in Section 2.13) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 2.05.

               Section 2.11 Maintenance of Fidelity Bond and Errors and Omissions Insurance. The Interim Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Interim Servicer Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Interim Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Interim Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Interim Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this
Section 2.11 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Interim Servicer from its duties and obligations as set forth in this Agreement. Upon the request of the Purchaser, the Interim Servicer shall cause to be delivered to the Purchaser a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

               Section 2.12 Inspections. With respect to REO Properties, the Interim Servicer shall inspect the Mortgaged Property as often as deemed necessary by the Interim Servicer to assure itself that the value of the Mortgaged Property is being preserved. The Interim Servicer shall keep a written report of each such inspection.

               Section 2.13 Restoration of Mortgaged Property. The Interim Servicer need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, the Interim Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

                  (i) the Interim Servicer shall receive satisfactory
            independent verification of completion of repairs and issuance of any required approvals with respect thereto;

                  (ii) the Interim Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

                  (iii) the Interim Servicer shall verify that the Mortgage Loan is not in default; and

                  (iv) pending repairs or restoration, the Interim Servicer
            shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

               If the Purchaser is named as an additional loss payee, the Interim Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

               Section 2.14 Liquidation Reports. Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Interim Servicer shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

               Section 2.15 Notification of Adjustments. With respect to each Mortgage Loan, the Interim Servicer shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Interim Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. The Interim Servicer shall promptly, upon written request therefor, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Interim Servicer or the receipt of notice from the Purchaser that the Interim Servicer has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note, the Interim Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Purchaser thereby.

               Section 2.16 Reports of Foreclosures and Abandonments of Mortgaged Property. Following the foreclosure sale or abandonment of any Mortgaged Property, the Interim Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

               Section 2.17 Credit Reporting. The Interim Servicer shall report the Mortgagor credit files to each of the three credit repositories on a monthly basis in a timely manner.

                                  ARTICLE III

                              PAYMENTS TO PURCHASER

               Section 3.01 Remittances. On each Remittance Date the Interim Servicer shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 2.05), plus (b) all amounts, if any, which the Interim Servicer is obligated to distribute pursuant to Section 3.04, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, which amounts shall be remitted on the applicable Remittance Date.

               With respect to any remittance received by the Purchaser after the second Business Day following the Business Day on which such payment was due, the Interim Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Fed Funds Rate, adjusted as of the date of each change, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Interim Servicer on the date such late payment is made and shall cover the period commencing with the day the payment was due and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Interim Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Interim Servicer.

               Section 3.02 Statements to Purchaser. Not later than the date which is 2 Business Days prior to the Remittance Date, the Interim Servicer shall furnish to the Purchaser a Monthly Remittance Advice, with a trial balance report attached thereto, in the form of Exhibit 1 annexed hereto in hard copy and electronic medium mutually acceptable to the parties as to the preceding remittance and the period ending on the preceding Determination Date.

               In addition, not more than 60 days after the end of each calendar year, the Interim Servicer shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

               Such obligation of the Interim Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Interim Servicer pursuant to any requirements of the Internal Revenue Code as from time to time are in force.

               The Interim Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Interim Servicer shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time.

               Section 3.03 Advances by Servicer. Except as otherwise provided herein, the Interim Servicer shall be entitled to first priority reimbursement pursuant to Section 2.07 hereof for Servicing Advances and Monthly Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

               Section 3.04 Principal and Interest Advances by Interim Servicer. On the Business Day immediately preceding the Remittance Date, the Interim Servicer shall deposit in the Custodial Account from its own funds an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent on the Business Day immediately preceding such Remittance Date or which were deferred pursuant to Section 4.01.

                                   ARTICLE IV

                          GENERAL SERVICING PROCEDURES

               Section 4.01 Transfers of Mortgaged Property. The Interim Servicer shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Interim Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto.

               If the Interim Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Interim Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or
(ii) in the event the Interim Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Interim Servicer for entering into an assumption agreement, a portion of such fee, up to an amount equal to one-half of one percent (0.5%) of the outstanding principal balance of the related Mortgage Loan, will be retained by the Interim Servicer as additional servicing compensation, and any portion thereof in excess of one-half of one percent (0.5%) shall be deposited in the Custodial Account for the benefit of the Purchaser. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

               To the extent that any Mortgage Loan is assumable, the Interim Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the relevant underwriting criteria for approving the credit of the proposed transferee which are used by the Sellers and their affiliates with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Interim Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

               Section 4.02 Satisfaction of Mortgages and Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Interim Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Interim Servicer shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 3.02, and may request the release of any Mortgage Loan Documents from the Purchaser in accordance with this Section 4.02 hereof.

               If the Interim Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Interim Servicer otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Interim Servicer shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 5 Business Days of receipt of such demand by the Purchaser. The Interim Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 2.11 insuring the Interim Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

               Section 4.03 Servicing Compensation. As compensation for its services hereunder, the Interim Servicer shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans on each Remittance Date the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid principal balance and for the period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Fee shall be payable only at the time of and with respect to those Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payment. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments collected by the Interim Servicer.

               Additional servicing compensation in the form of Ancillary Income shall be retained by the Interim Servicer to the extent not required to be deposited in the Custodial Account. The Interim Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

               Section 4.04 Annual Statement as to Compliance. The Interim Servicer shall deliver to the Purchaser, on or before March 1st each year beginning March 1, 2006, and on the related Transfer Date an Officer's Certificate, stating that (i) a review of the activities of the Interim Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) the Interim Servicer has complied fully with the provisions of Article II and Article IV, and (iii) to the best of such officer's knowledge, based on such review, the Interim Servicer has fulfilled all its obligations with respect to the Mortgage Loans under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Interim Servicer to cure such default.

               Section 4.05 Annual Independent Public Accountants' Servicing Report. On or before March 15th of each year beginning March 15, 2006, the Interim Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and this Agreement and that such firm is of the opinion that the provisions of Article II and Article III have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Single Audit Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

               Section 4.06 Right to Examine Interim Servicer Records. The Purchaser shall have the right to examine and audit any and all of the books, records, or other material information of the Interim Servicer, whether held by the Interim Servicer or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

               Section 4.07 Compliance with Gramm-Leach-Bliley Act of 1999. With respect to each Mortgage Loan and the related Mortgagor, the Interim Servicer shall comply with Title V of the Gramm-Leach-Bliley Act of 1999, as amended and all applicable regulations and guidelines promulgated thereunder, and shall provide all notices required thereunder using the notice language supplied by the Purchaser unless the Interim Servicer reasonably objects to such language.

                                   ARTICLE V

                               SELLER TO COOPERATE

               Section 5.01 Provision of Information. During the term of this Agreement, the Interim Servicer shall furnish to the Purchaser such periodic, special, or other reports or information, whether or not provided for herein, as is in accordance with Accepted Servicing Practices and shall be necessary, reasonable, or appropriate with respect to the Purchaser or the purposes of this Agreement. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.

               The Interim Servicer shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

               Section 5.02 Financial Statements; Servicing Facilities. In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective Purchaser its audited annual financial statements for the most recently completed three fiscal years for which such a statement is available, as well as unaudited quarterly financial statements for each quarter since the end of the most recently completed fiscal year for which such statements are available. If it has not already done so, the Interim Servicer shall furnish promptly to the Purchaser copies of the statements specified above.

               The Interim Servicer shall make available to the Purchaser or any prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Interim Servicer or the financial statements of the Interim Servicer, and to permit any prospective Purchaser to inspect the Interim Servicer's servicing facilities for the purpose of satisfying such prospective Purchaser that the Interim Servicer has the ability to service the Mortgage Loans as provided in this Agreement.

                                   ARTICLE VI

                                   TERMINATION

               Section 6.01 Damages. The Purchaser shall have the right at any time to seek and recover from the Interim Servicer any damages or losses suffered by it as a result of any failure by the Interim Servicer to observe or perform any duties, obligations, covenants or agreements herein contained or contained in the Purchase Agreement.

               Section 6.02 Termination. This Agreement shall terminate with respect to the Mortgage Loans or portion thereof transferred on the related Transfer Date or on such other date as mutually agreed upon by the Purchaser and the Interim Servicer. The Purchaser may elect to terminate this Agreement and transfer the servicing from the Interim Servicer prior to the related Transfer Date with respect to all or any portion of the Mortgage Loans upon the occurrence of any breach by the Interim Servicer of the terms of this Agreement.

               In the event the Interim Servicer is terminated pursuant to the terms of this Agreement, the Interim Servicer agrees to cooperate with the Purchaser and with any party designated as the successor servicer or subservicer in transferring the servicing to such successor servicer. In addition, the Interim Servicer shall be responsible for notifying the related mortgagors of any transfer of servicing in accordance with the requirements of the RESPA and the Cranston Gonzalez National Affordable Housing Act of 1990.

                The Interim Servicer shall send out good-bye letters with respect to the Mortgage Loans on or before the date which is 15 days prior to the related Transfer Date or such other date as is mutually agreed upon by the Purchaser and the Interim Servicer.

               On or before the related Transfer Date or such other date specified by the Purchaser in accordance with this paragraph (a) for the transfer of servicing from the Interim Servicer, the Interim Servicer shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Mortgage Loan Documents necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Interim Servicer's sole expense. The Interim Servicer shall use its reasonable best efforts in effecting the termination of the Interim Servicer's responsibilities and rights hereunder and the transfer to the Successor Servicer. Interim Servicer shall not be responsible for paying any boarding or transfer fees charged by the Successor Servicer in connection with the transfer of servicing on the related Transfer Date.

               On the related Transfer Date for each Mortgage Loan, this Agreement, except for Articles VI, VIII, IX and X which shall survive the related Transfer Date, shall terminate.

               (a) Servicing Advances; Unpaid Servicing Fees. On or before the related Transfer Date, the Purchaser or its designee shall reimburse the Interim Servicer for any unreimbursed Monthly Advances, Servicing Advances and accrued but unpaid Servicing Fees with respect to any Mortgage Loan being transferred on the related Transfer Date. Such amounts shall be netted out of funds transferred to the successor servicer. This Section 6.02(a) shall survive the related Transfer Date.

               (b) Additional Termination Provisions. Notwithstanding and in addition to the foregoing, in the event that (i) a Mortgage Loan becomes delinquent for a period of 90 days or more (a "Delinquent Mortgage Loan") or
(ii) a Mortgage Loan becomes an REO Property, the Purchaser may at its election terminate this Agreement with respect to such Delinquent Mortgage Loan or REO Property, upon 15 days' written notice to the Interim Servicer.

                                  ARTICLE VII

                                BOOKS AND RECORDS

               Section 7.01 Possession of Servicing Files Prior to the Transfer Date. Prior to the related Transfer Date, the contents of each Servicing File are and shall be held in trust by the Interim Servicer for the benefit of the Purchaser as the owner thereof. The Interim Servicer shall maintain in the Servicing File a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Purchaser. The possession of the Servicing File by the Interim Servicer is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, pursuant to this Agreement, and such retention and possession by the Interim Servicer is in its capacity as Servicer only and at the election of the Purchaser. The Interim Servicer shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Interim Servicer's servicing of the Mortgage Loans pursuant to this Agreement, or is in connection with a repurchase of any Mortgage Loan pursuant to the Purchase Agreement.

               The Interim Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Interim Servicer shall maintain in its possession, available for inspection by the Purchaser or its designee, and shall deliver to the Purchaser or its designee upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and periodic inspection reports as required by Section 2.12.

               The Interim Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Interim Servicer shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Interim Servicer shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell or transfer one or more of the Mortgage Loans. The Purchaser also shall advise the Interim Servicer of the transfer. Upon receipt of notice of the transfer, the Interim Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

                                  ARTICLE VIII

                         INDEMNIFICATION AND ASSIGNMENT

               Section 8.01 Indemnification. The Interim Servicer agrees to indemnify the Purchaser and any successor servicer and hold them harmless against any and all claims, losses, damages, penalties, fines, and forfeitures, including, but not limited to reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of Interim Servicer to (a) perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement and/or (b) comply with applicable law. Additionally, the Interim Servicer shall indemnify the Purchaser, each Affiliate designated by the Purchaser and each Person who controls the Purchaser or such Affiliate and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to any information provided by or on behalf of the Interim Servicer regarding the Interim Servicer, the Interim Servicer's servicing practices or performance, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any sale or securitization of any Mortgage Loans. The Interim Servicer immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Interim Servicer shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse and indemnify the Interim Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Interim Servicer's indemnification pursuant to the Purchase Agreement, or the failure of the Interim Servicer to (a) service and administer the Mortgage Loans in compliance with the terms of this Agreement and/or (b) comply with applicable law.

               Purchaser shall use it reasonable best efforts to assign to the Interim Servicer the indemnity provided by the Successor Servicer in the servicing agreement between the Purchaser and such Successor Servicer.

               Section 8.02 Limitation on Liability of Interim Servicer and Others. Neither the Interim Servicer nor any of the directors, officers, employees or agents of the Interim Servicer shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Interim Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Interim Servicer and any director, officer, employee or agent of the Interim Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Interim Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Interim Servicer may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Interim Servicer shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

               Section 8.03 Limitation on Resignation and Assignment by Interim Servicer. Except as provided in Section 6.02, the Purchaser has entered into this Agreement with the Interim Servicer and subsequent Purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Interim Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Interim Servicer shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof or sell or otherwise dispose of all or substantially all of its property or assets prior to the final Transfer Date without the prior written consent of the Purchaser, which consent shall be granted or withheld in the sole discretion of the Purchaser.

               The Interim Servicer shall not resign from the obligations and duties hereby imposed on it with respect to any Mortgage Loan prior to the related Transfer Date except by mutual consent of the Interim Servicer and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Interim Servicer. Any such determination permitting the resignation of the Interim Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Interim Servicer's responsibilities and obligations hereunder in the manner provided in Section 6.02.

               Without in any way limiting the generality of this Section 8.03, in the event that the Interim Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 6.02, without any payment of any penalty or damages and without any liability whatsoever to the Interim Servicer or any third party.

               Section 8.04 Assignment by Purchaser. The Purchaser shall have the right, without the consent of the Interim Servicer, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder. Upon such assignment of rights and assumption of obligations, the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans and the Purchaser as assignor shall be released from all obligations hereunder with respect to such Mortgage Loans from and after the date of such assignment and assumption. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee with respect to such Mortgage Loans. Notwithstanding any such assignment, Interim Servicer shall remain entitled to the Servicing Fee and other compensation hereunder payable up through and including the Transfer Date, which, when added to any servicing compensation previously paid, shall not be less than 90 days of compensation.

                                   ARTICLE IX

                    REPRESENTATIONS AND WARRANTIES OF SELLER

               The Interim Servicer warrants and represents to, and covenants and agrees with, the Purchaser on each Closing Date as follows:

               Section 9.01 Due Organization and Authority. The Interim Servicer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Interim Servicer, and in any event the Interim Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Interim Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments or transfer to be delivered pursuant to this Agreement) by the Interim Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Interim Servicer; and all requisite corporate action has been taken by the Interim Servicer to make this Agreement valid and binding upon the Interim Servicer in accordance with its terms;

               Section 9.02 Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Interim Servicer;

               Section 9.03 No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Interim Servicer's charter or by-laws or any legal restriction or any agreement or instrument to which the Interim Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Interim Servicer or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

               Section 9.04 Ability to Service. The Interim Servicer is a seller/servicer of residential mortgage loans, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans;

               Section 9.05 Ability to Perform. The Interim Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

               Section 9.06 No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Seller's knowledge, threatened against the Interim Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Interim Servicer, or in any material impairment of the right or ability of the Interim Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Interim Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Interim Servicer contemplated herein, or which would be likely to impair materially the ability of the Interim Servicer to perform under the terms of this Agreement;

               Section 9.07 No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Interim Servicer of or compliance by the Interim Servicer with this Agreement or the Servicing of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

               Section 9.08 No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact.

               Section 9.09 Prior Servicing. Prior to the date hereof, each Mortgage Loan has been serviced in all material respects in strict compliance with Accepted Servicing Practices and the Interim Servicer has reported the Mortgagor credit files to each of the three credit repositories on a monthly basis in a timely manner.

                                    ARTICLE X

                                     DEFAULT

               Section 10.01 Events of Default. The following shall constitute an Event of Default under this Agreement on the part of the Interim Servicer:

               (a) any failure by the Interim Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Interim Servicer by the Purchaser; or

               (b) the failure by the Interim Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Interim Servicer set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Interim Servicer by the Purchaser; or

               (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Interim Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

               (d) the Interim Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Interim Servicer or of or relating to all or substantially all of its property; or

               (e) the Interim Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

               (f) the Interim Servicer fails to maintain a minimum net worth of $25,000,000; or

               (g) the Interim Servicer attempts to assign its right to servicing compensation hereunder or the Interim Servicer attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof.

               In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Interim Servicer, may terminate all the rights and obligations of the Interim Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

               Upon receipt by the Interim Servicer of such written notice, all authority and power of the Interim Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 6.02.

               Section 10.02 Waiver of Defaults. By a written notice, the Purchaser may waive any default by the Interim Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

               Section 11.01 Notices. All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or mailing thereof, as the case may be, sent by registered or certified mail, return receipt requested:

                  (a)   If to Purchaser to:

                      Goldman Sachs Mortgage Company
                      100 2nd Avenue South, Suite 200N
                      St. Petersburg, Florida 33701
                      Attention:  Sally Bartholmey

                  (b)   If to Interim Servicer to:

                      Fremont Investment & Loan
                      1065 North PacifiCenter
                      Anaheim, CA 92806
                      Attention:  Vice President - Servicing Administration

               Section 11.02 Waivers. Either the Interim Servicer or Purchaser may upon consent of all parties, by written notice to the others:

               (a) Waive compliance with any of the terms, conditions or covenants required to be complied with by the others hereunder; and

               (b) Waive or modify performance of any of the obligations of the others hereunder.

               The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

               Section 11.03 Entire Agreement; Amendment. This Agreement and the Purchase Agreement constitute the entire agreement between the parties with respect to servicing of the Mortgages during the related Interim Period. This Agreement may be amended and any provision hereof waived, but, only in writing signed by the party against whom such enforcement is sought.

               Section 11.04 Execution; Binding Effect. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.03, this Agreement shall inure to the benefit of and be binding upon the Interim Servicer and the Purchaser and their respective successors and assigns.

               Section 11.05 Headings. Headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

               Section 11.06 Applicable Law. This Agreement shall be construed in accordance with the laws of the State of New York.

               Section 11.07 Relationship of Parties. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties. The duties and responsibilities of the Interim Servicer shall be rendered by them as independent contractors and not as an agent of Purchaser. The Interim Servicer shall have full control of all of its acts, doings, proceedings, relating to or requisite in connection with the discharge of its duties and responsibilities under this Agreement.

               Section 11.08 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

               Section 11.09 Recordation of Assignments of Mortgage. To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Interim Servicer's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

                                  ARTICLE XII

                          COMPLIANCE WITH REGULATION AB

               Section 12.01 Intent of the Parties; Reasonableness.

               The Purchaser and the Interim Servicer acknowledge and agree that the purpose of Article XII of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

               Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Interim Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Interim Servicer shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Interim Servicer any Subservicer and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

               The Purchaser (including any of its assignees or designees) shall cooperate with the Interim Servicer by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser's reasonable judgment, to comply with Regulation AB.

               Section 12.02 Additional Representations and Warranties of the Interim Servicer.

               (a) The Interim Servicer shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 12.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) the Interim Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Interim Servicer;
(ii) the Interim Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Interim Servicer as servicer has been disclosed or reported by the Interim Servicer; (iv) no material changes to the Interim Servicer's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Interim Servicer's financial condition that could have a material adverse effect on the performance by the Interim Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Interim Servicer or any Subservicer; and (vii) there are no affiliations, relationships or transactions relating to the Interim Servicer or any Subservicer with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

               (b) If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 12.03, the Interim Servicer shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

               Section 12.03 Information to Be Provided by the Interim Servicer.

               In connection with any Securitization Transaction the Interim Servicer shall (i) within five Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or cause each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a), (c) and (f) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Interim Servicer, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

               (a) If so requested by the Purchaser or any Depositor, the Interim Servicer shall provide such information regarding each each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

      1)    [Reserved];

      2)    [Reserved];

      3) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Interim Servicer and each Subservicer; and

      4) a description of any affiliation or relationship between the Interim Servicer, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Interim Servicer by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

      a)    the sponsor;
      b)    the depositor;
      c)    the issuing entity;
      d)    any servicer;
      e)    any trustee;
      f)    any originator;
      g)    any significant obligor;
      h)    any enhancement or support provider; and
      i)    any other material transaction party.

               (b) [Reserved].

               (c) If so requested by the Purchaser or any Depositor, the Interim Servicer shall provide such information regarding the Interim Servicer, as servicer of the Mortgage Loans, and each Subservicer (each of the Interim Servicer and each Subservicer, for purposes of this paragraph, a "Servicer"), as is requested for the purpose of compliance with Items 1108 of Regulation AB. Such information shall include, at a minimum:

      1) the Servicer's form of organization;

      2) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer's experience in servicing assets of any type as well as a more detailed discussion of the Servicer's experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer's portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

      a) whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

      b) the extent of outsourcing the Servicer utilizes;

      c) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

      d) whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

      e) such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

      3) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

      4) information regarding the Servicer's financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Interim Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement;

      5) information regarding advances made by the Servicer on the Mortgage Loans and the Servicer's overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

      6) a description of the Servicer's processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

      7) a description of the Servicer's processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

      8) information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

               (d) If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Interim Servicer shall (or shall cause each Subservicer to) (i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Interim Servicer or any Subservicer and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Interim Servicer or any Subservicer and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

               (e) As a condition to the succession to the Interim Servicer or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Interim Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Interim Servicer or any Subservicer, the Interim Servicer shall provide to the Purchaser and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and
(y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

               (f) In addition to such information as the Interim Servicer, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Purchaser or any Depositor, the Interim Servicer shall provide such information regarding the performance or servicing of the Mortgage Loans as is reasonably required by the Purchaser or any Depositor to facilitate preparation of distribution reports in accordance with
Item 1121 of Regulation AB and to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB relating to Static Pool Information regarding the performance of the Mortgage Loans on the basis of the Purchaser's or such Depositor's reasonable, good faith interpretation of the requirements of
Item 1105(a)(1)-(3) of Regulation AB (including without limitation as to the format and content of such Static Pool Information). Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Servicer under this Agreement, commencing with the first such report due not less than ten (10) Business Days following such request.

               Section 12.04 Servicer Compliance Statement.

               On or before March 1 of each calendar year, commencing in 2007, the Interim Servicer shall deliver to the Purchaser and any Depositor a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Interim Servicer, to the effect that (i) a review of the Interim Servicer's activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, the Interim Servicer has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

               Section 12.05 Report on Assessment of Compliance and Attestation.

               (a) On or before March 1 of each calendar year, commencing in 2007, the Interim Servicer shall:

                  (i) deliver to the Purchaser and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser and such Depositor) regarding the Interim Servicer's assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Interim Servicer, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit 7 hereto delivered to the Purchaser concurrently with the execution of this Agreement;

                  (ii) deliver to the Purchaser and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser and such Depositor that attests to, and reports on, the assessment of compliance made by the Interim Servicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

                  (iii) cause each Subservicer, and each Subcontractor
            determined by the Company pursuant to Section 12.06(b) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser and any Depositor an assessment of compliance and accountants' attestation as and when provided in paragraphs (a) and (b) of this Section; and

                  (iv) if requested by the Purchaser or any Depositor not later than February 1 of the calendar year in which such certification is to be delivered, deliver to the Purchaser, any Depositor and any other Person that will be responsible for signing the certification (a "Sarbanes Certification") required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit 6.

               The Interim Servicer acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Interim Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Neither the Purchaser nor any Depositor will request delivery of a certification under clause (a)(iv) above, unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

               (b) Each assessment of compliance provided by a Subservicer pursuant to Section 12.05(a)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit 7 hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 12.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Interim Servicer pursuant to Section 12.06.

               Section 12.06 Use of Subservicers and Subcontractors.

               The Interim Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Interim Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Interim Servicer complies with the provisions of paragraph (a) of this Section. The Interim Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Interim Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Interim Servicer complies with the provisions of paragraph
(b) of this Section.

               (a) It shall not be necessary for the Interim Servicer to seek the consent of the Purchaser or any Depositor to the utilization of any Subservicer. The Interim Servicer shall cause any Subservicer used by the Interim Servicer (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 12.02, 12.03(c) and (e), 12.04, 12.05 and 12.07 of this Agreement to the same extent as if such Subservicer were the Interim Servicer, and to provide the information required with respect to such Subservicer under Section 12.03(d) of this Agreement. The Interim Servicer shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 12.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 12.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 12.05 as and when required to be delivered.

               (b) It shall not be necessary for the Interim Servicer to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor. The Interim Servicer shall promptly upon request provide to the Purchaser and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Purchaser and such Depositor) of the role and function of each Subcontractor utilized by the Interim Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

               As a condition to the utilization of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Interim Servicer shall cause any such Subcontractor used by the Interim Servicer (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 12.05 and 12.07 of this Agreement to the same extent as if such Subcontractor were the Interim Servicer. The Interim Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 12.05, in each case as and when required to be delivered.

               Section 12.07 Indemnification; Remedies.

               (a) The Interim Servicer shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

                  (i)1) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants' letter or other material provided in written or electronic form under this Article XII by or on behalf of the Interim Servicer, or provided under this Article XII by or on behalf of any Subservicer or Subcontractor (collectively, the "Servicer Information"), or 2) the omission or alleged omission to state in the Servicer Information a material fact required to be stated in the Servicer Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Servicer Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Servicer Information or any portion thereof is presented together with or separately from such other information;

                  (ii) any failure by the Interim Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants' letter or other material when and as required under this Article XII, including (except as provided below) any failure by the Interim Servicer to identify pursuant to Section 12.06(b) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB; or

                  (iii) any breach by the Interim Servicer of a representation or warranty set forth in Section 12.02(a) or in a writing furnished pursuant to Section 12.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Interim Servicer of a representation or warranty in a writing furnished pursuant to Section 12.02(b) to the extent made as of a date subsequent to such closing date.

               In the case of any failure of performance described in clause
(a)(ii) of this Section, the Interim Servicer shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Interim Service, any Subservicer or any Subcontractor.

               (b) (i) Any failure by the Seller, Interim Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants' letter or other material when and as required under this Article XII or under Section 32 of the Purchase Agreement, or any breach by the Interim Servicer of a representation or warranty set forth in Section 12.02(a) or in a writing furnished pursuant to Section 12.02(b) or any breach by the Seller of a representation or warranty set forth in Section 32.02(a) of the Purchase Agreement or in a writing furnished pursuant to Section 32.02(b) of the Purchase Agreement and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Interim Servicer of a representation or warranty in a writing furnished pursuant to Section 12.02(b) or any breach by the Seller of a representation or warranty in a writing furnished pursuant to
Section 32.02(b) of the Purchase Agreement to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Interim Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Interim Servicer as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Interim Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Interim Servicer as servicer, such provision shall be given effect.

                  (ii) Any failure by the Interim Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants' letter when and as required under Section 12.04 or 12.05, including (except as provided below) any failure by the Interim Servicer to identify pursuant to Section 12.06(b) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants' letter was required to be delivered shall constitute an Event of Default with respect to the Interim Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Interim Servicer as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Interim Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Interim Servicer as servicer, such provision shall be given effect.

                  Neither the Purchaser nor any Depositor shall be entitled to terminate the rights and obligations of the Interim Servicer pursuant to this subparagraph (b)(ii) if a failure of the Interim Servicer to identify a Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

                  (iii) The Interim Servicer shall promptly reimburse the
            Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Interim Servicer as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

                            [SIGNATURE PAGE FOLLOWS]

               IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date and year first above written.

                                              GOLDMAN SACHS MORTGAGE
                                              COMPANY, a New York limited
                                              partnership (Purchaser)

                                                 By:GOLDMAN SACHS REAL ESTATE
                                                 FUNDING CORP., a New York
                                                 corporation, as General Partner

                                              By:______________________________
                                                 Name:
                                                 Title:

                                              FREMONT INVESTMENT & LOAN
                                                 (the Interim Servicer)

                                              By:______________________________
                                                 Name:
                                                 Title:

                                    EXHIBIT 1

                        FORM OF MONTHLY REMITTANCE ADVICE

                                    EXHIBIT 2

                     FORM OF CUSTODIAL ACCOUNT CERTIFICATION

                                                                _______ __, 2004

               Fremont Investment & Loan hereby certifies that it has established the account described below as a Custodial Account pursuant to
Section 2.04 of the Flow Interim Servicing Agreement, dated as of October 1, 2004, Fixed and Adjustable Rate Mortgage Loans.

               Title of Account: "Fremont Investment & Loan in trust for Goldman Sachs Mortgage Company, Residential Fixed and Adjustable Rate Mortgage Loans and various Mortgagors."

Account Number:_____________________________

Address of office or branch
of the Interim Servicer at
which Account is maintained:

                                                   FREMONT INVESTMENT & LOAN
                                                   Interim Servicer

                                                   By:_________________________
                                                      Name:
                                                      Title:

                                    EXHIBIT 3

                   FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT

                                                                _______ __, 2004

To:     ____________________________________

        ____________________________________

        ____________________________________
        (the "Depository")

               As Interim Servicer under the Flow Interim Servicing Agreement, dated as of October 1, 2004, Fixed and Adjustable Rate Mortgage Loans (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 2.04 of the Agreement, to be designated as "Fremont Investment & Loan in trust for Goldman Sachs Mortgage Company, Residential Fixed and Adjustable Rate Mortgage Loans and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Interim Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                                   FREMONT INVESTMENT & LOAN
                                                   Interim Servicer

                                                   By:_________________________
                                                      Name:
                                                      Title:
                                                      Date:

               The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

                                                   ____________________________
                                                   Depository

                                                   By:_________________________
                                                      Name:
                                                      Title:
                                                      Date:

                                    EXHIBIT 4

                      FORM OF ESCROW ACCOUNT CERTIFICATION

                                                             _________ ___, 2004

               Fremont Investment & Loan hereby certifies that it has established the account described below as an Escrow Account pursuant to Section
2.06 of the Flow Interim Servicing Agreement, dated as of October 1, 2004, Fixed and Adjustable Rate Mortgage Loans.

               Title of Account: "Fremont Investment & Loan, in trust for Goldman Sachs Mortgage Company Residential Fixed and Adjustable Rate Mortgage Loans and various Mortgagors"

Account Number:_____________________________

Address of office or branch
of the Interim Servicer at
which Account is maintained:

                                                    FREMONT INVESTMENT & LOAN
                                                      Interim Servicer

                                                   By:_________________________
                                                      Name:
                                                      Title:
                                                      Date:

                                    EXHIBIT 5

                     FORM OF ESCROW ACCOUNT LETTER AGREEMENT

                                                               _______ __, 2004

To:     ____________________________________

        ____________________________________

        ____________________________________
        (the "Depository")

               As Interim Servicer under the Flow Interim Servicing Agreement, dated as of October 1, 2004, Fixed and Adjustable Rate Mortgage Loans (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 2.06 of the Agreement, to be designated as "Fremont Investment & Loan, in trust for Goldman Sachs Mortgage Company Residential Fixed and Adjustable Rate Mortgage Loans and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Interim Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                                   FREMONT INVESTMENT & LOAN
                                                   Interim Servicer

                                                   By:_________________________
                                                      Name:
                                                      Title:
                                                      Date:

               The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

                                                   ____________________________
                                                   Depository

                                                   By:_________________________
                                                      Name:
                                                      Title:
                                                      Date:

                                    EXHIBIT 6

                          FORM OF ANNUAL CERTIFICATION

      Re: The [ ] agreement dated as of [ ], 200[ ] (the "Agreement"), among Fremont Investment & Loan and Goldman Sachs Mortgage Company.

               I, ________________________________, the _______________________
of Fremont Investment and Loan (the "Company"), certify to Goldman Sachs Mortgage Company, [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

                  (1) I have reviewed the servicer compliance statement of the
            Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the "Company Servicing Information");

                  (2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

                  (3) Based on my knowledge, all of the Company Servicing
            Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

                  (4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

                  (5) The Compliance Statement required to be delivered by the
            Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by each Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

                                                   Date:_______________________

                                                   By:_________________________
                                                      Name:
                                                      Title:

                                    EXHIBIT 7

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

               The assessment of compliance to be delivered by Fremont Investment & Loan [Subservicer] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

-------------------- ------------------------------------------------------- --------------------
                                                                                 Applicable
                                       Servicing Criteria                    Servicing Criteria
-------------------- ------------------------------------------------------- --------------------
     Reference                              Criteria
-------------------- ------------------------------------------------------- --------------------
                        General Servicing Considerations
-------------------- ------------------------------------------------------- --------------------
                     Policies and procedures are instituted to monitor any
                     performance or other triggers and events of default
1122(d)(1)(i)        in accordance with the transaction agreements.
-------------------- ------------------------------------------------------- --------------------
                     If any material servicing activities are outsourced to
                     third parties, policies and procedures are instituted to
                     monitor the third party's performance
1122(d)(1)(ii)       and compliance with such servicing activities.
-------------------- ------------------------------------------------------- --------------------
                     Any requirements in the transaction agreements to
                     maintain a back-up servicer for the mortgage loans
1122(d)(1)(iii)      are maintained.
-------------------- ------------------------------------------------------- --------------------
                     A fidelity bond and errors and omissions policy is in
                     effect on the party participating in the servicing function throughout the reporting period in the amount of coverage
                     required by and otherwise in accordance with the terms of
                     the transaction agreements.
1122(d)(1)(iv)
-------------------- ------------------------------------------------------- --------------------
                       Cash Collection and Administration
-------------------- ------------------------------------------------------- --------------------
                     Payments on mortgage loans are deposited into the
                     appropriate custodial bank accounts and related bank
                     clearing accounts no more than two business days following receipt, or such other number of days
1122(d)(2)(i)        specified in the transaction agreements.
-------------------- ------------------------------------------------------- --------------------
                     Disbursements made via wire transfer on behalf of an
                     obligor or to an investor are made only by authorized
1122(d)(2)(ii)       personnel.
-------------------- ------------------------------------------------------- --------------------
                     Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees
                     charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
1122(d)(2)(iii)
-------------------- ------------------------------------------------------- --------------------
                     The related accounts for the transaction, such as cash
                     reserve accounts or accounts established as a form of
                     overcollateralization, are separately maintained (e.g.,
                     with respect to commingling of
1122(d)(2)(iv)       cash) as set forth in the transaction agreements.
-------------------- ------------------------------------------------------- --------------------
                     Each custodial account is maintained at a federally insured depository institution as set forth in the transaction
                     agreements. For purposes of this criterion, "federally
                     insured depository institution" with respect to a foreign
                     financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the
                     Securities Exchange Act.
1122(d)(2)(v)
-------------------- ------------------------------------------------------- --------------------
                     Unissued checks are safeguarded so as to prevent
1122(d)(2)(vi)       unauthorized access.
-------------------- ------------------------------------------------------- --------------------
                     Reconciliations are prepared on a monthly basis for all
                     asset-backed securities related bank accounts, including
                     custodial accounts and related bank clearing accounts.
                     These reconciliations are (A) mathematically accurate; (B)
                     prepared within 30 calendar days after the bank statement
                     cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by
                     someone other than the person who prepared the
                     reconciliation; and (D) contain explanations for
                     reconciling items. These reconciling items are resolved
                     within 90 calendar days of their original identification,
                     or such other number of days
1122(d)(2)(vii)      specified in the transaction agreements.
-------------------- ------------------------------------------------------- --------------------
                       Investor Remittances and Reporting
-------------------- ------------------------------------------------------- --------------------
                     Reports to investors, including those to be filed with the
                     Commission, are maintained in accordance with the
                     transaction agreements and applicable Commission
                     requirements. Specifically, such reports (A) are prepared
                     in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information
                     calculated in accordance with the terms specified in the
                     transaction agreements; (C) are filed with the Commission
                     as required by its rules and regulations; and (D) agree
                     with investors' or the trustee's records as to the total
                     unpaid principal balance and number of mortgage loans
1122(d)(3)(i)        serviced by the Servicer.
-------------------- ------------------------------------------------------- --------------------
                     Amounts due to investors are allocated and remitted in
                     accordance with timeframes, distribution priority and other terms set forth in the transaction
1122(d)(3)(ii)       agreements.
-------------------- ------------------------------------------------------- --------------------
                     Disbursements made to an investor are posted within two
                     business days to the Servicer's investor records, or such
                     other number of days specified in the
1122(d)(3)(iii)      transaction agreements.
-------------------- ------------------------------------------------------- --------------------
                     Amounts remitted to investors per the investor
                     reports agree with cancelled checks, or other form of
1122(d)(3)(iv)       payment, or custodial bank statements.
-------------------- ------------------------------------------------------- --------------------
                            Pool Asset Administration
-------------------- ------------------------------------------------------- --------------------
                     Collateral or security on mortgage loans is
                     maintained as required by the transaction agreements
1122(d)(4)(i)        or related mortgage loan documents.
-------------------- ------------------------------------------------------- --------------------
                     Mortgage loan and related documents are safeguarded
1122(d)(4)(ii)       as required by the transaction agreements
-------------------- ------------------------------------------------------- --------------------
                     Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any
                     conditions or requirements in the
1122(d)(4)(iii)      transaction agreements.
-------------------- ------------------------------------------------------- --------------------
                     Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are
                     posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and
                     allocated to principal, interest or other items (e.g.,
                     escrow) in accordance with the related mortgage loan
1122(d)(4)(iv)       documents.
-------------------- ------------------------------------------------------- --------------------
                     The Servicer's records regarding the mortgage loans agree
                     with the Servicer's records with respect to an
1122(d)(4)(v)        obligor's unpaid principal balance.
-------------------- ------------------------------------------------------- --------------------
                     Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in
                     accordance with the transaction agreements and related pool asset documents.
1122(d)(4)(vi)
-------------------- ------------------------------------------------------- --------------------
                     Loss mitigation or recovery actions (e.g., forbearance
                     plans, modifications and deeds in lieu of foreclosure,
                     foreclosures and repossessions, as applicable) are
                     initiated, conducted and concluded in accordance with the
                     timeframes or other requirements
1122(d)(4)(vii)      established by the transaction agreements.
-------------------- ------------------------------------------------------- --------------------
                     Records documenting collection efforts are maintained
                     during the period a mortgage loan is delinquent in
                     accordance with the transaction agreements. Such records
                     are maintained on at least a monthly basis, or such other
                     period specified in the transaction agreements, and
                     describe the entity's activities in monitoring delinquent
                     mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency
                     is deemed temporary (e.g., illness or unemployment).
1122(d)(4)(viii)
-------------------- ------------------------------------------------------- --------------------
                     Adjustments to interest rates or rates of return for
                     mortgage loans with variable rates are computed based
1122(d)(4)(ix)       on the related mortgage loan documents.
-------------------- ------------------------------------------------------- --------------------
                     Regarding any funds held in trust for an obligor (such as
                     escrow accounts): (A) such funds are analyzed, in
                     accordance with the obligor's mortgage loan documents, on
                     at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is
                     paid, or credited, to obligors in accordance with
                     applicable mortgage loan documents and state laws; and (C)
                     such funds are returned to the obligor within 30 calendar
                     days of full repayment of the related mortgage loans, or
                     such other number of days specified in the transaction
1122(d)(4)(x)        agreements.
-------------------- ------------------------------------------------------- --------------------
                     Payments made on behalf of an obligor (such as tax or
                     insurance payments) are made on or before the related
                     penalty or expiration dates, as indicated on the
                     appropriate bills or notices for such payments, provided
                     that such support has been received by the servicer at
                     least 30 calendar days prior to these dates, or such other number of days specified in the
1122(d)(4)(xi)       transaction agreements.
-------------------- ------------------------------------------------------- --------------------
                     Any late payment penalties in connection with any payment
                     to be made on behalf of an obligor are paid from the
                     servicer's funds and not charged to the obligor, unless the late payment was due to the
1122(d)(4)(xii)      obligor's error or omission.
-------------------- ------------------------------------------------------- --------------------
                     Disbursements made on behalf of an obligor are posted
                     within two business days to the obligor's records
                     maintained by the servicer, or such other number of
1122(d)(4)(xiii)     days specified in the transaction agreements.
-------------------- ------------------------------------------------------- --------------------
                     Delinquencies, charge-offs and uncollectible accounts
                     are recognized and recorded in accordance with the
1122(d)(4)(xiv)      transaction agreements.
-------------------- ------------------------------------------------------- --------------------
                     Any external enhancement or other support, identified in
                     Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the
1122(d)(4)(xv)       transaction agreements.
-------------------- ------------------------------------------------------- --------------------

                                                   Fremont Investment & Loan
                                                     [SUBSERVICER]

                                                   Date:_______________________

                                                   By:_________________________
                                                      Name:
                                                      Title:

                                    EXHIBIT Q

                         WELLS FARGO SERVICING AGREEMENT


================================================================================

                              GSAMP TRUST 2006-FM1

                               SERVICING AGREEMENT

                                      among

                          GS MORTGAGE SECURITIES CORP.,
                                  as Depositor

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                   as Trustee

                                       and

                             WELLS FARGO BANK, N.A.,
                                   as Servicer

                                   Dated as of

                                 April 27, 2006

================================================================================

                       GSAMP 2006-FM1 SERVICING AGREEMENT

            Servicing Agreement, dated as of April 27, 2006 ("Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Deutsche Bank National Trust Company, as trustee (the "Trustee"), and Wells Fargo Bank, N.A., as servicer (the "Servicer"):

            WHEREAS, Goldman Sachs Mortgage Company ("GSMC") has purchased certain mortgage loans (the "Mortgage Loans"), which are listed on Exhibit A hereto from Fremont Investment & Loan; and

            WHEREAS, GSMC and the Servicer have entered into the Second Amended and Restated Seller's Warranties and Servicing Agreement, dated as of November 1, 2005 (the "Servicing Agreement"), pursuant to which the Servicer agreed to service for the benefit of the GSMC certain other mortgage loans sold by the Servicer to GSMC; and

            WHEREAS, on the date hereof, the Depositor will acquire the Mortgage Loans from GSMC and will transfer them to the Trustee pursuant to the terms of a Trust Agreement, dated as of April 1, 2006 (the "Trust Agreement"), between the Depositor and the Trustee; and

            WHEREAS, the Servicer has agreed to service the Mortgage Loans on behalf of the Trust created pursuant to the Trust Agreement in accordance with the terms of the Servicing Agreement, as these terms may be modified hereby, commencing on a servicing transfer date expected to occur in July 2006 ("Transfer Date");

            NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

            1. The Servicer hereby agrees to service the Mortgage Loans from and after the Transfer Date pursuant to the terms of the Servicing Agreement, except as otherwise expressly set forth herein. The parties hereto agree that the terms of the Servicing Agreement (exclusive of any provisions therein relating to the purchase and sale of any mortgage loans or any provisions relating to Wells Fargo as mortgage loan originator) are incorporated by reference herein as if they were set forth herein, except as such terms are modified herein, and that the Servicing Agreement, as modified hereby, shall govern the servicing of the Mortgage Loans from and after the Transfer Date. Notwithstanding anything contained herein and in the Servicing Agreement, the applicable provisions of the Servicing Agreement incorporated herein shall inure to the benefit of the Trustee (including the Trustee acting on the Trust's behalf).

            2. The Servicer represents and warrants to the Assignee that (a) the copy of the Servicing Agreement, attached hereto as Exhibit B, is a true, complete and accurate copy of the Servicing Agreement, (b) the Servicing Agreement is in full force and effect as of the date hereof and (c) the provisions thereof have not been waived, amended or modified in any respect, nor have any notices of termination been given thereunder.

            3. The Depositor warrants and represents to, and covenants with, the Trustee and the Servicer as follows:

            (a) The Depositor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to acquire, own and purchase the Mortgage Loans;

            (b) The Depositor has full power and authority to execute, deliver and perform under this Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Agreement is in the ordinary course of the Depositor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Depositor's organizational documents, or any legal restriction, or any material agreement or instrument to which the Depositor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Depositor or its property is subject. The execution, delivery and performance by the Depositor of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Depositor. This Agreement has been duly executed and delivered by the Depositor and constitutes the valid and legally binding obligation of the Depositor enforceable against the Depositor in accordance with its respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other similar laws now or hereinafter in effect relating to creditor's rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law; and

            (c) No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Depositor in connection with the execution, delivery or performance by the Depositor of this Servicing Agreement, or the consummation by it of the transactions contemplated hereby.

            4. The Servicer warrants and represents to, and covenants with, the Depositor and the Trustee that:

            (a) The Servicer is not a natural person or a general partnership and is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to service the Mortgage Loans;

            (b) The Servicer has full power and authority to execute, deliver and perform under this Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Agreement is in the ordinary course of the Servicer's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Servicer's organizational documents, or any legal restriction, or any material agreement or instrument to which the Servicer is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject. The execution, delivery and performance by the Servicer of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action of the Servicer. This Agreement has been duly executed and delivered by the Servicer and constitutes the valid and legally binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other similar laws now or hereinafter in effect relating to creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law; and

            (c) No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Servicer in connection with the execution, delivery or performance by the Servicer of this Agreement, or the consummation by it of the transactions contemplated hereby.

            5. The Servicer agrees to (at the direction of the Majority Class C Certificateholders) cause the Optional Termination Date. The Servicer, when acting at the direction of the Majority Class C Certificateholders, shall be entitled to reasonably rely on a representation from the Majority Class C Certificateholder that it is the Majority Class C Certificateholders and is entitled under the Trust Agreement to direct the Servicer to cause the Optional Termination Date to occur. The Servicer shall reasonably cooperate with the Majority Class C Certificateholder in effecting such option of termination.

            6. Notwithstanding anything to the contrary in the Servicing Agreement, with respect to each Mortgage Loan and each Remittance Date, the fee payable to the Servicer shall be an amount equal to the product of (i) one twelfth of 0.50% per annum and (ii) the applicable Stated Principal Balance of such Mortgage Loan.

            7. If the Servicer has actual knowledge of any material breaches of Mortgage Loan representations and warranties or material breaches of any covenants under this Agreement, the Servicer shall promptly notify the Trustee in writing with respect thereto.

            8. The Servicer shall cooperate in good faith with the Trustee to reconcile any discrepancies in the statements to Certificateholders prepared by the Trustee pursuant to the Trust Agreement.

            9. To the extent a Form 10-D, Form 10-K, Form 8-K filing or any other applicable filing is being prepared by the Trustee, the Servicer shall cooperate with the Trustee in preparing the information necessary to effectuate any such filings.

            10. Notwithstanding anything to the contrary in the Servicing Agreement, the Servicer shall be responsible for providing to Deutsche Bank National Trust Company (the "Trustee") for inclusion in the applicable Form 10-D any information regarding material breaches of Mortgage Loan representations and warranties or material breaches of any covenants under the Servicing Agreement.

            11. Notwithstanding anything to the contrary in the Servicing Agreement, the Servicer shall cooperate in good faith with the Trustee to reconcile any discrepancies resulting from incorrect or incomplete servicer data in the statements to certificateholders prepared by the Trustee pursuant to the Trust Agreement.

            12. In the event that prior to the filing date of the Form 10-K in March of each year, the Servicer has actual knowledge of information material to the Sarbanes Certification, the Servicer shall promptly notify the Assignee, the Trustee or any other party signing such certifications.

            13. To the extent the Servicer prepares any information for inclusion on a Form 10-D, Form 10-K, Form 8-K filing or any other applicable filing it must provide such information to the Trustee in EDGAR-compatible form at the following e-mail address: DBSec.Notifications@db.com.

            14. Notwithstanding anything to the contrary in the Servicing Agreement, any withdrawal or downgrade of two or more levels of the Servicer's servicer rating by any rating agency that results in a downgrade, qualification or withdrawal of the rating assigned to any class of the certificates by any rating agency will be an Event of Default under Section 10.1 of the Servicing Agreement.

            15. Notwithstanding anything to the contrary in the Servicing Agreement, the Servicer will have 30 days, after it receives written notice from the applicable party, to remedy any breach or representation of the Servicer which materially and adversely affects the interests of the certificateholders in the GSAMP Trust 2006-FM1 transaction.

            16. The Servicer agrees that it will provide to the Trustee a request for release and the Trustee shall release to the Depositor, in accordance with the Trust Agreement, the Mortgage File relating to any 90+ Day Delinquent Mortgage Loan being purchased from the Trust Fund by the Depositor (or its assignee) pursuant to Section 6.05 of the Trust Agreement.

            17. Notwithstanding anything to the contrary contained herein or in the Servicing Agreement, the second full paragraph of Section 4.4 of the Servicing Agreement is hereby deleted and replaced in its entirety with the following sentence:

            "The Company shall deposit in the Custodial Account within two Business Day of the Company's receipt, and retain therein, the following collections received by the Company and payments made by the Company after the related Cut-off Date, other than payments of principal and interest due on or before the related Cut-off Date:"

            18. Notwithstanding anything to the contrary in the Servicing Agreement, the Servicer will, if required by law, require a flood insurance policy, in accordance with Section 4.10 of the Agreement, for any applicable Mortgaged Property (as defined in the Trust Agreement).

            19. Notwithstanding anything to the contrary contained herein or in the Servicing Agreement, the second full paragraph of Section 6.2 of the Servicing Agreement is hereby deleted and replaced in its entirety with the following sentence:

            "If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage (other than as a result of a modification of the Mortgage pursuant to the Agreement or a liquidation of the Mortgaged Property pursuant to the terms of the Agreement) or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 2 Business Days of receipt of such demand by the Purchaser. The Company shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in
Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein."

            20. All capitalized terms used herein and not defined herein shall have the respective meanings ascribed to them in the Servicing Agreement or the Trust Agreement, as applicable.

            21. Notice Addresses.

            (a) The Depositor's address for purposes of all notices and correspondence related to the Mortgage Loans and this Agreement is:

                  GS Mortgage Securities Corp.
                  85 Broad Street
                  New York, New York 10004
                  Attention: Principal Finance Group/ Christopher M. Gething

            (b) The Trustee's address for purposes for all notices and correspondence related to the Mortgage Loans and this Agreement is:

                  Deutsche Bank National Trust Company
                  1761 East St. Andrew Place
                  Santa Ana, California 92705-4934
                  Attention: Trust Administration GS06F1

            (c) The Servicer's address for purposes of all notices and correspondence related to the Mortgage Loans and this Agreement is:

                  Wells Fargo Bank, N.A.
                  7430 New Technology Way
                  Frederick, Maryland 21703
                  Attention: Structured Finance Manager, MAC X3906-012
                  Tel: (301) 846-8100; Fax: (301) 846-8152

                  With a copy to:

                  Wells Fargo Bank, N.A.
                  1 Home Campus, MAC #X240106T
                  Des Moines, Iowa  503280001
                  Attention: General Counsel
                  Tel: (515) 213-4762; Fax: (515) 213-5192

            22. This Agreement shall be construed in accordance with the substantive laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, except to the extent preempted by federal law.

            23. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns. Any entity into which the Servicer, the Depositor or the Trustee may be merged or consolidated shall, without the requirement for any further writing, be deemed the Servicer, the Depositor or the Trustee, respectively, hereunder.

            24. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced. No modification or amendment of the Servicing Agreement will affect any rights or obligations of any party hereto, unless such party consents thereto in a writing signed by such party.

            25. For the purpose of facilitating the execution of this Servicing Agreement as herein provided and for other purposes, this Servicing Agreement may be executed simultaneously in any number of counterparts, each of which counterpart shall be deemed to be in original, and all of which counterparts shall constitute and be one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                       GS MORTGAGE SECURITIES CORP.

                                       By:   /s/ Kevin Gasvoda
                                          ------------------------------------
                                          Name:  Kevin Gasvoda
                                          Title: Managing Director

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          solely as Trustee and not in its
                                          individual capacity

                                       By:   /s/ Eiko Akiyama
                                          ------------------------------------
                                          Name:  Eiko Akiyama
                                          Title: Associate

                                       WELLS FARGO BANK, N.A.

                                       By:   /s/ Laurie McGoogan
                                          ------------------------------------
                                          Name:  Laurie McGoogan
                                          Title: Vice President

                                    Exhibit A

                                 Mortgage Loans

                                    Exhibit B

                               Servicing Agreement

              ----------------------------------------------------

                         GOLDMAN SACHS MORTGAGE COMPANY
                                    Purchaser

                                       and

                             WELLS FARGO BANK, N.A.
                                     Company

              ----------------------------------------------------

                   SECOND AMENDED AND RESTATED MASTER SELLER'S
                       WARRANTIES AND SERVICING AGREEMENT

                          Dated as of November 1, 2005

              ----------------------------------------------------

            Fixed Rate and Adjustable Rate Residential Mortgage Loans

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

 CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF CUSTODIAL MORTGAGE FILES; BOOKS
                       AND RECORDS; DELIVERY OF DOCUMENTS

Section 2.1   Conveyance of Mortgage Loans; Possession of Custodial
               Mortgage Files; Maintenance of Retained Mortgage Files
               and Servicing Files..........................................
Section 2.2   Books and Records; Transfers of Mortgage Loans................
Section 2.3   Delivery of Documents.........................................
Section 2.4   Mortgage Schedule.............................................
Section 2.5   Examination of Custodial Mortgage Files.......................
Section 2.6   Representations, Warranties and Agreements of the Company.....
Section 2.7   Representation, Warranties and Agreement of Purchaser.........
Section 2.8   Closing.......................................................
Section 2.9   Closing Documents.............................................

                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.1   Company Representations and Warranties........................
Section 3.2   Representations and Warranties Regarding Individual
               Mortgage Loans...............................................
Section 3.3   Repurchase....................................................

                                   ARTICLE IV

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.1   Company to Act as Servicer....................................
Section 4.2   Liquidation of Mortgage Loans.................................
Section 4.3   Collection of Mortgage Loan Payments..........................
Section 4.4   Establishment of and Deposits to Custodial Account............
Section 4.5   Permitted Withdrawals From Custodial Account..................
Section 4.6   Establishment of and Deposits to Escrow Account...............
Section 4.7   Permitted Withdrawals From Escrow Account.....................
Section 4.8   Payment of Taxes, Insurance and Other Charges.................
Section 4.9   Protection of Accounts........................................
Section 4.10  Maintenance of Hazard Insurance...............................
Section 4.11  Maintenance of PMI Policy; Claims.............................
Section 4.12  Maintenance of Mortgage Impairment Insurance..................
Section 4.13  Maintenance of Fidelity Bond and Errors and Omissions
               Insurance....................................................
Section 4.14  Inspections...................................................
Section 4.15  Restoration of Mortgaged Property.............................
Section 4.16  Claims........................................................
Section 4.17  Title, Management and Disposition of REO Property.............
Section 4.18  Real Estate Owned Reports.....................................
Section 4.19  Liquidation Reports...........................................
Section 4.20  Reports of Foreclosures and Abandonments of Mortgaged
               Property.....................................................
Section 4.21  Fair Credit Reporting Act.....................................
Section 4.22  Establishment of and Deposits to Subsidy Account..............
Section 4.23  Establishment of and Deposits to Buydown Account..............
Section 4.24  Letter of Credit Compliance...................................
Section 4.25  Letter of Credit Draws........................................
Section 4.26  Assignment of the Letter of Credit............................
Section 4.27  Pledge Holder Defaults........................................

                                    ARTICLE V

                              PAYMENTS TO PURCHASER

Section 5.1   Remittances...................................................
Section 5.2   Statements to Purchaser.......................................
Section 5.3   Monthly Advances by Company...................................

                                   ARTICLE VI

                          GENERAL SERVICING PROCEDURES

Section 6.1   Transfers of Mortgaged Property...............................
Section 6.2   Satisfaction of Mortgages and Release of Custodial
               Mortgage Files...............................................
Section 6.3   Servicing Compensation........................................
Section 6.4   Annual Statement as to Compliance.............................
Section 6.5   Annual Independent Public Accountants' Servicing Report.......
Section 6.6   Right to Examine Company Records..............................
Section 6.7   Compliance with REMIC Provisions..............................

                                   ARTICLE VII

                              COMPANY TO COOPERATE

Section 7.1   Provision of Information......................................
Section 7.2   Financial Statements; Servicing Facility......................

                                  ARTICLE VIII

                                   THE COMPANY

Section 8.1   Indemnification; Third Party Claims...........................
Section 8.2   Merger or Consolidation of the Company........................
Section 8.3   Limitation on Liability of Company and Others.................
Section 8.4   Limitation on Resignation and Assignment by Company...........

                                   ARTICLE IX

                           SECURITIZATION TRANSACTION

Section 9.1   Removal of Mortgage Loans from Inclusion Under this
               Agreement Upon a Securitization Transaction..................

                                    ARTICLE X

                                     DEFAULT

Section 10.1  Events of Default.............................................
Section 10.2  Waiver of Defaults............................................

                                   ARTICLE XI

                                   TERMINATION

Section 11.1  Termination...................................................
Section 11.2  Termination Without Cause.....................................
Section 11.3  Termination With Cause........................................

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.1  Successor to Company..........................................
Section 12.2  Amendment.....................................................
Section 12.3  Governing Law.................................................
Section 12.4  Duration of Agreement.........................................
Section 12.5  Notices.......................................................
Section 12.6  Severability of Provisions....................................
Section 12.7  Relationship of Parties.......................................
Section 12.8  Execution; Successors and Assigns.............................
Section 12.9  Recordation of Assignments of Mortgage........................
Section 12.10 Assignment by Purchaser.......................................
Section 12.11 Solicitation of Mortgagor.....................................

EXHIBITS
Exhibit A   Form of Assignment and Conveyance Agreement
Exhibit A-1 Data File Elements
Exhibit B   Contents of Each Mortgage Loan File
Exhibit C   Form of Custodial Agreement
Exhibit D   Form of Opinion of Counsel
Exhibit E   Items to Be Included in Monthly Remittance Advice
Exhibit F   Form of Assignment, Assumption and Recognition Agreement
Exhibit G   Form of Company's Officer's Certificate
Exhibit H   Form of Annual Certification
Exhibit I   Servicing Criteria to be addressed in Assessment of Compliance
Exhibit J   Sarbanes Certification

            This Second Amended and Restated Master Seller's Warranties and Servicing Agreement for fixed rate and adjustable rate residential first mortgage loans, dated and effective as of November 1, 2005, and is executed between Goldman Sachs Mortgage Company, as purchaser (the "Purchaser"), and Wells Fargo Bank, N.A., as seller and servicer (the "Company").

                               W I T N E S S E T H

            WHEREAS, the Purchaser and the Company are parties to that certain Amended and Restated Master Seller's Warranties and Servicing Agreement, dated as of June 1, 2005 (the "Amended and Restated Master Agreement"), between the Purchaser and the Company;

            WHEREAS, the Company has requested the Purchaser to agree to amend certain provisions of the Amended and Restated Master Agreement as set forth in this Second Amended and Restated Master Seller's Warranties and Servicing Agreement. The Purchaser is willing to agree to such amendments, but only on the terms and subject to the conditions set forth in this Second Amended and Restated Master Seller's Warranties and Servicing Agreement;

            WHEREAS, the Purchaser desires to purchase from time to time from the Company and the Company desires to sell from time to time to the Purchaser certain first-lien, fixed rate and adjustable rate residential mortgage loans (the "Mortgage Loans") which shall be delivered in pools of whole loans (each, a "Mortgage Loan Package") on various dates as provided herein (each, a "Closing Date");

            WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first lien on a one-to-four family residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule for the related Mortgage Loan; and

            WHEREAS, the Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage Loans and the conveyance, servicing and control of the Mortgage Loans including the servicing and control of the Mortgage Loans previously purchased from the Company by the Purchaser pursuant to the Amended and Restated Master Agreement;

            NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Whenever used herein, the following words and phrases, unless the content otherwise requires, shall have the following meanings:

            Accepted Servicing Practices: With respect to any Mortgage Loan, those customary mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

            Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan purchased pursuant to this Agreement.

            Administration Disclosure: With respect to a Pledged Asset Mortgage Loan, the Pledged Asset Mortgage Loan Administration and Information Sharing Disclosure and Acknowledgment executed by the related Borrower.

            Agency/Agencies: Fannie Mae or Freddie Mac, or any of them as applicable.

            Agency Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to an Agency which sale or transfer is not a Securitization Transaction or Whole Loan Transfer.

            Agreement: This Second Amended and Restated Seller's Warranties and Servicing Agreement and all exhibits hereto, amendments hereof and supplements hereto.

            ALTA: The American Land Title Association or any successor thereto.

            Applicable Law: All provisions of statutes, rules and regulations, interpretations and orders of governmental bodies or regulatory agencies applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

            Appraised Value: With respect to any Mortgage Loan, the lesser of
(i) the value set forth on the appraisal made in connection with the origination of the related Mortgage Loan as the value of the related Mortgage Property, or
(ii) the purchase price paid for the Mortgage Property, provided, however, in the case of a refinanced Mortgage Loan, such value shall be based solely on the appraisal made in connection with the refinance of such Mortgage Loan.

            Assigned Letter of Credit: A Letter of Credit related to a Pledged Asset Mortgage Loan for which either (i) the Company has delivered to Purchaser or its designee a transfer letter as authorized by the Letter of Credit and executed in blank or (ii) the named beneficiary has been changed from the Company to the Purchaser or its designee.

            Assignment of Mortgage or Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser or its designated assignee, of if the related Mortgage has been recorded in the name of MERS or its designee, such actions as are necessary to cause the Purchaser to be shown as the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

            Assignment of Mortgage Note and Pledge Agreement: With respect to a Cooperative Loan, an assignment of the Mortgage Note and Pledge Agreement.

            Assignment of Proprietary Lease: With respect to a Cooperative Loan, an assignment of the Proprietary Lease sufficient under the laws of the jurisdiction wherein the related Cooperative Apartment is located to effect the assignment of such Proprietary Lease.

            Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the states where the parties are located are authorized or obligated by law or executive order to be closed.

            Buydown Account: An account maintained by the Company specifically to hold all Buydown Funds to be applied to individual Buydown Loans.

            Buydown Agreement: An agreement between the Company and a Mortgagor, or an agreement among the Company, a Mortgagor and a seller of a Mortgaged Property or a third party with respect to a Mortgage Loan which provides for the application of Buydown Funds.

            Buydown Funds: In respect of any Buydown Mortgage Loan, any amount contributed by the seller of a Mortgaged Property subject to a Buydown Mortgage Loan, the buyer of such property, the Company or any other source, plus interest earned thereon, in order to enable the Mortgagor to reduce the payments required to be made from the mortgagor's funds in the early years of a Mortgage Loan.

            Buydown Mortgage Loan: Any Mortgage Loan in respect of which, pursuant to a Buydown Agreement, (i) the Mortgagor pays less than the full monthly payments specified in the Mortgage Note for a specified period, and (ii) the difference between the payments required under such Buydown Agreement and the Mortgage Note is provided from Buydown Funds.

            Buydown Period: The period of time when a Buydown Agreement is in effect with respect to a related Buydown Mortgage Loan.

            Closing Date: The date or dates on which the Purchaser from time to time shall purchase and the Company from time to time shall sell the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

            Commission: The United States Securities and Exchange Commission.

            Company: Wells Fargo Bank, N.A., or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

            Company Certification: The certification delivered by the Company in a form substantially similar to Exhibit H of this Agreement.

            Company Employees: The meaning assigned to such term in Section
4.13.

            Company Information: As defined in Section 9.01(f)(i)(A).

            Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

            Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a Fixed Rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

            Cooperative: The entity that holds title (fee or an acceptable leasehold estate) to all of the real property that the related Project comprises, including the land, separate dwelling units and all common areas.

            Cooperative Apartment: The specific dwelling unit relating to a Cooperative Loan.

            Cooperative Lien Search: A search for (a) federal tax liens, mechanics' liens, lis pendens, judgments of record or otherwise against (i) the Cooperative, (ii) the seller of the Cooperative Apartment and (iii) the Company, if the Cooperative Loan is a refinanced Mortgage Loan, (b) filings of financing statements and (c) the deed of the Project into the Cooperative.

            Cooperative Loan: A Mortgage Loan that is secured by Cooperative Shares and a Proprietary Lease granting exclusive rights to occupy the related Cooperative Apartment.

            Cooperative Shares: The shares of stock issued by a Cooperative, owned by the Mortgagor, and allocated to a Cooperative Apartment.

            Covered Loan: A Mortgage Loan categorized as "Covered" pursuant to the Standard & Poor's Glossary for File Format for LEVELS(R) Version 5.6, Appendix E, as revised from time to time and in effect on each related Closing Date.

            Custodial Account: The separate account or accounts created and maintained pursuant to Section 4.4.

            Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Assignment of Mortgage and other Mortgage Loan Documents if applicable, a form of which is annexed hereto as Exhibit C.

            Custodial Mortgage File: The items pertaining to a particular Mortgage Loan referred to in items (1), (2), (3), (4) and (5) of Exhibit B annexed hereto, and any additional documents required to be added to the Custodial Mortgage File pursuant to this Agreement that have been delivered to the Custodian as of the related Closing Date.

            Custodian: The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement as provided therein.

            Cut-off Date: The date or dates designated as such on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

            Data File: The electronic data file prepared by Company and delivered to the Purchaser including the data fields set forth on Exhibit A-1 with respect to each Mortgage Loan.

            Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

            Determination Date: The day preceding the Remittance Date, or if such day is not a Business Day, the preceding Business Day.

            Due Date: The first day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month in which such Remittance Date occurs and ending on (and including) the first day of the month in which such Remittance Date occurs.

            Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Company pursuant to Section 4.12.

            Escrow Account: The separate account or accounts created and maintained pursuant to Section 4.6.

            Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

            Event of Default: Any one of the conditions or circumstances enumerated in Section 10.1.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

            FDIC: The Federal Deposit Insurance Corporation, and its successors.

            Fidelity Bond: A fidelity bond to be maintained by the Company pursuant to Section 4.12.

            First Remittance Date: The date or dates designated as such on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

            Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

            Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

            Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

            High Cost Loan: A Mortgage Loan classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994, (b) a "high cost home," "threshold," "covered," "high risk home," "predatory" or similar loan under any other applicable state, federal or local law or (c) a Mortgage Loan categorized as "High Cost" pursuant to the Standard & Poor's Glossary for File Format for LEVELS(R) Version 5.6, Appendix E, as revised from time to time and in effect on each related Closing Date.

            Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor's Glossary.

            Index: With respect to each Adjustable Rate Mortgage Loan, a rate per annum set forth in the related loan documents.

            Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the interim funder pursuant to the MERS Procedures Manual.

            Insurance Proceeds: Proceeds of any mortgage insurance, title policy, hazard policy or other insurance policy covering a Mortgage Loan, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Company would follow in servicing mortgage loans held for its own account.

            Interest Only Mortgage Loan: A Mortgage Loan for which an interest-only payment feature is allowed during the period prior to the first Interest Rate Adjustment Date.

            Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

            Investor: With respect to each MERS Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

            Lender Paid Mortgage Insurance Policy or LPMI Policy: A PMI Policy for which the Company pays all premiums from its own funds, without reimbursement therefor.

            Letter of Credit: With respect to a Pledged Asset Mortgage Loan, a letter of credit issued by the Pledge Holder which may be drawn on by the Company in the event that the related Pledged Asset Mortgage Loan continues in default for ninety (90) days.

            Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the Mortgage Loan Schedule.

            Liquidation Proceeds: Cash (other than Insurance Proceeds or Condemnation Proceeds) received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale, sale of REO Property, or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

            Loan-to-Value Ratio: With respect to any Mortgage Loan, the ratio of the original loan amount of the Mortgage Loan at its origination or refinancing, as applicable, to the Appraised Value of the Mortgaged Property.

            LPMI Proceeds: Proceeds of any Lender Paid Mortgage Insurance
Policy.

            MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

            MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

            MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

            MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

            MERS Report: The report from the MERS System listing MERS Designated Mortgage Loans and other information.

            MIN: The Mortgage Identification Number for any MERS Mortgage
Loan.

            MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

            Monthly Advance: The portion of each Monthly Payment that is delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Company pursuant to Section
5.3 on the Business Day immediately preceding the Remittance Date of the related month.

            Monthly Payment: The scheduled monthly payment of principal and interest, or in the case of an Interest Only Mortgage Loan, payments of interest on a Mortgage Loan.

            Monthly Remittance Advice: The meaning assigned to such term in
Section 5.2.

            Mortgage: The mortgage, deed of trust or other instrument and riders thereto securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note, or the Pledge Agreement securing the Mortgage Note for a Cooperative Loan.

            Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note in accordance with the provisions of the Mortgage Note.

            Mortgage Interest Rate Cap: With respect to an Adjustable Rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

            Mortgage Loan: An individual mortgage loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Retained Mortgage File, the Custodial Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

            Mortgage Loan Documents: With respect to a Mortgage Loan, the original related Mortgage Note with applicable addenda and riders, the original related security instrument and the originals of any required addenda and riders, the original related Assignment and any original intervening related Assignments, the original related title insurance policy, and the related appraisal report and for each Pledged Asset Mortgage Loan, the original advice of such Letter of Credit executed by the Pledge Holder and the Company's executed notice of transfer (Exhibit A to the Letter of Credit) of beneficiary of such Letter of Credit to the Purchaser or its designee.

            Mortgage Loan Package: Each pool of Mortgage Loans, which shall be purchased by the Purchaser from the Company from time to time on each Closing Date.

            Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate.

            Mortgage Loan Schedule: A schedule of Mortgage Loans included in each Mortgage Loan Package, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Company's Mortgage Loan number; (2) the address, city, state and zip code of the Mortgaged Property; (3) a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family residence, four-family residence, Cooperative Apartment, planned unit development; (4) the Gross Margin; (5) the current Mortgage Interest Rate; (6) the Servicing Fee Rate; (7) the current Monthly Payment; (8) the original term to maturity; (9) the scheduled maturity date (and, if different, the stated maturity date indicated on the Mortgage Note on its date of origination); (10) the principal balance of the Mortgage Loan as of the related Cut-off Date after deduction of payments of principal due on or before the related Cut-off Date whether or not collected; (11) the Loan-to-Value Ratio; (12) the Interest Rate Adjustment Date; (13) the Lifetime Rate Cap under the terms of the Mortgage Note; (14) whether the Mortgage Loan is convertible or not; (15) a code indicating the mortgage guaranty insurance company; and (16) a field indicating whether the Mortgage Loan is a Home Loan.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage and riders thereto.

            Mortgaged Property: The real property (or with respect to a Cooperative Loan, the related Cooperative Apartment) securing repayment of the debt evidenced by a Mortgage Note.

            Mortgagor: The obligor on a Mortgage Note.

            Non-Assigned Letter of Credit: A Letter of Credit in which the named beneficiary is the Company.

            Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President, an Assistant Vice President, the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser.

            Periodic Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Rate Cap for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

            Periodic Rate Floor: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may decrease on an Interest Rate Adjustment Date below the Mortgage Interest Rate previously in effect. The Periodic Rate Floor for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

            Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

            Pledge Agreement: With respect to a Cooperative Loan, the specific agreement creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease.

            Pledge Holder: The entity which issued a Letter of Credit.

            Pledge Instruments: With respect to a Cooperative Loan, the Stock Power, the Assignment of the Proprietary Lease and the Assignment of the Mortgage Note and Pledge Agreement.

            Pledged Asset Mortgage Loan: A Mortgage Loan as to which, at the time of origination, a Letter of Credit was issued in favor of the initial holder of such Mortgage Loan.

            PMI Policy: Each policy of primary mortgage insurance represented to be in effect pursuant to Section 3.2(xxxii), or any replacement policy therefor obtained by the Company pursuant to Section 4.11.

            Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

            Principal Balance: As to each Mortgage Loan, (i) the actual outstanding principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts attributable to principal collected from or on behalf of the Mortgagor, including the principal portion of Liquidation Proceeds, Condemnation Proceeds, and Insurance Proceeds.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment Period: With respect to each Remittance Date, the period commencing on the first day of the month preceding the month in which such Remittance Date occurs, and ending on the last day of such month.

            Project: With respect to a Cooperative Loan, all real property owned by the related Cooperative including the land, separate dwelling units and all common areas.

            Proprietary Lease: With respect to a Cooperative Loan, a lease on a Cooperative Apartment evidencing the possessory interest of the Mortgagor in such Cooperative Apartment.

            Purchase Price: The purchase price for a Mortgage Loan Package specified in the related Purchase Price and Terms Letter.

            Purchase Price and Terms Letter: Those certain agreements setting forth the general terms and conditions of the transaction consummated herein and identifying the Mortgage Loans to be purchased from time to time hereunder, between the Company and the Purchaser.

            Purchaser: Goldman Sachs Mortgage Company, or its successor in interest or any successor to the Purchaser under this Agreement as herein provided.

            Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company's own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchased or post-purchased quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

            Qualification Defect: With respect to a Mortgage Loan, (a) a defective document in the Retained Mortgage File or Custodial Mortgage File, (b) the absence of a document in the Retained Mortgage File or Custodial Mortgage File, or (c) the breach of any representation, warranty or covenant with respect to the Mortgage Loan made by the Company, but, in each case, only if the affected Mortgage Loan would cease to qualify as a "qualified mortgage" for purposes of the REMIC Provisions.

            Qualified Depository: A federal or state chartered depository institution, the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by Standard & Poor's Ratings Group and Prime-1 by Moody's Investors Service, Inc. (or a comparable rating if another rating agency is specified by the Purchaser by written notice to the Company) at the time any deposits are held on deposit therein; provided however, that in the event any of the Mortgage Loans are subject to a Securitization Transaction, the Company agrees that the holding company or other entity which maintains any accounts subject to this definition, shall satisfy the rating requirements established by any Rating Agency which rates securities issued as part of the Securitization Transaction.

            Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae.

            Rating Agency: Moody's Investors Service, Inc., Standard & Poor's Ratings Group, division of The McGraw-Hill Companies, Fitch, Inc (doing business as "Fitch Ratings"), or any other nationally recognized statistical credit rating agency rating any security issued in connection with any Securitization Transaction.

            Rating Agency Delivery Event: The meaning specified in Section 9.1(h) of this Agreement.

            Recognition Agreement: An agreement whereby a Cooperative and a lender with respect to a Cooperative Loan (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

            Reconstitution: Any Securitization Transaction or Whole Loan
Transfer.

            Reconstitution Agreement: The agreement or agreements entered into by the Company and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or Securitization Transaction.

            Reconstitution Date: The date on which any or all of the Mortgage Loans serviced under this Agreement may be removed from this Agreement and reconstituted as part of an Agency Sale, Securitization Transaction or Whole Loan Transfer pursuant to Section 9.1 hereof. The Reconstitution Date shall be such date which the Purchaser shall designate.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531
(Jan. 7, 2005) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

            Remittance Advice Date: The 10th Business Day of each month.

            Remittance Date: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately preceding such date) of any month, beginning with the First Remittance Date.

            REO Disposition: The final sale by the Company of any REO Property.

            REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 4.17.

            REO Property: A Mortgaged Property acquired by the Company on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

            Repurchase Price: Unless agreed otherwise by the Purchaser and the Company (including without limitation as set forth in the related Purchase Price and Terms Letter), a price equal to (i) the Scheduled Principal Balance of the Mortgage Loan plus (ii) interest on such Scheduled Principal Balance at the Mortgage Loan Remittance Rate from the date on which interest has last been paid and distributed to the Purchaser to the last day of the month of repurchase less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase, to the extent such amounts are actually paid to the Purchaser upon the repurchase of the related Mortgage Loan, plus (iii) any costs and damages, including reasonable attorneys' fees and costs, incurred by the trust in the applicable Securitization Transaction in connection with any violation by the Mortgage Loan of any predatory or abusive lending law.

            Retained Mortgage File: The items pertaining to a particular Mortgage Loan referred to in items (6), (7), (8), (9) and (10) of Exhibit B annexed hereto, and any additional documents required to be added to the Retained Mortgage File pursuant to this Agreement, which items are retained in the possession of the Company.

            Scheduled Principal Balance: As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously collected by the Company as servicer hereunder or advanced and distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances made in lieu thereof.

            Securities Act: The Securities Act of 1933, as amended.

            Securitization Transaction: Any transaction involving either (a) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (b) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

            Servicer: As defined in Section 9.1(g)(iii).

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses other than Monthly Advances (including reasonable attorney's fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.8.

            Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

            Servicing Fee: With respect to each Mortgage Loan, the amount of the per annum fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the unpaid principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and same period for which any related interest payment on a Mortgage Loan is received. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.5) of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.5.

            Servicing Fee Rate: With respect to any Mortgage Loan, the rate per annum set forth in the related Purchase Price and Terms Letter.

            Servicing File: With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Retained Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents listed in the Custodial Agreement the originals of which are delivered to the Custodian pursuant to Section 2.3.

            Servicing Officer: Any officer of the Company involved in or responsible for the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

            Static Pool Information: Static pool information as described in
Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

            Stock Certificate: With respect to a Cooperative Loan, a certificate evidencing ownership of the Cooperative Shares issued by the Cooperative.

            Stock Power: With respect to a Cooperative Loan, an assignment of the Stock Certificate or an assignment of the Cooperative Shares issued by the Cooperative.

            Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

            Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

            Subsidy Account: An account maintained by the Company specifically to hold all Subsidy Funds to be applied to individual Subsidy Loans.

            Subsidy Agreement:__An agreement between the Company and a Mortgagor, or an agreement among the Company, a Mortgagor and an employer of a Mortgagor with respect to a Mortgage Loan which provides for the application of Subsidy Funds and pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor.

            Subsidy Funds: With respect to any Subsidy Loans, funds contributed by the employer of a Mortgagor in order to reduce the payments required from the Mortgagor for a specified period in specified amounts.

            Subsidy Loan: Any Mortgage Loan subject to a Subsidy Agreement. Each Subsidy Loan will be identified as such in the related Data File.

            Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

            Time$aver(R) Mortgage Loan: A Mortgage Loan which has been refinanced pursuant to a Company program that allows a rate/term refinance of an existing Company-serviced loan with minimal documentation.

            Underwriting Guidelines: The underwriting guidelines of the Company, as provided by the Company to the Purchaser from time to time, in effect at the time of origination of the related Mortgage Loan.

            Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Securitization Transaction or Agency Transfer.

                                   ARTICLE II

 CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF CUSTODIAL MORTGAGE FILES; BOOKS
                       AND RECORDS; DELIVERY OF DOCUMENTS

            Section 2.1 Conveyance of Mortgage Loans; Possession of Custodial Mortgage Files; Maintenance of Retained Mortgage Files and Servicing Files.

            The Company, simultaneously with the delivery of the Mortgage Loan Schedule with respect to the related Mortgage Loan Package to be purchased on each Closing Date, shall execute and deliver an Assignment and Conveyance Agreement in the form attached hereto as Exhibit A (the "Assignment and Conveyance Agreement").

            The Company, simultaneously with the execution and delivery of each Assignment and Conveyance Agreement, shall sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all the right, title and interest of the Company in and to the (i) Mortgage Loans, including all interest and principal received by the Company on or with respect to the related Mortgage Loans after the related Cut-off Date (and including Monthly Payments due after the related Cut-off Date but received by the Company on or before the related Cut-off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the related Cut-off Date) and (ii) all of the Company's right, title and interest in and to the proceeds of the Letters of Credit.

            The principal balance of each Mortgage Loan as of the related Cut-off Date shall be determined after application of payments of principal due on or before the related Cut-off Date whether or not collected. Therefore, payments of scheduled principal and interest prepaid for a Due Date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts (minus interest at the Servicing Fee
Rate) shall be the property of the Purchaser. The Company shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser for subsequent remittance by the Company to the Purchaser, and shall remit such amounts as provided in Section 5.1.

            With respect to each Closing Date and pursuant to Section 2.3, the Company shall deliver the Custodial Mortgage File to the Custodian. The Retained Mortgage File for each Mortgage Loan shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof. Additionally and separate to the Retained Mortgage File, the Company shall maintain a Servicing File consisting of a copy of the contents of the Custodial Mortgage File and the Retained Mortgage File. The possession of each Retained Mortgage File by the Company shall be at the will of the Purchaser, and such retention and possession by the Company shall be in a custodial capacity only. The possession of each Servicing File by the Company shall be at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company shall be in a custodial capacity only. Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the related Custodial Mortgage File, Retained Mortgage File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall vest immediately in the Purchaser and shall be retained and maintained by the Company, in trust, at the will of the Purchaser and only in such custodial capacity. The Company shall release its custody of the contents of any Retained Mortgage File and Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Company's servicing of the Mortgage Loans, in the case of the Servicing File, or is in connection with a repurchase of any Mortgage Loan pursuant to Sections 2.3, 3.3 or 6.2.

            In addition, in connection with the assignment of any MERS Mortgage Loan, the Company agrees that it will cause, at its own expense, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Company to the Purchaser in accordance with this Agreement by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS(R) System to identify the Purchaser of such Mortgage Loans. Prior to the assignment of any MERS Mortgage Loan, the Purchaser will provide the Company with Purchaser's MERS registration number. The Company further agrees that it will not alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

            Section 2.2 Books and Records; Transfers of Mortgage Loans.

            From and after the sale of the Mortgage Loans to the Purchaser all rights arising out of the Mortgage Loans including but not limited to all funds received on or in connection with the Mortgage Loans, shall be received and held by the Company in trust for the benefit of the Purchaser as owner of the Mortgage Loans, and the Company shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

            The sale of each Mortgage Loan shall be reflected on the Company's balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae or Freddie Mac, and records of periodic inspections as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Company complies with the requirements of the Fannie Mae or Freddie Mac Selling and Servicing Guide, as amended from time to time.

            The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with Applicable Law.

            The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans unless the books and records show such Person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans. The Purchaser also shall advise the Company of the transfer. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred. Such notification of a transfer shall include a final loan schedule which shall be received by the Company no fewer than five (5) Business Days before the monthly Determination Date. If such notification is not received as specified above, the Company's duties to remit and report to the new purchaser(s) as required by
Section 5 shall begin with the first Determination Date after the Reconstitution Date.

            Section 2.3 Delivery of Documents

            Pursuant to the Custodial Agreement delivered to the Purchaser prior to or contemporaneously with the delivery of this Agreement, the Company shall deliver and release to the Custodian those Mortgage Loan Documents as required by the Custodial Agreement and by this Agreement with respect to each Mortgage Loan.

            The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement. The Company will be responsible for the Custodian's fees and expenses with respect to the delivery and certification of those Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement. The Company will be responsible for the fees and expenses related to the recording of the initial Assignments of Mortgage (including any fees and expenses related to any preparation and recording of any intervening or prior assignments of the Mortgage Loans to the Company or to any prior owners of or mortgagees with respect to the Mortgage Loans). The Purchaser will be responsible for the Custodian's fees and expenses with respect to the initial inventory and maintenance of the Mortgage Loans on or after the related Closing Date, including the costs associated with clearing exceptions.

            Within 180 days after the related Closing Date, the Company shall deliver to the Custodian each of the documents described in Exhibit B not delivered pursuant to the Agreement. Upon the occurrence of the events described in Section 9.1(h), Section 11.2 or Section 11.3 of this Agreement or in the event the Company fails to allow the Purchaser access to the Retained Mortgage File as required pursuant to Section 2.5 (each such occurrence, a "Delivery Event"), the Company shall deliver to the Custodian the additional documents required to be delivered pursuant to the Custodial Agreement within the time period specified therein. All of the provisions of this Section 2.3 relating to a failure to deliver required documentation, delays in such delivery and the delivery of defective documentation shall apply equally to any obligation on the part of the Company to deliver documents which arises after the related Closing Date upon the occurrence of a Delivery Event.

            The Company shall pay all initial recording fees for the Assignments of Mortgage and any other fees in connection with the transfer of all original documents to the Purchaser or its designee. The Company shall prepare, in recordable form, all Assignments of Mortgage necessary to assign the Mortgage Loans to the Purchaser, or its designee. The Company shall be responsible for recording the Assignments of Mortgage.

            The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.1 or 6.1 within one week of their execution, provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within ten (10) days of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 60 days of its submission for recordation.

            In the event the public recording office is delayed in returning any original document, which the Company is required to deliver at any time to the Custodian in accordance with the terms of the Custodial Agreement or which the Company is required to maintain in the Retained Mortgage File, the Company shall deliver to the Custodian or to the Retained Mortgage File, as applicable, within 240 days of its submission for recordation, a copy of such document and an Officer's Certificate, which shall (i) identify the recorded document; (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company will be required to deliver the document to the Custodian by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

            Notwithstanding the foregoing, if the originals or certified copies required in this Section 2.3 are not delivered as required within 180 days following the related Closing Date or as otherwise extended as set forth above, or within the designated time period, following any date subsequent to the related Closing Date as of which the Company becomes obligated to deliver additional documents from its Retained Mortgage File pursuant to the Custodial Agreement, the related Mortgage Loan shall, upon request of the Purchaser, be repurchased by the Company in accordance with Section 3.3 hereof; provided, however, that the foregoing repurchase obligation shall not apply in the event the Company cannot deliver such items due to a delay caused by the recording office in the applicable jurisdiction; provided that the Company shall deliver instead a recording receipt of such recording office or, if such recording receipt is not available, an Officer's Certificate from the Company confirming that such documents have been accepted for recording. Any such document shall be delivered to the Purchaser or its designee promptly upon receipt thereof from the related recording office.

            If the Company, the Purchaser or the Custodian finds any document or documents constituting a part of a Retained Mortgage File or the Custodial Mortgage File pertaining to a Mortgage Loan to be defective (or missing) in any material respect (regardless of whether the Company was required to deliver such document(s) to the Custodian pursuant to this Agreement or whether such document(s) were to remain in the possession of the Company), and such defect or missing document materially and adversely affects the value of the related Mortgage Loan or the interests of the Purchaser therein, the party discovering such defect shall promptly so notify the Company. The Company shall have a period of 90 days after receipt of such written notice within which to correct or cure any such defect. The Company hereby covenants and agrees that, if any material defect cannot be corrected or cured, the Company will, upon the expiration of the applicable cure period described above, repurchase the related Mortgage Loan in the manner set forth in Section 3.3; provided, however, that with respect to any Mortgage Loan, if such defect constitutes a Qualification Defect, any such repurchase must take place within 75 days of the date such defect is discovered.

            Notwithstanding the foregoing, with respect to a Mortgage Loan, if, at the end of such 90-day period, the Company delivers an Officer's Certificate to the Purchaser certifying that the Company is using good faith efforts to correct or cure such defect and identifying progress made, then the Purchaser shall grant the Company an extension to correct or cure such defect. The extension shall not extend beyond (1) the date that is 75 days after the date the defect is discovered, or, (2) if the defect is not a Qualification Defect (as evidenced by an Opinion of Counsel), the date that is 30 days beyond the original 90-day cure period. If the defect is not a Qualification Defect, additional 30-day extensions may be obtained pursuant to the same procedure, as long as the Company demonstrates continued progress toward a correction or cure; provided that no extension shall be granted beyond 180 days from the date on which the Company received the original notice of the defect.

            Notwithstanding the foregoing, with respect to a Mortgage Loan, the failure of the Purchaser to notify the Company of any defective or missing document in either the Retained Mortgage File or Custodial Mortgage File within such 90-day period, or the failure of the Purchaser to require the Company to cure or repurchase the related Mortgage Loan upon expiration of such 90-day period, shall not constitute a waiver of its rights hereunder, including the rights with respect to a Mortgage Loan, to require the Company to repurchase the affected Mortgage Loan and the right to indemnification pursuant to Section 3.3 hereof.

            In the event that new, replacement, substitute or additional Stock Certificates are issued with respect to existing Cooperative Shares, the Company immediately shall deliver to the Custodian the new Stock Certificates, together with the related Stock Powers in blank. Such new Stock Certificates shall be subject to the related Pledge Instruments and shall be subject to all of the terms, covenants and conditions of this Agreement.

            Section 2.4 Mortgage Schedule.

            The Company shall provide the Purchaser with certain information constituting a listing of the Mortgage Loans, in each Mortgage Loan Package, to be purchased under this Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule shall conform to the definition of "Mortgage Loan Schedule" hereunder.

            Section 2.5 Examination of Custodial Mortgage Files.

            Prior to the related Closing Date, the Company shall (a) deliver to the Purchaser in escrow, for examination, the Custodial Mortgage File for each Mortgage Loan, including a copy of the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the Custodial Mortgage Files available to the Purchaser for examination at the Company's offices or such other location as shall otherwise be agreed upon by the Purchaser and the Company. Such examination may be made by the Purchaser at any time (which is reasonably acceptable to the Purchaser and Company) before or after the related Closing Date or by any prospective purchaser of the Mortgage Loans from the Purchaser, at any time after the Closing Date upon prior reasonable notice to the Company. The fact that the Purchaser or any prospective purchaser of the Mortgage Loans has conducted or has failed to conduct any partial or complete examination of the Custodial Mortgage Files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase, substitution or other relief as provided under this Agreement.

            The Company shall make the Retained Mortgage Files available to the Purchaser for examination at the Company's offices or such other location as shall otherwise be agreed upon by the Purchaser and the Company. Such examination may be made by the Purchaser or by any prospective purchaser of the Mortgage Loans from the Purchaser, at any time before or after the related Closing Date upon prior reasonable notice to the Company. The fact that the Purchaser or any prospective purchaser of the Mortgage Loans has conducted or has failed to conduct any partial or complete examination of the Retained Mortgage Files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase, substitution or other relief as provided under this Agreement.

            Section 2.6 Representations, Warranties and Agreements of the
Company.

            The Company agrees and acknowledges that it shall, as a condition to the consummation of the transactions contemplated hereby, make the representations and warranties specified in Sections 3.1 and 3.2 as of the related Closing Date. The Company, without conceding that the Mortgage Loans are securities, hereby makes the following additional representations, warranties and agreements which shall be deemed to have been made as of the related Closing
Date: Neither the Company nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loans, any interest in any Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of any Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans.

            Section 2.7 Representation, Warranties and Agreement of Purchaser.

            The Purchaser, without conceding that the Mortgage Loans are securities, hereby makes the following representations, warranties and agreements, which shall have been deemed to have been made as of the related Closing Date.

                     (i) the Purchaser understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state;

                     (ii) the Purchaser is acquiring the Mortgage Loans for its own account only and not for any other person; and

                     (iii) the Purchaser considers itself a substantial,
            sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans.

            Section 2.8 Closing.

            The closing for the purchase and sale of the Mortgage Loans shall take place on the related Closing Date. At the Purchaser's option, each Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person, at such place as the parties shall agree.

            The closing shall be subject to each of the following conditions:

                     (i) all of the representations and warranties of the
              Company under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

                     (ii) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all Closing Documents as specified in Section 2.9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

                     (iii) the Company shall have delivered and released to the
              Custodian all documents required pursuant to this Agreement and the Custodial Agreement; and

                     (iv) all other terms and conditions of this Agreement shall have been complied with.


            Subject to the foregoing conditions, the Purchaser shall pay to the Company on the related Closing Date the Purchase Price by wire transfer of immediately available funds to the account designated by the Company.

            Section 2.9 Closing Documents.

            The Closing Documents for the Mortgage Loans to be purchased on each Closing Date shall consist of fully executed originals of the following documents:

                     (i) this Agreement (to be executed and delivered only for
              the initial Closing Date);

                     (ii) with respect to the initial Closing Date, the
              Custodial Agreement, dated as of the initial Cut-off Date;

                     (iii) the related Mortgage Loan Schedule, segregated by
              Mortgage Loan Package, to be attached to the related Assignment and Conveyance as the Mortgage Loan Schedule thereto;

                     (iv) a Custodian's Certification, as required under the
              Custodial Agreement;

                     (v) an officer's certificate of the Company substantially
              in the form of Exhibit F attached hereto (with respect to the initial Closing Date);

                     (vi) an Opinion of Counsel of the Company, in the form of
              Exhibit D hereto (with respect to the initial Closing Date); and

                     (vii) Assignment and Conveyance Agreement in the form of
              Exhibit A hereto.


                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

            Section 3.1 Company Representations and Warranties.

            The Company hereby represents and warrants to the Purchaser that, as of the related Closing Date:

                     (i) Due Organization and Authority. The Company is a
              national banking association duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

                     (ii) Ordinary Course of Business. The consummation of the
              transactions contemplated by this Agreement are in the ordinary course of business of the Company, which is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

                     (iii) No Conflicts. Neither the execution and delivery of
              this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

                     (iv) Ability to Service. The Company is an approved
              seller/servicer of residential mortgage loans for Fannie Mae and Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Company is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae and Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to Fannie Mae or Freddie Mac;

                     (v) Reasonable Servicing Fee. The Company acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

                     (vi) Ability to Perform. The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company's creditors;

                     (vii) No Litigation Pending. There is no action, suit,
              proceeding or investigation pending or threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

                     (viii) Selection Process. The Mortgage Loans were selected from among the outstanding adjustable rate and fixed rate one to four family mortgage loans in the Company's mortgage banking portfolio at the related Closing Date as to which the representations and warranties in Section 3.2 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser.

                     (ix) No Consent Required. No consent, approval,
              authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

                     (x) No Untrue Information. Neither this Agreement nor any
              statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

                     (xi) Sale Treatment. The Company has determined that the
              disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

                     (xii) No Material Change. There has been no material
              adverse change in the business, operations, financial condition or assets of the Company since the date of the Company's most recent financial statements;

                     (xiii) No Brokers' Fees. The Company has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans; and

                     (xiv) MERS Status. The Company is a member of MERS in good standing.

            Section 3.2 Representations and Warranties Regarding Individual Mortgage Loans.

            As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the related Closing Date:

                     (i) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule and the information contained on the electronic Data File is true and correct;

                     (ii) Payment History. All payments required to be made up
              to the Cutoff Date for each Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment under any Mortgage Loan has been 30 days delinquent more than one time within twelve months prior to the related Closing Date;

                     (iii) No Outstanding Charges. There are no defaults by the
              Company in complying with the terms of the Mortgage Note or Mortgage, and all taxes, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Company has not advanced funds, or induced or solicited directly or indirectly, the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest;

                     (iv) Original Terms Unmodified. The terms of the Mortgage
              Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interests of the Purchaser and the related Mortgage Note has been delivered to the Purchaser or its designee. The substance of any such waiver, alteration or modification has been approved by the mortgage insurer, if the Mortgage Loan is insured, the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan;

                     (v) No Defenses. The Mortgage Loan is not subject to any
              right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                     (vi) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

                     (vii) Validity of Mortgage Documents. The Mortgage Note and
              the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to prepayment charges). All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

       With respect to each Cooperative Loan, the Mortgage Note, the Mortgage, the Pledge Agreement, and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage, the Pledge Agreement, the Proprietary Lease, the Stock Power, Recognition Agreement and the Assignment of Proprietary Lease had legal capacity to enter into the Mortgage Loan and to execute and deliver such documents, and such documents have been duly and properly executed by such parties;

                     (viii) No Fraud. No error, omission, misrepresentation,
              negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Company, the Mortgagor, or, to the best of the Company's knowledge, any appraiser, any builder, or any developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

                     (ix) Compliance with Applicable Laws. Any and all
              requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending or disclosure laws applicable to the Mortgage Loan, including, without limitation, any provisions relating to prepayment charges, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Company shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

                     (x) Location and Type of Mortgaged Property. The Mortgaged
              Property is located in the state identified in the related Mortgage Loan Schedule and consists of a single parcel (or more than one contiguous parcels) of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project or a Cooperative Apartment, or an individual unit in a planned unit development or a townhouse. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development), such condominium, or planned unit development project meets the Company's eligibility requirements as set forth in the Company's underwriting guidelines. With respect to any Mortgage Loan secured by a Mortgaged Property improved by manufactured housing, (i) the related manufactured housing unit is permanently affixed to the land, (ii) the related manufactured housing unit and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming the Seller as mortgagee (iii) the related Mortgaged Property is not located in the state of New Jersey and (iv) such manufactured dwelling conforms the Underwriting Guidelines regarding such dwellings. As of the related appraisal date for each Mortgaged Property, no portion of any Mortgaged Property has been used for commercial purposes outside of the Company's underwriting guidelines;

                     (xi) Valid First Lien. The Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

              (a) the lien of current real property taxes and assessments not yet due and payable;

              (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy or attorney's title opinion delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan and (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

              (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

      Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser;

      With respect to each Cooperative Loan, each Pledge Agreement creates a valid, enforceable and subsisting first security interest in the Cooperative Shares and Proprietary Lease, subject only to (i) the lien of the related Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (ii) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Pledge Agreement; provided, however, that the appurtenant Proprietary Lease may be subordinated or otherwise subject to the lien of any mortgage on the Project;

                     (xii) Full Disbursement of Proceeds. The proceeds of the
              Mortgage Loan have been fully disbursed, except for escrows established or created due to seasonal weather conditions, and there is no requirement for future advances thereunder. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

                     (xiii) Ownership. The Company is the sole owner of record
              and holder of the Mortgage Loan and the related Mortgage Note and the Mortgage are not assigned or pledged, and the Company has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Purchaser. The Company is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, charges or security interests of any nature encumbering such Mortgage Loan;

                     (xiv) Origination/Doing Business. The Mortgage Loan was
              originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 or the National Housing Act. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and any qualification requirements of Fannie Mae or Freddie Mac, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

                     (xv) Title Insurance. The Mortgage Loan is covered by an
              ALTA lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (a), (b) and
              (c) of paragraph (xi) of this Section 3.2, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment; provided, however, that in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, the Mortgage Loan is the subject of an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance. The Company is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

                     (xvi) No Mechanics' Liens. There are no mechanics' or
              similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage which are not insured against by the title insurance policy referenced in clause (xv) above;

                     (xvii) Location of Improvements; No Encroachments. Except
              as insured against by the title insurance policy referenced in clause (xv) above, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

                     (xviii) Customary Provisions. The Mortgage and the related
              Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
              (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

                     (xix) Occupancy of the Mortgaged Property. As of the date
              of origination, the Mortgaged Property was lawfully occupied under Applicable Law;

                     (xx) No Additional Collateral. Except in the case of a
              Pledged Asset Mortgage Loan and as indicated on the related Data File, the Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in
              (xi) above;

                     (xxi) Deeds of Trust. In the event that the Mortgage
              constitutes a deed of trust, a trustee, duly qualified under Applicable Law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Mortgagee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                     (xxii) Transfer of Mortgage Loans. As to any Mortgage Loan which is not a MERS Mortgage Loan, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

                     (xxiii) Mortgaged Property Undamaged. The Mortgaged
              Property is undamaged by waste, water, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

                     (xxiv) Collection Practices; Escrow Deposits. The
              origination and collection practices used with respect to the Mortgage Loan have been in accordance with Acceptable Servicing Practices, and have been in all material respects legal and proper, and in accordance with the terms of the Mortgage Note and Mortgage. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by Applicable Law and has been established to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage Note. All Mortgage Interest Rate adjustments have been made in compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date;

                     (xxv) No Condemnation. To the best of Company's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property;

                     (xxvi) The Appraisal. The Mortgage Loan Documents contain
              an appraisal of the related Mortgaged Property, As to each Time$aver(R) Mortgage Loan, the appraisal may be from the original of the existing Company-serviced loan, which was refinanced via such Time$aver(R) Mortgage Loan. The appraisal was conducted by an appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and the appraiser both satisfy the applicable requirements of Fannie Mae or Freddie Mac;

                     (xxvii) Insurance. The Mortgaged Property securing each
              Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, such hazards as are covered under a standard extended coverage endorsement and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.10, in an amount which is at least equal the lesser of (a) 100% of the insurable value, on a replacement cost basis, of the improvements on the related Mortgaged Property and (b) the greater of (i) the outstanding principal balance of the Mortgage Loan or (ii) an amount such that the proceeds of such insurance shall be sufficient to prevent the application to the Mortgagor or the loss payee of any coinsurance clause under the policy. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; the insurance policy contains a standard clause naming the originator of such mortgage loan, its successor and assigns, as insured mortgagee; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973, as amended. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement and the Company has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

                     (xxviii) Servicemembers Civil Relief Act. The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended;

                     (xxix) Payment Terms. The Mortgage Note is payable on the
              first day of each month in equal monthly installments of principal and interest, which installments of interest are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from origination and once the amortization period starts, payments are calculated to fully amortize by maturity. No Mortgage Loan has a shared appreciation or other contingent interest feature, or permits negative amortization. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Periodic Rate Cap for each Mortgage Loan are as set forth for such Mortgage Loan in the Mortgage Loan Schedule;

                     (xxx) No Defaults. Except with respect to delinquencies
              identified on the Mortgage Loan Schedule, there is no default, breach, violation or event of acceleration existing under any Mortgage or Mortgage Note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Company has not waived any default, breach, violation or event of acceleration;

                     (xxxi) Loan-to-Value Ratio; Modifications; No Foreclosures.
              The Loan-to-Value Ratio of each Mortgage Loan was less than 100% at the time of its origination or refinancing, as applicable. No Mortgage Loan is subject to a written foreclosure agreement or pending foreclosure proceedings;

                     (xxxii) PMI. Each Mortgage Loan with an LTV at origination in excess of 80% will be subject to a PMI Policy or Lender Paid Mortgage Insurance Policy, issued by an insurer acceptable to Fannie Mae or Freddie Mac, in at least such amounts as are required by the Underwriting Guidelines. All provisions of such PMI Policy or Lender Paid Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such PMI Policy or Lender Paid Mortgage Insurance Policy obligates the Mortgagor or Company, as applicable, to maintain such insurance and to pay all premiums and charges in connection therewith unless terminable in accordance with Freddie Mac or Fannie Mae standards or Applicable Law;

                     (xxxiii) Underwriting Guidelines. The Mortgage Loan was
              underwritten in accordance with the Company's underwriting guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

                     (xxxiv) No Bankruptcy. To the best of the Company's
              knowledge, no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated and as of the related Closing Date, the Company has not received notice that any Mortgagor is a debtor under any state or federal bankruptcy or insolvency proceeding.

                     (xxxv) [RESERVED]

                     (xxxvi) Comparable Custodial Mortgage Loan File. Each
              document or instrument in the related Custodial or Retained Mortgage File, whether delivered to the Custodian or not is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;

                     (xxxvii) Contents of the Retained Mortgage File. The
              Retained Mortgage File contains the documents listed in items (6) through (10) of Exhibit B;

                     (xxxviii) HOEPA. No Mortgage Loan is a High Cost Loan or
              Covered Loan;

                     (xxxix) Fair Credit Reporting Act. The Company, in its
              capacity as servicer for each Mortgage Loan, has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

                     (xl) No Arbitration. No Mortgage Loan originated on or
              after August 1, 2004 requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;

                     (xli) Subsidy Mortgage Loans. With respect to each Mortgage
              Loan that is a Subsidy Mortgage Loan:

                     (1) On or before the date of origination of such Mortgage
              Loan, the Company and the Mortgagor, or the Company, the Mortgagor and the employer of the Mortgagor entered into a Subsidy Agreement. The Subsidy Agreement provides that the employer of the Mortgagor shall deliver to the Company temporary Subsidy Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Subsidy Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan. The temporary Subsidy Funds enable the Mortgagor to qualify for the Subsidy Mortgage Loan. The effective interest rate of a Subsidy Mortgage Loan if less than the interest rate set forth in the related Mortgage Note will increase within the Subsidy Period as provided in the related Subsidy Agreement so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note. All Subsidy Funds required to make the full payment of principal and interest under each Subsidy Loan are in the Subsidy Account held by the Company in its capacity as servicer. The Subsidy Mortgage Loan satisfies the Underwriting Guidelines;

                     (2) The Mortgage and Mortgage Note reflect the permanent
              payment terms rather than the payment terms of the Subsidy Agreement. The Subsidy Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Subsidy Funds are not available. The Subsidy Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgage Property when calculating the Loan-to-Value Ratios for purposes of the Agreement;

                     (3) The Subsidy Funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan;

                     (xlii) No Credit Insurance Policies. No Mortgagor was
              required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor was required to obtain a prepaid single premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan; No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

                     (xliii) Prepayment Penalty Term. No Mortgage Loan
              originated on or after October 1, 2002, will impose a prepayment premium for a term in excess of three years after its origination. No Mortgage Loan originated before October 1, 2002, will impose a prepayment premium for a term in excess of five years after its origination;

                     (xliv) Tax Service Contract; Flood Certification Contract.
              Each Mortgage Loan shall have a tax service contract and, if applicable, a flood insurance contract which shall have a term of the life of the Mortgage Loan. Each such tax service and flood insurance contract shall be fully transferable without penalty, premium or cost to the Purchaser or its designee, unless, with respect to tax service contract, the Company is terminated pursuant to Section 11.2 hereof;

                     (xlv) Violation of Environmental Laws. There is no pending action or proceeding directly involving any Mortgaged Property of which the Company is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Company's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

                     (xlvi) Buydown Mortgage Loans. With respect to each
              Mortgage Loan that is a Buydown Mortgage Loan:

                     (1) On or before the date of origination of such Mortgage
              Loan, the Company and the Mortgagor, or the Company, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement. The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Company temporary Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan. The temporary Buydown Funds enable the Mortgagor to qualify for the Buydown Mortgage Loan. The effective interest rate of a Buydown Mortgage Loan if less than the interest rate set forth in the related Mortgage Note will increase within the Buydown Period as provided in the related Buydown Agreement so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note. All Buydown Funds required to make the full payment of principal and interest under each Buydown Loan are in the Buydown Account held by the Company in its capacity as servicer. The Buydown Mortgage Loan satisfies the requirements the Underwriting Guidelines;

                     (2) The Mortgage and Mortgage Note reflect the permanent
              payment terms rather than the payment terms of the Buydown Agreement. The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are not available. The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgage Property when calculating the Loan-to-Value Ratios for purposes of the Agreement;

                     (3) The Buydown Funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan;

              As of the date of origination of the Mortgage Loan, the provisions of the related Buydown Agreement complied with the Underwriting Guidelines.

                     (xlvii) Interest Calculation. Interest on each Mortgage
              Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

                     (xlviii) The Mortgagor. The Mortgagor is one or more
              natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with the Underwriting Guidelines;

                     (xlix) No Construction Loans. No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgage Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property other than a construction-to-permanent loan which has converted to a permanent Mortgage Loan;

                     (l) Balloon Payments, Graduated Payments or Contingent
              Interests. No Mortgage Loan is a graduated payment mortgage loan and no Mortgage Loan has a shared appreciation or other contingent interest feature. If a Mortgage Loan has a balloon payment feature, the Mortgage Note is payable in monthly payments based on a fifteen- or thirty-year amortization schedule and a final monthly payment substantially greater than the preceding monthly payment which is sufficient to amortize the remaining principal of the Mortgage Loan;

                     (li) Ground Leases. With respect to each Mortgage Loan that is secured in whole or in part by the interest of the mortgagor as a lessee under a ground lease of the related Mortgaged Property (a "Ground Lease") and not by a fee interest in such Mortgaged Property and as further specified in the underwriting guidelines of the Company:

              (a) The mortgagor is the owner of a valid and subsisting interest as tenant under the Ground Lease;

              (b) The Ground Lease is in full force and effect, unmodified and not supplemented by any writing or otherwise;

              (c) The Company has not received notice of default by the mortgagor under the Ground Lease or of circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default;

              (d) The term of the Ground Lease exceeds the maturity date of the related Mortgage Loan by at least five years;

              (e) The Ground Lease or a memorandum thereof has been recorded and by its terms permits the leasehold estate to be mortgaged;

              (f) The Ground Lease does not contain any default provisions that could give rise to forfeiture or termination of the Ground Lease except for the non-payment of the Ground Lease rents;

              (g) The execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the Ground Lease; and

              (h) The Ground Lease provides that the leasehold can be transferred, mortgaged and sublet an unlimited number of times either without restriction or on payment of a reasonable fee and delivery of reasonable documentation to the lessor.

                     (lii) Conversion. The Adjustable Rate Mortgage Loan is not
              a Convertible Mortgage Loan;

                     (liii) Anti-Money Laundering Laws. With respect to each
              Mortgage Loan, the Company has complied with all applicable anti-money laundering laws and regulations (the "Anti-Money Laundering Laws"), and has established an anti-money laundering compliance program as required by the applicable Anti-Money Laundering Laws, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; and

                     (liv) Due on Sale. The Mortgage or Mortgage Note contains
              an enforceable provision, to the extent not prohibited by federal law, for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder; provided that, with respect to Mortgage Notes which bear an adjustable rate of interest, such provision shall not be enforceable if the Mortgagor causes to be submitted to the Company to evaluate the intended transferee as if a new Mortgage Loan were being made to such transferee, and the Company reasonably determines that the security will not be impaired by such Mortgage Loan assumption and that the risk of breach of any covenant or agreement in such Mortgage is acceptable to the Purchaser.

                     (lv) Cooperative Loans. With respect to each Cooperative
              Loan:

                     (i) The Cooperative Shares are held by a Person as a tenant-stockholder in a Cooperative. Each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first lien and security interest in the Cooperative Loan and Proprietary Lease has been timely and properly made. Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to Purchaser or its designee establishes in Purchaser a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and Purchaser has full right to sell and assign the same;

                     (ii) A Cooperative Lien Search has been made by a company competent to make the same which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the Cooperative is located;

                     (iii) (a) The term of the related Proprietary Lease is not less than the terms of the Cooperative Loan; (b) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative; (c) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease; (d) the Cooperative has been created and exists in full compliance with the requirements for residential cooperatives in the jurisdiction in which the Project is located and qualifies as a cooperative housing corporation under Section 210 of the Code;
                            (e) the Recognition Agreement is on a form published by Aztech Document Services, Inc. or includes similar provisions; and (f) the Cooperative has good and marketable title to the Project, and owns the Project either in fee simple or under a leasehold that complies with the requirements of Fannie Mae or Freddie Mac; such title is free and clear of any adverse liens or encumbrances, except the lien of any blanket mortgage;

                     (iv) The Company has the right under the terms of the Mortgage Note, Pledge Agreement and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor; and

                     (v) Each Stock Power (i) has all signatures guaranteed or (ii) if all signatures are not guaranteed, then such Cooperative Shares will be transferred by the stock transfer agent of the Cooperative if the Company undertakes to convert the ownership of the collateral securing the related Cooperative Loan.

                     (vi) Pledged Asset Mortgage Loans. With respect to each Pledged Asset Mortgage Loan:

                            (i) The Pledge Holder has a rating of at least "AA" (or the equivalent) or better from at least two Rating Agencies and the Pledge Holder is obligated to give the beneficiary of each Letter of Credit at least sixty (60) days notice of any non-renewal of any Letter of Credit;

                            (ii) With respect to each Pledged Asset Mortgage Loan, the Company is the named beneficiary and no Person has drawn any funds against such Letter of Credit;

                            (iii) Each Letter of Credit is for an amount at least equal to 20% of the lesser of the Purchase Price or the Appraised Value of the related Mortgaged Property;

                            (iv) As of the Closing Date, the Company has complied with all the requirements of any Letter of Credit, and each Letter of Credit is a valid and enforceable obligation of the Pledge Holder;

                            (v) The Company has the right to draw on each Letter of Credit if the related Pledged Asset Mortgage Loan becomes 90 days or more delinquent and to apply such proceeds as a partial prepayment thereon;

                            (vi) The Company has not received notice of any non-renewal of any Letter of Credit;

                            (vii) Upon a default by the Pledge Holder, the Company will have a perfected first priority security interest in the assets pledged to secure the Letter of Credit and has the right to obtain possession thereof and the right to liquidate such assets and apply the proceeds thereof to prepay the related Pledged Asset Mortgage Loan; and

                            (viii) The Letter of Credit is required to be in
                                   effect (either for its original term or
                                   through renewal) until such time as all
                                   amounts owed under the related Pledged Asset
                                   Mortgage Loan by the related Mortgagor are less than 80% of the lesser of the Purchase Price or the Appraised Value of the related Mortgaged Property.

            Section 3.3 Repurchase.

            It is understood and agreed that the representations and warranties set forth in Sections 3.1 and 3.2 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Custodial Mortgage File or Retained Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

            Within 90 days of the earlier of either discovery by or notice to the Company of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans, (i) the Company shall use its best efforts promptly to cure such breach in all material respects and (ii) if such breach cannot be cured, the Company shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Section 3.1, and such breach cannot be cured within 90 days of the earlier of either discovery by or notice to the Company of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Company at the Repurchase Price. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.3 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price as required in Section 4.4, for distribution to Purchaser on the Remittance Date immediately following the Principal Prepayment Period in which such Repurchase Price is received, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution for application in accordance with Section 5.1.

            Notwithstanding the above paragraphs, within 60 days of the earlier of either discovery by, or notice to, the Company of any breach of the representations or warranties set forth in clauses, (xxxviii), (xxxix), (xl),
(xlii) and (xliii) of Section 3.2, the Company shall repurchase such Mortgage Loan at the Repurchase Price.

            If pursuant to the foregoing provisions the Company repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Company shall either (i) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Company on behalf of the Purchaser and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations or (ii) cause MERS to designate on the MERS(R) System the Purchaser as the beneficial holder with respect to such Mortgage Loan.

            At the time of repurchase, the Purchaser and the Company shall arrange for the reassignment of the repurchased Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the repurchased Mortgage Loan. In the event of a repurchase, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase has taken place and amend the Mortgage Loan Schedule to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

            In addition to such repurchase obligation, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Company's representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Company set forth in this
Section 3.3 to cure or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 3.3, constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

            Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 3.1 and 3.2 shall accrue as to any Mortgage Loan upon the earliest of (i) discovery of such breach by the Company or the Purchaser or notice thereof by the Purchaser to the Company, (ii) failures by the Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

                                   ARTICLE IV

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

            Section 4.1 Company to Act as Servicer.

            The Company, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through the utilization of a Subcontractor, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices. The Company shall be responsible for any and all acts of a Subcontractor, and the Company's utilization of a Subcontractor shall in no way relieve the liability of the Company under this Agreement.

            Consistent with the terms of this Agreement and subject to the REMIC Provisions if the Mortgage Loans have been transferred to a REMIC, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 5.3, the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.3. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

            In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser's reliance on the Company.

            Notwithstanding anything to the contrary contained herein, the Company shall not waive a prepayment penalty except under the following circumstances: (i) such waiver would, in the reasonable judgment of the Company, maximize recovery of total proceeds taking into account the value of such prepayment penalty and the related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default; or (ii) the Company obtains a written Opinion of Counsel, which may be in-house counsel for the Company, opining that any prepayment penalty or charge is not legally enforceable in the circumstances under which the related Principal Prepayment occurs. In the event the Company waives any prepayment penalty, other than as set forth in (i) and (ii) above, the Company shall deposit the amount of any such prepayment penalty in the Custodial Account for distribution to the Purchaser on the next Remittance Date.

            The Company is authorized and empowered by the Purchaser, in its own name, when the Company believes it appropriate in its reasonable judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Purchaser, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Purchaser and its successors and assigns. The Company will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

            The Company shall cause to be maintained for each Cooperative Loan a copy of the financing statements and shall file and such financing statements and continuation statements as necessary, in accordance with the Uniform Commercial Code applicable in the jurisdiction in which the related Cooperative Apartment is located, to perfect and protect the security interest and lien of the Purchaser.

            Section 4.2 Liquidation of Mortgage Loans.

            In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.1 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (1) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Company shall determine prudently to be in the best interest of Purchaser and (4) is consistent with any related PMI Policy or LPMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.1 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings, the Company shall notify the Purchaser in writing of the Company's intention to do so, and the Company shall not commence foreclosure proceedings if the Purchaser objects to such action within three (3) Business Days of receiving such notice. In the event the Purchaser objects to such foreclosure action, the Company shall not be required to make Monthly Advances with respect to such Mortgage Loan, pursuant to Section 5.3, and the Company's obligation to make such Monthly Advances shall terminate on the 90th day referred to above. In such connection, the Company shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine
(a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.5) or through Insurance Proceeds (respecting which it shall have similar priority).

            Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the Purchaser. Upon completion of the inspection or review, the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

            After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Company to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Company, the Company shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.5 hereof. In the event the Purchaser directs the Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.5 hereof.

            Section 4.3 Collection of Mortgage Loan Payments.

            Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable in accordance with Accepted Servicing Practices, and shall, in accordance with RESPA and applicable state law, take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

            Section 4.4 Establishment of and Deposits to Custodial Account.

            The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan or a Letter of Credit separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "Wells Fargo Bank, N.A., in trust for the Purchaser of Residential Mortgage Loans serviced under the Second Amended and Restated Master Seller's Warranties and Servicing Agreement, dated as of November 1, 2005 - P & I", or as otherwise directed in writing by the Purchaser or its assigns after the related Closing Date in connection with any Whole Loan Transfer or Securitization Transaction. The Custodial Account shall be established with a Qualified Depository. Upon request of the Purchaser and within ten (10) days thereof, the Company shall provide the Purchaser with written confirmation of the existence of such Custodial Account. The Custodial Account shall at all times be insured to the fullest extent allowed by Applicable Law. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.5.

            The Company shall deposit in the Custodial Account within one Business Day (or two Business Days in the case of the amounts described in clauses (3) through (5) below) of the Company's receipt, and retain therein, the following collections received by the Company and payments made by the Company after the related Cut-off Date, other than payments of principal and interest due on or before the related Cut-off Date:

                  (1) all payments on account of principal on the Mortgage
            Loans, including all Principal Prepayments;

                  (2) all payments on account of interest on the Mortgage Loans, adjusted to the Mortgage Loan Remittance Rate;

                  (3) all Liquidation Proceeds;

                  (4) all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14), Section 4.11 and Section 4.15;

                  (5) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

                  (6) any amount required to be deposited in the Custodial
            Account pursuant to Section 4.1, 5.1, 5.3, 6.1 or 6.2;

                  (7) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 2.3, 3.3 or 6.2;

                  (8) with respect to each Principal Prepayment an amount (to be paid by the Company out of its funds) which, when added to all amounts allocable to interest received in connection with the Principal Prepayment, equals one month's interest on the amount of principal so prepaid at the Mortgage Loan Remittance Rate;

                  (9) any amounts required to be deposited by the Company
            pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy;

                  (10) any amounts received with respect to or related to any
            REO Property and all REO Disposition Proceeds pursuant to Section 4.16;

                  (11) an amount from the Buydown Account that when added to the
            Mortgagor's payment will equal the full monthly amount due under the related Mortgage Note;

                  (12) an amount from the Subsidy Account that when added to the
            Mortgagor's payment will equal the full monthly amount due under the related Mortgage Note; and

                  (13) with respect to a Pledged Asset Mortgage Loan, any
            amounts required to be deposited by the Company pursuant to Section
            4.25 of this Agreement in connection with a Letter of Credit.

            The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.1, need not be deposited by the Company into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.5. The Company shall reimburse the Custodial Account for any losses incurred as a result of the investment of amounts on deposit in the Custodial Account.

            Section 4.5 Permitted Withdrawals From Custodial Account.

            The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

                  (1) to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.1;

                  (2) to reimburse itself for Monthly Advances of the Company's funds made pursuant to Section 5.3, the Company's right to reimburse itself pursuant to this subclause (2) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of Purchaser, except that, where the Company is required to repurchase a Mortgage Loan pursuant to Section 2.3, 3.3 or 6.2, the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

                  (3) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Company's right to reimburse itself pursuant to this subclause (3) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of Purchaser, except that where the Company is required to repurchase a Mortgage Loan pursuant to Section 2.3, 3.3 or 6.2, in which case the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

                  (4) to pay itself as servicing compensation any interest on funds deposited in the Custodial Account;

                  (5) to reimburse itself for expenses incurred to the extent reimbursable pursuant to Section 8.1;

                  (6) to pay any amount required to be paid pursuant to Section
            4.16 related to any REO Property, it being understood that, in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

                  (7) to reimburse itself for any Servicing Advances or REO
            expenses after liquidation of the Mortgaged Property not otherwise reimbursed above;

                  (8) to reimburse the trustee with respect to any
            Securitization Transaction for any unreimbursed Monthly Advances or Servicing Advances made by the Trustee, as applicable, the right to reimbursement pursuant to this subclause (8) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, proceeds of REO Dispositions, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, such trustee's right thereto shall be prior to the rights of the Company to reimbursement under (2) and (3), and prior to the rights of the Purchaser under (1);

                  (9) to remove funds inadvertently placed in the Custodial
            Account by the Company; and

                  (10) to clear and terminate the Custodial Account upon the termination of this Agreement.

            In the event that the Custodial Account is interest bearing, on each Remittance Date, the Company shall withdraw all interest earned on funds on deposit in the Custodial Account. The Company may use such withdrawn funds only for the purposes described in this Section 4.5.

            Section 4.6 Establishment of and Deposits to Escrow Account.

            The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "Wells Fargo Bank, N.A., in trust for the Purchaser under the Second Amended and Restated Master Seller's Warranties and Servicing Agreement dated as of November 1, 2005 and/or subsequent purchasers of Mortgage Loans, and various Mortgagors - T & I." The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Upon request of the Purchaser and within ten (10) days thereof, the Company shall provide the Purchaser with written confirmation of the existence of such Escrow Account. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.7.

            The Company shall deposit in the Escrow Account or Accounts within two (2) Business Days of the Company's receipt, and retain therein:

                  (1) all Escrow Payments collected on account of the Mortgage
            Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

                  (2) all amounts representing Insurance Proceeds or
            Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

                  (3) all amounts representing proceeds of any PMI Policy.

            The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in
Section 4.7. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes. The Company shall reimburse the Escrow Account for any losses incurred as a result of the investment of amounts on deposit in the Escrow Account.

            Section 4.7 Permitted Withdrawals From Escrow Account.

            Withdrawals from the Escrow Account or Accounts may be made by the Company only:

                  (1) to effect timely payments of ground rents, taxes,
            assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

                  (2) to reimburse the Company for any Servicing Advances made by the Company pursuant to Section 4.8 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

                  (3) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage
            Loan;

                  (4) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

                  (5) for application to restoration or repair of the Mortgaged
            Property in accordance with the procedures outlined in Section 4.14;

                  (6) to pay to the Company, or any Mortgagor to the extent
            required by law, any interest paid on the funds deposited in the Escrow Account;

                  (7) to remove funds inadvertently placed in the Escrow Account by the Company;

                  (8) to apply the proceeds of PMI Policy as if such proceeds were payments on, or Liquidation Proceeds of, the related Mortgage Loan, as the case may be;

                  (9) to clear and terminate the Escrow Account on the
            termination of this Agreement; and

                  (10) to remit to Purchaser payments on account of Buydown
            Funds as applicable.

            Section 4.8 Payment of Taxes, Insurance and Other Charges.

            With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and the Company shall make advances from its own funds to effect such payments.

            Section 4.9 Protection of Accounts.

            The Company may transfer the Custodial Account, Buydown Account or Subsidy Account or the Escrow Account to a different Qualified Depository from time to time, upon prior written notice to the Purchaser.

            Section 4.10 Maintenance of Hazard Insurance.

            The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by an insurer acceptable to Fannie Mae or Freddie Mac, against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (a) 100% the insurable value, on a replacement cost basis, of the improvements on the related Mortgaged Property and (b) the greater of (i) the outstanding principal balance of the Mortgage Loan or (ii) an amount such that the proceeds of such insurance shall be sufficient to prevent the application of the Mortgagor or the loss payee of any coinsurance under the policy. In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable to Fannie Mae or Freddie Mac, the Company shall notify the Purchaser and the related Mortgagor, and shall use its best efforts, as permitted by Applicable Law, to obtain from another Qualified Insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 4.11 hereof.

            If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to Fannie Mae or Freddie Mac, in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

            If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae or Freddie Mac requirements, secure from the owner's association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

            In the event that any Purchaser or the Company shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Company shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the desirability of protection of the Mortgaged Property.

            All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

            The Company shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae and Freddie Mac and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.

            Pursuant to Section 4.4, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Company's normal servicing procedures as specified in Section 4.4) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.5.

            Section 4.11 Maintenance of PMI Policy; Claims.

            With respect to each Mortgage Loan with a LTV in excess of 80% at the time of origination, the Company shall, without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy or Lender Paid Mortgage Insurance Policy insuring that portion of the Mortgage Loan as is required by the Underwriting Guidelines. The Company shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the LTV of such Mortgage Loan is reduced to 80%, or such amount as required by Applicable Law. In the event that such PMI Policy shall be terminated, the Company shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy. If the insurer shall cease to be a qualified insurer, the Company shall determine whether recoveries under the PMI Policy or Lender Paid Mortgage Insurance Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the PMI Policy or Lender Paid Mortgage Insurance Policy for such reason. If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another qualified insurer a replacement insurance policy. The Company will maintain or cause to be maintained in full force and effect any LPMI Policy issued by a Qualified Insurer with respect to each Mortgage Loan for which such coverage is in existence or is obtained. The Company shall not take any action which would result in noncoverage under any applicable PMI Policy or Lender Paid Mortgage Insurance Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Subsection 6.1, the Company shall promptly notify the insurer under the related PMI Policy or Lender Paid Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy or Lender Paid Mortgage Insurance Policy, and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy or Lender Paid Mortgage Insurance Policy. If such PMI Policy or Lender Paid Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement PMI Policy or Lender Paid Mortgage Insurance Policy as provided above.

            In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy or Lender Paid Mortgage Insurance Policy in a timely fashion in accordance with the terms of such PMI Policy or Lender Paid Mortgage Insurance Policy, and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or Lender Paid Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.6, any amounts collected by the Company under any PMI Policy or Lender Paid Mortgage Insurance Policy shall be deposited in the Escrow Account, subject to withdrawal pursuant to Section 4.7.

            Section 4.12 Maintenance of Mortgage Impairment Insurance.

            In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section
4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in
Section 4.10. The Company shall prepare and make any claims on the blanket policy as deemed necessary by the Company in accordance with Accepted Servicing Practices. Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.5. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Company's funds, without reimbursement therefor. Upon request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to such Purchaser.

            Section 4.13 Maintenance of Fidelity Bond and Errors and Omissions Insurance.

            The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Company Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.13 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the amounts acceptable to Fannie Mae or Freddie Mac. Upon the request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

            Section 4.14 Inspections.

            If any Mortgage Loan is more than 45 days delinquent, the Company or its agent shall inspect the Mortgaged Property as promptly as practicable after the 45th day of delinquency and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Company shall keep a record of each such inspection and, upon request, shall provide the Purchaser with such information.

            Section 4.15 Restoration of Mortgaged Property.

            The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. For claims greater than $15,000, at a minimum the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

                     (i) the Company shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

                     (ii) the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

                     (iii) the Company shall verify that the Mortgage Loan is not in default; and

                     (iv) pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

                     (v) If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

            Section 4.16 Claims.

            In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer in a timely fashion and, in this regard, to take such action as shall be necessary to permit recovery respecting a defaulted Mortgage Loan. Pursuant to
Section 4.4, any amounts collected by the Company under any guaranty shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.5.

            Section 4.17 Title, Management and Disposition of REO Property.

            In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Company, or in the event the Company is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, or the perfection of the ownership or security interest of the Purchaser in such REO Property would be adversely effected, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Company from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

            The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

            The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless (i) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage (1) shall name the Company as mortgagee, and (2) shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Company and Purchaser shall be entered into with respect to such purchase money mortgage.

            The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

            Subject to 5 days' prior written notice to the Purchaser, at the address specified in Section 12.5, of its intent to do so, the disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 5.3. On the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

            The Company shall withdraw the Custodial Account funds necessary for the proper operation management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and the fees of any managing agent of the Company, or the Company itself. The Company shall make monthly distributions on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in the Section 4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

            Section 4.18 Real Estate Owned Reports.

            Together with the statement furnished pursuant to Section 5.2, the Company shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Company's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

            Section 4.19 Liquidation Reports.

            Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

            Section 4.20 Reports of Foreclosures and Abandonments of Mortgaged Property.

            Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code. The Company shall file information reports with respect to the receipt of mortgage interest received in a trade or business and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.

            Section 4.21 Fair Credit Reporting Act.

            The Company, in its capacity as servicer for each Mortgage Loan, agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

            Section 4.22 Establishment of and Deposits to Subsidy Account.

              (a) The Company shall segregate and hold all Subsidy Funds collected and received pursuant to the Subsidy Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Subsidy Accounts, in the form of time deposit or demand accounts, titled "Wells Fargo Bank, N.A., in trust for the Purchaser, its successors or assigns, and/or subsequent purchasers of Residential Mortgage Loans, and various Mortgagors." The Subsidy Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Upon request of the Purchaser and within ten (10) days thereof, the Company shall provide the Purchaser with written confirmation of the existence of such Subsidy Account. Funds deposited in the Subsidy Account may be drawn on by the Company in accordance with this 4.22.

              (b) The Company shall, from time to time, withdraw funds from the Subsidy Account for the following purposes:

                     (i) on or prior to each Remittance Date, to deposit in the
              Custodial Account in the amounts and in the manner provided for in
              Section 4.4(12);

                     (ii) to transfer funds to another Qualified Depository in
              accordance with Section 4.9 hereof;

                     (iii) to withdraw funds deposited in error; and

                     (iv) to clear and terminate the Subsidy Account upon the
              termination of this Agreement.

              (c) Notwithstanding anything to the contrary elsewhere in this Agreement, the Company may employ the Escrow Account as the Subsidy Account to the extent that the Company can separately identify any Subsidy Funds deposited therein.

              (d) If the Mortgagor on a Subsidy Mortgage Loan defaults on such Mortgage Loan during the Subsidy Period and the Mortgaged Property securing such Subsidy Mortgage Loan is sold in the liquidation thereof (either by the Company or the insurer under any related PMI Policy) the Company shall, on the Remittance Date following the date upon which Liquidation Proceeds or REO Disposition proceeds are received with respect to any such Subsidy Mortgage Loan, distribute to the Purchaser all remaining Subsidy Funds for such Mortgage Loan then remaining in the Subsidy Account. Pursuant to the terms of each Subsidy Agreement, any amounts distributed to the Purchaser in accordance with the preceding sentence will be applied to reduce the outstanding principal balance of the related Subsidy Mortgage Loan. If a Mortgagor on a Subsidy Mortgage Loan prepays such Mortgage Loan in it entirety during the related Subsidy Period, the Company shall be required to withdraw from the Subsidy Account any Subsidy Funds remaining in the Subsidy Account with respect to such Subsidy Mortgage Loan in accordance with the related Subsidy Agreement. If a principal prepayment by a Mortgagor on a Subsidy Mortgage Loan during the related Subsidy Period, together with any Subsidy Funds then remaining in the Subsidy Account related to such Subsidy Mortgage Loan, would result in a principal prepayment of the entire unpaid principal balance of the Subsidy Mortgage Loan, the Company shall distribute to the Purchaser on the Remittance Date occurring in the month immediately succeeding the month in which such Principal Prepayment is received, all Subsidy Funds related to such Mortgage Loan so remaining in the Subsidy Account, together with any amounts required to be deposited into the Custodial Account.

            Section 4.23 Establishment of and Deposits to Buydown Account.

              (a) The Company shall segregate and hold all Buydown Funds collected and received pursuant to the Buydown Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Buydown Accounts, in the form of time deposit or demand accounts, titled "Wells Fargo Bank, N.A., in trust for the Purchaser, its successors or assigns, and/or subsequent purchasers of Residential Mortgage Loans, and various Mortgagors." The Buydown Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Upon request of the Purchaser and within ten (10) days thereof, the Company shall provide the Purchaser with written confirmation of the existence of such Buydown Account. Funds deposited in the Buydown Account may be drawn on by the Company in accordance with this 4.23.

              (b) The Company shall, from time to time, withdraw funds from the Buydown Account for the following purposes:

                     (i) on or prior to each Remittance Date, to deposit in the
              Custodial Account in the amounts and in the manner provided for in
              Section 4.4(11);

                     (ii) to transfer funds to another Qualified Depository in
              accordance with Section 4.9 hereof;

                     (iii) to withdraw funds deposited in error; and

                     (iv) to clear and terminate the Buydown Account upon the
              termination of this Agreement.

              (c) Notwithstanding anything to the contrary elsewhere in this Agreement, the Company may employ the Escrow Account as the Buydown Account to the extent that the Company can separately identify any Buydown Funds deposited therein.

If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the Mortgaged Property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Company or the insurer under any related PMI Policy) the Company shall, on the Remittance Date following the date upon which Liquidation Proceeds or REO Disposition proceeds are received with respect to any such Buydown Mortgage Loan, distribute to the Purchaser all remaining Buydown Funds for such Mortgage Loan then remaining in the Buydown Account. Pursuant to the terms of each Buydown Agreement, any amounts distributed to the Purchaser in accordance with the preceding sentence will be applied to reduce the outstanding principal balance of the related Buydown Mortgage Loan. If a Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in it entirety during the related Buydown Period, the Company shall be required to withdraw from the Buydown Account any Buydown Funds remaining in the Buydown Account with respect to such Buydown Mortgage Loan in accordance with the related Buydown Agreement. If a principal prepayment by a Mortgagor on a Buydown Mortgage Loan during the related Buydown Period, together with any Buydown Funds then remaining in the Buydown Account related to such Buydown Mortgage Loan, would result in a principal prepayment of the entire unpaid principal balance of the Buydown Mortgage Loan, the Company shall distribute to the Purchaser on the Remittance Date occurring in the month immediately succeeding the month in which such Principal Prepayment is received, all Buydown Funds related to such Mortgage Loan so remaining in the Buydown Account, together with any amounts required to be deposited into the Custodial Account.

            Section 4.24 Letter of Credit Compliance.

            Notwithstanding any other provision of this Agreement, the Company shall comply with all the requirements of any Letter of Credit so as to assure the full benefit of such Letter of Credit to the Purchaser.

            Section 4.25 Letter of Credit Draws.

            The Company shall take all steps necessary to make draws under any Letter of Credit in accordance with the provisions thereof and shall draw on each Letter of Credit all amounts payable thereunder within the time frame required by the Letter of Credit or such shorter time within which the Company can effect such draw (not to exceed thirty (30) calendar days) of (i) the date the related Pledged Asset Mortgage Loan becomes 90 days or more delinquent and
(ii) the receipt of notice of non-renewal from the Pledge Holder at any time prior to the date that all amounts owed under the related Pledged Asset Mortgage Loan are less than or equal to 80% of the Appraised Value of the related Mortgaged Property. The Company shall notify the Purchaser promptly in writing upon receipt of notice from the Pledge Holder of non-renewal of any Letter of Credit. Upon receipt of any amounts as a result of a draw on a Letter of Credit because of the non-renewal of such Letter of Credit or as a result of the Pledged Asset Mortgage Loan continuing in default for 90 or more days, the Company shall deposit such amounts in the Custodial Account and such amount shall be treated as a payment of principal.

            Section 4.26 Assignment of the Letter of Credit.

            Notwithstanding anything to the contrary in this Agreement (including, without limitation, the termination or transfer of the servicing rights and/or obligations of the Company pursuant to Articles X and XI hereof), the Company, as beneficiary under any Non-Assigned Letters of Credit, shall transfer and assign, at no cost to the Purchaser, each Non-Assigned Letter of Credit to the Purchaser in accordance with the provisions thereof within ten
(10) days of such termination or transfer. In addition, the Company shall forward within one (1) Business Day of receipt any notice received of non-renewal of any Letter of Credit. Any funds received by the Company from draws on the Non-Assigned Letters of Credit after the Company is no longer the servicer hereunder shall be remitted by the Company to the successor servicer for deposit into the Custodial Account.

            Section 4.27 Pledge Holder Defaults.

            Upon a default under the Letter of Credit by the Pledge Holder, the Company shall take possession of the assets securing the Letter of Credit and shall deposit such assets or the proceeds thereof in the Custodial Account and apply them as a prepayment of the related Pledged Asset Mortgage Loan. If such default described in the prior sentence occurs at any time that the Company is no longer the servicer of the related Pledged Asset Mortgage Loan, the Company shall, upon knowledge of such default or notice from the successor servicer of such default with respect to any Non-Assigned Letter of Credit forward such proceeds to the successor servicer for deposit into the Custodial Account.

            Section 4.28 Use of Subservicers and Subcontractors.

            The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (a) of this Section 4.28. The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (b) of this Section 4.28.

      (a) It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subservicer. The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section 4.28 and with Sections 6.4, 6.6, 9.1(g)(iii), 9.1(g)(v), 9.1(g)(vi) and 9.1(h) of this Agreement to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under Section 9.1(g)(iv) of this Agreement. The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 6.4 and any assessment of compliance and attestation required to be delivered by such Subservicer under Section 6.6 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 6.6 as and when required to be delivered.

      (b) It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor. The Company shall promptly upon request provide to the Purchaser and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Purchaser and such Depositor) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

      As a condition to the utilization of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 6.6 and 9.1(f) of this Agreement to the same extent as if such Subcontractor were the Company. The Company shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 6.6, in each case as and when required to be delivered.

                                    ARTICLE V

                              PAYMENTS TO PURCHASER

            Section 5.1 Remittances.

            On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.5), plus (b) all amounts, if any, which the Company is obligated to distribute pursuant to Section 5.3, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.4(viii), minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, and (e) minus any amounts attributable to Buydown Funds relating to a future Due Period being held in the Custodial Account, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

            All cash flows from prepayment penalties shall be passed through to the Purchaser and shall not be waived by the Company, except pursuant to Section 4.1.

            With respect to any remittance received by the Purchaser after the date on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each charge, plus two percentage points, but in no event greater than the maximum amount permitted by Applicable Law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

            Section 5.2 Statements to Purchaser.

            Not later than the Remittance Advice Date, the Company shall furnish to the Purchaser a Monthly Remittance Advice, including the information set forth in Exhibit E attached hereto, with a trial balance report attached thereto, as to the period ending on the last day of the preceding month, in a form to be agreed upon by the Purchaser and the Company.

            Section 5.3 Monthly Advances by Company.

            On the Business Day immediately preceding each Remittance Date, the Company shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the Determination Date immediately preceding such Remittance Date or which were deferred pursuant to Section 4.1. Any amounts held for future distribution and so used shall be replaced by the Company by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Purchaser required to be made on such Remittance Date. Notwithstanding the foregoing, the Company shall not be permitted to make any advances from amounts held for future distribution, and instead shall be required to make all advances from its own funds, unless the Company, its parent, or their respective successors hereunder shall have a long-term credit rating of at least "A" by Fitch, Inc. (doing business as Fitch Ratings), "A" by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., and "A2" by Moody's Investors Service, Inc. The Company's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the earlier of: (i) the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan and (ii) the Remittance Date prior to the date the Mortgage Loan is converted to REO Property, provided however, that if requested by a Rating Agency in connection with Securitization Transaction, the Company shall be obligated to make such advances through the Remittance Date prior to the date on which cash is received in connection with the liquidation of REO Property; provided, however, that such obligation shall cease if the Company determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Company from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan. In the event that the Company determines that any such advances are non-recoverable, the Company shall provide the Purchaser with a certificate signed by two officers of the Company evidencing such determination.

                                   ARTICLE VI

                          GENERAL SERVICING PROCEDURES

            Section 6.1 Transfers of Mortgaged Property.

            The Company shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the Person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Company shall not exercise such rights if prohibited by law from doing so.

            If the Company reasonably believes it is unable under Applicable Law to enforce such "due-on-sale" clause, the Company shall enter into (i) an assumption and modification agreement with the Person to whom such property has been conveyed, pursuant to which such Person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Company is unable under Applicable Law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Company for entering into an assumption agreement the fee will be retained by the Company as additional servicing compensation. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan nor any other material terms shall be changed without Purchaser's consent.

            To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the credit worthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used with respect to underwriting mortgage loans of the same type as the Mortgage Loan. If the credit of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by Applicable Law, accelerate the maturity of the Mortgage Loan.

            Section 6.2 Satisfaction of Mortgages and Release of Custodial Mortgage Files.

            Upon the payment in full of any Mortgage Loan, the Company shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 5.2, and may request the release of any Mortgage Loan Documents. If such Mortgage Loan is a MERS Mortgage Loan, the Company is authorized to cause the removal from the registration on the MERS System of such Mortgage and to execute and deliver, on behalf of the Purchaser, any and all instruments of satisfaction or cancellation or of partial or full release.

            If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 2 Business Days of receipt of such demand by the Purchaser. The Company shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

            Section 6.3 Servicing Compensation.

            As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the unpaid principal balance and for the period respecting which any related interest payment on a Mortgage Loan is received. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments.

            Additional servicing compensation in the form of assumption fees, to the extent provided in Section 6.1, and late payment charges shall be retained by the Company to the extent not required to be deposited in the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

            Section 6.4 Annual Statement as to Compliance.

            (i) The Company shall deliver to the Purchaser on or before February 28, 2006, an Officer's Certificate, stating that (x) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement or similar agreements has been made under such officer's supervision, and (y) to the best of such officer's knowledge, based on such review, the Company has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Company to cure such default.

            (ii) On or before March 1 of each calendar year, commencing in 2007, the Company shall deliver to the Purchaser and any Depositor a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, to the effect that (a) a review of the Company's activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer's supervision, and (b) to the best of such officers' knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

            Section 6.5 Annual Independent Public Accountants' Servicing
Report.

            Except with respect to Securitization Transactions occurring on or after January 1, 2006, on or before February 28, of each year beginning February 28, 2006, the Company, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans similar in nature and that such firm is of the opinion that the provisions of this or similar agreements have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. By providing the Purchaser a copy of a Uniform Single Attestation Program Report from their independent public accountant's on an annual basis, Company shall be considered to have fulfilled its obligations under this Section 6.5.

            Section 6.6 Report on Assessment of Compliance and Attestation.

            With respect to any Mortgage Loans that are the subject of a Securitization Transaction occurring on or after January 1, 2006, on or before March 1 of each calendar year, commencing in 2007, the Company shall:

      (i) deliver to the Purchaser and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser and such Depositor) regarding the Company's assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company and shall address each of the Servicing Criteria specified substantially in the form of Exhibit I hereto delivered to the Purchaser at the time of any Securitization Transaction;

      (ii) deliver to the Purchaser and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser and such Depositor that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

      (iii) cause each Subservicer and each Subcontractor, determined by the Company pursuant to Section 4.28(b) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser and any Depositor an assessment of compliance and accountants' attestation as and when provided in paragraphs (i) and (ii) of this Section 6.6; and

      (iv) deliver to the Purchaser, any Depositor and any other Person that will be responsible for signing the certification (a "Sarbanes Certification") required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of
            2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit J.

            The Company acknowledges that the parties identified in clause (iv) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

            Each assessment of compliance provided by a Subservicer pursuant to
Section 6.6(i) shall address each of the Servicing Criteria specified substantially in the form of Exhibit D hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to
Section 6.6(iii) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 4.28.

            Section 6.7 Remedies.

            (i) Any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under Article IX,
Section 4.28, Section 6.4, Section 6.5 or Section 6.6, or any breach by the Company of a representation or warranty set forth in Section 9.1(g)(vi)(A), or in a writing furnished pursuant to Section 9.1(g)(vi)(B) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to
Section 9.1(g)(vi)(B) to the extent made as of a date subsequent to such closing date, shall, except as provided in sub-clause (ii) of this Section, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Company; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

      (ii) Any failure by the Company, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants' letter when and as required under Section 6.4, Section 6.5 or Section 6.6, including any failure by the Company to identify any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten (10) calendar days after the date on which such information, report, certification or accountants' letter was required to be delivered shall constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

      (iii) The Company shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

            Section 6.8 Right to Examine Company Records.

            The Purchaser, or its designee, shall have the right to examine and audit any and all of the books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice. The Purchaser shall pay its own expenses associated with such examination.

            Section 6.9 Compliance with REMIC Provisions.

            If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Company shall not take any action or fail to take any action or fail to cause the REMIC to take any action, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined Section 860F(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860G(d) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

                                   ARTICLE VII

                              COMPANY TO COOPERATE

            Section 7.1 Provision of Information.

            During the term of this Agreement, the Company shall furnish to the Purchaser such periodic, special, or other reports or information, and copies or originals of any documents contained in the Servicing File for each Mortgage Loan provided for herein. All other special reports or information not provided for herein as shall be necessary, reasonable, or appropriate with respect to the Purchaser or any regulatory agency will be provided at the Purchaser's expense. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.

            The Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

            Section 7.2 Financial Statements; Servicing Facility.

            In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective Purchaser a Consolidated Statement of Operations of the Company for the most recently completed two fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Company, upon request, also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Company (and are available upon request to members or stockholders of the Company or to the public at large).

            The Company also shall make available to Purchaser or prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company or the financial statements of the Company, and to permit any prospective purchaser to inspect the Company's servicing facilities for the purpose of satisfying such prospective purchaser that the Company has the ability to service the Mortgage Loans as provided in this Agreement.

                                  ARTICLE VIII

                                   THE COMPANY

            Section 8.1 Indemnification; Third Party Claims.

            The Company shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement. The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse the Company for all costs, fees or expenses advanced by it pursuant to this paragraph except when the claim in any way results from, relates to or arises out of any liability, obligation, act or omission of the Company, including without limitation, the Company's indemnification obligation under
Section 3.3 and this Section 8.1, any repurchase obligation of the Company hereunder including Sections 2.3, 3.3 and 6.2, or the failure of the Company to service and administer the Mortgage Loans and otherwise perform its obligations hereunder in strict compliance with the terms of this Agreement.

            Section 8.2 Merger or Consolidation of the Company.

            The Company shall keep in full effect its existence, rights and franchises and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

            Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution which is a Fannie Mae/Freddie Mac-approved company in good standing. Furthermore, in the event the Company transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the Company, such affiliate shall satisfy the condition above, and shall also be fully liable to the Purchaser for all of the Company's obligations and liabilities hereunder.

            Section 8.3 Limitation on Liability of Company and Others.

            Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Company or any such Person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement or any other liability which would otherwise be imposed under this Agreement. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

            Section 8.4 Limitation on Resignation and Assignment by Company.

            The Purchaser has entered into this Agreement with the Company and subsequent Purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Company shall neither assign this Agreement or the servicing rights hereunder, or sell or otherwise dispose of all of its property or assets without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

            The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under Applicable Law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in
Section 12.1.

            Without in any way limiting the generality of this Section 8.4, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.1, without any payment of any penalty or damages and without any liability whatsoever to the Purchaser or any third party.

                                   ARTICLE IX

                           SECURITIZATION TRANSACTION

            Section 9.1 Removal of Mortgage Loans from Inclusion Under this Agreement Upon a Securitization Transaction

            The Purchaser and the Company agree that with respect to some or all of the Mortgage Loans, the Purchaser, at its sole option, may effect Whole Loan Transfers, Agency Transfers or Securitization Transactions, retaining the Company as the servicer thereof or subservicer if a master servicer is employed, or as applicable the "seller/servicer". From and after the Reconstitution Date, the Mortgage Loans transferred may remain covered by this Agreement, insofar as the Company shall continue to service such Mortgage Loans on behalf of the Purchaser in accordance with the terms and provisions of this Agreement.

            The Company shall cooperate with the Purchaser in connection with each Whole Loan Transfer or Securitization Transaction in accordance with this
Section 9.1. In connection therewith the Company shall:

            (a) make all representations and warranties with respect to the Mortgage Loans as of the related Closing Date and with respect to the Company itself as of the closing date of each Whole Loan Transfer or Securitization Transaction;

            (b) negotiate in good faith and execute any seller/servicer agreements required by the shelf registrant to effectuate the foregoing provided such agreements create no greater obligation or cost on the part of the Company than otherwise set forth in this Agreement;

            (c) with respect to any Mortgage Loans that are subject to a Securitization Transaction occurring on or before December 31, 2005, in which the filing of a Sarbanes-Oxley certification directly with the Commission is required, by February 28, 2006,r or in connection with any additional Sarbanes-Oxley certification required to be filed, upon thirty (30) days written request, an officer of the Company shall execute and deliver a Company Certification substantially in the form attached hereto as Exhibit H, to the entity filing the Sarbanes-Oxley certification directly with the Commission (such as the Purchaser, any master servicer, any trustee or any depositor) for the benefit of such entity and such entity's affiliates and the officers, directors and agents of such entity and such entity's affiliates, and shall indemnify such entity or persons arising out of any breach of the Company's obligations or representations relating thereto as provided in such Company Certification;

            (d) represent to the Purchaser, the depositor, the trustee, and the initial purchaser of the securities issued in connection with any Securitization Transaction that: (1) that the Company has serviced the Mortgage Loans in accordance with the terms of this Agreement, and has otherwise complied with all covenants and obligations hereunder, and (2) that the Company has taken no action that would, nor omitted to take any required action the omission of which would, have the effect of impairing the mortgage insurance or guarantee on the Mortgage Loans. The Company also agrees to represent the accuracy of any information provided to the Purchaser by the Company for inclusion in any prospectus supplement, offering memorandum or term sheet prepared in connection with any Securitization Transactions;

            (e) deliver an opinion of counsel (which can be an opinion of in-house counsel to the Company) reasonably acceptable to the Purchaser; provided that any out-of-pocket, third party expenses incurred by the Company in connection with the foregoing shall be paid by the Purchaser;

            (f) provide as applicable:

                     (i) any and all information and appropriate verification of information which may be reasonably available to the Company, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall request;

                     (ii) (x) a company certification executed by a senior
              officer of the Company responsible for the servicing of the Mortgage Loans, and (y) such additional statements, certificates or other similar documents of the Company or reports from the Company's accountants in connection with a Securitization Transaction and in substance as required by Applicable Law; and

                     (iii) such additional representations, warranties,
              covenants, opinions of counsel, letters from auditors, financial description of the Company as servicer for inclusion in any offering memorandum to be distributed to potential investors in connection with a Securitization Transaction with respect to the Mortgage Loans, and certificates of public officials or officers of the Company as are reasonably believed necessary by the trustee, any Rating Agency, the Purchaser, as the case may be, in connection with such Whole Loan Transfers, Agency Transfers or Securitization Transactions. The Purchaser shall pay all third party costs associated with the preparation of such information. The Company shall execute any seller/servicer agreements required within a reasonable period of time after receipt of such seller/servicer agreements which time shall be sufficient for the Company and Company's counsel to review such seller/servicer agreements. Under this Agreement, the Company shall retain a servicing fee for each Mortgage Loan, at the Servicing Fee Rate. The Purchaser shall continue to be responsible for the fees and expenses of the Custodian, including the obligation to pay such fees and expenses on behalf of any Agency to whom Mortgage Loans are transferred pursuant to an Agency Transfer.

      (g) in connection with any Securitization Transaction occurring on or after January 1, 2006, the Company shall (1) within five (5) Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (i), (ii),
            (iii) and (vii) of this subsection (e), and (2) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (iv) of this subsection (e).

            (i) If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding (1) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (2) each Third-Party Originator, and (3) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

                  (A)   the originator's form of organization;

                  (B) a description of the originator's origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator's experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator's origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators' credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

                  (C) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Company, each Third-Party Originator and each Subservicer; and

                  (D) a description of any affiliation or relationship between the Company, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Purchaser or any Depositor in writing in advance of a Securitization
                        Transaction:

                        (1) the sponsor;
                        (2) the depositor;
                        (3) the issuing entity;
                        (4) any servicer;
                        (5) any trustee;
                        (6) any originator;
                        (7) any significant obligor;
                        (8) any enhancement or support provider; and
                        (9) any other material transaction party.

            (ii) If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (1) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (2) each Third-Party Originator. Such Static Pool Information shall be prepared by the Company (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of
                  Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Company (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

                  If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company's or Third-Party Originator's originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

            (iii) If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a "Servicer"), as is requested for the purpose of compliance with Items 1108 of Regulation AB. Such information shall include, at a minimum:

                  (A)   the Servicer's form of organization;

                  (B) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer's experience in servicing assets of any type as well as a more detailed discussion of the Servicer's experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer's portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

                         (1) whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

                         (2)  the extent of outsourcing the Servicer utilizes;

                         (3) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

                         (4) whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

                         (5) such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

                  (C) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

                  (D) information regarding the Servicer's financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

                  (E) information regarding advances made by the Servicer on the Mortgage Loans and the Servicer's overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

                  (F) a description of the Servicer's processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

                  (G) a description of the Servicer's processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

                  (H) information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

            (iv) If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer and Third-Party Originator to) (1) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Company, any Subservicer or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Company, any Subservicer or any Third-Party Originator and any of the parties specified in Section 9.1(g)(i)(D) (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (2) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

            (v) As a condition to the succession to the Company or any Subservicer as servicer or Subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with is reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

            (vi)  (A)   The Company shall be deemed to represent to the
                        Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser under this Section 9.1(g) that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (1) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (2) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (3) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (4) no material changes to the Company's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (5) there are no aspects of the Company's financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement; (6) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any Third-Party Originator; and (7) there are no affiliations, relationships or transactions relating to the Company, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

                  (B) If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under this Section 9.1(g), the Company shall, within five (5) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in sub clause (A) above or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

            (vii) In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Purchaser or any Depositor, the Company shall provide such information reasonably available to the Company regarding the performance or servicing of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.

      (h) The Company shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

            (i)   (A)   any untrue statement of a material fact contained or
                  alleged to be contained in any information, report, certification, accountants' letter or other material provided under Sections 4.28, 6.4(ii), 6.6, 9.1(d) and (g) by or on behalf of the Company, or provided under Sections 4.28, 6.4(ii), 6.6, 9.1(d) and (g) by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the "Company Information"), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

            (ii) any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under Sections 4.28, 6.4(ii), 6.6, 9.1(d) and (g), including any failure by the Company to identify any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB; or

            (iii) any breach by the Company of a representation or warranty set forth in Section 9.1(g)(vi)(A) or in a writing furnished pursuant to Section 9.1(g)(vi)(B) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 9.1(g)(vi)(B) to the extent made as of a date subsequent to such closing date.

            In the case of any failure of performance described in sub-clause
            (ii) of this Section 9.1(h), the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Company, any Subservicer, any Subcontractor or any Third-Party Originator.

      (i) The Purchaser and each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) shall indemnify the Company, each affiliate of the Company, each Person who controls any of such parties or the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Company, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

            (i)   (A)   any untrue statement of a material fact contained or
                  alleged to be contained in any offering materials related to a Securitization Transaction, including without limitation the registration statement, prospectus, prospectus supplement, any private placement memorandum, any offering circular, any freewriting prospectuses (as defined in Rule 405 of the Securities Act), and any amendments or supplements to the foregoing (collectively, the "Securitization Materials") or (B) the omission or alleged omission to state in the Securitization Materials a material fact required to be stated in the Securitization Materials or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is other than a statement or omission arising out of, resulting from, or based upon the Company Information.

      (j) indemnify the Purchaser for any material misstatements, omissions or alleged material misstatements or omissions contained in the information provided pursuant to (d) or (f) above; provided, that the Purchaser shall provide indemnification to the Company, its successors or assigns, with respect to any material misstatements, omissions or alleged material misstatements or omissions contained in any information (other than the information provided by the Company pursuant to (d) or (f) above) in any securitization offering materials; and

      (k) if required at any time by the Rating Agencies in connection with any Securitization Transaction, the Company shall deliver such additional documents from its Retained Mortgage File to the Custodian as the Rating Agencies may require (a "Rating Agency Delivery Event").

            The Purchaser and the Company acknowledge and agree that the purpose of Section 9. 1(g) is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Company shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

            In the event the Purchaser has elected to have the Company hold record title to the Mortgages, prior to the Reconstitution Date and after the related Closing Date the Company shall prepare an Assignment of Mortgage in blank or, at the option of the Purchaser, to the trustee from the Company (to the extent such Assignment has not been prepared on or before the related Closing Date) acceptable to the trustee for each Mortgage Loan that is part of the Whole Loan Transfers, Agency Transfers or Securitization Transactions. The Purchaser shall pay all preparation and recording costs associated therewith. The Company shall execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the trustee upon the Company's receipt thereof. Additionally, the Company shall prepare and execute, at the direction of the Purchaser, any note endorsements in connection with any and all seller/servicer agreements.

            All Mortgage Loans (i) not sold or transferred pursuant to Whole Loan Transfers, Agency Transfers or Securitization Transactions or (ii) that are subject to a Securitization Transaction for which the related trust is terminated for any reason, shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

                                    ARTICLE X

                                     DEFAULT

            Section 10.1 Events of Default.

            Each of the following shall constitute an Event of Default on the part of the Company:

                   (i) any failure by the Company to remit to the Purchaser
            any payment required to be made under the terms of this Agreement which continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

                   (ii) failure by the Company duly to observe or perform in
            any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser or by the Custodian; or

                   (iii) failure by the Company to maintain its license to do business in any jurisdiction where the Mortgaged Property is located if such license is required; or

                   (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such degree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                   (v) the Company shall consent to the appointment of a
            conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

                   (vi) the Company shall admit in writing its inability to
            pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three (3) Business Days; or

                   (vii) the Company ceases to meet the qualifications of a
            Fannie Mae/Freddie Mac servicer; or

                   (viii) the Company attempts to assign its right to
            servicing compensation hereunder or to assign this Agreement or the servicing responsibilities hereunder in violation of Section 8.4; or

                   (ix) the taking of any action by the Company, any Company
            Employee, any Affiliate or any director or employee thereof that constitutes fraud or criminal activity in the performance of its obligations under this Agreement or the indictment of any of the foregoing Persons for criminal activity related to the mortgage origination or servicing activities of the Company, in each case, where such indictment materially and adversely affects the ability of the Company to perform its obligations under this Agreement (subject to the condition that such indictment is not dismissed within 90 days).

            In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Company, may terminate with cause all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

            Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.1. Upon written request from any Purchaser, the Company shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Custodial Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company's sole expense. The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Subsidy Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

            If any of the Mortgage Loans are MERS Mortgage Loans, in connection with the termination or resignation (as described in Section 8.4) of the Company hereunder, either (i) the successor servicer shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor servicer shall cooperate with the successor servicer either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Purchaser and to execute and deliver such other notices, documents and other instruments as may be necessary to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor servicer or (y) in causing MERS to designate on the MERS(R) System the successor servicer as the servicer of such Mortgage Loan.

            Section 10.2 Waiver of Defaults.

            By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                   ARTICLE XI

                                   TERMINATION

            Section 11.1 Termination.

            This Agreement shall terminate upon any of: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder, (ii) mutual consent of the Company and the Purchaser in writing or (iii) termination pursuant to Section 10.1, 11.2 or 11.3.

            Section 11.2 Termination Without Cause.

            The Purchaser may terminate, at its sole option, any rights the Company may have hereunder, without cause, as provided in this Section 11.2. Any such notice of termination shall be in writing and delivered to the Company and any Rating Agency by registered mail as provided in Section 12.5.

            The Company shall be entitled to receive, as such liquidated damages, upon its termination as servicer hereunder without cause pursuant to this Section 11.2 an amount equal to 2.50% of the aggregate outstanding principal amount of the Mortgage Loans as of the termination date paid by the Purchaser to the Company with respect to all of the Mortgage Loans. In the event of a termination pursuant to this Section 11.2, the Company shall be required, at the expense of the Purchaser, to deliver to the Custodian the entire contents of the Retained Mortgage File, to the extent such contents were not previously delivered to the Custodian pursuant to this Agreement or the Custodial Agreement.

            Section 11.3 Termination With Cause.

            Notwithstanding any other provision hereof to the contrary, the Purchaser, at its option, may terminate this Agreement, and any rights the Company may have hereunder, with cause upon ten (10) Business Days' prior written notice. For all purposes of determining "cause" with respect to termination of this Agreement or the rights of the Company hereunder, such term shall mean, without limitation, termination upon the occurrence of any Event of Default hereunder which is not cured within any applicable cure period. In the event of a termination of the Company for cause under this Section 11.3, no liquidated damages shall be payable to the Company pursuant to Section 11.2 and the Company shall be required, at its own expense, to deliver to the Custodian the entire contents of the Retained Mortgage File, to the extent such contents were not previously delivered to the Custodian pursuant to this Agreement or the Custodial Agreement.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

            Section 12.1 Successor to Company.

            Prior to termination of the Company's responsibilities and duties under this Agreement pursuant to Sections 8.4, 10.1 or 11.1, the Purchaser shall, (i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.2 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.1 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.1 and 3.2 and the remedies available to the Purchaser under Sections 2.3, 3.3 and 6.2, it being understood and agreed that the provisions of such Sections 2.3, 3.1, 3.2, 3.3, 6.1 and 8.1 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

            Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.1, except for the portion of subsection
(h) relating to sale of the mortgage loans and all of subsections (j) and (l) thereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or termination of this Agreement pursuant to Section 8.4, 10.1, 11.1, 11.2 or 11.3 shall not affect any claims that any Purchaser may have against the Company arising out of the Company's actions or failure to act prior to any such termination or resignation.

            The Company shall deliver promptly to the successor servicer the funds in the Custodial Account, Subsidy Account and Escrow Account and all Custodial Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

            Upon a successor's acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.5.

            Section 12.2 Amendment.

            This Agreement may be amended from time to time by written agreement signed by the Company and the Purchaser.

            Section 12.3 Governing Law.

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Each of the Company and the Purchaser hereby knowingly, voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect or any litigation based on, or arising out of, under, or in connection with, this Agreement, or any other documents and instruments executed in connection herewith, or any course of conduct, course of dealing, statements (whether oral or written), or actions of the Company or the Purchaser. This provision is a material inducement for the Purchaser to enter into this Agreement.

            Section 12.4 Duration of Agreement.

            This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.

            Section 12.5 Notices.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:


                  (i) if to the Company with respect to servicing and investor reporting issues:

                        Wells Fargo Bank, N.A.
                        1 Home Campus, MAC #X2401042
                        Des Moines, Iowa 503280001
                        Attention: John B. Brown
                        Tel: (515) 213-7071

                        if to the Company with respect to all other issues:

                        Wells Fargo Bank, N.A.
                        7430 New Technology Way
                        Frederick, Maryland 21703
                        Attention: Structured Finance Manager, MAC X3906-012
                        Tel: (301) 846-8100; Fax: (301) 846-8152

                        With a copy to:

                        Wells Fargo Bank, N.A.
                        1 Home Campus, MAC #X240106T
                        Des Moines, Iowa 503280001
                        Attention: General Counsel
                        Tel: (515) 213-4762; Fax: (515) 213-5192

                        or such other address as may hereafter be furnished to the Purchaser in writing by the Company;

                  (ii) if to Purchaser:

                        Goldman Sachs Mortgage Company
                        100 Second Avenue South, Suite 200 North
                        St. Petersburg, FL 33701
                        Attention: Debbie Brown
                        Tel: (727) 825-3800; Fax: (727) 825-3821

                        With a copy to:

                        Goldman Sachs Mortgage Company
                        85 Broad Street
                        New York, NY 10004
                        Attention: Michelle Gill
                        Tel: (212) 357-8721; Fax: (212) 902-3000

                        or such other address as may hereafter be furnished to the Company in writing by the Purchaser.

            Section 12.6 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 12.7 Relationship of Parties.

            Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

            Section 12.8 Execution; Successors and Assigns.

            This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.4, this Agreement shall inure to the benefit of and be binding upon, and shall be enforceable by, the Company and the Purchaser and their respective successors and assigns, including without limitation, any trustee appointed by the Purchaser with respect to any Whole Loan Transfer or Securitization Transaction. The parties agree that this Agreement and signature pages thereof may be transmitted between them by facsimile and that faxed signatures may constitute original signatures and that a faxed signature page containing the signature (faxed or original) is binding on the parties.

            Section 12.9 Recordation of Assignments of Mortgage.

            To the extent permitted by Applicable Law, as to each Mortgage Loan which is not a MERS Mortgage Loan, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, which recordation shall have been effected at the Company's expense in the event recordation is either necessary under Applicable Law or requested by the Purchaser at its sole option.

            Section 12.10 Assignment by Purchaser.

            The Purchaser shall have the right, without the consent of the Company to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any Person to exercise any rights of the Purchaser hereunder, by executing an Assignment and Assumption Agreement substantially in the form of Exhibit F hereto and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

            Section 12.11 Solicitation of Mortgagor.

            Neither party shall, after the related Closing Date, take any action to solicit the refinancing of any Mortgage Loan. It is understood and agreed that neither (i) promotions undertaken by either party or any affiliate of either party which are directed to the general public at large, including, without limitation, mass mailings based upon commercially acquired mailing lists, newspaper, radio, television advertisements nor (ii) serving the refinancing needs of a Mortgagor who, without solicitation, contacts either party in connection with the refinance of such Mortgage or Mortgage Loan, shall constitute solicitation under this Section.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the day and year first above written.

                                       GOLDMAN SACHS MORTGAGE COMPANY

                                          By: Goldman Sachs Real Estate
                                          Funding Corp., its General Partner

                                       By: /s/ Michelle Gill
                                          --------------------------------------
                                          Name: Michelle Gill
                                          Title: Vice President

                                       WELLS FARGO BANK, N.A.,
                                          as Company

                                       By: /s/ Bradley A. Davis
                                          --------------------------------------
                                          Name: Bradley A. Davis
                                          Title: Vice President

STATE OF NEW YORK       )

                        ) ss:

COUNTY OF NEW YORK      )

            On the _____ day of November, 2005 before me, a Notary Public in and for said State, personally appeared ________________________, known to me to be the of Goldman Sachs Real Estate Funding Corp., the general partner of Goldman Sachs Mortgage Company, the partnership that executed the within instrument and also known to me to be the person who executed it on behalf of said partnership, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

                                       Notary Public

                                       My Commission expires _________________

STATE OF MARYLAND            )

                             ) ss:

COUNTY OF MONTGOMERY         )

            On the _____ day of November, 2005 before me, a Notary Public in and for said State, personally appeared ____________, known to me to be the _______________ of Wells Fargo Bank, N.A., the national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said bank, and acknowledged to me that such bank executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

                                       Notary Public

                                       My Commission expires _________________

                                                                       EXHIBIT A

                            ASSIGNMENT AND CONVEYANCE

            On this ___ day of __________, ____, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Wells Fargo Bank, N.A. ("Company"), as (i) the Seller under that certain Purchase Price and Terms Letter, dated as of ___________, _____ (the "PPTL"),
(ii) the Company under that certain Second Amended and Restated Master Seller's Warranties and Servicing Agreement, dated as of November 1, 2005 (the "Purchase Agreement" and, together with the PPTL, the "Agreements") does hereby sell, transfer, assign, set over and convey to Goldman Sachs Mortgage Company ("Purchaser") as the Purchaser under the Agreements, and the Purchaser hereby accepts from the Company, without recourse, but subject to the terms of the Agreements, all right, title and interest of, in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A (the "Mortgage Loans"). Pursuant to Section 2.3 of the Purchase Agreement, the Company has delivered the Custodial Mortgage File to the Custodian. The Retained Mortgage File and the Servicing File for each Mortgage Loan shall be retained by the Company pursuant to Section 2.1 of the Purchase Agreement.

            In accordance with Article 2 of the Purchase Agreement, the Purchaser accepts the Mortgage Loans listed on Exhibit A attached hereto. Notwithstanding the foregoing the Purchaser does not waive any rights or remedies it may have under the Agreements.

            Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                                       WELLS FARGO BANK, N.A.

                                       By:_________________________________

                                       Name:______________________________

                                       Title:_______________________________

Accepted and Agreed:

GOLDMAN SACHS MORTGAGE COMPANY

By: Goldman Sachs Real Estate
Funding Corp., its General Partner

By:________________________________

Name:______________________________

Title:_____________________________

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                                  See attached

                                                                     EXHIBIT A-1

                               DATA FILE ELEMENTS

(1) the street address of the Mortgaged Property including the city, state, county and zip code;

(2) a code indicating whether the Mortgaged Property is a single family residence, a 2-4 family dwelling, a PUD, a cooperative, a townhouse, manufactured housing or a unit in a condominium project;

(3)   the Mortgage Interest Rate as of the Cut-off Date;

(4)   the current Monthly Payment;

(5)   original loan term, number of months;

(6) the stated maturity date (and, if different, the stated maturity date indicated on the Mortgage Note on its date of origination);

(7) the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date;

(8)   the Loan-to-Value Ratio;

(9)   a code indicating whether the Mortgage Loan is an Interest Only Mortgage
      Loan;

(10) a code indicating whether the Mortgage Loan is a temporary buydown (Y or N);

(11)  the Servicing Fee Rate;

(12) a code indicating whether the Mortgage Loan is covered by lender-paid mortgage insurance (Y or N);

(13) a code indicating whether the Mortgage Loan is a Time$aver(R) Mortgage Loan (Y or N);

(14)  the Mortgagor's first and last name;

(15)  a code indicating whether the Mortgaged Property is owner-occupied;

(16) the remaining months to maturity from the Cut-off Date, based on the original amortization schedule;

(17)  the date on which the first Monthly Payment was due on the Mortgage Loan;

(18) the last Due Date on which a Monthly Payment was actually applied to the actual principal balance;

(19)  the original principal amount of the Mortgage Loan;

(20) a code indicating the purpose of the loan (i.e., purchase, financing, rate/term refinancing, cash-out refinancing);

(21)  the Mortgage Interest Rate at origination;

(22)  the date on which the first Monthly Payment was due on the Mortgage Loan;

(23) a code indicating the documentation style (i.e., full (providing two years employment verification - 2 years W-2's and current pay stub or 2 years 1040's for self employed borrowers), alternative or reduced);

(24)  a code indicating if the Mortgage Loan is subject to a PMI Policy;

(25)  the Appraised Value of the Mortgage Property;

(26)  the sale price of the Mortgaged Property, if applicable;

(27)  the Mortgagor's Underwriting FICO Score;

(28)  term of prepayment penalty in years;

(29)  a code indicating the product type;

(30)  a code indicating the credit grade of the Mortgage Loan;

(31) the unpaid balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of all payments of principal;

(32)  the Note date of the Mortgage Loan;

(33) the mortgage insurance certificate number and percentage of coverage, if applicable;

(34)  the Mortgagor's date of birth;

(35) if the Mortgage Loan is a MERS Mortgage Loan, the MIN Number for each MERS Mortgage Loan;

(36)  employer name;

(37)  subsidy program code;

(38)  servicer name;

(39)  the combined Loan-to-Value Ratio;

(40)  the total Loan-to-Value Ratio;

(41)  whether the Mortgage Loan is convertible (Y or N);

(42)  a code indicating whether the Mortgage Loan is a relocation loan (Y or N);

(43)  a code indicating whether the Mortgage Loan is a leasehold loan (Y or N);

(44)  a code indicating whether the Mortgage Loan is an Alt A loan (Y or N);

(45)  a code indicating whether the Mortgage Loan is a no ratio loan (Y or N);

(46) a code indicating whether the Mortgage Loan is a Pledged Asset Mortgage Loan (Y or N);

(47)  effective LTV percentage for Pledged Asset Mortgage Loans;

(48)  citizenship type code;

(49) a code indicating whether the Mortgage Loan is a conforming or non-conforming loan, based on the original loan balance;

(50)  the name of the client for which the Mortgage Loan was originated;

(51)  the program code;

(52)  the loan sub doc code;

(53)  the Company's Mortgage Loan number;

(54)  a field indicating whether the Mortgage Loan is a Home Loan;

                     The Company shall provide the following
                  For the Home Mortgage Disclosure Act (HMDA):

(55)  the Mortgagor's and co-Mortgagor's (if applicable) ethnicity;

(56)  the Mortgagor's and co-Mortgagor's (if applicable) race;

(57)  lien status;

(58)  for cash-out refinance loans, the cash purpose;

(59)  the Mortgagor's and co-Mortgagor's (if applicable) gender;

(60) the Mortgagor's and co-Mortgagor's (if applicable) social security numbers;

(61)  the number of units for the property;

(62)  the year in which the property was built;

(63)  the qualifying monthly income of the Mortgagor;

(64)  the number of bedrooms contained in the property;

(65)  a code indicating first time buyer (Y or N);

(66)  the total rental income, if any;

                     The Seller shall provide the following
            for the adjustable rate Mortgage Loans (if applicable):

(67) the maximum Mortgage Interest Rate under the terms of the Mortgage Note;

(68) the Periodic Interest Rate Cap;

(69) the Index;

(70) the next Adjustment Date;

(71) the Gross Margin; and

(72) the lifetime interest rate cap.

                                                                       EXHIBIT B

                         CONTENTS OF EACH MORTGAGE FILE

            With respect to each Mortgage Loan, the Retained and Custodial Mortgage Files shall include the respective items listed below, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be retained by the Company in the Retained Mortgage File or Servicing File or delivered to the Custodian pursuant to the Custodial Agreement and Sections 2.1 and 2.3 of the Second Amended and Restated Master Seller's Warranties and the Servicing Agreement to which this Exhibit is attached (the "Agreement"):

With respect to each Custodial Mortgage File:

(1) The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of ______________, without recourse" and signed in the name of the Company by an authorized officer (in the event that the Mortgage Loan was acquired by the Company in a merger, the signature must be in the following form: "[Company], successor by merger to [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by the Company while doing business under another name, the signature must be in the following form: "[Company], formerly know as [previous name]").

(2) The originals or certified true copies of all assumption, modification, consolidation or extension agreements, with evidence of recording noted thereon if recordation is required to maintain the lien of the mortgage or is otherwise required, or, if recordation is not so required, an original or copy of any such assumption, modification, consolidation or extension agreements.

(3) The original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, from the Company to "______________" or as otherwise directed by the Purchaser. If the Mortgage Loan was acquired by the Company in a merger, the Assignment of Mortgage must be made by "[Company], successor by merger to [name of predecessor]." If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be by "[Company], formerly know as [previous name]." Subject to the foregoing and where permitted under the Applicable Laws of the jurisdiction wherein the Mortgaged property is located, such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county.

(4) The original of any personal endorsement, surety and/or guaranty agreement executed in connection with the Mortgage Note, if any.

(5) For each Letter of Credit, the original advice of such Letter of Credit executed by the Pledge Holder and Wells Fargo Bank, N.A.'s notice of transfer, executed in blank (Exhibit A to the Letter of Credit) of beneficiary of such Letter of Credit to the Purchaser or its designee.

With respect to each Retained Mortgage File:

(6) Except as set forth below, and for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage, with evidence of recording thereon or a certified true and correct copy of the Mortgage sent for recordation. If in connection with any Mortgage Loan, the Company cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Company stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Mortgage.

(7) Originals or certified true copies of all intervening assignments of the Mortgage necessary to show a complete chain of title from the original mortgagee to the Company, with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Company stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

(8) The original mortgage policy of title insurance or other evidence of title such as a copy of the title commitment or copy of the preliminary title commitment.

(9) Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

      With respect to each Mortgage Loan, the Servicing File shall include each of the following items to the extent in the possession of the Company or in the possession of the Company's agent(s):

(10) For each Cooperative Loan, the original or a seller certified true copy of the following:

      The original Pledge Agreement entered into by the Mortgagor with respect to such Cooperative Loan;

      UCC-3 assignment in blank (or equivalent instrument), sufficient under the laws of the jurisdiction where the related Cooperative Apartment is located to reflect of record the sale and assignment of the Cooperative Loan to the Purchaser;

      Original assignment of Pledge Agreement in blank showing a complete chain of assignment from the originator of the related Cooperative Loan to the Company;

      Original Form UCC-1 and any continuation statements with evidence of filing thereon with respect to such Cooperative Loan;

      Cooperative Shares with a Stock Certificate in blank attached;

      Original Proprietary Lease;

      Original Assignment of Proprietary Lease, in blank, and all intervening assignments thereof;

      Original recognition agreement of the interests of the mortgagee with respect to the Cooperative Loan by the Cooperative, the stock of which was pledged by the related Mortgagor to the originator of such Cooperative Loan; and

      Originals of any assumption, consolidation or modification agreements relating to any of the items specified above.

(11)  Verification of Mortgage Insurance.

(12) The original hazard insurance policy and, if required by law, flood insurance policy, in accordance with Section 4.10 of the Agreement.

(13)  Residential loan application.

(14)  Mortgage Loan closing statement.

(15) Verification of employment and income, unless originated under the Company's Limited Documentation program, Fannie Mae Timesaver Plus.

(16)  Verification of acceptable evidence of source and amount of down payment.

(17)  Credit report on the Mortgagor, if available.

(18)  Residential appraisal report.

(19)  Photograph of the Mortgaged Property.

(20) Survey of the Mortgaged Property, if required by the title company or Applicable Law.

(21) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e. map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

(22)  All required disclosure statements.

(23) If available, termite report, structural engineer's report, water potability and septic certification.

(24)  Sales contract, if applicable.

(25) Evidence of payment of taxes and insurance premiums, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

(26)  Amortization schedule, if available.

(27)  Original power of attorney, if applicable.

            In the event an Officer's Certificate of the Company is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Company shall deliver to the Custodian, within 240 days of the related Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

                                                                       EXHIBIT C

                           FORM OF CUSTODIAL AGREEMENT

                                  See attached

                                                                       EXHIBIT D

                        FORM OF MASTER OPINION OF COUNSEL

Re:   Sale of Mortgage Loans by

      Wells Fargo Bank, N.A. to
      Goldman Sachs Mortgage Company

Dear Sir/Madam:

            I am _____ of Wells Fargo Bank, N.A. and have acted as counsel to Wells Fargo Bank, N.A. (the "Company"), with respect to certain matters in connection with the sale by the Company of the mortgage loans (the "Mortgage Loans") pursuant to that certain Second Amended and Restated Master Seller's Warranties and Servicing Agreement (the "Seller's Warranties and Servicing Agreement") by and between the Company and Goldman Sachs Mortgage Company (the "Purchaser"), dated as of November 1, 2005, which sale is in the form of whole Mortgage Loans. Capitalized terms not otherwise defined herein have the meanings set forth in the Seller's Warranties and Servicing Agreement.

            I have examined the following documents:

            1. the Seller's Warranties and Servicing Agreement;

            2. the Custodial Agreement;

            3. the form of endorsement of the Mortgage Notes; and

            4. such other documents, records and papers as I have deemed necessary and relevant as a basis for this opinion.

            To the extent I have deemed necessary and proper, I have relied upon the representations and warranties of the Company contained in the Seller's Warranties and Servicing Agreement. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

            Based upon the foregoing, it is my opinion that:

            1. The Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

            2. The Company has the power to engage in the transactions contemplated by the Seller's Warranties and Servicing Agreement and the Custodial Agreement and all requisite power, authority and legal right to execute and deliver the Seller's Warranties and Servicing Agreement, the Custodial Agreement and the Mortgage Loans, and to perform and observe the terms and conditions of such instruments.

            3. Each person who, as an officer or attorney-in-fact of the Company, signed (a) the Seller's Warranties and Servicing Agreement, (b) the Custodial Agreement , and (c) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Seller's Warranties and Servicing Agreement was, at the respective times of such signing and delivery, and is, as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

            4. Each of the Seller's Warranties and Servicing Agreement, the Custodial Agreement and the Mortgage Loans, has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement enforceable in accordance with its terms, subject to the effect of insolvency, liquidation, conservatorship and other similar laws administered by the Federal Deposit Insurance Corporation affecting the enforcement of contract obligations of insured banks and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser's ownership of the Mortgage Loans.

            5. The Company has been duly authorized to allow any of its officers to execute any and all documents by original or facsimile signature in order to complete the transactions contemplated by the Seller's Warranties and Servicing Agreement and the Custodial Agreement and in order to execute the endorsements to the Mortgage Notes and the assignments of the Mortgages, and the original or facsimile signature of the officer at the Company executing the Seller's Warranties and Servicing Agreement, the Custodial Agreement, the endorsements to the Mortgage Notes and the assignments of the Mortgages represents the legal and valid signature of said officer of the Company.

            6. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Seller's Warranties and Servicing Agreement, the Custodial Agreement or the sale and delivery of the Mortgage Loans or the consummation of the transactions contemplated by the Seller's Warranties and Servicing Agreement and the Custodial Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

            7. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Seller's Warranties and Servicing Agreement and the Custodial Agreement, will conflict with or results in or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

            8. There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Company which, in my opinion, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Seller's Warranties and Servicing Agreement, and the Custodial Agreement, or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Seller's Warranties and Servicing Agreement and the Custodial Agreement.

            9. For purposes of the foregoing, I have not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to the legal department of the Company or an employee of the Company responsible for the receipt of process a present intention to initiate such proceedings; nor have I regarded any legal or governmental actions, investigations or proceedings as including those that are conducted by state or federal authorities in connection with their routine regulatory activities. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Seller's Warranties and Servicing Agreement is sufficient fully to transfer all right, title and interest of the Company thereto as noteholder and mortgagee, apart from the rights to service the Mortgage Loans pursuant to the Seller's Warranties and Servicing Agreement.

            10. The form of endorsement that is to be used with respect to the Mortgage Loans is legally valid and sufficient to duly endorse the Mortgage Notes to the Purchaser. Upon the completion of the endorsement of the Mortgage Notes and the completion of the assignments of the Mortgages, and the recording thereof, the endorsement of the Mortgage Notes, the delivery to the Custodian of the completed assignments of the Mortgages, and the delivery of the original endorsed Mortgage Notes to the Custodian would be sufficient to permit the entity to which such Mortgage Note is initially endorsed at the Purchaser's direction, and to whom such assignment of Mortgages is initially assigned at the Purchaser's direction, to avail itself of all protection available under Applicable Law against the claims of any present or future creditors of the Company, and would be sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable, such that in a properly presented and argued case under title 11, United States Code (the "Bankruptcy Code"), in which the Company were the debtor, a bankruptcy court having jurisdiction over the Company would consider the transfer of the Mortgage Loans from the Company to the Purchaser to be a true sale of the Mortgage Loans from the Company to the Purchaser and not a secured loan by the Purchaser to the Company and, accordingly, the Mortgage Loans and the payments and other collections thereon (other than those at any given time that may be commingled with unrelated funds held by the Company) and the proceeds thereof transferred to the Purchaser by the Company in accordance with the Company's Warranties and Servicing Agreement would not be deemed property of the Company's estate for purposes of Section 541 of the Bankruptcy Code or be subject to the automatic stay provisions of Section 362 of the Bankruptcy Code.

            This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

                                       Sincerely,

                                                                       EXHIBIT E

              ITEMS TO BE INCLUDED IN MONTHLY REMITTANCE ADVICE

            On the related Closing Date, the Company shall deliver to the Purchaser an initial set-up report (the "Initial Set-up Report"), dated as of the related Cut-off Date, which shall set forth certain information regarding the Mortgage Pool. Such information shall include, without limitation, the principal balance of each Mortgage Loan, the interest rate, delinquency status and any other information requested by the Purchaser. For each month after the related Closing Date, the Company shall provide a monthly remittance advice report (the "Monthly Remittance Advice Reports") to the Purchaser, which shall set forth for each Mortgage Loan, the trial balance, interest rate, delinquency, foreclosure and related default information, and such other information as may be requested by the Purchaser. The Initial Set-up Report and the Monthly Remittance Advice Reports will be delivered in an Excel format or in such other electronic format as agreed to by the parties. Each Initial Set-up Report and Monthly Remittance Advice Report shall contain only such information as is readily available to the Company and is mutually agreed to by Company and the Purchaser.

                                                                       EXHIBIT F

           FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

            ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT made this _____ day of __________________, 200_, among Wells Fargo Bank, N.A., a
__________________________ (the "Servicer"), _________________________ a
________________________ (the "Assignee"), and _____________________________,
a _______________________ (the "Assignor).

            WHEREAS, Goldman Sachs Mortgage Company and the Servicer have entered into a certain Second Amended and Restated Master Seller's Warranties and Servicing Agreement dated as of November 1, 2005 (the "Servicing Agreement"), pursuant to which the Servicer sold certain mortgage loans listed on the mortgage loan schedule attached as an exhibit to the Servicing Agreement;

            WHEREAS, the Assignee has agreed on certain terms and conditions to purchase from the Assignor certain mortgage loans (the "Mortgage Loans"), which Mortgage Loans are subject to the provisions of the Servicing Agreement and are listed on the mortgage loan schedule attached as Exhibit 1 hereto (the "Mortgage Loan Schedule");

            WHEREAS, pursuant to a Trust Agreement, dated as of [______ __], 200__ (the "Trust Agreement"), between GS Mortgage Securities Corp., as Depositor, and [______], as Trustee (the "Trustee"), the Assignee will transfer the Mortgage Loans to the Trustee, together with the Assignee's rights in the Sale and Servicing Agreement;

            NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

            1. Assignment and Assumption.

                  (a) The Assignor hereby assigns to the Assignee all of its right, title and interest in and to the Mortgage Loans and Servicing Agreement, to the extent relating to the Mortgage Loans (other than the rights of the Assignor to indemnification thereunder), and the Assignee hereby assumes all of the Assignor's obligations under the Servicing Agreement, to the extent relating to the Mortgage Loans from and after the date hereof, and the Servicer hereby acknowledges such assignment and assumption and hereby agrees to the release of the Assignor from any obligations under the Servicing Agreement from and after the date hereof, to the extent relating to the Mortgage Loans. Notwithstanding the foregoing, it is understood that the Assignor is not released from liability for any breaches of the representations and warranties made in
      Section 3.6 of the Servicing Agreement, and the Assignee is not undertaking any such liability hereunder.

                  (b) The Assignor represents and warrants to the Assignee that the Assignor has not taken any action which would serve to impair or encumber the Assignor's ownership interest in the Mortgage Loans since the date of the Servicing Agreement.

                  (c) The Servicer and the Assignor shall have the right to amend, modify or terminate the Servicing Agreement without the joinder of the Assignee with respect to mortgage loans not conveyed to the Assignee hereunder, provided, however, that such amendment, modification or termination shall not affect or be binding on the Assignee.

            2. Accuracy of Servicing Agreement.

                  (a) The Servicer and the Assignor represent and warrant to the Assignee that (i) attached hereto as Exhibit 2 is a true, accurate and complete copy of the Servicing Agreement, (ii) the Servicing Agreement is in full force and effect as of the date hereof, (iii) the Servicing Agreement has not been amended or modified in any respect and (iv) no notice of termination has been given to the Servicer under the Servicing Agreement.

            3. Recognition of Purchaser.

            From and after the date hereof, the Servicer shall note the transfer of the Mortgage Loans to the Assignee in its books and records, shall recognize the Assignee as the owner of the Mortgage Loans and shall service the Mortgage Loans for the benefit of the Assignee pursuant to the Servicing Agreement, the terms of which are incorporated herein by reference. It is the intention of the Assignor, Servicer and Assignee that the Servicing Agreement shall be binding upon and inure to the benefit of the Servicer and the Assignee and their successors and assigns.

            4. Representations and Warranties of the Assignee. The Assignee hereby represents and warrants to the Assignor as follows:

                  (a) Decision to Purchase. The Assignee represents and warrants that it is a sophisticated investor able to evaluate the risks and merits of the transactions contemplated hereby, and that it has not relied in connection therewith upon any statements or representations of the Assignor or the Servicer other than those contained in the Servicing Agreement or this Agreement.

                  (b) Authority. The Assignee hereto represents and warrants that it is duly and legally authorized to enter into this Agreement and to perform its obligations hereunder and under the Servicing Agreement.

                  (c) Enforceability. The Assignee hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            5. Representations and Warranties of the Assignor. The Assignor hereby represents and warrants to the Assignee as follows:

                  (a) The Assignor has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of New York with full power and authority (corporate and other) to enter into and perform its obligations under the Servicing Agreement and this Assignment Agreement.

                  (b) This Assignment Agreement has been duly executed and delivered by the Assignor, and, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid, and binding agreement of the Assignor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

                  (c) The execution, delivery and performance by the Assignor of this Assignment Agreement and the consummation of the transactions contemplated thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date thereof.

                  (d) The execution and delivery of this Assignment Agreement have been duly authorized by all necessary corporate action on the part of the Assignor; neither the execution and delivery by the Assignor of this Assignment Agreement, nor the consummation by the Assignor of the transactions therein contemplated, nor compliance by the Assignor with the provisions thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of the governing documents of the Assignor or any law, governmental rule or regulation or any material judgment, decree or order binding on the Assignor or any of its properties, or any of the provisions of any material indenture, mortgage, deed of trust, contract or other instrument to which the Assignor is a party or by which it is bound.

                  (e) There are no actions, suits or proceedings pending or, to the knowledge of the Assignor, threatened, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Assignment Agreement or (B) with respect to any other matter that in the judgment of the Assignor will be determined adversely to the Assignor and will if determined adversely to the Assignor materially adversely affect its ability to perform its obligations under this Assignment Agreement.

                  (f) Except for the sale to the Assignee, the Assignor has not assigned or pledged any Mortgage Note or the related Mortgage or any interest or participation therein.

                  (g) The Assignor has not satisfied, canceled, or subordinated in whole or in part, or rescinded the Mortgage, and the Assignor has not released the Mortgaged Property from the lien of the Mortgage, in whole or in part, nor has the Assignor executed an instrument that would effect any such release, cancellation, subordination, or rescission. The Assignor has not released any Mortgagor, in whole or in part, except in connection with an assumption agreement or other agreement approved by the related Federal Insurer, to the extent such approval was required.

            It is understood and agreed that the representations and warranties set forth in this Section 5 shall survive delivery of the respective Custodial Mortgage Files to the Custodian and shall inure to the benefit of the Assignee and its assigns notwithstanding any restrictive or qualified endorsement or assignment. Upon the discovery by the Assignor or the Assignee and its assigns of a breach of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties to this Assignment Agreement, and in no event later than two (2) Business Days from the date of such discovery. It is understood and agreed that the obligations of the Assignor set forth in Section 6 to repurchase a Mortgage Loan constitute the sole remedies available to the Assignee and its assigns on their behalf respecting a breach of the representations and warranties contained in this
Section 5. It is further understood and agreed that the Assignor shall be deemed not to have made the representations and warranties in this Section 5 with respect to, and to the extent of, representations and warranties made, as to the matters covered in this Section 5, by the Servicer in the Servicing Agreement (or any officer's certificate delivered pursuant thereto).

            It is understood and agreed that the Assignor has made no representations or warranties to the Assignee other than those contained in this
Section 5, and no other affiliate of the Assignor has made any representations or warranties of any kind to the Assignee.

            6. Repurchase of Mortgage Loans.

            Upon discovery or notice of any breach by the Assignor of any representation, warranty, or covenant under this Assignment Agreement that materially and adversely affects the value of any Mortgage Loan or the interest of the Assignee therein (it being understood that any such defect or breach shall be deemed to have materially and adversely affected the value of the related Mortgage Loan or the interest of the Assignee therein if the Assignee incurs a loss as a result of such defect or breach), the Assignee promptly shall request that the Assignor cure such breach and, if the Assignor does not cure such breach in all material respects within 60 days from the date on which it is notified of the breach, the Assignee may enforce the Assignor's obligation hereunder to purchase such Mortgage Loan from the Assignee. Notwithstanding the foregoing, however, if such breach is a Qualification Defect, such cure or repurchase must take place within 75 days of the Defect Discovery Date.

            In the event the Servicer has breached a representation or warranty under the Servicing Agreement that is substantially identical to a representation or warranty breached by the Assignor hereunder, the Assignee shall first proceed against the Servicer. If the Servicer does not within 60 days after notification of the breach, take steps to cure such breach (which may include certifying to progress made and requesting an extension of the time to cure such breach, as permitted under the Servicing Agreement) or purchase, or substitute for the Mortgage Loan, the Trustee shall be entitled to enforce the obligations of the Assignor hereunder to cure such breach or to purchase the Mortgage Loan from the Trust. In such event, the Assignor shall succeed to the rights of the Assignee to enforce the obligations of the Servicer to cure such breach or repurchase such Mortgage Loan under the terms of the related Servicing Agreement with respect to such Mortgage Loan.

            Except as specifically set forth herein, the Assignee shall have no responsibility to enforce any provision of this Assignment Agreement, to oversee compliance hereof, or to take notice of any breach or default thereof.

            7. Continuing Effect.

            Except as contemplated hereby, the Servicing Agreement shall remain in full force and effect in accordance with its terms.

            8. Governing Law.

            THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            9. Notices.

            Any notices or other communications permitted or required hereunder or under the Servicing Agreement shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, to:
(i) in the case of the Servicer, [_________________, ____________________] or
such address as may hereafter be furnished by the Servicer; (ii) in the case of the Assignee, _______________, _______________, Attention: ________________, or
such other address as may hereafter be furnished by the Assignee, and (iii) in the case of the Assignor, __________________, Attention: _________________, or
such other address as may hereafter be furnished by the Assignor.

            10. Counterparts.

            This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

            11. Definitions.

            Any capitalized term used but not defined in this Agreement has the same meaning as in the Servicing Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                       ASSIGNEE:

                                       By:____________________________________

                                       Name:__________________________________

                                       Title:_________________________________

                                       ASSIGNOR:

                                       By:____________________________________

                                       Name:__________________________________

                                       Title:_________________________________

Acknowledged by:

SERVICER:

By:______________________________

Name:____________________________

Title:___________________________

                                                                       EXHIBIT G

                      FORM OF COMPANY OFFICER'S CERTIFICATE

            I, ______________________, hereby certify that I am a duly elected [Vice President] of Wells Fargo Bank, N.A., a national banking association organized under the laws of the United States (the "Company") and further as follows:

            1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the articles of association of the Company which is in full force and effect on the date hereof.

            2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof.

            3. The execution and delivery by the Company of the Second Amended and Restated Master Seller's Warranties and Servicing Agreement, dated as of November 1, 2005 (the "Sale and Servicing Agreement") and the Custodial Agreement, dated as of August 1, 2004 (the "Custodial Agreement" and, together with the Sale and Servicing Agreement, the "Agreements") are in the ordinary course of business of the Company.

            4. A true and correct copy of the resolution of the Mortgage Banking Committee of the Board of Directors of the Company authorizing the Company to enter into the Agreements is attached hereto as Exhibit 3.

            5. Each person who, as an officer or representative of the Company, signed (a) the Sale and Servicing Agreement, or (b) any other document delivered prior hereto or on the date hereof in connection with any transaction described in the Agreements was, at the respective times of such signing and delivery a duly elected or appointed, qualified and acting officer or representative of the Company and the signatures of such persons appearing on such documents are their genuine signatures.

            6. No proceedings for dissolution, merger, consolidation, liquidation, conservatorship or receivership of the Company or for the sale of all or substantially all of its assets is pending, or to my knowledge threatened, and no such proceeding is contemplated by the Company.

            IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:

                                       By:____________________________________
                                          Title: Vice President

            I, __________________ the Secretary of
__________________________, hereby certify that _______________________ is a duly elected and acting Vice President of the Company and that the signature appearing above is his genuine signature.

            IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:

                                       By:_____________________________________
                                          Title: Secretary

                                                                       EXHIBIT H

                          FORM OF ANNUAL CERTIFICATION

            I, ______________________, Vice President of Wells Fargo Bank, N.A. (the "Servicer"), certify to __________________, and its officers, directors, agents and affiliates (in its role as ____________, the "____________"), and with the knowledge and intent that they will rely upon this certification, that:

                  (i) Based on my knowledge, the information relating to the
            Mortgage Loans and the servicing thereof submitted by the Servicer to the ___________ which is used in connection with preparation of the reports on Form 8-K and the annual report on Form 10-K filed with the Securities and Exchange Commission with respect to each transaction listed on the attached Exhibit A, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

                  (ii) The servicing information required to be provided to the
            _____________ by the Servicer under the relevant servicing agreements has been provided to the ______________;

                  (iii) I am responsible for reviewing the activities performed by the Servicer under the relevant servicing agreements and based upon the review required by the relevant servicing agreements, and except as disclosed in the Annual Statement of Compliance, the Annual Independent Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the ___________, the Servicer has, as of the date of this certification fulfilled its obligations under the relevant servicing agreements; and

                  (iv) I have disclosed to the ___________ all significant
            deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the relevant servicing agreements.

                  (v) The Servicer shall indemnify and hold harmless the
            ___________ and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Certification or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the ___________, then the Servicer agrees that it shall contribute to the amount paid or payable by the ___________ as a result of the losses, claims, damages or liabilities of the ___________ in such proportion as is appropriate to reflect the relative fault of the ___________ on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this Certification or the Servicer's negligence, bad faith or willful misconduct in connection therewith.

            IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Servicer.

Dated:

                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT I

                       SERVICING CRITERIA TO BE ADDRESSED
                           IN ASSESSMENT OF COMPLIANCE
    The assessment of compliance to be delivered by [the Company][Name of Subservicer] shall address, as a minimum, the criteria identified below as
                         "Applicable Servicing Criteria"

------------------------------------------------------------------------------------------------------------------------------------
Reg AB Reference                              Servicing Criteria                                  Applicable         Inapplicable
                                                                                              Servicing Criteria  Servicing Criteria
------------------------------------------------------------------------------------------------------------------------------------
                                       General Servicing Considerations
------------------------------------------------------------------------------------------------------------------------------------
1122(d)(1)(i)    Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
------------------------------------------------------------------------------------------------------------------------------------
1122(d)(1)(ii)   If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
------------------------------------------------------------------------------------------------------------------------------------
                 Any requirements in the transaction agreements to maintain a back-up
1122(d)(1)(iii)  servicer for the mortgage loans are maintained.
------------------------------------------------------------------------------------------------------------------------------------
                 A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the
1122(d)(1)(iv)   terms of the transaction agreements.
------------------------------------------------------------------------------------------------------------------------------------
                                      Cash Collection and Administration
------------------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(i)    Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
------------------------------------------------------------------------------------------------------------------------------------
                 Disbursements made via wire transfer on behalf of an obligor or to an
1122(d)(2)(ii)   investor are made only by authorized personnel.
------------------------------------------------------------------------------------------------------------------------------------
                 Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are
1122(d)(2)(iii)  made, reviewed and approved as specified in the transaction agreements.
------------------------------------------------------------------------------------------------------------------------------------
                 The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the
1122(d)(2)(iv)   transaction agreements.
------------------------------------------------------------------------------------------------------------------------------------
                 Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that
1122(d)(2)(v)    meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
------------------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(vi)   Unissued checks are safeguarded so as to prevent unauthorized access.
------------------------------------------------------------------------------------------------------------------------------------
                 Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the
1122(d)(2)(vii)  transaction agreements.
------------------------------------------------------------------------------------------------------------------------------------
                                      Investor Remittances and Reporting
------------------------------------------------------------------------------------------------------------------------------------
1122(d)(3)(i)    Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable
                 Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
------------------------------------------------------------------------------------------------------------------------------------
                 Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the
1122(d)(3)(ii)   transaction agreements.
------------------------------------------------------------------------------------------------------------------------------------
                 Disbursements made to an investor are posted within two business days to the
                 Servicer's investor records, or such other number of days specified in the
1122(d)(3)(iii)  transaction agreements.
------------------------------------------------------------------------------------------------------------------------------------
                 Amounts remitted to investors per the investor reports agree with cancelled
1122(d)(3)(iv)   checks, or other form of payment, or custodial bank statements.
------------------------------------------------------------------------------------------------------------------------------------
                                           Pool Asset Administration
------------------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(i)    Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
------------------------------------------------------------------------------------------------------------------------------------
                 Mortgage loan and related documents are safeguarded as required by the
1122(d)(4)(ii)   transaction agreements
------------------------------------------------------------------------------------------------------------------------------------
                 Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in
1122(d)(4)(iii)  the transaction agreements.
------------------------------------------------------------------------------------------------------------------------------------
                 Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the
1122(d)(4)(iv)   related mortgage loan documents.
------------------------------------------------------------------------------------------------------------------------------------
                 The Servicer's records regarding the mortgage loans agree with the
1122(d)(4)(v)    Servicer's records with respect to an obligor's unpaid principal balance.
------------------------------------------------------------------------------------------------------------------------------------
                 Changes with respect to the terms or status of an obligor's mortgage loans
                 (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and
1122(d)(4)(vi)   related pool asset documents.
------------------------------------------------------------------------------------------------------------------------------------
                 Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the
1122(d)(4)(vii)  timeframes or other requirements established by the transaction agreements.
------------------------------------------------------------------------------------------------------------------------------------
                 Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements.
                 Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where
1122(d)(4)(viii) delinquency is deemed temporary (e.g., illness or unemployment).
------------------------------------------------------------------------------------------------------------------------------------
                 Adjustments to interest rates or rates of return for mortgage loans with
1122(d)(4)(ix)   variable rates are computed based on the related mortgage loan documents.
------------------------------------------------------------------------------------------------------------------------------------
                 Regarding any funds held in trust for an obligor (such as escrow accounts):
                 (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of
1122(d)(4)(x)    days specified in the transaction agreements.
------------------------------------------------------------------------------------------------------------------------------------
                 Payments made on behalf of an obligor (such as tax or insurance payments)
                 are made on or before the related penalty or expiration dates, as indicated
                 on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction
1122(d)(4)(xi)   agreements.
------------------------------------------------------------------------------------------------------------------------------------
                 Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or
1122(d)(4)(xii)  omission.
------------------------------------------------------------------------------------------------------------------------------------
                 Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other
1122(d)(4)(xiii) number of days specified in the transaction agreements.
------------------------------------------------------------------------------------------------------------------------------------
                 Delinquencies, charge-offs and uncollectible accounts are recognized and
1122(d)(4)(xiv)  recorded in accordance with the transaction agreements.
------------------------------------------------------------------------------------------------------------------------------------
                 Any external enhancement or other support, identified in Item 1114(a)(1)
                 through (3) or Item 1115 of Regulation AB, is maintained as set forth in the
1122(d)(4)(xv)   transaction agreements.
------------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT J

                             SARBANES CERTIFICATION

      Re: The [_] agreement dated as of [_], 200[_] (the "Agreement"), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [Name of
Servicer] (the "Servicer"), certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

      (1) I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the Servicer's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and
      Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[_] that were delivered by the Servicer to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the "Servicer Servicing Information");

      (2) Based on my knowledge, the Servicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicer Servicing Information;

      (3) Based on my knowledge, all of the Servicer Servicing Information required to be provided by the Servicer under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

      (4) I am responsible for reviewing the activities performed by the Servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement; and

      (5) The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by each Subservicer and Subcontractor pursuant to the Agreement have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

                                         Date:

                                         By:________________________________
                                         Name:______________________________
                                         Title:_____________________________

                                    EXHIBIT R

                         CONTENTS OF EACH MORTGAGE FILE

            With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Sponsor and which shall be retained by the applicable Servicer or delivered to and retained by the Trustee, as applicable:

      (a) The original Mortgage Note bearing all intervening endorsements, showing a complete chain of endorsement from the originator to the last endorsee endorsed "Pay to the order of _______________, without recourse" and signed (which may be by facsimile signature) in the name of the last endorsee. To the extent that there is no room on the face of any Mortgage Note for an endorsement, the endorsement may be contained on an allonge, unless state law does not so allow and the Trustee has been advised by the Depositor that state law does not so allow;

      (b) The original of any guaranty executed in connection with the Mortgage Note;

      (c) The original Mortgage with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If in connection with any Mortgage Loan, the Responsible Party cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, such Responsible Party (to the extent that it has not previously delivered the same to the Sponsor or the Trustee) shall deliver or cause to be delivered to the Trustee, a photocopy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an officer's certificate of the Responsible Party, or evidence of certification on the face of such photocopy of such Mortgage, or certified by the title company, escrow agent, or closing attorney stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Trustee upon receipt thereof by the Responsible Party; or (B) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

      (d) The originals of all assumption, modification, consolidation or extension agreements, (if provided), with evidence of recording thereon or a certified true copy of such agreement submitted for recording;

      (e) except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan endorsed in blank and in recordable form;

      (f) The originals of all intervening Assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator (or MERS with respect to each MERS Designated Mortgage
            Loan) to the last endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded Assignments of Mortgage, the Responsible Party (to the extent that it has not previously delivered the same to the Sponsor or the Trustee) shall deliver or cause to be delivered to the Trustee, a photocopy of such intervening assignment, together with (A) in the case of a delay caused by the public recording office, an officer's certificate of the Responsible Party, or evidence of certification on the face of such photocopy of such intervening assignment, or certified by the title company, escrow agent, or closing attorney stating that such intervening Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening Assignment of Mortgage or a copy of such intervening Assignment of Mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Trustee upon receipt thereof by Responsible Party, or (B) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

      (g) The original mortgagee title insurance policy or attorney's opinion of title and abstract of title or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company;

      (h) The original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided);

      (i)   Residential loan application;

      (j)   Mortgage Loan closing statement;

      (k)   Verification of employment and income, if applicable;

      (l) Verification of acceptable evidence of source and amount of down payment;

      (m)   Credit report on Mortgagor;

      (n)   Residential appraisal report.

      (o)   Photograph of the Mortgaged Property;

      (p)   Survey of the Mortgaged Property;

      (q) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc;

      (r)   All required disclosure statements;

      (s) If required in an appraisal, termite report, structural engineer's report, water potability and septic certification;

      (t)   Sales contract, if applicable; and

      (u) Original powers of attorney, if applicable, with evidence of recording thereon, if required.

      Evidence of payment of taxes and insurance, insurance claim files, correspondence, current and historical computerized data files (which include records of tax receipts and payment history from the date of origination), and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

                                    EXHIBIT S

                           FORM OF REQUEST FOR RELEASE
                                  (for Trustee)

            In connection with the administration of the Mortgage Loans held by you as the Trustee on behalf of the Certificateholders, we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name, Address & Zip Code:

Mortgage Loan Number:

Send Custodial File to:

Reason for Requesting Documents (check one)

_______     1.    Mortgage  Loan  Paid in  Full.  (The  Company  hereby
                  certifies that all amounts received in connection therewith have been credited to the Collection Account as provided in the Trust Agreement.)

_______     2.    Mortgage Loan Repurchase Pursuant to Section 2.05 of the
                  Trust Agreement, the applicable Servicing Agreement or the Fremont Assignment Agreement. (The Company hereby certifies that the Repurchase Price has been credited to the Collection
                  Account as provided in the Trust Agreement.)

_______     3.    Mortgage Loan Liquidated by _________________. (The Company
                  hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Collection Account pursuant to the Trust
                  Agreement.)

_______     4.    Mortgage Loan in Foreclosure.

_______     5.    Other (explain).

            If box 1, 2 or 3 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

            If box 4 or 5 above is checked, upon our return of all of the above documents to you as the Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form, if requested.

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          not in its individual capacity,
                                          but solely as Trustee


                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                    EXHIBIT T

                               FREMONT AGREEMENTS

               ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

            THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, dated April 27, 2006 ("Agreement"), is among Goldman Sachs Mortgage Company ("Assignor"), GS Mortgage Securities Corp. ("Assignee"), and Fremont Investment & Loan (the "Company").

            For and in consideration of good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment, Assumption and Conveyance

            1. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest (other than those rights specifically retained by the Assignor pursuant to this Agreement) of the Assignor, as purchaser, in, to and under (a) those certain mortgage loans listed on the schedule (the "Mortgage Loan Schedule") attached hereto as Exhibit A (the "Mortgage Loans"), (b) solely insofar as it relates to the Mortgage Loans, that certain Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement, dated as of January 1, 2006 (the "Purchase Agreement"), between the Assignor, as purchaser (in such capacity, the "Purchaser"), and the Company, as seller, and (c) solely insofar as it relates to the Mortgage Loans, that certain Amended and Restated Flow Interim Servicing Agreement, dated as of January 1, 2006 (the "Servicing Agreement"), by and between the Assignor and the Company. The Assignor hereby agrees that it will (i) deliver possession of the notes evidencing the Mortgage Loans to, or at the direction of, the Assignee or its designee and (ii) take in a timely manner all necessary steps under all applicable laws to convey and to perfect the conveyance of the Mortgage Loans as required under the Pooling Agreement (as defined below).

            The Assignor specifically reserves and does not assign to the Assignee hereunder (i) any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement or the Servicing Agreement that are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement or (ii) the rights of the Purchaser under Section 13 and Subsection
14.01 of the Purchase Agreement.

            The Assignee hereby assumes all of the Assignor's obligations from and after the date hereof under the Mortgage Loans and the Purchase Agreement and the Servicing Agreement solely insofar as such obligations relate to the Mortgage Loans. The Assignee does not assume hereby such obligations of Assignor prior to the date hereof.

Recognition of the Company

            2. From and after the date hereof (the "Securitization Closing Date"), the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement and the Servicing Agreement (in each case, solely to the extent set forth herein) and this Agreement to Deutsche Bank National Trust Company, as trustee (including its successors in interest and any successor trustees under the Trust Agreement (as defined below), the "Trustee"), of the GSAMP Trust 2006-FM1 (the "Trust") created pursuant to a Trust Agreement, dated as of April 1, 2006 (the "Trust Agreement"), among the Assignee and the Trustee. Wells Fargo Bank, N.A. (the "Servicer") will act as servicer of the Mortgage Loans (including its successors in interest and any successor servicers of the Mortgage Loans under the Second Amended and Restated Master Seller's Warranties and Servicing Agreement, dated as of November 1, 2005 (the "Servicing Agreement"). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans and the Servicer will be the servicer of the Mortgage Loans on or after the Transfer Date pursuant to the terms set forth in the Servicing Agreement, (ii) the Company shall look solely to the Trust (including the Trustee and the Servicer acting on the Trust's behalf) for performance of any obligations of the Assignor under the Mortgage Loans and the Purchase Agreement and the Servicing Agreement (solely insofar as they relate to the Mortgage Loans), (iii) the Trust (including the Trustee and the Servicer acting on the Trust's behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement and the Servicing Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in Subsection
6.03 of the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, including without limitation, the remedies for breaches of representations and warranties set forth in Subsection 9.03 of the Purchase Agreement, (iv) all references to the Purchaser under the Purchase Agreement and the Servicing Agreement insofar as they relate to the Mortgage Loans shall be deemed to refer to the Trust (including the Trustee and the Servicer acting on the Trust's behalf) and (v) the Mortgage Loans will be part of a REMIC, and the Company shall service the Mortgage Loans and any real property acquired upon default thereof (including, without limitation, making or permitting any modification, waiver or amendment of any term of any Mortgage Loan) prior to the applicable Transfer Date in accordance with the Servicing Agreement but in no event in a manner that would (A) cause the REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, and the tax on "net income from foreclosure property" as set forth in
Section 860G(c) of the Code). Neither the Company nor the Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Purchase Agreement or the Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company's performance under the Purchase Agreement or the Servicing Agreement with respect to the Mortgage Loans without the prior written consent of the Assignee.

Representations and Warranties of the Company

            3. The Company warrants and represents to and covenants with, the Assignor, the Assignee and the Trust as of the date hereof that:

              (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

              (b) The Company has full power and authority to execute, deliver and perform its obligations under this Agreement, and has full power and authority to perform its obligations under this Agreement, the Purchase Agreement and the Servicing Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

              (c) The Company shall establish a Custodial Account and an Escrow Account under the Servicing Agreement in favor of the Trust with respect to the Mortgage Loans separate from the Custodial Account and Escrow Account previously established under the Servicing Agreement in favor of the Assignor;

              (d) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by it of the transaction contemplated hereby;

              (e) There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement, the Purchase Agreement or the Servicing Agreement, or which, either in any one instance or in the aggregate, is likely to result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement or the Servicing Agreement, and the Company is solvent;

              (f) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Mortgage Loan may result in additional assignee liability to the Purchaser, as determined by Purchaser in its reasonable discretion. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan; and

              (g) In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, mortgage, or health insurance) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan.

            4. Pursuant to Section 13 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that, except as set forth on Exhibit C hereto, the representations and warranties set forth in Subsections 9.01 and 9.02 of the Purchase Agreement are true and correct (with respect to the representations and warranties set forth in Section 9.02 (gg) and (jj), to the Company's knowledge) on the date hereof as if such representations and warranties were made on the date hereof.

Remedies for Breach of Representations and Warranties of the Company

            5. (a) The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 9.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein, including its obligation to repurchase any Mortgage Loan in breach of the representations in clauses (g),
(i), (ss), (tt), (uu), (bbb), (ccc), (ddd), (eee), (mmm), (ooo) and (qqq) of Subsection 9.02 of the Purchase Agreement within not more than 60 days of such discovery or receipt of notice of such breach).

                  (b) Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, the first sentence of the third full paragraph of Subsection 9.03 of the Purchase Agreement is hereby deleted and replaced in its entirety with the following sentence:

      "However, if the breach shall involve a representation or warranty set forth in Subsection 9.02 (other than the representations and warranties set forth in clauses (g), (i), (ss), (tt), (uu), (bbb), (ccc), (ddd), (eee), (mmm),
(ooo) and (qqq) of Subsection 9.02) and the Seller discovers or receives notice of any such breach within 120 days of the related Closing Date, the Seller shall, at the Purchaser's option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the related Closing Date."

                  (c) Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, the following language should be added as the last sentence in the fourth full paragraph of Subsection 9.03 of the Purchase
Agreement:

      "Accordingly, on the date of such substitution, the Seller will remit to the Purchaser from its own funds an amount equal to the amount of such shortfall plus one month's interest thereon at the Mortgage Interest Rate on the Deleted Mortgage Loan."

            6. The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 9.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

            7. In the event a Mortgage Loan is required to be repurchased pursuant to Subsection 9.04 of the Purchase Agreement, the Company shall pay to the Trust the Repurchase Price (as defined in the Purchase Agreement), and the Company shall pay to the Assignor the amount by which the repurchase price set forth in Section N of the Purchase Price and Terms Agreement, dated January 26, 2006, between the Company and the Assignor, exceeds such Repurchase Price.

            8. Pursuant to Section 13 of the Purchase Agreement, the Company agrees to deliver a Sarbanes-Oxley certification in the form attached hereto as Exhibit B for the benefit of the Assignee, the Servicer and the Trustee and their respective officers, directors and affiliates. Such certification shall be delivered by March 1, 2007 to the Assignee, the Servicer and the Trustee. The Company shall indemnify and hold harmless the Assignee, the Servicer and the Trustee and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Company's obligations under this Section 8, or the Company's negligence, bad faith, willful misconduct or material misstatements or omissions in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified party, then the Company agrees that it shall contribute to the amount paid or payable by the Assignee, the Servicer and/or the Trustee (and their respective officers, directors and affiliates) as a result of the losses, claims, damage or liabilities of the Assignee, the Servicer and/or the Trustee in such proportion as is appropriate to reflect the relative fault of the Assignee, the Servicer or the Trustee, as the case may be, on the one hand, and the Company on the other in connection with a breach of the Company's obligation under this Section 8 or the Company's negligence, bad faith, willful misconduct or material misstatements or omissions in connection therewith.

Representations and Warranties of the Assignor

            9. The Assignor warrants and represents to the Assignee and the Trust as of the date hereof that, with respect to each Mortgage Loan:

              (a) The Assignor is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged, and the Assignor has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Assignee free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Assignee will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Assignor intends to relinquish all rights to possess, control and monitor the Mortgage Loan;

              (b) The Assignor has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

              (c) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the Mortgage Loans have been complied with, including, but not limited to, all applicable anti-predatory and abusive lending laws; and

              (d) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

     For the purposes of this Section 9(d) the following definitions shall apply:

              Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor's Glossary.

              Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor's Glossary.

              Standard & Poor's Glossary: Version 5.6(d) of the Standard & Poor's LEVELS(R) Glossary, or such version as may be in effect from time to time.

              High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) a "high cost home," "threshold," "covered," (excluding New Jersey "Covered Home Loans" as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), "high risk home," "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor's Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

Remedies for Breach of Representations and Warranties of the Assignor

            10. The Assignor hereby acknowledges and agrees that in the event of any breach of the representations and warranties made by the Assignor set forth in Section 9 hereof that materially and adversely affects the value of the Mortgage Loans or the interest of the Assignee or the Trust therein within 60 days of the earlier of either discovery by or notice to the Assignor of such breach of a representation or warranty, it shall cure, purchase or cause the purchase of the applicable Mortgage Loan at the Repurchase Price set forth in the Pooling Agreement.

Enforcement of Representations and Warranties of the Company

            11. The Assignor hereby agrees to use its best efforts to enforce the remedies for a breach of the representations and warranties of the Company set forth in Section 5 herein.

Regulation AB Provisions

            12. To the extent a Form 10-D, Form 10-K, Form 8-K filing or any other applicable filing is being prepared by the Trustee, the Company, as long as it is interim servicing the Mortgage Loans, shall cooperate with the Trustee in preparing the information necessary to effectuate any such filings and shall indemnify the Trustee as a "party participating in a securitization transaction" pursuant to Section 12.07 of the Servicing Agreement.

            13. Notwithstanding anything to the contrary in the Servicing Agreement, the Company, as long as it is interim servicing the Mortgage Loans, shall be responsible for providing to the Trustee for inclusion in the applicable Form 10-D any information regarding material breaches of Mortgage Loan representations and warranties or material breaches of any covenants under the Servicing Agreement.

            14. Notwithstanding anything to the contrary in the Servicing Agreement, the Company, as long as it is interim servicing the Mortgage Loans, shall cooperate in good faith with the Trustee to reconcile any discrepancies in the statements to certificateholders prepared by the Trustee pursuant to the Trust Agreement.

            15. In the event that prior to the filing date of the Form 10-K in March of each year, the Company, as long as it is interim servicing the Mortgage Loans, has actual knowledge of information material to the Sarbanes Certification, the Company shall promptly notify the Assignee, the Trustee or any other party signing such certifications.

            16. To the extent the Company, as long as it is interim servicing the Mortgage Loans, prepares any information for inclusion on a Form 10-D, Form 10-K, Form 8-K filing or any other applicable filing it must provide such information to the Trustee in EDGAR-compatible form at the following e-mail address: DBSec.Notifications@db.com.

            17. In the event that the Company, as long as it is interim servicing the Mortgage Loans, has knowledge that the GSAMP Trust 2006-FM1 (the "Trust") has entered into bankruptcy or receivership (as required under Item
1.03 on Form 8-K) or there has been a change in Servicer (as required under Item
6.02 on Form 8-K) it will notify each of the Trustee and the Assignee of such information within a reasonable amount of time after learning about such information.

Miscellaneous

            18. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            19. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

            20. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee and the Servicer acting on the Trust's behalf). Any entity into which the Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

            21. Each of this Agreement, the Purchase Agreement and the Servicing Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement and the Servicing Agreement (to the extent assigned hereunder) by the Assignor to the Assignee and by the Assignee to the Trust and, except as expressly set forth herein, nothing contained herein shall supersede or amend the terms of the Purchase Agreement and the Servicing Agreement.

            22. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

            23. In the event that any provision of this Agreement conflicts with any provision of any of the Purchase Agreement or the Servicing Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

            24. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement or the Servicing Agreement, as applicable.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                       GS MORTGAGE SECURITIES CORP.

                                       By: /s/ Mark Weiss
                                          ------------------------------------
                                          Name: Mark Weiss
                                          Title: Managing Director

                                       GOLDMAN SACHS MORTGAGE COMPANY,
                                       a New York limited partnership

                                       By: GOLDMAN SACHS REAL ESTATE FUNDING
                                           CORP., a New York corporation, as
                                           general partner

                                       By: /s/ Michelle Gill
                                          ------------------------------------
                                          Name: Michelle Gill
                                          Title: Vice President

                                       FREMONT INVESTMENT & LOAN

                                       By: /s/ Michael Koch
                                          ------------------------------------
                                          Name: Michael Koch
                                          Title: Vice President

              EXHIBIT A TO ASSIGNMENT AND RECOGNITION AGREEMENT

                             Mortgage Loan Schedule

                                    EXHIBIT B

          FORM OF COMPANY CERTIFICATION TO BE PROVIDED TO ASSIGNEE, THE
                              SERVICER AND TRUSTEE

I, [identify the certifying individual], certify to GS Mortgage Securities Corp. (the "Assignee"), Wells Fargo Bank, N.A. (the "Servicer"), and Deutsche Bank National Trust Company (the "Trustee"), and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. The servicing information required to be provided to the Servicer or the Trustee by Fremont Investment & Loan (the "Company") under the Amended and Restated Flow Interim Servicing Agreement, dated as of January 1, 2006 (the "Servicing Agreement"), by and between Goldman Sachs Mortgage Company (the "Assignor") and the Company, for the period from [_] [_] to the Transfer Date (as defined in the Servicing Agreement) has been so provided;

2. I am responsible for reviewing the activities performed by the Company under the Servicing Agreement and based upon my knowledge and the annual compliance review required under the Servicing Agreement, and except as disclosed in the annual compliance statement required to be delivered to the Assignee, the Servicer and Trustee in accordance with the terms of the Servicing Agreement (which has been so delivered to the Servicer or the Trustee), the Company has fulfilled its obligations under the Servicing Agreement; and

3. All significant deficiencies relating to the Company's compliance with the minimum servicing standards for purposes of the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Servicing Agreement, have been disclosed to such accountant and are included in such report.

FREMONT INVESTMENT & LOAN

Date: _________________________

_______________________________

[Signature]

[Title]

                                    EXHIBIT C

                 EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

                              [Fremont to provide]

                                    EXHIBIT U

                         ADDITIONAL FORM 10-D DISCLOSURE
--------------------------------------------------------------------------------

           Item on Form 10-D                        Party Responsible
--------------------------------------------------------------------------------
   Item 1: Distribution and Pool                    Servicer/Trustee
       Performance Information

  Any information required by Item
    1121 of Regulation AB which is
     NOT included on the Monthly
              Statement
--------------------------------------------------------------------------------
     Item 2: Legal Proceedings            (i) All parties to the Agreement (as
                                          to themselves), (ii) the Trustee (to
   per Item 1117 of Regulation AB         its actual knowledge) and Servicer as
                                            to the issuing entity, (iii) the
                                          Depositor as to the sponsor, and the
                                         Responsible Party or any Regulation AB
                                                  Item 1100(d)(1) party
--------------------------------------------------------------------------------
 Item 3: Sale of Securities and Use                     Depositor
             of Proceeds
--------------------------------------------------------------------------------
    Item 4: Defaults Upon Senior                         Trustee
              Securities
--------------------------------------------------------------------------------
 Item 5: Submission of Matters to a           Depositor or the party to the
       Vote of Security Holders           Agreement submitting such matter to a
                                               vote of Certificateholders
--------------------------------------------------------------------------------
  Item 6: Significant Obligors of                          N/A
             Pool Assets
--------------------------------------------------------------------------------
  Item 7: Significant Enhancement                       Depositor
         Provider Information
--------------------------------------------------------------------------------
     Item 8: Other Information           Any party to the Agreement responsible
                                            for disclosure items on Form 8-K
--------------------------------------------------------------------------------
          Item 9: Exhibits                Trustee (or other responsible party)
--------------------------------------------------------------------------------

                                    EXHIBIT V

                         ADDITIONAL FORM 10-K DISCLOSURE

--------------------------------------------------------------------------------
          Item on Form 10-K                       Party Responsible
--------------------------------------------------------------------------------
   Item 9B: Other Information           Any party to the Agreement responsible
                                           for disclosure items on Form 8-K
--------------------------------------------------------------------------------
  Item 15: Exhibits, Financial                         Trustee
        Statement Schedules                           Depositor
--------------------------------------------------------------------------------
        Additional Item:               (i) All parties to the Agreement (as to
                                        themselves), (ii) the Trustee (to its
   Disclosure per Item 1117 of         actual knowledge) and Servicer as to the
           Regulation AB                 Trust, (iii) the Depositor as to the
                                       sponsor and the Responsible Party or any
                                                   1100(d)(1) party
--------------------------------------------------------------------------------
        Additional Item:                (i) All parties to the Agreement as to
   Disclosure per Item 1119 of         themselves, (ii) the Depositor as to the
           Regulation AB                 sponsor, or any derivative provider
--------------------------------------------------------------------------------
        Additional Item:                                 N/A
 Disclosure per Item 1112(b) of
           Regulation AB
--------------------------------------------------------------------------------
        Additional Item:                              Depositor
Disclosure per Items 1114(b) and
     1115(b) of Regulation AB
--------------------------------------------------------------------------------

                                    EXHIBIT W

                         FORM 8-K DISCLOSURE INFORMATION

--------------------------------------------------------------------------------

              Item on Form 8-K                         Party Responsible
--------------------------------------------------------------------------------
    Item 1.01- Entry into a Material              The party to this Agreement
           Definitive Agreement                   entering into such material
                                                     definitive agreement
--------------------------------------------------------------------------------
  Item 1.02- Termination of a Material            The party to this Agreement
           Definitive Agreement                   requesting termination of a
                                                 material definitive agreement
--------------------------------------------------------------------------------
  Item 1.03- Bankruptcy or Receivership        (i) All parties to the Agreement
                                                 (as to themselves), (ii) the
                                               Trustee (to its actual knowledge)
                                                 and Servicer as to the Trust,
                                                 (iii) the Depositor as to the
                                               sponsor and the Responsible Party
                                                    or any 1100(d)(1) party
--------------------------------------------------------------------------------
    Item 2.04- Triggering Events that                  Trustee/Depositor
      Accelerate or Increase a Direct
   Financial Obligation or an Obligation
  under an Off-Balance Sheet Arrangement
--------------------------------------------------------------------------------
   Item 3.03- Material Modification to             The party requesting such
        Rights of Security Holders                       modification
--------------------------------------------------------------------------------
  Item 5.03- Amendments of Articles of                     Depositor
    Incorporation or Bylaws; Change of
                Fiscal Year
--------------------------------------------------------------------------------
    Item 6.01- ABS Informational and                       Depositor
          Computational Material
--------------------------------------------------------------------------------
Item 6.02- Change of Servicer or Trustee               Servicer, Trustee
--------------------------------------------------------------------------------
 Item 6.03- Change in Credit Enhancement               Depositor/Trustee
            or External Support
--------------------------------------------------------------------------------
  Item 6.04- Failure to Make a Required                     Trustee
               Distribution
--------------------------------------------------------------------------------
   Item 6.05- Securities Act Updating                      Depositor
                Disclosure
--------------------------------------------------------------------------------
   Item 7.01- Regulation FD Disclosure                     Depositor
--------------------------------------------------------------------------------
                Item 8.01                                  Depositor
--------------------------------------------------------------------------------

                                    EXHIBIT X

                          INTEREST RATE SWAP AGREEMENT


(Multicurrency--Cross Border)

                                     ISDA(R)

                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                           dated as of April 27, 2006

     GOLDMAN SACHS MITSUI MARINE       and          GSAMP TRUST 2006-FM1
      DERIVATIVE PRODUCTS, L.P.

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:

1. Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purposes of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2. Obligations

(a) General Conditions.

      (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

      (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

      (iii) Each obligation of each party under Section 2(a)(i) is subject to
      (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing,
      (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and
      (3) each other applicable condition precedent specified in this Agreement.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)  Netting. If on any date amounts would otherwise be payable:--

     (i) in the same currency; and

     (ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)  Deduction or Withholding for Tax.

     (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:--

         (1) promptly notify the other party ("Y") of such requirement;

         (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this
         Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

         (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

         (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:--

              (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

              (B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

     (ii) Liability. If:--

         (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

         (2) X does not so deduct or withhold; and

         (3) a liability resulting from such Tax is assessed directly against X,

     then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.   Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a)  Basic Representations.

     (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

     (ii)Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

     (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

     (iv)Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

     (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.   Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

     (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

     (ii) any other documents specified in the Schedule or any Confirmation; and

     (iii)upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.   Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

     (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

     (ii)Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

     (iii)  Credit Support Default.

         (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

         (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

         (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

     (iv)Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

     (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

     (vi)Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

     (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:--

         (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

     (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:--

         (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

         (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:--

     (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):--

         (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

         (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

     (ii)Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

     (iii) Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

     (iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

     (v) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6. Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) Right to Terminate Following Termination Event.

     (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

     (ii)Transfer to Avoid Termination Event. If either an Illegality under
     Section 5(b)(i)(l) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

     If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

     Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

     (iii) Two Affected Parties. If an Illegality under Section 5(b)(i)( 1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

     (iv)Right to Terminate. If:--

         (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

         (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)  Effect of Designation.

     (i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

     (ii)Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)  Calculations.

     (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

     (ii)Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

     (i) Events of Default. If the Early Termination Date results from an Event of Default:--

         (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

         (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

         (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

         (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

     (ii)Termination Events. If the Early Termination Date results from a Termination Event:--

         (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

         (2) Two Affected Parties. If there are two Affected Parties:--

              (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

              (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

     If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

     (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

     (iv)Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.   Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: --

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.   Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.   Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)  Counterparts and Confirmations.

     (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

     (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.  Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.  Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.  Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

     (i) if in writing and delivered in person or by courier, on the date it is delivered;

     (ii)if sent by telex, on the date the recipient's answerback is received;

     (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

     (iv)if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

     (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.  Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

     (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

     (ii)waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or reenactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.  Definitions

As used in this Agreement:--

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)  in all other cases, the Termination Rate.

"Burdened Party" has the meaning specified in Section 5(b).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party's head or home office.

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of:--

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meaning specified in the Schedule.

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Stamp Tax" means any stamp, registration, documentation or similar tax.

"Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event" has the meaning specified in Section 5(b).

"Tax Event Upon Merger" has the meaning specified in Section 5(b).

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Currency" has the meaning specified in the Schedule.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a) (iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

GOLDMAN SACHS MITSUI MARINE             GSAMP TRUST 2006-FM1
DERIVATIVE PRODUCTS, L.P.

By: GSMMDPGP, Inc.                      By: Deutsche Bank National Trust
General Partner                         Company, not in its individual
                                        capacity but solely as Trustee

By: /s/ Susan Radow                     By: /s/ Eiko Akiyama
   ------------------------------          ------------------------------
  Name: Susan Radow                        Name: Eiko Akiyama
  Title: Vice President                    Title: Associate
  Date:                                    Date:

                                    SCHEDULE

                                     to the

                                MASTER AGREEMENT

                           dated as of April 27, 2006
                                     between

                           GOLDMAN SACHS MITSUI MARINE
                            DERIVATIVE PRODUCTS, L.P.
                         a limited partnership organized
                           under the laws of Delaware
                                  ("Party A"),

                                       and

                              GSAMP Trust 2006-FM1
                                a trust organized
                     under the laws of the State of New York
                                  ("Party B").

Part 1. Termination Provisions.

      (a) "Specified Entity" means in relation to Party A for the purpose of:

            Section 5(a)(v), Not Applicable.
            Section 5(a)(vi), Not Applicable.
            Section 5(a)(vii), Not Applicable.
            Section 5(b)(iv), Not Applicable.

      and in relation to Party B for the purpose of:

            Section 5(a)(v), Not Applicable.
            Section 5(a)(vi), Not Applicable.
            Section 5(a)(vii), Not Applicable.
            Section 5(b)(iv), Not Applicable.

      (b) "Specified Transaction" shall have the meaning specified in Section 14 of this Agreement.

      (c) The "Breach of Agreement" provisions of Section 5(a)(ii) will not apply to Party A or Party B.

      (d) The "Credit Support Default" provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B.

      (e) The "Misrepresentation" provisions of Section 5(a)(iv) will not apply to Party A or Party B.

      (f) The "Cross Default" provisions of Section 5(a)(vi) will not apply to Party A or Party B.

      (g) With respect to Party B only, Section 5(a)(vii)(2) is hereby amended as follows:

            "(2) becomes insolvent or is unable to pay its debts (other than payments due to holders of its subordinate certificates) or fails or admits in writing its inability generally to pay its debts (other than payments to holders of its subordinate certificates) as they become due"

      (h) The "Merger without Assumption" provisions of Section 5(a)(viii) will apply to Party A and will not apply to Party B.

      (i) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A or Party B.

      (j) The "Automatic Early Termination" provisions of Section 6(a) will not apply to Party A or Party B.

      (k)   Payments on Early Termination. For the purpose of Section 6(e):

            (i) Market Quotation will apply.

            (ii) The Second Method will apply.

      (l)   "Termination Currency" means U.S. Dollars.

      (m) The "Additional Termination Event" provisions of Section 5(b)(v) will apply as set forth in Part 5(n) hereof.

      (n) The "Default under Specified Transaction" provisions of Section 5(a)(v) will not apply to Party A or Party B.

      (o) The "Tax Event" provisions of Section 5(b)(ii) will apply to Party A and will not apply to Party B.

      (p) The "Tax Event Upon Merger" provisions of Section 5(b)(iii) will apply to Party A and will not apply to Party B.

Part 2. Tax Representations.

      (a) Payer Representations. For purposes of Section 3(e) of this Agreement, Party A and Party B each make the following representation:

            It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in
            Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in
            Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on subclause
            (ii) and the other party does not deliver a form or document under
            Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

Party A Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A makes the following representations:

(i) It is a "U.S. payee" within the meaning of Treasury Regulation Section 1.1441-5(b).

(ii) It is a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

Party B Payee Representations. For the purpose of Section 3(f) of this Agreement, Party B makes the following representation:

(i)   It is a trust created under an agreement governed by New York law.

Part 3. Agreement to Deliver Documents.

      For the purpose of Section 4(a), each party agrees to deliver the following documents, as applicable:

      (a)   Tax forms, documents, or certificates to be delivered are:

      Party A agrees to complete, execute, and deliver to Party B, United States Internal Revenue Service Form W-9 or any successor of such form: (i) on a date which is before the first scheduled payment date under this Agreement; (ii) promptly upon reasonable demand by Party B; and (iii) promptly upon learning that any such forms previously provided by Party A has become obsolete or incorrect.

      Party B agrees to complete, execute, and deliver to Party A, United States Internal Revenue Service Form W-9 or any successor of such forms: (i) on a date which is before the first scheduled payment date under this Agreement; (ii) promptly upon reasonable demand by Party A; and (iii) promptly upon learning that any such forms previously provided by Party B has become obsolete or incorrect.

      (b)   Other documents to be delivered are:

                                                                  Covered by
Party required to  Form/Document/             Date by which       Section 3(d)
deliver document   Certificate                to be delivered     Representation

Party A            Power of Attorney with     At execution of       Yes
                   respect to Party A         this Agreement

Party A            Support Agreement dated    At execution of       Yes
                   as of October 8, 1993      this Agreement
                   among Party A, Mitsui
                   Marine and Fire
                   Insurance Co., Ltd.
                   ("Mitsui Marine"), and
                   The Goldman Sachs
                   Group, Inc.
                   ("Goldman Group") (the
                   "Support Agreement")
                   accompanied by a
                   certificate of an
                   authorized officer of
                   Party A, certifying
                   that it is a true,
                   complete and correct
                   copy of the original
                   Support Agreement

Party A            Guaranty dated as of       At execution of       Yes
                   December 20, 2000          this Agreement
                   between Mitsui Marine
                   and Goldman Sachs Group
                   (the "Guaranty"),
                   accompanied by a
                   certificate certifying
                   that it is a true,
                   complete and correct
                   copy of the original
                   Guaranty

Party A            Most recently prepared     As soon as            Yes
                   annual balance sheet       possible
                   of Party A                 following
                                              request of Party
                                              B

Party A            Legal opinions with        At execution of       No
                   respect to Party A         this Agreement

Party B            Incumbency certificate     At execution of       Yes
                   or other documents         this Agreement
                   evidencing the
                   authority, incumbency
                   and specimen signature
                   of each person
                   executing this
                   Agreement, any Credit
                   Support Document or any
                   Confirmation, as the
                   case may be.

Party B            Servicer Remittance        Promptly upon         Yes
                   Reports                    becoming
                                              available

Party B            Legal opinion with         At execution of       No
                   respect to Party B         this Agreement

Party B            An executed copy of the    Within 30 days        No
                   Trust Agreement, dated     after the date
                   as of April 1, 2006,       of this Agreement
                   (the "Trust Agreement")
                   between GS Mortgage
                   Securities Corp., as
                   depositor, and Deutsche
                   Bank National Trust
                   Company, as a custodian
                   and as trustee.

Part 4. Miscellaneous.

      (a) Addresses for Notices. For the purpose of Section 12(a): Address for notices or communications to Party A:

            Address:                85 Broad Street
                                    New York, New York 10004
                                    U.S.A.

            Attention:              Swap Administration

            Telex No.:              421344
            Answerback:             GOLSAX
            Facsimile No.:          (212) 902-0996
            Telephone No.:          (212) 902-1000
            Electronic Messaging
               System Details:      None

With a copy to:

            Address:                85 Broad Street
                                    New York, New York 10004
                                    U.S.A.

            Attention:              Treasury Administration
            Telex No.:              421344
            Answerback:             GOLSAX
            Facsimile No. :         (212) 902-3325
            Telephone No.:          (212) 902-1000
            Electronic Messaging
               System Details:      None

Addresses for Notices. For the purpose of Section 12(a): Address for notices or communications to Party B:

            Address:                Deutsche Bank National Trust
                                    Company
                                    1761 East St. Andrew Place
                                    Santa Ana, CA 92705-4934
                                    Trust Administration-GSAMP
            Attention:              Trust 2006-FM1
            Facsimile No.:          (714) 247-6329
            Telephone No.:          (714) 247-6000

       (b)  Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not Applicable

Party B appoints as its Process Agent: Not Applicable

With a copy to:

      Address:                     Standard & Poor's Ratings Services,
                                   55 Water Street,
                                   New York, New York 10041-0003

      Attention:                   Residential Mortgage Surveillance Group

      Facsimile:                   212-438-2652

With a copy to:

      Address:                     Moody's Investors Service, Inc.
                                   99 Church Street
                                   New York, New York 10007

      Attention:                   Residential Mortgage Backed Securities
                                   Group

      Facsimile:                   201-915-8739

      (c)   Offices; Multibranch Parties.

            (i)   The provisions of Section 10(a) will be applicable.

            (ii)  For the purpose of Section 10(c):

                  Party A is not a Multibranch Party.

                  Party B is not a Multibranch Party.

      (d)   Calculation Agent. The Calculation Agent is Party A.

      (e)   Credit Support Document. Details of any Credit Support Document.

            (i) With respect to Party A, (A) the Support Agreement, (B) the Guaranty and (C) any Credit Support Annex that may be entered into in connection with any of the events described in Part 5(n)(ii) of this Schedule.

            (ii)  With respect to Party B, not applicable.

            Each Credit Support Document is incorporated by reference into and constitutes part of this Agreement and each Confirmation as if set forth in full in this Agreement or such Confirmation.

      (f)   Credit Support Provider.

            (i) Credit Support Provider means in relation to Party A, Goldman Group and Mitsui Marine; provided that all defaults by, misrepresentations of, actions or failures to act by, or circumstances or events applicable to a "Credit Support Provider" as such term is used in this Agreement shall be deemed in all such circumstances to refer to defaults simultaneously in effect with respect to both Goldman Group and Mitsui Marine, misrepresentations made by both Goldman Group and Mitsui Marine, actions or failures to act simultaneously by both Goldman Group and Mitsui Marine, and circumstances or events simultaneously applicable to both Goldman Group and Mitsui Marine.

            (ii) Credit Support Provider means in relation to Party B, Not Applicable.

      (g) Governing Law. This Agreement and each Confirmation will be governed by, and construed and enforced in accordance with, the substantive law of the State of New York, without reference to its choice of law doctrine.

      (h) Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-"; and (ii) deleting the final paragraph thereof.

      (i) Netting of Payments. Subparagraph (ii) of Section 2(c) will apply to Transactions with effect from the date of this Agreement. Notwithstanding anything to the contrary in Section 2(c), amounts that are payable with respect to the same Calculation Period shall be netted, as provided in Section 2(c), even if such amounts are not due on the same Payment Date.

      (j) "Affiliate" will have the meaning specified in Section 14; provided, however, Party B shall be deemed to have no Affiliates.

Part 5. Other Provisions.

      (a) Accuracy of Specified Information. With respect to Party A, Section 3(d) is hereby amended by adding in the third line thereof after the word "respect" and before the period the words "or, in the case of audited or unaudited financial statements or balance sheets, a fair presentation of the financial condition of the relevant person."

      (b)   Transfer. Section 7 is hereby amended by:

            (i) adding in the third line thereof after the word "party," the words "which consent shall not be unreasonably withheld or delayed" and adding in the third line thereof after the clause "that: -" the words "provided that the Rating Agency Condition is satisfied in all events (including in the event of a transfer under Section 6(b)(ii));

            (ii) adding in the second line of subparagraph (a) thereof after the words "assets to," the words "or reorganization, incorporation, reincorporation, reconstitution, or reformation into or as";

            (iii) deleting at the end of subparagraph (a) thereof the word
                  "and";

            (iv) deleting in the second line of subparagraph (b) thereof the period and replacing it with "; and";

            (v) adding after subparagraph (b) thereof the following subparagraph (c):

                    (c) in addition to, and not in lieu of, the preceding
                  transfer rights, Party A may, without recourse by Party B or Party A's transferee to or against Party A, transfer this Agreement, in whole, but not in part, to any of Party A's Affiliates or any of the Affiliates of Goldman Group pursuant to documentation prepared by Party A, provided that:

                        (i)   either (A) such transferee must have a
                              long-term, unsecured, unsubordinated debt obligation ratings or financial program ratings (or other similar ratings) by S&P which are equal to or greater than the comparable long-term, unsecured, unsubordinated debt obligation ratings or financial program ratings (or other similar ratings) of Party A immediately prior to such transfer, or (B) the obligations transferred to such transferee must be guaranteed by Party A pursuant to a guaranty in substantially the form of the Guaranty of the Credit Support Provider or other agreement or instrument consented to by Party B or other agreement or instrument mutually agreed upon by both parties and satisfactory to S&P;

                        (ii) the transferee will not, as a result of such transfer, be required to withhold or deduct on account of a Tax under Section 2(d)(i) on the next succeeding Scheduled Payment Date an amount in excess of that which Party A would have been required to so withhold or deduct on the next succeeding Scheduled Payment Date in the absence of such transfer unless the transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) in respect of such excess;

                        (iii) an Event of Default or a Termination Event does
                              not occur as a result of such transfer;

                        (iv) the Rating Agency Condition is satisfied. With respect to the results described in subclause (ii) above, Party A will cause the transferee to make, and Party B will make, such reasonable Payer Tax Representations and Payee Tax Representations as may be mutually agreed upon by the transferee and Party B in order to permit such parties to determine that such results will not occur upon or after the transfer;

                        (v) Party A agrees to transfer only to a transferee in a jurisdiction, which it is aware is a "netting" jurisdiction, that is in which, by opinion of counsel published by ISDA, netting under this Agreement shall be enforceable; and

                        (vi) Party A will be responsible for any costs or expenses incurred in connection with such transfer.

            (vi) adding at the end of Section 7 the following sentence:

            Except as may otherwise be stated in Section 7(c) hereof or in the documentation evidencing a transfer, a transfer of all of the obligations of Party A made in compliance with this Section will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer.

      (c)   Set-Off. Notwithstanding the last sentence of the first paragraph of
Section 6(e) of this Agreement, but without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts as a result of an Event of Default or Termination Event or otherwise, all payments under this Agreement will be made without setoff or counterclaim.

      (d) Reference Market-makers. The definition of "Reference Market-makers" in Section 14 is hereby amended by adding in the fourth line thereof after the word "credit" the words "or to enter into transactions similar in nature to Transactions".

      (e) Procedures for Entering into Transactions. On or promptly following the Trade Date or other transaction date of each Transaction, Party A will send to Party B a Confirmation. Party B will promptly thereafter request any correction of such Confirmation (indicating how it believes the terms of such Confirmation should be correctly stated and such other terms which should be added to or deleted from such Confirmation to make it correct).

      (f) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

      (g) Waiver of Right to Trial by Jury. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to trial by jury in respect of any suit, action or proceeding relating to this Agreement.

      (h) Credit Support Default. Subparagraph (3) of Section 5(a)(iii) is hereby amended by adding in the second line thereof after the word "Document" and before the semicolon the words "(or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf)."

      (i) Additional Representations. Section 3 is hereby amended by adding the following additional subsections:

            (i) No Agency. With respect to Party A, it is entering into this Agreement and each Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise) and, with respect to Party B, Deutsche Bank National Trust Company is entering into the Agreement in its capacity as Trustee of Party B.

            (ii) Eligible Contract Participant. It is an "eligible contract participant" as defined in the U.S. Commodity Exchange Act.

            (iii) Non-Reliance. Party A is acting for its own account and Deutsche Bank National Trust Company is acting as Trustee for Party
            B. It has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

            (iv) Assessment and Understanding; Status of Parties. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

      (j)   RESERVED.

      (k) Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly, accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B;
(iii) the selection of Party A as the counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any prospectus or prospectus supplement for the Certificates, the Trust Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B's existence except for those matters specifically identified in this Agreement.

      (l) No Recourse. The Certificates represent an equity interest in Party B only and the foregoing does not represent an interest in or obligation of Party A, and no recourse may be had by the holders of the Certificates against Party A or its assets with respect to the Notes and the Certificates and/or this Agreement.

      (m) Indemnifiable Tax. Party A agrees that Party B will not be required to pay any additional amounts pursuant to Section 2(d)(i)(4) of the Agreement in respect of an Indemnifiable Tax. If Party A is required to pay additional amounts in respect of a withholding tax pursuant to Section 2(d)(i)(4) of this Agreement, Party A may transfer this Agreement, subject to satisfaction of the Rating Agency Condition, as provided in Section 6(b)(ii) of this Agreement and such transfer shall not require the consent of Party B to the extent it is in conformance with the provisions of Section 7(c), as amended herein.

      (n)   Additional Termination Events.

            (i) It shall be an Additional Termination Event, with Party A as the sole Affected Party, if the Depositor determines at any time that it is required for purposes of compliance with Item 1115(b) of Regulation AB to provide any financial data relating to Party A. For the avoidance of doubt, unless otherwise specified in this Agreement, Party A shall be under no obligation to provide any such financial data, whether in connection with this Termination Event or otherwise. For purposes of this Termination Event, (i) "Commission" shall mean the Securities and Exchange Commission, (ii) "Depositor" shall mean GS Mortgage Securities Corp., and (iii) "Regulation AB" shall mean the Asset Backed Securities Regulation AB, 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005))
                  or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            (ii) It shall also be an Additional Termination Event if (i) an Optional Termination Date is designated pursuant to the Trust Agreement (a "Redemption Termination") and (ii) there remains no more than 5 Business Days prior to the proposed Redemption Date. In the case of a Redemption Termination, both Party A and Party B shall have the right to cause a termination of this Agreement and, for purposes of Section 6(e)(ii) of this Agreement, Party B shall be the sole Affected Party. Following notification from the Trustee that it has received a redemption notice, Party A shall provide the Trustee from time to time, upon request, with good faith estimates of the amount that would be payable under Section 6(e)(ii) in the event of such Redemption Termination. Any termination payment payable in respect of such Additional Termination Event shall be paid on the relevant Redemption Date.

            (iii) (I) It shall also be an Additional Termination Event, with
                  Party A the sole Affected Party (except as expressly provided herein) if Party A, a replacement counterparty, or a person or an entity that guarantees the obligations of Party A or a replacement counterparty, as the case may be, has a rating that does not satisfy the Required Hedge Counterparty Rating (but is at least "BBB-" or "A-3" (if applicable) by S&P), or Moody's withdraws its ratings and none of the following events has occurred:

                        (A) within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, Party A or such replacement counterparty, as the case may be, transfers this Agreement, in whole, but not in part, to a counterparty that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition;

                        (B) within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, Party A or such replacement counterparty, as the case may be, collateralizes its Exposure to Party B pursuant to an ISDA Credit Support Annex, subject to satisfaction of the Rating Agency Condition, as applicable; provided that such ISDA Credit Support Annex shall be made a Credit Support Document for Party A pursuant to an amendment of this Agreement in a form acceptable to the Trustee which amendment shall also be subject to satisfaction of Rating Agency Condition;

                        (C) within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, the obligations of Party A or such replacement counterparty, as the case may be, under this Agreement are guaranteed by a person or entity that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition; or

                        (D) within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, Party A or such replacement counterparty, as the case may be, takes such other steps, if any, to enable the Issuer to satisfy the Rating Agency Condition.

                        (II) It shall also be an Additional Termination Event, with Party A as the sole Affected Party (except as expressly provided herein) if Party A, a replacement counterparty, or a person or an entity that guarantees the obligations of Party A or a replacement counterparty, as the case may be, has a rating withdrawn or reduced below "BBB-" or "A-3" (if applicable) by S&P and within 7 days thereafter, Party A or such replacement counterparty, as the case may be, while collateralizing its Exposure to Party B, fails to transfer this Agreement, in whole, but not in part, to a counterparty that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition.

                Upon downgrade of Party A below the Required Hedge Counterparty Rating or below "BBB-" or "A-3" (if applicable), or if S&P or Moody's withdraws its ratings for any reason, Party A will promptly give notice of the circumstances to Party B and to the rating agencies that at the time are providing ratings for the Certificates.

                Party B shall be entitled to (A)(1) in case of an Additional Termination Event described in Part 5(n)(iii)(I), designate a date that is not earlier than the expiration of the 30 day period referred to in Part 5(n)(iii)(I) as an Early Termination Date in respect of all transactions under this Agreement by giving notice to Party A at least 10 days prior to the date so designated (which notice may be given prior to the expiration of such 30 day period) and (2) in case of an Additional Termination Event described in this Part 5(n)(iii)(II), immediately designate an Early Termination Date, in respect of all transactions under this Agreement by giving notice to Party A and (B) no later than the respective dates specified in clause
                (A)(1) and (A)(2), transfer the rights and obligations of Party A hereunder to a counterparty that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition.

                In connection with a transfer of this Agreement as described in this Part 5(n)(iii), Party A shall, at its sole cost and expense, use commercially reasonable efforts to seek a replacement counterparty. In addition, if Party A pursues any of the alternative actions contemplated in paragraphs (A), (B), (C) and (D) of Part 5(n)(iii)(I) above, it shall do so at its sole cost and expense.

                As used herein, "Required Hedge Counterparty Rating" means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term rating by Moody's, a long-term senior, unsecured debt obligation rating, financial program rating or other similar rating (as the case may be, the "Long-Term rating") of at least "Aa3" by Moody's and if rated "Aa3" by Moody's is not on negative credit watch by Moody's or
                (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by Moody's, a Long-Term Rating of at least "A1" by Moody's and a short-term rating of "P-1" by Moody's and, in each case, such rating is not on negative credit watch by Moody's and (y) (i) a short-term rating of at least "A-1" by S&P or (ii) if such counterparty or entity does not have a short-term rating by S&P, a Long-Term Rating of at least "A+" by S&P.

                For the purposes of determining the Settlement Amount with respect to the designation of an Early Termination Date arising from the Additional Termination Event specified in Party 5(n)(iii), both Party A and Party B shall be Affected Parties. If the Settlement Amount calculated pursuant to this subclause
                (iii) is an amount owing by Party B to Party A, then such payment shall be a Swap Termination Payment payable by Party B to Party A in accordance with the priority of payments described in the Trust Agreement; provided, however, that (a) if Party A does not after the exercise of commercially reasonable efforts cause any of the conditions specified in Part 5(n)(iii)(I)(A) to
                (D) to be satisfied, Party B shall use commercially reasonable efforts to enter into a replacement Transaction(s) with a counterparty acceptable to the Rating Agencies, in respect of the Affected Transaction(s) relating to the Additional Termination Event; and (b) where multiple quotations are available such replacement Transaction(s) shall be entered into based on the quoted price(s) that would result in the largest payment made to Party B by the replacement counterparty (it being understood that Party A may be permitted to actively solicit and obtain such quotations on behalf of Party B); and
                (c) to the extent that payments are received by Party B as a result of entering into such replacement Transaction(s), then Party A shall have first priority as to such payments versus all other creditors of Party B and Party B shall pay the lesser of
                (x) the amount so received and (y) the Swap Termination Payment to the extent not already paid by Party B over to Party A immediately upon receipt.

                As used herein, "Exposure" means, as of any date of determination, the amount, if any, that would be payable to Party B by Party A under this Agreement if an Early Termination Date were to occur as of such date of determination as a result of a Termination Event, Party A were the sole Affected Party, all Transactions were terminated in connection with such Early Termination Date and (solely for purposes of determining Exposure) the amount of such payment were calculated using Market Quotation.

            For any Additional Termination Event, the date that Party A or Party B, as the case may be, specifies in its notice of its election to terminate shall be the Early Termination Date for the Transactions; provided, that solely in the case of an Additional Termination Event described in subclause (ii) above, the Early Termination Date shall be no earlier than the 3rd Business Day preceding the Redemption Date and no later than the Redemption Date.

      (o) Indemnifiable Tax. The definition of "Indemnifiable Tax" in Section 14 is hereby amended by adding the following sentence at the end thereof:

            Notwithstanding the foregoing, "Indemnifiable Tax" also means any Tax imposed in respect of a payment under this Agreement by reason of a Change in Tax Law by a government or taxing authority of a Relevant Jurisdiction of the party making such payment, unless the other party is incorporated, organized, managed and controlled, or considered to have its seat in such jurisdiction, or is acting for purposes of this Agreement through a branch or office located in such jurisdiction.

      (p) Limited Recourse; Non-petition. Party A agrees that the obligations of Party B hereunder are limited recourse obligations payable solely from the assets of Party B, and due to the extent funds are available for the payment thereof in accordance with the priority of payments described in the Trust Agreement. Party A agrees that it will not, prior to the date which is at least one year and one day or, if longer, the then applicable preference period following the payment in full of all the Certificates issued pursuant to the Trust Agreement and the expiration of all applicable preference periods under Title 11 of the United States Code or other applicable law relating to any such payment, acquiesce, petition or otherwise invoke or cause Party B to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or involuntary) against Party B under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Party B or any substantial part of its property or ordering the winding-up or liquidation of the affairs of Party B. Nothing contained herein shall prohibit Party A from submitting a claim, or proof of claim, in any proceeding or process instituted by or against Party B by any person other than Party A or its Affiliates. Party A and Party B agree that this Part 5(p) shall survive the termination of this Agreement for any reason whatsoever.

      (q) Trustee Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Agreement is executed by the Trustee (i) this Agreement is executed and delivered by Deutsche Bank National Trust Company, not in its individual capacity but solely as Trustee under the Trust Agreement in the exercise of the powers and authority conferred to and vested in it thereunder and (ii) under no circumstances shall Deutsche Bank National Trust Company in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement on behalf of Party B or any assignee.

      (r) Additional Party A Covenant. Following a failure to satisfy the Required Hedge Counterparty Rating in accordance with Part 5(n)(iii)(I), Party A shall take the actions described in accordance with Part 5(n)(iii)(I)(A), (B),
(C) or (D). Following a failure to satisfy the rating requirements set forth in
Part 5(n)(iii)(II), Party A shall take the actions described in accordance with
Part 5(n)(iii)(II).

      (s) Agreements: Furnish Specified Information. Section 4(a) is hereby amended by adding at the end thereof the following paragraph:

            Notwithstanding the foregoing provisions of this Section 4(a), the parties agree that, pursuant to the terms of the Power of Attorney with respect to Party A referred to in Part 3(b) of this Schedule, any one or more of the officers of Party A's general partner who has been designated as an agent and attorney in fact of Party A will so deliver to Party B or such government or taxing authority the specified or requested forms, documents, or certificates.

      (t) Confirmations. Transactions shall be promptly confirmed by the parties by Confirmations exchanged by mail, telex, facsimile or other electronic means. Where a Transaction is confirmed by means of an electronic messaging system that the parties have elected to use to confirm such Transaction (i) such confirmation will constitute a "Confirmation" as referred to in this Agreement even where not so specified in the confirmation and (ii) such Confirmation will supplement, form part of, and be subject to this Agreement and all provisions in this Agreement will govern the Confirmation except as modified therein.

      (u) Tax Documentation. Section 4(a)(iii) of the Agreement is hereby amended by adding prior to the existing text:

      "upon the earlier of learning that any such form or document is required or"

      (v) Inconsistency-Trade Call. In the event of any inconsistency between a telephone conversation, including a trade call and a Confirmation signed by both parties, the Confirmation shall govern.

      (w) Condition Precedent. The condition precedent in Section 2(a)(iii)(1) does not apply to a payment and delivery owing by a party if the other party shall have satisfied in full all its payment or delivery obligations under
Section 2(a)(i) and shall at the relevant time have no future payment or delivery obligations, whether absolute or contingent, under Section 2(a)(i).

      (x) Definitions. This Agreement shall be subject to the 2000 Definitions (the "2000 Definitions") as published by the International Swaps and Derivatives Association Inc. The provisions of the 2000 Definitions are incorporated by reference in and shall be deemed a part of this Agreement, except that all references in the 2000 Definitions to a "Swap Transaction" shall be deemed references to a "Transaction" for the purposes of this Agreement. Capitalized terms used and not otherwise defined herein (or in the 2000 Definitions) shall have the respective meanings ascribed to such terms in the Trust Agreement referred to in Part 3(b). If in relation to any Transaction there is any inconsistency between the 2000 Definitions, this Agreement, the Trust Agreement, any Confirmation and any other definitions published by ISDA that are incorporated into any Confirmation, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) such Confirmation (without reference to any definitions or provisions incorporated therein); (ii) the Trust Agreement; (iii) this Agreement; (iv) such other definitions; and (v) the 2000 Definitions.

      (y)   Amendments. Section 9(b) is hereby amended as follows:

            (i) by inserting the following phrase immediately prior to the period at the end of the sentence: "and the Rating Agency Condition is satisfied"; and

            (ii) by adding the following text thereto immediately following the first sentence: "Amendments to this Agreement or the Schedule may not be effected in a Confirmation."

      (z) "Rating Agency Condition" means, with respect to any action to which a Rating Agency Condition applies, that each rating agency then rating the Certificates shall have been given ten days (or such shorter period as is acceptable to each such rating agency) prior notice of that action and that each such rating agency shall have notified the Trustee in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the Certificates that it maintains.

      IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

                                          GOLDMAN SACHS MITSUI MARINE
                                          DERIVATIVE PRODUCTS, L.P.

                                          By: GSMMDPGP, INC.

                                          By: /s/ Susan Radow
                                             ----------------------------------
                                             Name: Susan Radow
                                             Title: Vice President
                                             Date:

                                          GSAMP TRUST 2006-FM1

                                          By: Deutsche Bank National Trust
                                          Company, not in its individual
                                          capacity but solely as Trustee

                                          By: /s/ Eiko Akiyama
                                             ----------------------------------
                                             Name: Eiko Akiyama
                                             Title: Associate
                                             Date:

               [Goldman Sachs Capital Markets, L.P. Letterhead]


                                  CONFIRMATION

DATE:       April 13, 2006

TO:         Goldman Sachs Mortgage Company, L.P. (Account No.: 760-02312)
            Attention: Sarah Kong

TO:         Goldman Sachs Mitsui Marine Derivative Products, L.P.
            Telephone No.: 212-357-7836
            Facsimile No.: 212-902-5692

FROM:       Goldman Sachs Capital Markets, L.P.
            Telephone No.: 212-357-7836
            Facsimile No.: 212-902-5692

SUBJECT:    Swap Transaction

REF NO:     NUUS6046G0 (920000000) / (006 831 671)

------------------------------------------------------------------------------

The purpose of this communication is to set forth the terms and conditions of the above referenced transaction entered into on the Trade Date specified below (the "Transaction") between Goldman Sachs Capital Markets, L.P. ("GSCM"), guaranteed by The Goldman Sachs Group, Inc. ("Goldman Group"), and Goldman Sachs Mortgage Company, L.P. ("Counterparty"). This communication constitutes a "Confirmation" as referred to in paragraph 2 below.

1. The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation.

2. This Confirmation evidences a complete and binding agreement between GSCM and Counterparty as to the terms of the Transaction to which this Confirmation relates, and this Confirmation evidences the sole Transaction for the benefit of the GSAMP 2006-FM1 ("GSAMP"). This Transaction shall constitute a "Transaction" within the scope of, and this Confirmation shall supplement, form a part of, and be subject to, an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form") as if the parties had executed an agreement in such form effective as of the Trade Date but without any Schedule except for (i) the election of Loss and Second Method, (ii) New York law (without regard to the conflicts of law principles) as the governing law, (iii) US Dollars as the Termination Currency, (iv) the election that subparagraph (ii) of Section 2(c) will apply to Transactions, (v) only Section 5(a)(i) Failure to Pay and Section 5(a)(vii) Bankruptcy will be applicable to the parties (all other Events of Default will not apply to either party), (vi) Section 5(a)(i) is modified by replacing the word "third" in the last line of Section 5(a)(i) with the word "first", (vii) only Section 5(b)(i) Illegality, Section 5(b)(ii) Tax Event and Section 5(b)(iii) Tax Event Upon Merger will be applicable to the parties (all other Termination Events will not apply to either party), (viii) the Limited Recourse; Non-Petition Provision (as described below in paragraph
4B) shall apply and (ix) Set-off under Section 6(e) will not apply. In the event of any inconsistency between the Definitions, the ISDA Form and this Confirmation, this Confirmation will govern. Notwithstanding the foregoing, it is understood and agreed that upon the assignment of this Transaction to GSMMDP and GSAMP pursuant to the terms of paragraph 4(A) hereof, this Transaction shall be governed by the ISDA Master Agreement between such parties dated as of April 27, 2006.

3. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:                    USD 932,584,039 (subject to adjustment in
                                    accordance with the Amortization Schedule set forth in Annex I)

Trade Date:                         April 13, 2006

Effective Date:                     April 27, 2006

Termination Date:                   April 25, 2011, subject to adjustment in
                                    accordance with the Modified Following
                                    Business Day Convention

Initial Payment:                    USD 430,000 payable by Counterparty to
                                    Goldman Sachs Capital Markets, L.P. on
                                    April 19, 2006

Floating Amounts:

   Floating Rate Payer:             GSCM

   Floating Rate Payer Early
   Payment Dates:                   On the day that is one (1) Business Day
                                    prior to each Floating Rate Period End
                                    Date

   Floating Rate Option:            USD-LIBOR-BBA

   Floating Rate Designated
   Maturity:                        1 Month

   Floating Rate Spread:            None

   Floating Rate Reset Dates:       The first day of each Calculation Period

   Floating Rate Day Count
   Fraction:                        Actual/360

   Floating Rate Period End Dates:  Monthly, on the 25th
                                    day of each month, commencing on May 25, 2006 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amounts:

   Fixed Rate Payer:                Counterparty

   Fixed Rate Payer Payment Dates:  Monthly, on the
                                    25th day of each month, commencing on May
                                    25, 2006 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

   Fixed Rate:                      5.25%

   Fixed Rate Day Count Fraction:   Actual/360

   Fixed Rate Period End Dates:     Subject to adjustment in accordance with
                                    the Modified Following Business Day
                                    Convention

Business Days:                      New York and Los Angeles

Calculation Agent:                  GSCM

Governing Law:                      New York law

4. Additional Provisions:

A. Assignment Provisions: It is acknowledged and agreed by the parties that the Transaction shall be subject to assignment first by Counterparty to GS Mortgage Securities Corp., then, simultaneously, (i) by GSCM to Goldman Sachs Mitsui Marine Derivative Products, L.P. ("GSMMDP") and (ii) by GS Mortgage Securities Corp. to GSAMP, and by GSAMP, through a collateral assignment, to Deutsche Bank National Trust Company (the "Trustee"), as indenture trustee on behalf of the holders of the GSAMP 2006-FM1 Mortgage Pass-Through Certificates, (CUSIP Number:
362334 PF 5, 362334 PG 3, 362334, PH 1, 362334 PJ 7, 362334 PK 4, 362334 PL 2,
362334 PM 0, 362334 PN 8, 362334 PP 3, 362334 PQ 1, 362334 PR 9, 362334 PS 7,
362334 PT 5, 362334 PU2, 362334 PV 0, 362334 PW 8, 362334 PX 6, 362334 PY 4,
362334 PZ 1, 362334 QA 5, 362334 QB 3; the "Certificates") (each such assignee is referred to herein as an "Assignee" and each such assignor is referred to herein as an "Assignor"). These assignments shall occur on the day the Assignor and Assignee agree to such assignment and provide written or oral notification of the effective date of assignment to the relevant constant party, or, in the case of a simultaneous double assignment, the other assignor and/or assignee, as appropriate (the "Constant Party") (each such day hereinafter referred to as an "Assignment Date"). Furthermore, with respect to each assignment of the Transaction to an Assignee, the Assignee shall accept assignment of the Transaction subject to all terms of this Confirmation and all references to the term "Counterparty" herein shall be deemed references to each subsequent assignee of Counterparty and all references to the term "GSCM" herein shall be deemed references to each subsequent assignee of "GSCM". On each Assignment Date, Constant Party, the relevant Assignor and the relevant Assignee, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration received, agree as follows:

(a) Assignor sells, assigns, transfers, and sets over to Assignee, its successors and permitted assigns, all of its right, title, and interest in, to, under, and in respect of, the Transaction. Assignor releases and discharges Constant Party from, and agrees not to make any claim against Constant Party with respect to, any obligations of Constant Party arising and to be performed under and in respect of the Transaction after the Assignment Date. Assignor agrees that Assignee has no liability with respect to any obligation arising or to be performed under and in respect of the Transaction prior to or on the Assignment Date.

(b) Assignee accepts such sale, assignment and transfer and assumes and agrees to perform each and every obligation of Assignor arising and to be performed under the Transaction after the Assignment Date, with the same force and effect as if Assignee had been a party to the Transaction originally; it being understood and agreed that, with respect to the Trustee as Assignee, the Trustee is an assignee solely by reason of its capacity as trustee (and not in its individual capacity) and the Trustee in its individual capacity shall have no obligation or liability for payment of any indebtedness or expenses and shall not be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken hereunder.

(c) Constant Party consents to the sale, assignment and transfer by Assignor and the assumption by Assignee referred to above. Constant Party releases and discharges Assignor from, and agrees not to make any claim against Assignor with respect to, any obligations of Assignor arising and to be performed under and in respect of the Transaction after the Assignment Date. Constant Party agrees that Assignee has no liability with respect to any obligation arising or to be performed under and in respect of the Transaction prior to or on the Assignment Date.

(d) Assignor hereby represents and warrants to, and covenants and agrees with, Assignee and Constant Party that: (i) it is duly organized, validly existing, and in good standing under the law of the jurisdiction of its organization; (ii) it has all requisite power and authority to assign and delegate to Assignee its rights and obligations under the Transaction as provided herein and has taken all necessary action to authorize such assignment and delegation; and (iii) such assignment and delegation is its legal, valid, and binding obligation enforceable against Assignor in accordance with the terms hereof.

(e) Assignee hereby represents and warrants to, and covenants and agrees with, Assignor and Constant Party that: (i) it is duly organized, validly existing, and in good standing under the law of the jurisdiction of its organization; (ii) it has all requisite power and authority to assume the rights and obligations of Assignor under the Transaction as provided herein and perform its obligations under the Transaction and has taken all necessary action to authorize such assumption and performance; and (iii) such assumption and the Transaction is its legal, valid, and binding obligation enforceable against Assignee in accordance with the terms hereof.

(f) Assignor and Constant Party acknowledge that as of the Assignment Date no amounts are owed by Assignor or Constant Party to the other under the Transaction to which this assignment relates.

(g) Any additional assignments of this Transaction to a party other than an Assignee shall require the consent of GSCM or GSMMDP, as the case may be, such consent not to be unreasonably withheld. Notwithstanding any provision to the contrary, no additional assignments of this Transaction to a party other than an Assignee shall be made, and GSCM or GSMMDP, as the case may be, shall not consent to such additional assignments of this Transaction until written confirmation of consent is received from the rating agencies that have rated the Certificates that such assignment will not result in a withdrawal or downgrade of the rating of the Certificates. Furthermore, no amendment of this Confirmation by an Assignee or other permitted assign shall be made, and GSCM or GSMMDP, as the case may be, shall not consent to such amendment of this Confirmation, until written confirmation from the rating agency is received that it has rated the Certificates and such amendment will not result in a withdrawal or downgrade of the rating of the Certificates.

B. Limited Recourse; Non-Petition Provision:

To the extent GSAMP or the Trustee is a counterparty to GSMMDP under the terms of this Transaction, the obligations of GSAMP hereunder shall be limited recourse obligations and GSMMDP agrees that it will not, prior to the date that is one year and one day after the payment in full of all the Certificates (as defined in the Goldman, Sachs & Co. Prospectus Supplement dated April 25, 2006), acquiesce, petition or otherwise invoke or cause such permitted assigns to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or involuntary) against such permitted assigns under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such permitted assigns or any substantial part of its property or ordering the winding-up or liquidation of the affairs of such permitted assignsor making an assignment for the benefit of creditors. Nothing contained herein shall prohibit GSMMDP from submitting a claim or proof of claim, in any proceeding or process instituted by or against such permitted assigns.

5. Credit Support Documents:        Standard Guaranty of The Goldman Sachs
                                    Group, Inc.

6. The parties hereby agree (a) to check this Confirmation (Reference No.:
NUUS6046G0 (92000000)) carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between GSCM, GSMMDP and Counterparty with respect to the particular Transactions to which this Confirmation relates, by manually signing this Confirmation and providing the other information requested herein and immediately returning an executed copy to Swap Administration, facsimile No. 212-902-5692.

                                 Very truly yours,

                                 GOLDMAN SACHS CAPITAL MARKETS, L.P.

                                 By:   Goldman Sachs Capital Markets, L.L.C.
                                       General Partner

                                 By:   /s/ Alejandro Perz
                                    ------------------------------------------
                                    Name:  Alejandro Perz
                                    Title: Vice President

Agreed and Accepted By:
GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P.

By:   GSMMDPGP, Inc., General Partner

By:   /s/ Teddy Chen
   ---------------------------------
   Name:  Teddy Chen
   Title: Vice President

Agreed and Accepted By:
Goldman Sachs Mortgage Company

By:   /s/ Kevin Gasvoda
   ---------------------------------
   Name:  Kevin Gasvoda
   Title: Managing Director

Agreed and Accepted By:
Deutsche Bank National Trust Company, not in its individual capacity but solely as Trustee, on behalf of GSAMP 2006-FM1 Mortgage-Pass Through Certificates

By:   /s/ Ronaldo Reyes
   ---------------------------------
   Name:  Ronaldo Reyes
   Title: Vice President

                                     Annex I

                              Amortization Schedule

For all Calculation Periods                               The applicable USD
   from and including**:       to but excluding**:     Notional Amount shall be:
--------------------------------------------------------------------------------

April 27, 2006              May 25, 2006                     932,584,039
May 25, 2006                June 25, 2006                    919,970,819
June 25, 2006               July 25, 2006                    904,480,942
July 25, 2006               August 25, 2006                  886,140,284
August 25, 2006             September 25, 2006               864,999,935
September 25, 2006          October 25, 2006                 841,136,968
October 25, 2006            November 25, 2006                814,654,899
November 25, 2006           December 25, 2006                785,687,231
December 25, 2006           January 25, 2007                 754,390,930
January 25, 2007            February 25, 2007                720,947,641
February 25, 2007           March 25, 2007                   685,808,942
March 25, 2007              April 25, 2007                   652,351,414
April 25, 2007              May 25, 2007                     620,495,682
May 25, 2007                June 25, 2007                    590,164,746
June 25, 2007               July 25, 2007                    561,285,321
July 25, 2007               August 25, 2007                  533,787,658
August 25, 2007             September 25, 2007               507,605,365
September 25, 2007          October 25, 2007                 482,675,256
October 25, 2007            November 25, 2007                458,937,186
November 25, 2007           December 25, 2007                436,287,064
December 25, 2007           January 25, 2008                 414,715,533
January 25, 2008            February 25, 2008                394,183,694
February 25, 2008           March 25, 2008                   371,409,194
March 25, 2008              April 25, 2008                   310,765,228
April 25, 2008              May 25, 2008                     260,443,010
May 25, 2008                June 25, 2008                    220,324,793
June 25, 2008               July 25, 2008                    207,073,932
July 25, 2008               August 25, 2008                  194,591,873
August 25, 2008             September 25, 2008               190,313,588
September 25, 2008          October 25, 2008                 181,757,463
October 25, 2008            November 25, 2008                171,670,325
November 25, 2008           December 25, 2008                162,158,936
December 25, 2008           January 25, 2009                 153,189,785
January 25, 2009            February 25, 2009                144,731,338
February 25, 2009           March 25, 2009                   136,753,973
March 25, 2009              April 25, 2009                   129,171,082
April 25, 2009              May 25, 2009                     121,816,444
May 25, 2009                June 25, 2009                    114,878,430
June 25, 2009               July 25, 2009                    108,332,916
July 25, 2009               August 25, 2009                  102,157,195
August 25, 2009             September 25, 2009                96,329,904
September 25, 2009          October 25, 2009                  90,830,963
October 25, 2009            November 25, 2009                 85,641,377
November 25, 2009           December 25, 2009                 80,743,317
December 25, 2009           January 25, 2010                  76,119,999
January 25, 2010            February 25, 2010                 71,755,620
February 25, 2010           March 25, 2010                    67,635,306
March 25, 2010              April 25, 2-010                   63,745,048
April 25, 2010              May 25, 2010                      60,071,657
May 25, 2010                June 25, 2010                     56,602,716
June 25, 2010               July 25, 2010                     53,326,528
July 25, 2010               August 25, 2010                   50,232,083
August 25, 2010             September 25, 2010                47,309,007
September 25, 2010          October 25, 2010                  44,547,534
October 25, 2010            November 25, 2010                 41,938,463
November 25, 2010           December 25, 2010                 39,473,110
December 25, 2010           January 25, 2011                  37,143,331
January 25, 2011            February 25, 2011                 34,941,442
February 25, 2011           March 25, 2011                    32,859,311
March 25, 2011              April 25, 2011                    30,890,012

** Not subject to adjustment with respect to the Fixed Rate Payer Payment obligations and subject to adjustment in accordance with the Modified Following Business Day Convention with respect to the Floating Rate Payer Payment obligations.

                                    EXHIBIT Y

                            FORM OF POWER OF ATTORNEY

                            LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Deutsche Bank National Trust Company, a national banking association organized and existing under the laws of the United States, having its principal place of business at 1761 East St. Andrew Place, Santa Ana, California, 92705, as Trustee (the "Trustee") pursuant to that ____________ Agreement dated as of (the "Agreement") by and between _________ and_________ (the "Servicer"), [INSERT ADDITIONAL PARTIES AND/OR AGREEMENTS AS NECESSARY] hereby constitutes and appoints the Servicer, by and through the Servicer's officers, the Trustee's true and lawful Attorney-in-Fact, in the Trustee's name, place and stead and for the Trustee's benefit, in connection with all mortgage loans serviced by the Servicer pursuant to the Agreement solely for the purpose of performing such acts and executing such documents in the name of the Trustee necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the "Mortgages" and the "Deeds of Trust" respectively) and promissory notes secured thereby (the "Mortgage Notes") for which the undersigned is acting as Trustee for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which _________ is acting as the Servicer.

This Appointment shall apply only to the following enumerated transactions and nothing herein or in the Agreement shall be construed to the contrary:

                  (a) The modification or re-recording of a Mortgage or Deed of
            Trust, where said modification or re-recording is solely for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued; provided that (i) said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured and (ii) otherwise conforms to the provisions of the Agreement.

                  (b) The subordination of the lien of a Mortgage or Deed of
            Trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

                  (c) The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned. The completion of loan assumption agreements.

                  (d) The full satisfaction/release of a Mortgage or Deed of
            Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

                  (e) The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

                  (f) The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

                  (g) With respect to a Mortgage or Deed of Trust, the
            foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

                        (i) the substitution of trustee(s) serving under a Deed
                  of Trust, in accordance with state law and the Deed of Trust;

                        (ii) the preparation and issuance of statements of
                  breach or non-performance;

                        (iii) the preparation and filing of notices of default
                  and/or notices of sale;

                        (iv) the cancellation/rescission of notices of default
                  and/or notices of sale;

                        (v) the taking of deed in lieu of foreclosure; and

                        (vi) the preparation and execution of such other
                  documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e. above.

                  (h) With respect to the sale of property acquired through a foreclosure or deed-in lieu of foreclosure, including, without limitation, the execution of the following documentation:

                        (i) listing agreements;

                        (ii) purchase and sale agreements;

                        (iii) grant/warranty/quit claim deeds or any other deed
                  causing the transfer of title of the property to a party contracted to purchase same;

                        (iv) escrow instructions; and

                        (v) any and all documents necessary to effect the
                  transfer of property.

                  (i) The modification or amendment of escrow agreements
            established for repairs to the mortgaged property or reserves for replacement of personal property.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall be effective as of
_________.

This appointment is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

Nothing contained herein shall (i) limit in any manner any indemnification provided by the Servicer to the Trustee under the Agreement or the applicable Servicing Agreement, or (ii) be construed to grant the Servicer the power to initiate or defend any suit, litigation or proceeding in the name of Deutsche Bank National Trust Company except as specifically provided for herein. If the Servicer receives any notice of suit, litigation or proceeding in the name of Deutsche Bank National Trust Company, then the Servicer shall promptly forward a copy of same to the Trustee.

This limited power of attorney is not intended to extend the powers granted to the Servicer under the Agreement or to allow the Servicer to take any action with respect to Mortgages, Deeds of Trust or Mortgage Notes not authorized by the Agreement.

The Servicer hereby agrees to indemnify and hold the Trustee and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of or in connection with the exercise by the Servicer of the powers granted to it hereunder. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Agreement or the earlier resignation or removal of the Trustee under the Agreement.

This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York, without regard to conflicts of law principles of such state.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

IN WITNESS WHEREOF, Deutsche Bank National Trust Company, as Trustee has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by a duly elected and authorized signatory this ___________ day of ____________.

                   Deutsche Bank National Trust Company, as Trustee

                   By:________________________________________
                              Name:
                              Title:

Acknowledged and Agreed
[Insert Name of the Servicer]




                          BY:_________________________

Name:
Title:


STATE OF CALIFORNIA
COUNTY OF ____________



      On ________________, _____, before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________________ of Deutsche Bank National Trust Company, as Trustee for [INSERT REFERENCE TO ISSUANCE], personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

      WITNESS my hand and official seal.
            (SEAL)

                       ____________________________________
                       Notary Public, State of California



                                    EXHIBIT Z

                   FORM OF ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA EMAIL TO DBSec.Notifications@db.com AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW

Deutsche Bank National Trust Company, as trustee
1761 St. Andrew Place
Santa Ana, California  92705
Email:  DBSec.Notifications@db.com

Attn.: Trust & Securities Services -- GS06F1

RE:   **Additional Form [10-D] [10-K] [8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section 8.13 of the Trust Agreement (the "Agreement"), dated as of April 1, 2006, among GS Mortgage Securities Corp., as depositor, and Deutsche Bank National Trust Company, as trustee, the undersigned, as [ ] hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D] [10-K] [8-K].

Description of additional Form [10-D] [10-K] [8-K] Disclosure:


List of any Attachments hereto to be included in the Additional Form [10-D] [10-K] [8-K] Disclosure:


Any inquiries related to this notification should be directed to [ ] phone number [ ]; email address [ ].

                                          [NAME OF PARTY],
                                             As [Role]



                                               By: ________________________
                                               Name: